As filed with the Securities and Exchange Commission on December 21, 2009

Registration No. 333-162372

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alestra, S. de R.L. de C.V.

(Exact Name of Registrant as Specified in its Charter)

ALESTRA

(Translation of Registrant’s Name into English)

United Mexican States	4813	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Ave. Lázaro Cárdenas No. 2321, Piso 9

Col. Residencial San Agustín

San Pedro Garza García N.L. 66260 México

(011) (5281) 8625-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of the Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(800) 624-0909

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

Copies to:

Marcelo Mottesi, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Telephone: (212) 530-5602

Facsimile: (212) 822-5602

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
11.750% Senior Notes due 2014	US$200,000,000	100%	US$200,000,000	US$11,160 (2)

(1)

The notes being registered are offered (i) in exchange for 11.750% Senior Notes due 2014 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) upon certain resales of the notes by broker-dealers. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2009

PROSPECTUS

Exchange Offer for

11.750% Senior Notes due 2014

This is an offer to exchange any 11.750% Senior Notes due 2014 that you now hold for newly issued 11.750% Senior Notes due 2014. This offer will expire at 5:00 p.m. New York City time on                     , 2010, unless we extend the offer. You must tender your old notes by this deadline in order to receive the new notes. We do not currently intend to extend the expiration date.

The exchange of outstanding old notes for new notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. The terms of the new notes to be issued in the exchange offer are substantially identical to the old notes, except that the new notes will be freely tradable and will not benefit from the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the applicable indenture.

There is no existing public market for your old notes, and there is currently no public market for the new notes to be issued to you in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 for a description of the business and financial risks associated with the new notes.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Alestra,” “we,” “us,” “our” and “our company,” and similar expressions, mean Alestra, S. de R.L. de C.V. and its subsidiary, Servicios Alestra, S.A. de C.V.

The “old notes” consisting of the 11.750% Senior Notes due 2014 which were issued August 11, 2009 and the “new notes” consisting of the 11.750% Senior Notes due 2014 offered pursuant to this prospectus are sometimes collectively referred to in this prospectus as the “notes.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-4 covering the new notes. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

In connection with this exchange offer, we have filed with the SEC a registration statement under the Securities Act. You may read a copy of our registration statement and any other document we file on the SEC’s website at http://www.sec.gov and at the SEC’s public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC’s regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Alestra S. de R.L. de C.V., Ave. Lázaro Cárdenas No. 2324, Piso 9, Col. Residencial San Agustín, San Pedro Garza García, N.L. 66260, México, Attention: Treasury, phone number (011) (5281) 8625-2201.

i

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON                     , 2010.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which include statements with respect to our plans, strategies, beliefs and other statements that are not historical facts. These statements are based on our management’s assumptions and beliefs in light of the information currently available to them. These assumptions and beliefs include information concerning us and the Mexican economy and telecommunications industry.

The assumptions also involve risks and uncertainties which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Potential risks and uncertainties include, without limitation:

•	general economic conditions in Mexico, the United States and any significant economic or political developments in those countries;

•	the competitive nature of providing long distance, data, internet and local services;

•	changes in our regulatory environment, particularly changes to the regulation of the telecommunications industry;

•	the risks associated with our ability to implement our strategy;

•	customer turnover;

•	technological innovations;

•	our need for substantial capital;

•	performance of financial markets and our ability to refinance our financial obligations when they come due;

•	our ability to service our debt;

•	limitations on our access to sources of financing on competitive terms;

•	currency exchange rates, including the Mexican peso/U.S. dollar exchange rate;

•	changes in our costs of doing business, including but not limited to costs associated with billing and collection, marketing and sales, and personnel training and travel expenses; and

•	changes in the policies of central banks and/or foreign governments.

Other matters set forth in this prospectus may also cause actual results in the future to differ materially from those described in the forward-looking statements, including those set forth in “Risk Factors” in this prospectus. Accordingly, investors are cautioned not to place undue reliance on the forward-looking statements in this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Information

Our consolidated financial statements have been prepared in accordance with Mexican Financial Reporting Standards (“Mexican FRS”) as promulgated by the Mexican financial reporting standards board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera). Mexican FRS differs in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). Note 18 to our annual consolidated financial statements as of December 31, 2007 and 2008 and for the years ended December 31, 2006, 2007 and 2008 (our “Audited Financial Statements”), which are included herein, provides information relating to the nature and effect of such differences, as they relate to us, and provides a reconciliation to U.S. GAAP of our net income and total stockholders’ equity. Note 12 to our Second Quarter 2009 Interim Financial Statements (as defined below), which are included herein, also provides information relating to the nature and effect of such differences between Mexican FRS and U.S. GAAP, as they relate to us, and provides a reconciliation to U.S. GAAP of our net income and total stockholders’ equity for the six months ended June 30, 2008 and June 30, 2009. Our Third Quarter 2009 Interim Financial Statements (as defined below), which are included herein, do not include a reconciliation to U.S. GAAP of our net income and total stockholders’ equity.

Mexican FRS requires that all financial information as of December 31, 2007 and prior periods be presented in pesos of purchasing power as of December 31, 2007 and financial information beginning January 1, 2008 and for later periods be presented in adjusted nominal pesos. Due to the implementation of the new Mexican FRS B-10 “Inflation Effects,” financial information as of January 1, 2008 and later periods is presented in adjusted nominal pesos, as the information includes the cumulative inflation effects up to December 31, 2007, but will not include any future inflation adjustments. See Note 2 to our Audited Financial Statements for further information regarding the change with respect to inflationary accounting under Mexican FRS.

Our consolidated financial statements as of September 30, 2009 and for the nine months ended September 30, 2008 and September 30, 2009, which are included herein (our “Third Quarter 2009 Interim Financial Statements”) and our consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2008 and June 30, 2009, which are included herein (our “Second Quarter 2009 Interim Financial Statements”, and together with our Third Quarter 2009 Interim Financial Statements, our “Interim Financial Statements”), are unaudited but reflect all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of these interim periods are not necessarily indicative of results for a full year. Our Interim Financial Statements should be read in conjunction with our Audited Financial Statements. We refer to our Audited Financial Statements together with our Interim Financial Statements as our “Financial Statements.”

We have made rounding adjustments to some amounts in this prospectus. As a result, amounts shown as totals in some tables may not be arithmetic aggregations of the amounts that precede such totals.

Exchange Rate Information

Unless stated otherwise, references herein to “pesos” or “Ps.” are to Mexican pesos, the legal currency of Mexico, and references to “U.S. dollars,” “dollars” or “US$” are to U.S. dollars, the legal currency of the United States.

This prospectus contains translations of certain peso amounts into dollars at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the peso amounts actually represent such dollar amounts or could be converted into dollars at the rate indicated as of the dates mentioned herein or at any other rate. Unless otherwise indicated, dollar amounts in this prospectus have been converted from pesos at an exchange rate of Ps. 13.4805 to US$1.00, which was the noon buying rate for cable transfers in pesos published by the Federal Reserve Bank of New York on September 30, 2009.

On December 14, 2009 the noon buying rate as published by the Federal Reserve Bank of New York was Ps. 12.8785 to US$1.00.

See “Exchange Rates and Controls” for information regarding the rates of exchange between the peso and the dollar for the periods specified therein.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read carefully this entire prospectus, including “Risk Factors” and our consolidated financial statements included in this prospectus.

The Exchange Offer

On August 11, 2009, we issued in a private placement US$200 million in aggregate principal amount of our 11.750% Senior Notes due 2014. We entered into a registration rights agreement with the initial purchasers of those notes in which we agreed to deliver to you this prospectus and to complete the exchange offer on or prior to February 7, 2010. You are entitled to exchange your old notes in the exchange offer for the applicable registered new notes with substantially identical terms. We believe that the new notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act, subject to certain limited conditions. You should read the discussion under the headings “The Exchange Offer” and “Description of the New Notes” for further information regarding the new notes.

Our Company

We are a leading provider of telecommunications services in Mexico. We are focused primarily on multinational corporations, domestic large- and mid-size businesses and institutional customers in Mexico (which we refer to as the “enterprise sector”), and we believe that we are the only enterprise-focused telecommunication services provider in the country. Through our extensive fiber optic and wireless network, we offer data, internet-related and local telephony services (which we refer to as “value added services”), as well as domestic and international long distance telephony services. Since the commencement of our operations in 1995, we have invested approximately Ps. 7,389.6 million in the construction of our network, which currently interconnects with 199 cities throughout Mexico. We believe our network enables us to provide coverage to over 90% of the Mexican market.

Our value added services include managed IP telephony, IP Virtual Private Networks, managed LAN/WAN, hosting and application services, managed security services, as well as more basic data transport, internet access and transit and local telephony services (which we report as our data, internet-related and local services segment). Our enterprise customers demand services with cutting-edge technology and real-time technical support, and we seek to satisfy these needs through our extensive data network and technical capabilities developed through more than 13 years of joint collaboration with AT&T Inc.

We began providing basic data services to our customers in May 1997 and internet services in July 1998, and the majority of our revenue growth for the last three years has come from the evolution of those services into a broad portfolio of value added services. Between September 30, 2008 and September 30, 2009, revenues from value added services grew by 12.9%. Our value added services accounted for 62.4% of our revenues in 2008 and 68.6% of our revenues in the nine months ended September 30, 2009. We believe that the contributions to our revenues and operating income from our value added services will continue to increase in the foreseeable future, as our customers’ needs evolve into more sophisticated data communications systems and applications that require the convergence of telecommunications and information technology.

We believe that our strategic focus on the enterprise sector, superior product offerings and customer service have enabled us to establish long-term relationships with these customers, which has resulted in a stable source of revenues with low customer churn. We provide these services mainly through long-term contracts with our enterprise customers. We also provide services to high usage residential customers and to other telecommunications carriers.

Our network consists of more than 6,101 route-kilometers of high-capacity fiber optic lines that connect metropolitan areas, more than 1,740 route-kilometers of fiber optic lines within metropolitan areas, and five high-capacity fiber optic lines that cross the U.S. and Mexico border. We also have wireless concessions in the 7, 10.5, 15, and 23 GHz bands to provide point-to-point connectivity nationwide and point-to-multipoint connectivity in Mexico City, Guadalajara and Monterrey and their surrounding regions. We use these wireless concessions principally to provide dedicated “last mile” broadband connections to our enterprise clients. Our network is equipped to provide IP Virtual Private Network services in 50 cities, AT&T Global Network services in 28 cities and local telephony in 28 cities, with coverage in the major urban centers in Mexico. Our network connects approximately 4260 customer locations through dedicated Alestra-owned fiber-optic and wireless access circuits, and approximately an additional 8101 customer locations via dedicated access circuits leased from third-party carriers.

For the year ended December 31, 2008, our revenues totaled Ps. 4,672.5 million and we had a net loss of Ps. 384.3 million. For the nine months ended September 30, 2009, our revenues totaled Ps. 3,541.7 million and our net income was Ps. 87.4 million.

We are owned 51% by Alfa, S.A.B. de C.V. (“Alfa”) and 49% by AT&T Telecom Mexico, Inc., an indirect wholly owned subsidiary of AT&T Inc. (“AT&T”). Alfa is one of Mexico’s largest conglomerates, comprised of four groups that participate in key industries around the world, including petrochemicals, aluminum and auto components, refrigerated food and telecommunications. AT&T is among the premier voice, video and data communications companies in the world, serving businesses, consumers, and governments. A leading supplier of data, internet and managed services for the public and private sectors, AT&T offers outsourcing and consulting services to large businesses and governments.

Strategy

Our strategy is to grow our sources of revenue through new service offerings while continuing to expand our current businesses, especially in areas with attractive margins. The key elements of our strategy are the following:

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Focus on the enterprise sector and sophisticated value added services.    We intend to capitalize on continued growth in demand for enterprise services in Mexico. In our domestic initiative, we believe that the combination of our portfolio of services tailored to the enterprise sector and the dependability of our network will help us to strengthen our relationships with existing customers, while facilitating our efforts to acquire new customers. In our global initiative, we work jointly with AT&T to offer continuous innovation that meets the evolving telecommunications needs of multinational corporations operating in Mexico. Our network is a seamless extension of AT&T’s Global Network and provides the same “look and feel” for the AT&T global customer base in Mexico. Our domestic services portfolio for enterprise customers includes substantially similar data services as provided by AT&T’s Global Network.

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Further enhance high quality customer service.    We plan to continue to focus on offering superior customer service, which increases customer satisfaction and reduces customer churn. We serve a sophisticated customer base that has demanding customer service requirements, values quality and reliability, and incurs significant costs and risks when switching telecommunications providers. As such, we believe that our customer base provides for a stable source of revenue through long-term commercial relationships and contracts.

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Maintain end-to-end network control.    We believe that our network infrastructure, through end-to-end management of our owned core network, as well as certain leased circuits used for customer access, is essential to assure the quality of our services. We intend to continue making targeted investments to expand our network, primarily to extend “last mile” access facilities to additional customer locations. This approach will incrementally enhance our ability to ensure network reliability while also reducing costs for leased infrastructure. We will also continue to invest in technology upgrades and product development as well as human capital to meet our enterprise customers’ needs.

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Leverage our existing expertise and network to expand our customer base.    We plan to continue our targeted focus on high usage residential customers and expand our services that leverage from our existing network and service offerings for the enterprise segment, while mitigating the decline in legacy long distance services. We plan to offer these customers at home substantially the same services they obtain at the office, such as voice over internet protocol (“VoIP”) over mobile devices and value added services offered on high bi-tech IP phones. We can offer these services utilizing our existing network and without significant capital expenditures.

•

Manage our international long distance business for cash.    We are managing our international long distance traffic for operational cash flow, by minimizing the impact of price erosion through a better mix of traffic that maximizes margins and selective application of our capital.

We were incorporated on October 13, 1995. We are a sociedad de responsabilidad limitada de capital variable (limited liability variable capital company) organized under the laws of Mexico. Our principal executive office is located at Avenida Lázaro Cárdenas No.2321, Piso 9, Col. Residencial San Agustín, San Pedro Garza García, N.L. 66260, México, and our telephone number is (011) (5281) 8625-2200.

The Exchange Offer

Notes Offered for Exchange	We are offering up to US$200 million in aggregate principal amount of our new 11.750% Senior Notes due 2014 in exchange for an equal aggregate principal amount of our old 11.750% Senior Notes due 2014 on a one-for-one basis and in satisfaction of our obligations under a registration rights agreement.

The new notes have substantially the same terms as the old notes you hold, except that the new notes have been registered under the Securities Act, and therefore will be freely tradable and will not benefit from the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer.

The Exchange Offer	We are offering to exchange US$1,000 principal amount at maturity of new notes for each US$1,000 principal amount at maturity of your old notes. In order to be exchanged, your old notes must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged.

Required Representations	By tendering your old notes to us, you represent that:

(i)	any new notes received by you will be acquired in the ordinary course of your business;

(ii)	you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

(iii)	you are not an affiliate, within the meaning of Rule 501(b) of Regulation D of the Securities Act, of us;

(iv)	you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

(v)	if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes.

See “The Exchange Offer — Representations We Need From You Before You May Participate in the Exchange Offer” and “Plan of Distribution.”

Those Excluded from the Exchange Offer	You may not participate in the exchange offer if you are:

•	a holder of old notes in any jurisdiction in which the exchange offer is not, or your acceptance will not be, legal under the applicable securities or blue sky laws of that jurisdiction; or

•	a holder of old notes who is an affiliate, within the meaning of Rule 501(b) of Regulation D of the Securities Act, of us.

Consequences of Failure to Exchange Your Old Notes	After the exchange offer is complete, you will no longer be entitled to exchange your old notes for new notes. If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to have the restrictions on transfer contained in the old notes and in the Indenture dated as of August 5, 2009 between us and The Bank of New York Mellon as trustee. In general, your old notes may not be offered or sold unless registered under the Securities Act, unless there is an exemption from, or unless in a transaction not governed by the Securities Act and applicable state securities laws. We have no current plans to register your old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, the expiration date, unless we extend the offer. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer has customary conditions that may be waived by us. There is no minimum amount of old notes that must be tendered to complete the exchange offer.

Procedures for Tendering Your Old Notes	If you wish to tender your old notes for exchange in the exchange offer, you or the custodial entity through which you hold your old notes must send to The Bank of New York Mellon, the exchange agent, on or before the expiration date of the exchange offer:

•

a properly completed and executed letter of transmittal, which has been provided to you with this prospectus, together with your old notes and any other documentation requested by the letter of transmittal; and

•	for holders who hold their positions through The Depository Trust Company (“DTC”):

•	an agent’s message from DTC stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;

•	your old notes by timely confirmation of book-entry transfer through DTC; and

•	all other documents required by the letter of transmittal.

Holders who hold their positions through Euroclear and Clearstream, Luxembourg must adhere to the procedures described in “The Exchange Offer — Procedures for Tendering Your Old Notes.”

Special Procedures for Beneficial Owners	If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

Guaranteed Delivery Procedures for Tendering Old Notes	If you wish to tender your old notes and the old notes are not immediately available, or time will not permit your old notes or other required documents to reach The Bank of New York Mellon before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your old notes according to the guaranteed delivery procedures set forth under “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

U.S. Tax Considerations	The exchange of old notes for new notes will not constitute a taxable event for U.S. federal income tax purposes. Rather, the new notes you receive in the exchange offer will be treated as a continuation of your investment in the old notes. For additional information regarding U.S. federal income tax considerations, you should read the discussion under “Taxation.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer. We will pay all expenses incidental to the exchange offer.

Registration Rights Agreement	When we issued the old notes on August 11, 2009, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to file with the SEC and use our reasonable best efforts to cause to become effective by February 7, 2010, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not complete the exchange offer by February 7, 2010, the interest rate borne by the old notes will be increased 1.00% per annum until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act. In addition, if the exchange offer registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 1.00% per annum until the registration defects are cured.

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	any new notes you receive in the exchange offer will be acquired by you in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the old notes or the new notes; and

•	you are not an affiliate, as defined in Rule 501(b) of Regulation D of the Securities Act, of us.

If you are an affiliate of us and are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities may be a statutory underwriter and must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes and must confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

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may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

See “Plan of Distribution” and “The Exchange Offer — Purpose and Effect of Exchange Offer; Registration Rights.”

Broker-Dealers	Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such new notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the new notes and must confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes. We have agreed that for a period of one year after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Exchange Agent	The Bank of New York Mellon is serving as the exchange agent. Its address and facsimile number are:

101 Barclay Street

Floor 4 East

New York, New York 10286

Attention: International Corporate Trust

Facsimile: 212-815-5603

Please review the information under the heading “The Exchange Offer” for more detailed information concerning the exchange offer.

The New Notes

The summary below describes the principal terms of the new notes to be issued in exchange for the old notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of the prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	Alestra, S. de R.L. de C.V.

Securities Offered	US$200 million aggregate principal amount of 11.750% Senior Notes due 2014.

Maturity	August 11, 2014.

Interest	The new notes will accrue interest at a rate of 11.750% per year.

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the new notes have been registered and therefore will not contain transfer restrictions and will not contain the provisions for an increase in the interest rate related to defaults in the agreement to carry out this exchange offer.

Interest Payment Dates	Interest on the new notes will be payable semi-annually on February 11 and August 11 of each year, beginning on February 11, 2010.

Ranking	The new notes will be senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The new notes will effectively rank junior to all of our secured indebtedness to the extent of the value of our assets securing such indebtedness.

Optional Redemption	We may redeem the new notes, in whole but not in part, by paying the greater of the outstanding principal amount of the new notes and a “make-whole” amount, in each case plus accrued and unpaid interest.

In addition, prior to or on August 11, 2012, we may redeem up to 35% of the original principal amount of the new notes with the net proceeds from certain equity offerings by us, at a price of 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Additional Amounts

All payments by us in respect of the new notes, whether of principal or interest, will be made without withholding or deduction for Mexican taxes, unless any withholding or deduction is required by law. If you are not a resident of Mexico for tax purposes, payment of interest on the new notes to you will generally be subject to Mexican withholding tax at a rate which is currently 4.9% (subject to certain exceptions). In the event that withholding or deduction for Mexican taxes is required by law, subject to specified exceptions and limitations, we will pay the additional amounts required so that the net amount received by the holders of the new notes after the withholding or deduction will not be less than the amount that would have been received by the holders in the absence of such withholding or deduction. See “Description of the New Notes — Additional Amounts.”

Redemption for Changes in Mexican Withholding Taxes	If, as a result of certain changes in law affecting Mexican tax laws, we would be obligated to pay additional amounts in excess of those attributable to a Mexican withholding tax rate of 4.9%, we may redeem the new notes in whole, but not in part, at 100% of the principal amount thereof plus accrued and unpaid interest and any additional amounts. See “Description of the New Notes — Optional Redemption.”

Change of Control Offer	Upon the occurrence of a Change of Control (as defined in “Description of the New Notes”), we will be required to make an offer to purchase the new notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest. See “Description of the New Notes — Change of Control” and “— Certain Definitions.”

Covenants	The indenture governing the new notes contains covenants that limit future actions to be taken, or transactions to be entered into, by us and our restricted subsidiaries. The indenture limits our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•	make investments;

•	create liens;

•	create limitations on the ability of our restricted subsidiaries to pay dividends, make loans or transfer property to us;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of our subsidiaries; and

•	consolidate, merge or transfer assets.

These covenants are subject to important qualifications and exceptions. See “Description of the New Notes — Covenants.”

Form and Denomination	The new notes will be issued in the form of global notes without coupons, registered in the name of a nominee of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme. The new notes will be issued in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof.

Transfer Restrictions	The new notes have not been registered in Mexico with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores). Accordingly, the new notes may not be offered or sold in Mexico, absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Listing	Application will be made to list the new notes on the Luxembourg Stock Exchange for trading on the Euro MTF Market. However, we cannot assure you that the listing application will be approved.

Governing Law	The new notes and the indenture will be governed by New York law.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. See “Use of Proceeds.”

RISK FACTORS

You should carefully consider the risks described below before tendering your old notes in the exchange offer. The risks described below are not the only ones we face. Our business, financial condition, results of operations or prospects or our ability to make payments on the new notes could be materially adversely affected by any of these risks.

Risks Relating to Us

Weakening economic conditions adversely affect us.

The global economy is currently undergoing a period of slowdown and unprecedented volatility, widely viewed as a recession, and the future economic environment may continue to be less favorable than that of recent years. Global economic slowdowns and U.S. economic slowdowns in particular may have, and in the case of the current slowdown, have had, a negative impact on the Mexican economy and on our business. See “— Risks Relating to Mexico — Downturns in the Mexican economy adversely affect us.”

Our level of indebtedness could affect our ability to operate and develop our business or service our debt, including the new notes.

We currently have a significant amount of debt, and we may incur additional debt in the future. As of September 30, 2009, after the offering of the old notes and the application of the proceeds therefrom, we had a consolidated total indebtedness of Ps. 3,183.9 million (equivalent to approximately US$235.8 million). Our significant level of debt could have important consequences to you, including:

•	requiring that a substantial portion of our cash flows from operations be used for the payment of principal and interest on our debt, therefore reducing the funds available to us for our operations;

•

limiting our flexibility in planning for, or reacting to, changes in our business and our industry because our available cash flow after paying principal and interest on our debt may not be sufficient to make the expenditures necessary to address these changes;

•

increasing our vulnerability to general adverse economic and industry conditions because, during periods in which we experience lower earnings and cash flow, we will be required to devote a proportionally greater amount of our cash flow to paying principal and interest on our debt;

•	limiting our ability to obtain additional financing in the future to fund working capital, capital expenditures and general corporate requirements;

•	making it difficult for us to refinance our indebtedness or to refinance such indebtedness on favorable terms;

•

placing us at a competitive disadvantage to other relatively less leveraged competitors that have more cash flow available to fund working capital, capital expenditures and general corporate requirements; and

•	leaving us vulnerable to increases in interest rates affecting our variable rate debt.

Although the indenture governing the new notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to qualifications and exceptions, and the indebtedness that we may incur in compliance with these restrictions could be substantial.

We are exposed to risks associated with turmoil in the financial markets.

Global credit and capital markets have recently undergone significant disruption, making it difficult for many businesses to obtain financing on acceptable terms. If these conditions continue or worsen, our cost of borrowing may increase, and it may be more difficult to refinance our current debt and to obtain financing in the future, which could negatively affect our business and operating results. We also face challenges relating to the impact of the disruption in the global financial markets on parties with which we do business, such as customers, vendors and other parties. The inability of these parties to obtain financing on acceptable terms could impair their ability to perform under their agreements with us and lead to various negative effects on us.

As a result of a high level of competition and an oversupply of fiber optic capacity, the average price of our long distance services has declined significantly, and may continue to decline, further reducing our revenues.

We are dependent on domestic and international long distance services, which accounted for 36.9% of our revenues in 2008, 47.8% of our revenues in 2007 and 48.3% of our revenues in 2006. Average prices for domestic long distance calls in Mexico declined more than 80% in real terms from December 1996 to December 2008. Since there is an oversupply of fiber optic capacity, our competitors can increase their long distance traffic volumes without incurring any significant costs other than those related to the acquisition of customers. If our competitors continue to attempt to increase market share by reducing the price they charge for long distance calls, we expect that our revenues will continue to decrease as our customers switch to our competitors, or as we are forced to reduce our rates to remain competitive. Our revenues from long distance services may continue to decline as a result of severe competition and the oversupply of fiber optic capacity.

Our ability to generate positive cash flow will depend on our ability to successfully compete in the local, data and internet services market in Mexico.

As a result of our decreasing revenues from long distance services, we have been refocusing our resources and marketing efforts on capturing future growth in local, data and internet related services in Mexico. This strategy poses many risks, including but not limited to:

•	the continuous, rapid and significant changes in technology and new products in the data and internet services market;

•	the high level of capital expenditures required to provide data and internet services to business customers and to keep abreast of technological changes;

•	the highly competitive nature of the data and internet services market;

•

the superior competitive position of some of our competitors, including Teléfonos de México S.A.B. de C.V. (“Telmex”), which is the dominant provider of telecommunications services in Mexico and who may be better positioned to offer business clients, our primary target market, bundled data and voice services at lower prices;

•	the limited flexibility of the telecommunications regulatory framework to address technological change;

•	new competition from cable TV and terrestrial microwave TV providers, who provide data voice services and internet broadband services to the Mexican public; and

•

the development of WiFi/WiMax technology in Mexico, which could allow our competitors to capture even more of the broadband services market and more spectrum in case the regulator decides to auction available frequencies without certain limitations to those who already have spectrum.

Competition in the data and internet services market has significantly increased as our competitors, including Telmex and Axtel, S.A.B. de C.V. (“Axtel”), among others, have also faced decreasing margins from voice services and shifted their focus to data and internet services. If we are unsuccessful in our strategy of focusing on the data and internet services market in Mexico, and are unable to obtain the benefits of these higher-margin businesses, our operating results and financial condition would be adversely impacted and our ability to service our obligations under our new notes would be severely impaired.

Historically, we have relied on the use of the AT&T service mark together with our new Alestra registered service mark to market all of our services to our customers; however, under our Service Mark License Agreement, our current ability to use the AT&T brand name and service mark is limited and we have to rely on the Alestra brand name and service mark.

Commencing on November 18, 2007, we began solely using the Alestra brand to market our services in Mexico and stopped using the AT&T mark and logo in all of our materials. Prior to that date, we were only able to use the AT&T name as a tag line below our Alestra mark. Pursuant to our Amended and Restated Service Mark License Agreement (our “Service Mark License Agreement”) dated as of October 17, 1996 and amended February 13, 2003 and November 30, 2005 with AT&T Inc. (“AT&T”), we ceased using the AT&T name as a tag line on November 18, 2008. We are permitted to use the “AT&T Global Services” phrase for the limited purpose of providing AT&T Global Services within Mexico on a nonexclusive basis until June 2010. As a result of these brand changes we have had to rely on our own brand and marketing to sell our services.

Developing the Alestra brand and service marks has been subject to numerous risks, and we may not be successful in effectively positioning our new brand and service marks. These risks include:

•	we may not be able to develop our new brand to replace the AT&T brand which could directly and adversely impact our ability to retain customers, to maintain sales and acquire new customers; and

•	the market and our customers may perceive that the change of our brand name will adversely impact the quality of our services.

We cannot predict whether we will be able to successfully continue to develop our own brand name and the results in using our own brand. If we are unsuccessful in developing or positioning our own brand name, our operating results and financial condition would be adversely impacted.

Our equity holders, AT&T and Alfa, may have differing interests.

AT&T Telecom Mexico Inc. (“AT&T Mexico”), is the direct holder of AT&T’s equity interest in us. AT&T Mexico and Alfa S.A.B. de C.V. (“Alfa”) currently are able to elect all of our directors and are able to exercise control over our business, policies and affairs. AT&T Mexico is able to elect four of our nine directors. AT&T is also the second largest shareholder of Telmex, our principal competitor, which may create conflicts of interest between AT&T on the one hand and Alfa or us on the other. The failure of AT&T and Alfa to reach an agreement on how we operate our business may delay or inhibit us from exercising our business strategy.

As a result of technological advances, regulatory changes and the lack of enforcement of regulations, we are facing additional competition from new market participants, which may result in lower prices for telecommunication services, lower margins, and/or a loss of market share.

As a result of technological advances and regulatory changes, cable network operators entered the Mexican telecommunications market with bundled and convergent services, increasing the level of competition. Several cable network providers have requested the Secretaría de Comunicaciones y Transportes (the “SCT”) to amend their concession titles to offer telephone services. The SCT has passed a resolution that allows cable network operators to provide voice services, as well as telecommunications entrants to offer video services under particular conditions. Also, the SCT has granted several concessions to cable networks operators to offer telephone services.

In addition, since the SCT has not been able to enforce regulations to stop the illegal provision of VoIP services by entities without a concession, several international VoIP providers target the Mexican telecommunications market to illegally offer telephone services through the Internet.

Additionally, the SCT is considering the auctioning of the 1850-1910/1930-1990 MHz, 3400-3700 MHz and 1710-1770/2110-2170 MHz spectrum segments to take place in 2010 that could open the market to new concessionaires and technologies, such as WiMax, that could also compete with some of the services we provide.

The Mexican telecommunications market is already a highly concentrated market characterized by declining prices and reduced margins, and if new market participants were to enter the market, it could result in price wars as Telmex, the current de facto significant market power player, would attempt to maintain its dominant market position. If there are further declines in the price of telecommunication services in Mexico, we will be forced to competitively react to those price declines, lowering our margins, or risk losing additional market share, which would adversely affect our operating results and financial condition.

Our ability to generate sufficient revenues to ensure our viability is partly dependent on factors beyond our control.

Our ability to generate sufficient revenues depends on our ability to attract and retain customers. This in turn depends on our ability to penetrate our target markets and to maintain competitive prices. In addition, the development of our business is affected by factors that are outside of our control, including:

•	general economic conditions in Mexico, the United States and the rest of the world;

•	international long distance settlement rates;

•	the development and effects of Mexico’s telecommunications regulatory environment;

•	anti-competitive practices by our competitors;

•	the growth of the telecommunications market in Mexico;

•	the availability, quality and cost offered to customers of competing services; and

•	churn rates and customer attrition.

Technological advances may require us to make significant expenditures to maintain and improve the competitiveness of our service offerings.

The telecommunications industry is subject to continuous, rapid and significant changes in technology and introductions of new products and services. These include evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products, enhancements and changes in end-user needs and preferences, and continuing developments of alternative technologies in mobile and fixed-line telephony, high-speed data communications, satellite direct services and internet related services. We expect that new services and technologies applicable to our market will continue to emerge and we cannot predict the effect of technological changes on our business. For example, the Internet represents an increasingly important medium for voice communication and may displace traditional long distance services, which represent an important part of our business. Our competitors may implement superior new technologies, allowing them to provide lower priced or higher quality services than we do. Any such new service offerings may:

•	adversely affect our competitive position;

•	render certain of our current businesses obsolete; or

•	require significant capital expenditures for which we may be unable to obtain additional financing.

Telmex dominates the telecommunications market in Mexico, and we depend on Telmex for interconnection.

Telmex exerts significant influence on all aspects of the telecommunications market in Mexico, including interconnection, on which we depend to service most of our customers. Telmex is well capitalized and has substantially greater financial, technical and marketing resources, larger customer bases and more established relationships in the telecommunications industry than we do. With these advantages, and as the dominant provider of telecommunications services in Mexico, Telmex has a significant competitive advantage over us. If Telmex were to engage in price squeezing or predatory pricing, we would be unable to competitively price our services and could experience significant loss in market share and revenues.

Because we use Telmex’s networks to provide services to the vast majority of our own customers, we are therefore dependent upon Telmex to meet certain telecommunications needs of our customers and to maintain our service standards. In addition, because Telmex is the dominant provider of local services, almost all of our customers also maintain an ongoing relationship with Telmex. We may not be able to obtain the services we require from Telmex at rates, and on terms and conditions, that permit us to offer services at rates that are both profitable and competitive, or even at the same quality or price that Telmex or its subsidiary enterprises offer themselves. In the past, we have experienced difficulties in obtaining high quality, reliable and reasonably priced services from Telmex.

Our telecommunications network infrastructure is the source of nearly all of our revenues.

Our network is the source of nearly all of our revenues. While to date we have not experienced any serious technical problems or damage, if our network suffered technical problems or damage, our ability to provide telecommunications services to our customers would be impaired, which could cause us to lose customers and thus adversely impact our revenues.

It may be difficult to enforce civil liabilities against us or our directors, officers and controlling persons.

We are organized under the laws of Mexico. Most of our directors, officers and controlling persons reside outside the United States, and a significant portion of the assets of these directors, officers and controlling persons, and all of our assets, are located outside of the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the U.S. There is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws.

Risks Relating to the Mexican Regulatory Environment

We operate in a highly regulated industry which is currently experiencing broad-based regulatory changes.

The operation of telecommunications systems in Mexico, including ours, has been subject to laws and regulations administered by the SCT and the Comisión Federal de Telecomunicaciones (“Cofetel”). An amendment to the internal operating rules of the SCT (Reglamento Interior) was issued during 2008, increasing the authority granted to the SCT by allowing it to assume certain responsibilities of Cofetel. These new rules will cause an amendment to the internal operating rules of Cofetel in the near future. At this time we are unable to predict the scope or nature of such new rules.

On July 5, 2008, fixed and mobile phone number portability was implemented in Mexico. As of this date, the portability service has been operating properly, with the exception of certain third party networks that still take longer than established to route calls to the receiving user. We cannot predict the consequences that portability will have on the market or how it might affect our business.

The SCT is considering the auctioning of the 1850-1910/1930-1990 MHz, 3400-3700 MHz, and 1710-1770/2110-2170 MHz spectrum segments to take place in 2010 that could open the market to new concessionaires and technologies, such as WiMax, that could also compete with some of the services we provide. We cannot predict the outcome of any such auction.

Our results of operations and ability to meet our dollar-denominated obligations are affected by reductions of international settlement rates and Mexican currency devaluation.

Our revenues from international long distance service reflect amounts earned from our customers and our proportion of all settlement payments received from foreign carriers, as well as other international non direct-dialed calls. A portion of all settlement revenues from foreign carriers is paid in U.S. dollars and accounted for 17.1% of our total revenues in 2006, 16.6% in 2007, 9.6% in 2008 and 4.3% as of September 30, 2009. Settlement agreements, principally with AT&T, govern our payment rates to foreign carriers for the use of their facilities in interconnecting international calls billed in Mexico and the rates foreign carriers must pay to use our facilities for interconnecting calls billed abroad, but terminating in Mexico.

Since 1997, the international settlement rates applicable to U.S.-originated international calls have been decreasing and may decrease further. Most of our traffic exchanged with foreign carriers in 2007 and 2008 was traffic originated in the United States. Therefore, such reduction has adversely affected our results. Any further reduction in international settlement rates attributable to U.S.-originated international calls would result in a further decrease in dollar-denominated settlement amounts payable to us by U.S. carriers. If our dollar-denominated revenues decrease and we do not experience an offsetting increase in volume, we may be unable to meet our dollar-denominated debt and other obligations without incurring currency exchange risk.

The current global financial crisis could have an adverse effect on our business, since fixed interconnection tariffs have been established in U.S. dollars and our domestic services are charged in pesos.

Continued devaluation of the peso relative to the U.S. dollar would adversely affect our ability to meet our U.S. dollar-denominated trade and financial obligations, including our new notes, and to make additional capital expenditures.

Restrictions on foreign ownership may impair our ability to raise equity capital and limit our growth.

Under the Ley Federal de Telecomunicaciones (the “Federal Telecommunications Law”) and the Ley de Inversión Extranjera (the “Foreign Investment Law”), no more than 49% of the voting equity of a Mexican corporation holding a concession to provide fixed-line telecommunications services may be held by non-Mexican nationals. AT&T Mexico, which owns 49% of our equity, is deemed a non-Mexican national for purposes of the Foreign Investment Law. Absent revisions to the Foreign Investment Law, future sales of equity securities to non-Mexicans would involve securities with limited voting rights or would require a proportional purchase of voting stock by Mexican nationals. These restrictions limit our ability to raise equity capital which could be used to implement our business plan and grow our business.

Our public telecommunications network concession and wireless concessions are subject to revocation in several circumstances.

The Federal Telecommunications Law provides that each of our concessions will terminate upon certain circumstances including:

•	our resignation;

•	its revocation;

•	governmental taking;

•	maturity of the concessions; or

•	liquidation or bankruptcy.

If we are unable to operate our network, we will not be able to generate any revenues.

We are subject to different corporate disclosure and accounting standards than U.S. companies.

As a foreign private issuer, investors may not be able to obtain as much publicly-available information about us as they would about U.S. issuers of publicly traded securities. In addition, we prepare our Financial Statements in accordance with Mexican FRS, which differs from U.S. GAAP in certain significant respects. Therefore, potential investors may not be able to easily ascertain the risks facing us as they would if we were a U.S. company. See Note 18 to our Audited Financial Statements and Note 12 to our Second Quarter 2009 Interim Financial Statements included herein for a description of the principal differences between Mexican FRS and U.S. GAAP applicable to us.

Risks Relating to Mexico

Downturns in the Mexican economy adversely affect us.

The majority of our customers are Mexican companies or individuals and all of our operations and the vast majority of our assets are located in Mexico. For these reasons, our operations, results and financial condition are dependent upon the level of economic activity in Mexico. Telecommunications traffic in Mexico and our revenues are highly affected by the level of economic activity in Mexico and the general purchasing power of individuals and companies. Accordingly, declines in our customers’ spending could have additional negative effects on our revenues. Economic slowdowns in Mexico may have, and in the case of the current slowdown, have had, additional consequences that impact our business. We also face risks associated with the impact of economic downturns on third parties, such as suppliers, financial institutions and other parties with which we do business. If these parties experience negative effects on their businesses due to the economic slowdown, it could negatively affect our business or operating results.

Currency devaluations may impair our ability to service our debt.

Changes in the value of the peso relative to the U.S. dollar have adversely affected and may continue to adversely affect our financial condition and results of operations. All of our indebtedness and a portion of our trade payables are denominated in U.S. dollars, while a majority of our revenues and operating expenses are denominated in pesos. For example, the 1.5% currency devaluation of the peso against the U.S. dollar that occurred in 2006 resulted in an exchange loss of Ps. 48.9 million, the 0.1% currency appreciation of the peso against the U.S. dollar that occurred in 2007 resulted in an exchange loss of Ps. 2.2 million and the 20.3% currency depreciation of the peso against the U.S. dollar that occurred in 2008 resulted in an exchange loss of Ps. 615.2 million.

Continued devaluation of the peso relative to the U.S. dollar would adversely affect our ability to meet our U.S. dollar-denominated trade and financial obligations, including our new notes, and to make additional capital expenditures.

Exchange controls may impair our ability to obtain U.S. dollars to make U.S. dollar-denominated payments.

The Mexican economy has suffered current account balance of payment deficits and shortages in foreign exchange reserves in the past. The Mexican government may restrict the ability of Mexican or foreign persons or entities to convert pesos into U.S. dollars or other currencies. The Mexican government has instituted restrictive exchange control policies in the past. The imposition of such a policy in the future may impair our ability to obtain imported goods and to meet our obligations requiring payments in foreign currency, including our new notes.

An increase in inflation may increase our operating costs but not our revenues.

High levels of inflation would cause our operating costs to increase while the rates we charge for our services, due to the competitive environment and regulatory structure, might not. Most of our operating expenses are based on short-term contracts which may be subject to inflationary pressures, while the rates we charge our business customers for our services are either fixed by long-term contract, limited by the Federal Telecommunications Law, or effectively limited by the competitive nature of the market. Telmex, with a dominant market share, is able to set an effective cap on the prices at which we can sell our services. During most of the 1980s and during 1995, Mexico experienced periods of very high levels of inflation. Inflation has led to high interest rates, devaluations of the peso and, during the 1980s, substantial government controls over exchange rates and prices. Any return to prior high rates of inflation could adversely affect our operating results and financial condition.

Political developments in Mexico may adversely affect us.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy and the Mexican telecommunications market. Mexican governmental action concerning the economy, state-owned enterprises and the Mexican telecommunications industry could have a significant impact on us.

Although the Mexican government has pursued policies of economic liberalization and deregulation in the Mexican economy and in the Mexican telecommunications industry in the past decade, a significant change in those policies may hurt business and economic conditions in Mexico in general and our business in particular. If there were instability or a market failure in the Mexican telecommunications industry, the Mexican government could reverse its economic policies of liberalization in the Mexican telecommunications market. As we are a competitive provider of telecommunications services in Mexico, we believe that any reversal of the Mexican liberalization policies in the Mexican telecommunications market would restrict our ability to expand our market share in the voice, data and internet services market. We do not have and do not intend to obtain political risk insurance.

Risks Relating to the New Notes

Payments on the new notes will be junior to any of our secured indebtedness.

The new notes will constitute our senior unsecured obligations and will rank equal in right of payment with all of our other existing and future senior unsecured indebtedness. Although the holders of the new notes will have a direct, but unsecured claim on our assets and property, payment on the new notes will be subordinated in right of payment to any of our existing or future secured debt to the extent of the assets securing such debt. As of September 30, 2009, we had Ps. 178.6 million (equivalent to approximately US$13.2 million) of secured indebtedness. Although the indenture governing the new notes contains restrictions on the incurrence of additional liens, these restrictions are subject to qualifications and exceptions, and the liens that we may incur in compliance with these restrictions could be substantial.

If we become insolvent or are liquidated, or if payment under any secured debt is accelerated, the relevant lenders would be entitled to exercise the remedies available to a secured lender. Accordingly, any proceeds upon a realization of the collateral would be applied first to amounts due under the secured debt obligations before any proceeds would be available to make payments on the new notes. After such application of the proceeds from collateral, it is possible that there would be no assets remaining from which claims of the holders of the new notes could be satisfied.

Further, if any assets remain after payment of these lenders, the remaining assets would be available to creditors preferred by statute, such as holders of tax and labor claims, and might be insufficient to satisfy the claims of the holders of the new notes and holders of other unsecured debt including trade creditors that rank equal to holders of the new notes.

The indenture governing the new notes imposes significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and may impede our ability to refinance our debt.

The indenture governing the new notes imposes significant operating and financial restrictions on us. These restrictions limit our ability, among other things, to:

•	incur additional indebtedness;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•	make investments;

•	create liens;

•	create limitations on the ability of our restricted subsidiaries to pay dividends, make loans or transfer property to us;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of our subsidiaries; and

•	consolidate, merge or transfer assets.

These restrictions could limit our ability to seize attractive growth opportunities for our business, particularly if we are unable to incur financing or make investments to take advantage of these opportunities.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the new notes.

If we undergo a Change of Control (as defined in the “Description of the New Notes”), we may need to refinance large amounts of our debt, including the new notes and indebtedness under certain of our credit facilities or other instruments. Under the indenture, if a Change of Control occurs, we must offer to purchase the new notes for a price equal to 101% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of purchase. We may not have sufficient funds available to us to make any required repurchases of the new notes upon a Change of Control. Any future debt that we incur may also contain restrictions on repurchasing the new notes upon a Change of Control. If a Change of Control occurs, we may not have sufficient funds to satisfy all of our debt obligations.

The change of control offer provisions of the indenture would not be triggered by a change of control of our controlling shareholders and, as a result, may fail to provide any protection to holders of the new notes in such circumstances.

The change of control offer provisions of the indenture governing the new notes require us to offer to repurchase the new notes in the event that Alfa ceases to own more than 40% of our voting stock and in certain other circumstances affecting control of our company. However, these provisions do not address changes in AT&T’s ownership in or other control of our company. In addition, these provisions do not address a change of control of either Alfa or AT&T, which, in each case, would indirectly affect control of our company. In the event of, for example, the sale by the shareholders of either of Alfa or AT&T of a substantial portion of the share capital of Alfa or AT&T, as the case may be, or a significant merger or other transaction affecting the ownership of Alfa or AT&T, as the case may be, the change of control offer provisions of the indenture would likely not be triggered. Accordingly, the change of control offer provisions of the indenture may fail to protect holders of the new notes in the case of certain transactions that indirectly affect control of our company.

Judgments of Mexican courts enforcing our obligations in respect of the new notes would be paid only in pesos.

Under the Mexican Ley Monetaria (Monetary Law), in the event that any proceedings are brought in Mexico seeking performance of our obligations under the new notes, we may discharge our obligations denominated in any foreign currency by paying pesos converted at the rate of exchange prevailing on the date payment is made. This rate is currently determined by the Mexican Central Bank every business day in Mexico and published the next business day in the Diario Oficial de la Federación (the Official Gazette) for application the following business day. As a result, if the new notes are paid by us in pesos, the amount received by holders may not be sufficient to cover the amount of dollars that the holders would have received under the terms of the new notes. In addition, our obligation to indemnify against exchange losses may be unenforceable in Mexico.

In addition, in the case of our bankruptcy or concurso mercantil, or judicial reorganization, our foreign currency-denominated liabilities, including our liabilities under the new notes, will be converted into pesos at the rate of exchange applicable on the date on which the declaration of bankruptcy or judicial reorganization is effective, and the resulting amount, in turn, will be converted to UDIs, or inflation-indexed units. Our foreign currency-denominated liabilities, including our liabilities under the new notes, will not be adjusted to take into account any depreciation of the peso as compared to the U.S. dollar occurring after the declaration of bankruptcy or judicial reorganization. Also, all obligations under the new notes will cease to accrue interest from the date of the bankruptcy or judicial reorganization declaration, will be satisfied only at the time those of our other creditors are satisfied and will be subject to the outcome of, and amounts recognized as due in respect of, the relevant bankruptcy or judicial reorganization proceeding.

The collection of interest on interest may not be enforceable in Mexico.

Mexican law does not permit the collection of interest on interest. As a result, the accrual of default interest on past due ordinary interest accrued in respect of the new notes may be unenforceable in Mexico.

Your ability to transfer the new notes may be limited by the absence of a trading market for the new notes.

The new notes constitute a new issue of securities with no established trading market. In addition, the new notes have not been and will not be registered in Mexico with the National Securities Registry (Registro Nacional de Valores), and therefore the new notes may not be offered or sold in Mexico, except pursuant to an available exemption under Article 8 of the Mexican Securities Market Law (Ley de Mercado de Valores). We intend to apply to list the new notes on the Luxembourg Stock Exchange for trading on the Euro MTF Market; however, we cannot assure you that the listing application will be approved. If a trading market does not develop or is not maintained, holders of the new notes may experience difficulty in reselling the new notes or may be unable to sell them at all. Accordingly, we cannot assure you that an active trading market for the new notes will develop or, if a market develops, as to the liquidity of the market.

Developments in other countries may adversely affect the market value of the new notes.

The market price of the new notes may be adversely affected by declines in the international financial markets and world economic conditions. Securities of Mexican issuers are influenced, to varying degrees, by economic and market conditions in other countries, especially those in Latin America and other emerging markets. Although economic conditions are different in each country, investors’ reaction to developments in one country may affect the securities of issuers in other countries, including Mexico. We cannot assure you that the market for the securities of Mexican issuers will not continue to be affected negatively by events elsewhere, particularly in emerging markets, or that such developments will not have a negative impact on the market value of the new notes.

The book-entry registration system of the new notes may limit the exercise of rights by the beneficial owners of the new notes.

Transfers of interests in the global notes representing the new notes may be effected only through book entries at DTC and its direct and indirect participants (including Euroclear and Clearstream). Accordingly, the liquidity of any secondary market in the new notes may be reduced to the extent that some investors are unwilling to hold new notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may be limited due to the lack of a physical certificate. In addition, beneficial owners of interests in global notes may, in certain cases, experience delay in the receipt of payments of principal and interest since the payments will generally be forwarded by the paying agent to DTC, which will then forward payment to its direct and indirect participants, which (if they are not themselves the beneficial owners) will then forward payments to the beneficial owners of the global notes. In the event of the insolvency of DTC or any of its direct and indirect participants in whose name interests in the global notes are recorded, the ability of beneficial owners to obtain timely or ultimate payment of principal and interest on global notes may be negatively affected.

A holder of beneficial interests in the global notes will not have a direct right under the new notes to act upon any solicitations that we may request. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC’s direct or indirect participants. Similarly, if we default on our obligations under the new notes, holders of beneficial interests in the global notes will be restricted to acting through DTC, or, if applicable, DTC’s direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC’s nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the new notes in a timely manner. However, if an event of default has occurred and is continuing and DTC makes a written request to the registrar to issue physical notes, beneficial owners will be entitled to exchange their beneficial interests in global notes for physical notes.

Risks Relating to Participation in the Exchange Offer

If you do not elect to exchange your old notes for new notes, you will hold securities that are not registered and that contain restrictions on transfer.

The old notes that are not tendered and exchanged will remain restricted securities. If the exchange offer is completed, we will not be required to register any remaining old notes, except in the very limited circumstances described in the registration rights agreement for the old notes. That means that if you wish to offer, sell, pledge or otherwise transfer your old notes at some future time, they may be offered, sold, pledged or transferred only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act. Any remaining old notes will continue to bear a legend restricting transfer in the absence of registration or an exemption from registration.

To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

You must comply with the exchange offer procedures in order to receive freely tradable, new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message (as defined below) if the tendering holder does not deliver a letter of transmittal;

•

a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer — Procedures for Tendering Your Old Notes” and “— Consequences of Failure to Properly Tender Old Notes in the Exchange.”

As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes in this exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. We will pay all expenses in connection with the exchange offer.

EXCHANGE RATES AND CONTROLS

Exchange Rates

Mexico has a free market for foreign exchange, and the Mexican government allows the peso to float freely against the U.S. dollar.

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rate for the purchase and sale of U.S. dollars (presented in each case as the average between such purchase and sale rates), as provided by The Federal Reserve Bank of New York expressed in pesos per U.S. dollar.

	Noon Buying Rate (peso per dollar)
Year	High	Low	Average(1)	Period End
2004	11.64	10.81	11.31	11.15
2005	11.41	10.41	10.87	10.63
2006	11.46	10.43	10.90	10.80
2007	11.27	10.67	10.93	10.92
2008	13.94	9.92	11.21	13.83

2009
January	14.33	13.33	13.88	14.33
February	15.09	14.13	14.60	15.09
March	15.41	14.02	14.65	14.21
April	13.89	13.05	13.40	13.80
May	13.82	12.88	13.19	13.18
June	13.64	13.16	13.34	13.17
July	13.80	13.10	13.36	13.20
August	13.34	12.82	13.01	13.34
September	13.58	13.18	13.41	13.48
October	13.67	12.90	13.23	13.16
November	13.38	12.86	13.11	12.91

(1)	Yearly basis on average of month-end rates and monthly basis on average of day-end rates.

On December 14, 2009, the noon buying rate as published by The Federal Reserve Bank of New York was Ps. 12.8785 per 1.00 U.S. dollar.

Exchange Controls

The Mexican economy has suffered current account balance of payment deficits and shortages in foreign exchange reserves in the past. The Mexican government may restrict the ability of Mexican or foreign persons or entities to convert pesos into U.S. dollars or other currencies. The Mexican government has instituted restrictive exchange control policies in the past. The imposition of such a policy in the future may impair our ability to obtain imported goods and to meet our obligations requiring payments in foreign currency, including our new notes.

RATIO OF EARNINGS TO FIXED CHARGES

Ratio of earnings to fixed charges is calculated as earnings from continuing operations before income taxes divided by fixed charges. Earnings for this purpose consist of earnings before provision for current and deferred income tax and asset tax plus fixed charges. Fixed charges for this purpose consist of interest expenses plus the portion of rental expenses deemed to represent interest expense under operating lease agreements and the capitalization of deferred costs related to the issuance of bonds during the period. The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and for the nine months ended September 30, 2008 and 2009, in accordance with Mexican FRS.

	Year Ended December 31,					Nine Months Ended September 30,
	2004	2005	2006	2007	2008	2008	2009
Ratio of earnings to fixed charges(1)	*	1.10x	*	1.75x	*	1.61	1.45
Insufficiency(2)	89	—	121	—	419	—	—

(1)	Due to our losses in 2004, 2006 and 2008, the ratio of earnings to fixed charges for those years is less than 1.00x. The amount of additional earnings that we must generate to achieve a ratio of earnings to fixed charges of 1.00x is disclosed under “Insufficiency” in the above table.
(2)	Information for the year ended December 31, 2004, 2005, 2006 and 2007 is expressed in millions of pesos with purchasing power as of December 31, 2007. Information for the year ended December 31, 2008 and for the nine months ended September 30, 2008 and 2009 is expressed in millions of adjusted nominal pesos.

The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and for the six months ended June 30, 2008 and 2009, in accordance with U.S. GAAP:

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
Ratio of earnings to fixed charges(1)	2.21x	2.98x	2.72x	5.62x	*	9.60x	6.94x
Insufficiency(2)	—	—	—	—	296	—	—

(1)	Due to our losses in 2008, the ratio of earnings to fixed charges for that year is less than 1.00x. The amount of additional earnings that we must generate to achieve a ratio of earnings to fixed charges of 1.00x is disclosed under “Insufficiency” in the above table.
(2)	Information for the year ended December 31, 2004, 2005, 2006 and 2007 is expressed in millions of pesos with purchasing power as of December 31, 2007. Information for the year ended December 31, 2008 and for the six months ended June 30, 2008 and 2009 is expressed in millions of adjusted nominal pesos.

CAPITALIZATION

The following table sets forth our consolidated capitalization in accordance with Mexican FRS as of September 30, 2009. This table should be read together with our Financial Statements included in this prospectus.

As of September 30, 2009
(thousands of pesos)
Secured debt
Vendor financing	Ps. 178,636
Unsecured debt
Bank loans, notes payable	—
Vendor financing	304,391
11.750% Senior Notes due 2014	2,700,840

Total debt	3,183,867
Majority Interest	2,304,780
Minority Interest	2

Total stockholders’ equity	2,304,782

Total capitalization	Ps. 5,488,649

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth our selected consolidated financial information. The financial information as of and for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 has been derived from our consolidated audited financial statements, and the financial information as of and for the nine months ended September 30, 2008 and 2009 has been derived from our unaudited consolidated financial statements.

Our Financial Statements have been prepared in accordance with Mexican FRS, which differ in certain significant respects from U.S. GAAP. Note 18 to our Audited Financial Statements and Note 12 to our Second Quarter 2009 Interim Financial Statements, which are included herein, provide information relating to the nature and effect of such differences, as they relate to us, and provide a reconciliation to U.S. GAAP of our net income and total stockholders’ equity.

Mexican FRS also requires that all financial information as of December 31, 2007 and prior periods be presented in pesos of purchasing power as of December 31, 2007 and financial information beginning January 1, 2008 and for later periods be presented in adjusted nominal pesos. Due to the implementation of the new Mexican FRS B-10 “Inflation Effects,” financial information as of January 1, 2008 and later periods is presented in adjusted nominal pesos, as the information includes the cumulative inflation effects up to December 31, 2007, but will not include any future inflation adjustments. See Note 2 to our Audited Financial Statements for further information regarding the change with respect to inflationary accounting under Mexican FRS.

The information included in the Interim Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of these interim periods are not necessarily indicative of results for a full year. Our Interim Financial Statements should be read in conjunction with our Audited Financial Statements and notes.

The following financial and operating data should be read in conjunction with, and is qualified in its entirety by reference to, our Financial Statements and notes included in this prospectus.

	As of and for the year ended December 31,					As of and for the nine months ended September 30,
	2004(1)	2005(1)	2006(1)	2007(1)	2008(2)	2008(2)	2009(2)
						(unaudited)
	(in millions, unless otherwise indicated)
STATEMENT OF OPERATIONS
Mexican FRS:
Revenues:
Long distance services	Ps.3,627	Ps.2,327	Ps.2,189	Ps.2,415	Ps.1,722	Ps.1,294	Ps.1,113
Data, internet and local services	1,803	2,068	2,346	2,641	2,950	2,151	2,429

Total revenues	5,430	4,395	4,536	5,056	4,673	3,445	3,542
Cost of services (excluding depreciation):
Long distance services	(2,192)	(1,139)	(1,120)	(1,460)	(1,042)	(767)	(758)
Data, internet and local services	(426)	(523)	(608)	(758)	(747)	(560)	(581)

Total cost of services	(2,618)	(1,663)	(1,729)	(2,218)	(1,789)	(1,327)	(1,338)
Administration, selling and other operating expenses	(1,591)	(1,526)	(1,536)	(1,513)	(1,552)	(1,161)	(1,138)
Depreciation and amortization	(1,019)	(1,016)	(1,084)	(870)	(757)	(559)	(629)
Operating income	202	191	187	455	575	398	436
Comprehensive financial result(3)	(260)	(116)	(292)	(180)	(944)	(220)	(278)
Other (expenses) income	(31)	(19)	(15)	1	(50)	(32)	(4)
Asset, income and deferred income tax	(4)	(3)	(3)	(89)	35	(74)	(66)
Net (loss) income	(93)	52	(124)	188	(384)	72	87
U.S. GAAP:(4)
Depreciation and amortization	(875)	(893)	(977)	(945)	(895)	N/A	N/A
Operating income	347	292	294	379	446	N/A	N/A
Comprehensive financial result	35	188	(2)	63	(718)	N/A	N/A
Net income (loss)	342	461	301	299	(227)	N/A	N/A

(Footnotes on next page)

	As of and for the year ended December 31,										As of and for the nine months ended September 30,
	2004(1)		2005(1)		2006(1)		2007(1)		2008(2)		2008(2)		2009(2)
											(unaudited)
	(in millions, unless otherwise indicated)
BALANCE SHEET
Mexican FRS:
Cash and cash equivalents	Ps.	708	Ps.	993	Ps.	745	Ps.	283	Ps.	203	Ps.	196	Ps.	167
Restricted Cash		—		—		161		166		—		—		274
Trade receivables, net		403		382		406		472		516		499		516
Property and equipment, net		6,297		5,657		5,243		5,133		5,169		5,006		5,128
Other assets		1,226		1,076		703		490		453		488		668
Total assets		8,634		8,108		7,258		6,544		6,341		6,189		6,753
Senior notes		4,866		4,408		3,211		2,581		2,701		2,404		2,701
Bank loans, notes payable and capital leases		72		84		608		393		473		231		483
Total debt		4,938		4,492		3,818		2,974		3,174		2,635		3,184
Accounts payable		560		762		587		399		521		224		689
Other payables(5)		384		310		460		487		423		520		575
Deferred income taxes		—		—		—		86		6		179		—
Total liabilities		5,882		5,563		4,866		3,946		4,125		3,558		4,448
Contributed capital		1,395		1,395		1,395		1,395		1,395		1,395		1,395
Retained earnings		1,357		1,152		997		1,203		821		1,236		910
Total stockholders’ equity		2,752		2,546		2,393		2,598		2,217		2,631		2,305
U.S. GAAP:(4)
Property and equipment, net		6,575		6,122		5,586		5,319		5,220		N/A		N/A
Total assets		8,401		8,237		7,597		6,800		6,346		N/A		N/A
Total liabilities		7,378		6,756		5,818		4,725		4,494		N/A		N/A
Total stockholders’ equity		1,023		1,481		1,779		2,075		1,852		N/A		N/A

CASH FLOW DATA:
Resources (used in) provided by(6)
Mexican FRS:
Operating activities		1,022		1,122		1,065		997		1,283		714		1,233
Investing activities		(447)		(360)		(640)		(615)		(834)		(487)		(596)
Financing activities		(351)		(476)		(673)		(844)		(722)		(313)		(447)
U.S. GAAP:(4)
Operating activities		637		804		1,006		839		1,077		N/A		N/A
Investing activities		(355)		(435)		(769)		(573)		(697)		N/A		N/A
Financing activities		(77)		(105)		(447)		(701)		(461)		N/A		N/A

OTHER FINANCIAL/OPERATING DATA:
(Unaudited):
Capital expenditures (Mexican FRS)		469		368		482		600		793		485		580
Minutes of telephone traffic — domestic long distance		1,479		1,628		1,994		1,879		1,760		1,381		1,238
Minutes of telephone traffic — international long distance		2,060		2,362		2,197		1,392		862		627		376
EBITDA under Mexican FRS(7)		1,221		1,206		1,270		1,326		1,332		957		1,064
EBITDA under U.S. GAAP(7)……………………………………		1,217		1,188		1,278		1,348		1,364		N/A		N/A
On-net customer locations — type I(8)		2,362		2,738		2,864		3,440		4,119		3,904		4,396
On-net customer locations — type II equivalents(9)		3,540		4,643		6,017		7,259		8,015		7,858		7,674
Customer access circuits — E0 equivalents(10)		169		222		276		377		523		493		593

(1)	Information as of and for the years ended December 31, 2004, 2005, 2006 and 2007 is expressed in millions of pesos with purchasing power as of December 31, 2007.
(2)	Information as of and for the year ended December 31, 2008 and as of and for the nine months ended September 30, 2008 and 2009 is expressed in millions of adjusted nominal pesos.
(3)	Comprehensive financial result comprises interest expense, interest income, exchange (loss) gain, gain (loss) on derivative financial instruments and gain from monetary position, net.
(4)	See Note 18 to our Audited Financial Statements. A reconciliation to U.S. GAAP is not provided in our Third Quarter 2009 Interim Financial Statements. See Note 12 to our Second Quarter 2009 Interim Financial Statements, included herein, for a reconciliation to U.S. GAAP for the six months ended June 30, 2008 and June 30, 2009.

(Footnotes continued on next page)

(5)	On January 1, 2008 the standards contained in Mexican FRS D-3 “Employee Benefits” became effective. This standard requires, among other things, a reduction in the amortization period of items relating to the prior service cost, incorporation of the effects of salary growth in the calculation of the defined benefit obligation, as well as the elimination of the additional minimum liability and corresponding intangible asset and the amount recorded in stockholders’ equity. From January 1, 2008 onwards, the transitional liability is amortized over the lesser of the period pending to be amortized or five years. Until December 31, 2007, the actuarial gains and losses and transition liability captions subject to amortization were amortized on the basis of the average estimated service lives of the employees. See Note 9 to our Audited Financial Statements.
(6)	Through December 31, 2007, under Mexican FRS, the changes in financial position for operation activities, financing and investing were presented in the statements of changes in financial position. On January 1, 2008, Mexican FRS B-2 “Statement of Cash Flows” became effective on a prospective basis. As a result, management has included the new statement of cash flow for the year ended December 31, 2008. See Note 2 to our Audited Financial Statements for further information regarding this change. Due to the adoption of Mexican FRS B-2 “Statement of Cash Flows”, cash flow with respect to the presentation of cash flow statements under Mexican FRS, information annexed to this prospectus for 2008 is not directly comparable to information for 2006 and 2007. The criteria for determining resources used in, or generated from, operating, investing and financing activities under the new Mexican FRS B-2 “Statement of Cash Flows” is different from prior years. See Note 2 to our Audited Financial Statements.
(7)	EBITDA for any period is defined as consolidated net income (loss) excluding depreciation and amortization, comprehensive financial result, other income (expense) net, and income tax, deferred tax and asset tax. EBITDA is not a recognized financial measure under Mexican FRS or U.S. GAAP and does not purport to be, and should not be considered to be, an alternative to net income as a measure of operating performance or to cash flows from operating activity as a measure of liquidity. EBITDA has been included solely because we believe it is a meaningful indication of our operating performance. We believe that EBITDA can be useful to facilitate comparisons of operating performance between periods and with other companies because it excludes the effect of (i) depreciation and amortization, which represents a non-cash charge to earnings, (ii) certain financing costs, which are significantly affected by external factors, including interest rates, foreign currency exchange rates, effects of derivative financial instruments and inflation rates, (iii) income tax and asset tax and (iv) other expenses or income not related to the operation of the business.

EBITDA is also a useful basis of comparing our results with those of other companies because it presents operating results on a basis unaffected by capital structure and taxes. You should review EBITDA, along with consolidated net income (loss) and resources arising from (used in) operating activities, investing activities and financing activities, when trying to understand our operating performance. However, companies define EBITDA in different ways and caution must be used in comparing this measurement to EBITDA of other companies. A reconciliation of EBITDA to net income (loss) under Mexican FRS and U.S. GAAP is presented below.

The indenture governing the new notes uses, for purposes of covenants, the term “Consolidated Adjusted EBITDA”, which differs from the above definition of EBITDA. See “Description of the New Notes — Certain Definitions”.

(8)	Represents actual number of discrete customer locations that are connected to Alestra’s network via dedicated company-owned access circuits, both fiber-optic and wireless.
(9)	Represents actual number of discrete customer locations that are connected to Alestra’s network via dedicated access circuits leased from third-party carriers.
(10)	In thousands, total E0 equivalents of customer access circuits providing data, internet and local services. E0 is a standardized measure of circuit capacity of 64 kilobits per second adopted by the International Telecommunication Union Telecommunication Standardization Sector (ITU-T) that is widely used in most countries outside the United States, Canada and Japan.

The following tables set forth a reconciliation of EBITDA to net income (loss) under Mexican FRS and U.S. GAAP for each of the periods presented above.

	As of and for the year ended December 31,										As of and for the nine months ended September 30,
	2004(1)		2005(1)		2006(1)		2007(1)		2008(2)		2008(2)		2009(2)
Net (loss) income under Mexican FRS	Ps.	(93)	Ps.	52	Ps.	(124)	Ps.	188	Ps.	(384)	Ps.	29	Ps.	87
Depreciation and amortization		1,019		1,016		1,084		870		757		559		629
Comprehensive financial result		260		116		292		180		944		220		278
Other income (expense) net		31		19		15		(1)		50		32		4
Income tax, deferred tax and asset tax		4		3		3		89		(35)		74		66

EBITDA under Mexican FRS(3)	Ps.	1,221	Ps.	1,206	Ps.	1,270	Ps.	1,326	Ps.	1,332	Ps.	914	Ps.	1,064

	As of and for the year ended December 31,										As of and for the nine months ended September 30(4),
	2004(1)		2005(1)		2006(1)		2007(1)		2008(2)		2008(2)		2009(2)
Net income (loss) under U.S. GAAP	Ps.	342	Ps.	461	Ps.	301	Ps.	299	Ps.	(227)		N/A		N/A
Depreciation and amortization		875		893		977		945		895		N/A		N/A
Comprehensive financial result		(35)		(188)		2		(63)		718		N/A		N/A
Other income (expense) net		31		19		(5)		(4)		47		N/A		N/A
Income tax, deferred tax and asset tax		4		3		3		171		(69)		N/A		N/A

EBITDA under U.S. GAAP(3)	Ps.	1,217	Ps.	1,188	Ps.	1,278	Ps.	1,348	Ps.	1,364		N/A		N/A

(1)	Information as of and for the years ended December 31, 2004, 2005, 2006 and 2007 is expressed in millions of pesos with purchasing power as of December 31, 2007.
(2)	Information as of and for the year ended December 31, 2008 and as of and for the nine months ended September 30, 2008 and 2009 is expressed in millions of adjusted nominal pesos.
(3)	EBITDA has been included solely because we believe it is a meaningful indication of our operating performance. We believe that EBITDA can be useful to facilitate comparisons of operating performance between periods and with other companies because it excludes the effect of (i) depreciation and amortization, which represents a non-cash charge to earnings, (ii) certain financing costs, which are significantly affected by external factors, including interest rates, foreign currency exchange rates, effects of derivative financial instruments and inflation rates, (iii) income tax and asset tax and (iv) other expenses or income not related to the operation of the business.

EBITDA is also a useful basis of comparing our results with those of other companies because it presents operating results on a basis unaffected by capital structure and taxes. You should review EBITDA, along with consolidated net income (loss) and resources arising from (used in) operating activities, investing activities and financing activities, when trying to understand our operating performance. However, companies define EBITDA in different ways and caution must be used in comparing this measurement to EBITDA of other companies.

(4)	A reconciliation to U.S. GAAP is not provided in our Third Quarter 2009 Interim Financial Statements. See Note 12 to our Second Quarter 2009 Interim Financial Statements, included herein, for a reconciliation to U.S. GAAP for the six months ended June 30, 2008 and June 30, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATION

Overview

Our primary business consists of the operation of a public telecommunications network in Mexico offering domestic and international long distance voice, data, video, internet-related services, and local telephone service. In accordance with the terms of our long distance concession and guidelines established by the SCT, on January 1, 1997 we began the gradual rollout and expansion of our long distance services to 60 cities. Our services became available in all 60 cities on June 27, 1997. Currently, we provide long distance origination services from 199 cities in Mexico.

Our revenues consist of: (a) fixed charges to customers for our data and internet services, which are billed mainly in pesos, (b) fixed and variable charges to customers for our local services, which are billed in pesos, (c) charges to customers for long distance calls, which are billed in pesos and (d) charges to foreign carriers for termination of incoming international telephone calls, which are billed in U.S. dollars. Our revenues depend on the number of subscribers, volume of traffic, rates charged by us to our customers and settlement rates agreed with foreign carriers.

Our cost of service consists primarily of local access charges and resale expenses which are paid on a per-minute basis primarily to Telmex, international settlements payments paid to foreign carriers on a per-minute basis for the completion of international calls originated in Mexico by us, and fees for leased lines which are typically paid on a per-circuit per-month basis to Telmex and other last mile access providers.

The following table sets forth information regarding our revenues:

	For the Year Ended December 31,
	2006(1)		2007(1)		2008(2)
Domestic long distance	1,074.3	23.7%	1,259.5	24.9%	1,047.8	22.4%
International long distance	1,115.0	24.6%	1,155.1	22.8%	674.7	14.4%
Data, internet and local services	2,346.3	51.7%	2,641.4	52.2%	2,950.1	63.1%

Total	4,535.6	100%	5,056.0	100%	4,672.5	100%

(1)	Expressed in million of pesos of purchasing power as of December 31, 2007.
(2)	Information for 2008 expressed in millions of adjusted nominal pesos.

The following table sets forth certain statistical data regarding our operations:

	For the Year Ended December 31,
	2006		2007		2008
Long distance lines in service at end of period:
Business	65,408		77,238		78,176
Residential	326,611		284,606		172,916
Minutes of use for the period(1):
Domestic long distance	1,994,055	48%	1,879,101	57%	1,760,324	67%
International long distance	2,197,130	52%	1,391,913	43%	862,024	33%

Total	4,191,185	100%	3,271,013	100%	2,622,347	100%

(1)	In thousands.

Impact of developments in the Mexican economy

The vast majority of our customers are Mexican companies or individuals. Furthermore, all of our operations are located in Mexico. Accordingly, our financial condition and results of operations are significantly impacted by economic conditions within Mexico.

The following table summarizes the general economic conditions and inflation in Mexico for the periods specified below:

Year Ended December 31,	Inflation Rate	Average 28-day Cetes	Mexican GDP Annual Growth Rate	Gross International Reserves as of the End of Each Year
1997	15.7%	19.8%	6.8%	$28.0	billion
1998	18.6%	24.6%	4.9%	$30.1	billion
1999	12.3%	21.3%	3.9%	$30.7	billion
2000	9.0%	15.3%	6.6%	$33.6	billion
2001	4.4%	11.3%	-0.2%	$40.9	billion
2002	5.7%	7.1%	0.8%	$48.0	billion
2003	4.0%	6.2%	1.4%	$57.4	billion
2004	5.2%	6.8%	4.2%	$61.5	billion
2005	3.3%	9.2%	2.8%	$68.7	billion
2006	4.1%	7.2%	4.8%	$67.7	billion
2007	3.8%	7.2%	3.3%	$78.0	billion
2008	6.5%	8.3%	1.3%	$85.4	billion

Source:	Banco de México

A portion of our cost of services and a significant portion of our operating expenses are indexed by inflation. Accordingly, increases in inflation will generally increase our cost of service and operating expenses. We generally have fixed contracts with our customers and in the event we are unable to raise our rates to incorporate increases in inflation, our results will be adversely affected.

Impact of foreign currency fluctuations

Our principal foreign currency fluctuation risk involves changes in the value of the peso relative to the U.S. dollar. As of September 30, 2009, the amount of our notes, bank loans, notes payable and capital leases denominated in U.S. dollars was Ps. 3,183.9 million.

Interest expense on our U.S. dollar denominated debt, as expressed in pesos in our Financial Statements, varies with exchange rate movements. Depreciation of the peso results in increases in interest expense on a pesos basis.

We record an exchange gain or losses with respect to U.S. dollar denominated net monetary position of assets and liabilities when the peso appreciates or depreciates in relation to the U.S. dollar. Our U.S. dollar denominated monetary liabilities exceed our U.S. dollar denominated monetary assets.

As of the date of this prospectus, we do not have any derivative instruments. We had a settlement of forward contracts in an amount of US$1.6 million in both January 2009 and February 2009. The effect of those derivative instruments was negative and amounted to Ps. 2.2 million. In addition, we have a U.S. dollar denominated lease contract which for accounting purposes the dollar currency embedded in the host lease contract is considered as embedded derivative. For the nine month period ended September 30, 2009, the effect of this embedded derivative was negative and amounted to Ps. 3.0 million, this contract is evaluated on a monthly basis.

See “Exchange Rates and Controls” for a discussion of exchange rates.

IETU

On October 1, 2007, the Mexican government made changes to its tax system, which took effect on January 1, 2008. The changes introduced a flat tax (Impuesto Empresarial a Tasa Única, or “IETU”), which replaces the Mexican asset tax. In general, Mexican companies are subject to paying the greater of the flat tax or the income tax. Taxpayers will calculate IETU tax at 17.5 percent of an income determined based on the cash flow (although transitional rates of 16.5 percent and 17.0 percent apply in 2008 and 2009, respectively). If the IETU tax is a positive amount, the enterprise compares the IETU tax to the income tax calculated under the current income tax system and to IETU tax credits. If the IETU tax is larger, this amount is classified as IETU tax and paid as a supplement to the regular income tax liability. However, if the IETU tax is positive but less than the regular income tax plus the IETU tax credits, no IETU tax is due. If the tax base that is subject to the IETU tax is negative (which will occur when deductible expenditures exceeds taxable receipts), the amount of excess expenditures multiplied by the IETU tax rate will result in a credit for the IETU tax that can be used to reduce or eliminate the regular income tax in the current year and/or reduce the IETU tax in the subsequent 10 years. For 2008, our income tax is higher than our IETU tax; accordingly, we have not recognized any IETU in our consolidated income statements.

Regulations

We operate in a highly regulated industry and the services we provide as well as some of the rates we may charge our customers are subject to regulatory approval. See “Business — Business Overview — Regulatory framework and bodies.”

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Revenues

Total revenue during the nine months ended September 30, 2009 was Ps. 3,541.7 million, a 2.8% increase, or Ps. 97.2 million, from the Ps. 3,444.6 million generated in the same period of 2008. This increase was primarily the result of higher revenues from data, internet and local services, which offset the decrease in revenues from long distance services.

Data, Internet and Local Services.     During the nine months ended September 30, 2009, data, internet and local service revenues reached Ps. 2,428.7 million, a 12.9% increase, or Ps. 278.2 million, from the Ps. 2,150.6 million recorded during the same period of 2008. Growth of data, internet and local services revenues was particularly strong in internet-related services such as virtual private network (“VPN”) services. Our data, internet and local service segment represented 68.6% of our total revenues during the nine months ended September 30, 2009, compared to 62.4% during the same period in 2008.

Long Distance Services.     Revenues derived from our long distance services for the nine months ended September 30, 2009 were Ps. 1,113.0 million, a 14.0%, or Ps. 181.0 million, decrease from the Ps. 1,294.0 million recorded in the same period of 2008. The decrease in long distance revenues was primarily due to lower traffic. The average long distance revenue per minute increased 7.1% to Ps. 0.69 for the nine months ended September 30, 2009 from Ps. 0.64 recorded during the nine months ended September 30, 2008 primarily due to lower international traffic and the resulting more profitable mix of traffic. Total volume of minutes handled decreased 19.6% to 1,614 million in the nine months ended September 30, 2009 from 2,008 million minutes for the same period in 2008. The reduction in volume is primarily attributable to less international long distance traffic. As a percentage of total revenues, long distance services revenues represented 31.4% of our total revenues during the nine months ended September 30, 2009 compared to 37.6% during the same period of 2008.

Cost of Services (excluding depreciation)

Cost of services consists primarily of:

•	Interconnection costs including local access charges and resale expenses, paid on a per-minute basis primarily to Teléfonos de México S.A.B. de C.V. (“Telmex”);

•	International settlement payments to foreign carriers on a per-minute basis for the completion of international calls originated in Mexico by us; and

•	Fees for leased lines, typically paid on a per-circuit per-month basis primarily to Telmex.

Cost of services increased 0.9%, or Ps. 11.4 million, to Ps. 1,338.4 million for the nine months ended September 30, 2009 from Ps. 1,327.0 million recorded during the nine months ended September 30, 2008. The increase in cost of services was primarily the result of a 3.7% increase in data, internet and local services costs to Ps. 580.9 million for the nine months ended September 30, 2009 from Ps. 559.9 million recorded during the same period of 2008. Our costs in data, internet and local services during the nine months ended September 30, 2009 increased primarily as a result of higher volume.

Gross Profit

Gross profit is defined as revenues minus cost of services (excluding depreciation); gross profit is a non-GAAP financial measure that is not defined under Mexican FRS.

We believe that gross profit can be useful to facilitate comparisons of operating performance between periods and with other companies. However, our computation of gross profit is not necessarily comparable to gross profit as reported by other companies because it excludes depreciation expense. Though gross profit is a relevant measure of operating performance, it should not be considered as an alternative to operating income, determined in accordance with Mexican FRS, as an indication of our financial performance or as an indication of resources generated from operating activities (determined in accordance with Mexican FRS, as a measure of our liquidity), nor is it indicative of funds available to meet our cash needs.

Gross profit for the nine months ended September 30, 2009 increased 4.0%, or Ps. 85.7 million, to Ps. 2,203.3 million from Ps. 2,117.6 million in the same period in 2008.

Our gross profit increased primarily as a result of higher data, internet and local services gross profit, which fully offset the decrease in the long distance services gross profit. Our data, internet and local services gross profit increased 16.2%, or Ps. 257.2 million, to Ps. 1,847.9 million in the nine months ended September 30, 2009 from Ps. 1,590.7 million recorded in the same period of 2008, while our long distance services gross profit decreased 32.5%, or Ps. 171.5 million, to Ps. 355.4 million in the nine months ended September 30, 2009 from Ps. 526.9 million recorded in the same period of 2008.

Our gross margin, defined as gross profit as a percentage of total revenues, was 62.2% in the nine months ended September 30, 2009 as compared to 61.5% reported in the same period in 2008.

Administration, Selling and Other Operating Expenses

Administration, selling and other operating expenses decreased 2.0%, or Ps. 23.1 million, to Ps. 1,138.1 million in the nine months ended September 30, 2009 from Ps. 1,161.2 million recorded in the same period in 2008 primarily as a result of lower personnel expenses due to the reorganization of our consumer segment at the end of 2008 and lower marketing expenses. For the nine months ended September 30, 2009 and September 30, 2008, administration, selling and other operating expenses represented 32.1% and 33.7% of total revenues, respectively.

Depreciation and Amortization

Depreciation and amortization increased 12.7%, or Ps. 70.8 million, to Ps. 629.5 million in the nine months ended September 30, 2009, from Ps. 558.7 million for the same period of 2008. This increase was primarily due to higher fixed assets as a result of an increase in capital expenditures during the last quarter of 2008 and for the nine months ended September 30, 2009.

Operating Income

Operating income increased 9.6%, or Ps. 38.1 million, to Ps. 435.8 million in the nine months ended September 30, 2009, from Ps. 397.7 million recorded in the nine months ended September 30, 2008. This increase was primarily due to a Ps. 85.7 million increase in gross profit, coupled with a Ps. 23.1 million decrease in administration, selling and other operating expenses compared to the amounts recorded in the same period of 2008.

Comprehensive Financial Result

During the nine months ended September 30, 2009, our comprehensive financial loss was Ps. 278.1 million, compared to a Ps. 219.7 million loss reported during the same period in 2008. The following table sets forth our comprehensive financial results for the periods under review:

	Nine Months Ended September 30,
	2008 (unaudited)		2009 (unaudited)
	(in millions of nominal Pesos)
Interest expense	Ps.	(196.5)	Ps.	(284.5)
Interest income		15.5		16.3
Exchange gain, (loss) net		24.4		(4.7)
Effect of derivative financial instruments		(63.0)		(5.2)

Comprehensive financial result, net	Ps.	(219.7)	Ps.	(278.1)

Our interest expense increased by Ps. 88.0 million to Ps. 284.5 million in the nine months ended September 30, 2009, from Ps. 196.5 million in the same period of the previous year. We recorded higher interest expenses due to non-recurrent financial expenses related to the prepayment of our senior notes due 2010 through a tender offer on each of August 12, 2009 and August 25, 2009 and through an optional redemption on September 11, 2009, and also due to higher interest expenses related to both our senior notes due 2014 issued on August 11, 2009 and the remaining amount of senior notes due 2010 redeemed on September 11, 2009. In addition, our interest expenses increased as a result of a 25.1% depreciation of the Peso against the U.S. dollar from September 30, 2008 to September 30, 2009, given that all of our debt is U.S. dollar denominated.

Interest income increased to Ps. 16.3 million in the nine months ended September 30, 2009, compared to Ps. 15.5 million recorded in the comparable period of 2008. This increase was primarily due to the depreciation of the Peso against the U.S. dollar from September 30, 2008 to September 30, 2009 given that our temporary investment in senior notes due 2010 was U.S. dollar denominated.

Exchange loss for the nine months ended September 30, 2009 was Ps. 4.7 million compared to an exchange gain of Ps. 24.4 million recorded during the same period of 2008. We record an exchange gain or loss with respect to U.S. dollar denominated net monetary position of assets and liabilities when the Peso appreciates or depreciates in relation to the U.S. dollar. Our U.S. dollar-denominated monetary liabilities exceed our U.S. dollar-denominated monetary assets for the nine months ended September 30, 2008 and 2009. We recorded a foreign exchange loss during the nine months ended September 30, 2009 primarily due to a depreciation of the Peso against the U.S. dollar in the months of January 2009, February 2009 and September 2009.

Our principal foreign currency fluctuation risk involves changes in the value of the Peso relative to the U.S. dollar. In the past years, we have considered alternatives for managing this risk, including, for example, the use of hedging instruments to minimize the impact of Peso/U.S. dollar exchange rate fluctuation on our cash flow.

As of the date of this report, we do not have any derivative instruments. We had a settlement of forward contracts in an amount of US$ 1.6 million in both January 2009 and February 2009. The effect of those derivative instruments was negative and amounted to Ps. 2.2 million. In addition, we have a U.S. dollar-denominated lease contract which for accounting purposes the dollar currency embedded in the host lease contract is considered as embedded derivative. For the nine months ended September 30, 2009, the effect of this embedded derivative was negative and amounted to Ps. 3.0 million, this contract is evaluated on a monthly basis.

Income Taxes and IETU

We and our subsidiary, Servicios Alestra, are required to pay the greater of income tax or the flat tax (Impuesto Empresarial a Tasa Única, or “IETU”). As a result, the Company determined that it will be subject to income tax rather than IETU. For the nine months ended September 30, 2009, we recorded our income tax provision using an income tax effective rate of 43% compared to an income tax effective rate of 51% for the nine months ended September 30, 2008. We had a lower tax effective rate for the nine months ended September 30, 2009 as a result of not applying a fiscal accelerated depreciation in the nine months ended September 30, 2008.

In accordance with the interpretation with respect to the accounting effects of the IETU published by the Mexican Board of Research and Development of Financial Reporting Standards (“CINIF” by its Spanish acronym) on December 21, 2007 and based on financial and tax projections, we have determined that we will continue to pay regular income tax in the foreseeable future. As a result, we have not recorded any deferred IETU taxes as of September 30, 2009.

Net Income

For the nine months ended September 30, 2009, we recorded a net income of Ps. 87.5 million compared to a net income of Ps. 71.5 million during the same period of 2008. This was primarily due to higher operating income during the nine months ended September 30, 2009, as compared to the same period of 2008.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

Revenues

Total revenues decreased 7.6%, or Ps. 383.5 million, to Ps. 4,672.5 million in 2008 from Ps. 5,056.0 million in 2007, primarily due to lower long distance revenues.

Data, Internet and Local Services.    During 2008, data, internet and local service revenues were Ps. 2,950.1 million, representing a 11.7% increase over the Ps. 2,641.4 million recorded in 2007. Such increase resulted primarily from an increase in our VPN and direct access services revenues, as we continue focusing our sales efforts on these services. Our data, internet and local service segment continued to consistently increase its share in our revenue portfolio, and represented 63.1% of our total revenues in 2008, compared to 52.2% in 2007.

Long Distance Services.    Revenues derived from our long distance services in 2008 decreased 28.7%, to Ps. 1,722.5 million from Ps. 2,414.6 million in 2007. The decrease in long distance services revenues was primarily due to both lower traffic, which decreased 19.8% to 2,622 million minutes in 2008 from 3,271 million minutes in 2007, and lower rates.

Revenues from domestic long distance services in 2008 decreased 16.8%, or Ps. 211.7 million, to Ps. 1,047.8 million from Ps. 1,259.5 million in 2007. Our average domestic long distance revenue per minute decreased 7.7% to Ps. 0.60 in 2008 from Ps. 0.65 in 2007, due primarily to the competition in rates. Domestic long distance volume for 2008 also decreased 6.3%, or 119 million minutes, to 1,760 million minutes compared to 1,879 million minutes in 2007 due primarily to the decrease in traffic of our residential customers. Our total lines in service decreased 30.6%, or 110,751 lines, from 361,844 lines as of December 31, 2007 to 251,093 lines as of December 31, 2008, primarily as a result of our strategy to focus on our business customers and high-usage residential customers. As a percentage of total revenues, domestic long distance revenues represented 22.4% of our revenue in 2008, compared to 24.9% of our revenue in 2007.

Revenues from international long distance services in 2008 decreased 41.6%, or Ps. 480.4 million, to Ps. 674.7 million from Ps. 1,155.1 million in 2007. International long distance volume decreased 38.1%, or 530 million minutes, to 862 million minutes in 2008 from 1,392 million minutes in 2007. Our average revenue per minute decreased 2.5%, from Ps. 0.80 in 2007 to Ps. 0.78 in 2008. During 2008, international long distance revenues represented 14.4% of total revenues, compared to 22.8% of total revenues in 2007. This decrease in both long distance volume and average revenue per minute is primarily the result of increased competition and our decision not to carry unprofitable traffic.

Cost of Services (excluding depreciation)

Our cost of services consisted primarily of interconnection costs, including:

•	local access charges and resale expenses, paid on a per-minute basis primarily to Telmex,

•	international settlement payments paid to foreign carriers on a per-minute basis for the completion of international calls originated in Mexico by us; and

•	fees for leased lines, typically paid on a per-circuit per month basis to Telmex and other last mile access providers.

Cost of services decreased 19.3% to Ps. 1,789.0 million in 2008, compared to Ps. 2,217.7 million in 2007. The decrease in cost of services is primarily explained by lower volume of traffic in long distance services.

Data, Internet and Local Services.    Cost of data, internet and local services decreased 1.4% to Ps. 747.5 million in 2008, compared to Ps. 757.7 million in 2007. This is primarily as a result of fixed costs optimization.

Long Distance Services.    Cost of long distance services decreased 28.7% to Ps. 1,041.5 million in 2008, compared to Ps. 1,460.0 million in 2007. This decrease in cost of long distance services is primarily driven by a decrease in domestic and international long distance volume of traffic.

Gross Profit

Gross profit in 2008 increased 1.6% to Ps. 2,883.5 million from Ps. 2,838.4 million in 2007. Our gross profit increased primarily as a result of higher data, internet and local services gross profit, which helped to offset the decrease in the long distance services gross profit.

Data, Internet and Local Services.    Our data, internet and local services gross profit increased 16.9%, or Ps. 318.9 million, to Ps. 2,202.6 million in 2008 from 1,883.6 million in 2007. This increase is primarily explained by an increase in revenues from our data, internet and local services, while cost of these services decreased.

Long Distance Services.    Our long distance gross profit decreased 28.7% to Ps. 681.0 million in 2008, from Ps. 954.7 million in 2007. This decrease is primarily explained by a decrease in both domestic and international long distance revenues.

Our gross margin, defined as gross profit as a percentage of total revenues, increased to 61.7% in 2008 from 56.1% in 2007.

A reconciliation of our operating income to gross profit is provided below as of December 31, 2007 and 2008.

	Year Ended December 31,
	2007(1)		2008(2)
Gross profit	Ps.	2,838,362	Ps.	2,883,520
Administration, selling and other operating expenses		(1,513,334)		(1,551,709)
Depreciation and amortization		(870,137)		(756,687)

Operating income	Ps.	454,891	Ps.	575,124

(1)	Information for 2007 is expressed in millions of pesos with purchasing power as of December 31, 2007.
(2)	Information for 2008 is expressed in millions of adjusted nominal pesos.

Administration, selling and other operating expenses

Administration, selling and other operating expenses increased 2.5% or Ps. 38.4 million to Ps. 1,551.7 million in 2008, from Ps. 1,513.3 in 2007. This increase is primarily explained by an increase of our personnel expenses. As a percentage of total revenues, administration, selling and other operative expenses represented 33.2% in 2008, compared to 29.9% in 2007.

Depreciation and amortization

Depreciation and amortization decreased 13.0% or Ps. 113.5 million to Ps. 756.7 million in 2008, from Ps. 870.1 million in 2007. This decrease is primarily explained by the ending of our preoperative expenses amortizations in the second half of 2007. In 2007, we recorded preoperative expenses amortizations in an amount of Ps. 114.6 million.

Operating income

Operating income increased 26.4% or Ps. 120.2 million to Ps. 575.1 million in 2008, from Ps. 454.9 million in 2007. This is primarily explained by the increase of Ps. 45.2 in gross profit coupled with a decrease of Ps. 113.5 million in depreciation and amortization when compared to 2007.

Comprehensive financial result

Our comprehensive financial result in 2008 was a loss of Ps. 943.9 million, compared to a loss of Ps. 179.5 million in 2007. The following table sets forth our comprehensive financial results for the periods under review:

	Year Ended December 31,
	2007(1)	2008(2)
Interest expense	(314.2)	(294.6)
Interest income	30.2	29.1
Exchange loss, net	(2.2)	(615.2)
Effect of derivative financial instruments	2.9	(63.2)
Gain from monetary position	103.8	—

Comprehensive financial result, net	(179.5)	(943.9)

(1)	Information for 2007 is expressed in millions of pesos purchasing power as of December 31, 2007.
(2)	Information for 2008 is expressed in millions of adjusted nominal pesos.

Our interest expense totaled Ps. 294.6 million in 2008 compared to Ps. 314.2 million in 2007. The decrease in the interest expense was primarily due to lower levels of indebtedness as a result of the corresponding amortization of our 8.0% Senior Notes due 2010 (our “Senior Notes due 2010”) on December 31, 2007 and June 30, 2008, and the US$23.1 million prepayment of a then outstanding bank facility on September 11, 2008, with internally generated funds and a new US$15.0 million bank facility.

Interest income amounted to Ps. 29.1 million in 2008, compared to Ps. 30.2 million in 2007, primarily due to a lower average cash balance coupled with lower interest rates during 2008.

We recorded a foreign exchange loss of Ps. 615.2 million in 2008 compared to a foreign exchange loss of Ps. 2.2 million in 2007. We recorded an exchange loss primarily as a result of a 24.8% depreciation of the value of the peso against the U.S. dollar during 2008, which caused our U.S. dollar denominated monetary liabilities to exceed our U.S. dollar denominated monetary assets.

The effect of derivative financial instruments was Ps. 63.2 million in 2008 due to a 6.2% appreciation of the peso against the U.S. dollar during the first eight months of 2008. This situation affected our two economic hedge contracts with a fixed purchase exchange rate in 2008 of Ps. 10.82 per US$1.00 and Ps. 10.79 per US$1.00, respectively. On September 26, 2008 and September 29, 2008, our two economic hedge contracts were canceled, with a total premium paid of US$0.1 million.

In October 2008, we entered into a forward to sell contract at an average monthly amount of US$1.2 million in December 2008 and January and February 2009, at an average exchange rate of Ps. 12.39 per US$1.00.

According to the new accounting pronouncement, the Financial Reporting Standard (“NIF”) B-10 “Inflation effects” under Mexican FRS, which became effective on January 1, 2008, there is no gain from monetary position in 2008.

Income and IETU

We and our sole subsidiary, Servicios Alestra S.A. de C.V. (“Servicios Alestra”), are each responsible separately to pay the higher of the income tax or IETU, which are computed separately for each entity. Based on the projections prepared by our management relative to our projected tax results in future years, we have determined that we will be subject to income tax rather than IETU. Our projections assume the following:

a)	we will not exercise the option to apply the immediate deduction on investments in 2009; and

b)	we will not amortize the tax loss carry forward in an amount of Ps. 323.6 million in 2009 and 2010.

Hence, a reserve has been created for this amount. As a result, a deferred income tax provision has been included in our income statement for 2008.

Net Income (loss)

As a result of the above factors, in 2008, we recorded a net loss of Ps. 384.3 million compared to a net income of Ps. 188.0 million in 2007. Despite an increase in operating income, we recorded a net loss, primarily due to a higher exchange loss in 2008, when compared to 2007.

Fiscal Year Ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006

Revenues.

Total revenues increased 11.5%, or Ps. 520.4 million, to Ps. 5,056.0 million in 2007 from Ps. 4,535.6 million in 2006. This result was primarily due to higher long distance revenues and a sustained growth of our data, internet and local services.

Data, Internet and Local Services.    During 2007, data, internet and local service revenues reached Ps. 2,641.4 million, representing a 12.6% increase over the Ps. 2,346.3 million recorded in 2006, driven primarily by an increase in our data and internet services revenues, as we focused our sales efforts in these services. During 2007, we expanded our local service to Michoacán and Celaya. Our data, internet and local service segment represented 52.2% of our total revenues in 2007, compared to 51.7% in 2006.

Long Distance Services.    Revenues derived from our long distance service in 2007 increased 10.3%, to Ps. 2,414.7 million from Ps. 2,189.4 million in 2006; while total volume of minutes handled decreased 21.9% to 3,271 million minutes in 2007 from 4,191 million minutes in 2006. Despite a decrease in traffic volume, the increase in revenues was primarily due to higher rates resulting from the implementation of the domestic and international “long distance calling party pays” system. Under this system, mobile telephone subscribers do not pay for incoming calls; instead the customer that originates a domestic or international call, either from a fixed line or a mobile phone pays the entire fee for placing the call and the originating network pays an additional charge to the terminating mobile network. To offset the impact of the additional charge, we increased our rates.

Revenues from domestic long distance services in 2007 increased 17.2%, or Ps. 185.2 million, to Ps. 1,259.5 million from Ps. 1,074.3 million in 2006. Our average domestic long distance revenue per minute increased 23.1% to Ps. 0.65 in 2007 from Ps. 0.53 in 2006. Domestic long distance volume for 2007 decreased 5.8%, or 115 million minutes, to 1,879.1 million minutes compared to 1,994.1 million minutes in 2006, driven primarily by the decrease in traffic of our residential customers. Our total lines in service decreased 7.7%, or 30,175 lines, from 392,019 lines as of December 31, 2006 to 361,844 lines as of December 31, 2007, primarily as a result of our strategy to focus on our business customers and high-usage residential customers. As a percentage of total revenues, domestic long distance revenues represented 24.9% of our revenue in 2007, compared to 23.7% of our revenue in 2006.

Revenues from international long distance services in 2007 increased 3.6%, or Ps. 40.1 million, to Ps. 1,155.1 million from Ps. 1,115.0 million in 2006. This growth in revenues was primarily due a 62.2% increase in the average revenue per minute from Ps. 0.50 in 2006 to Ps. 0.80 in 2007. The increase in the average international long distance revenue per minute was a result of the implementation of the “long distance calling party pays” system explained above. In 2007, international long distance revenues represented 22.8% of total revenues, compared to 24.6% in 2006.

Cost of Services (excluding depreciation)

Our cost of services consisted primarily of interconnection costs, including:

•	local access charges and resale expenses, paid on a per-minute basis primarily to Telmex;

•	international settlement payments paid to foreign carriers on a per-minute basis for the completion of international calls originated in Mexico by us; and

•	fees for leased lines, typically paid on a per-circuit per month basis to Telmex and other last mile access providers.

Cost of services increased 28.3% to Ps. 2,217.7 million in 2007, compared to Ps. 1,728.5 million in 2006. The increase in cost of services was primarily driven by a 30.0 % increase in cost of long distance services due to the implementation of the “long distance calling party pays” system, to Ps. 1,459.9 million in 2007 from Ps. 1,120.4 million in 2006, and the increase in cost of data, internet and local services by 24.6% to Ps. 757.7 million in 2007, compared to Ps. 608.1 million in 2006.

Gross Profit

Gross profit in 2007 increased 1.1% to Ps. 2,838.4 million from Ps. 2,807.1 million in 2006. Our gross profit increased primarily as a result of higher non-long distance gross profit, which helped to offset the decrease in the long distance gross profit. Our data, internet and local services gross profit increased 8.4%, or Ps. 145.4 million, to Ps. 1,883.7 in 2007 from 1,738.2 million in 2006, while our long distance gross profit decreased 10.7% to Ps. 954.7 million in 2007, from Ps. 1,068.9 million in 2006.

Our gross margin, defined as gross profit as a percentage of total revenues, decreased to 56.1% in 2007 from 61.9% in 2006.

A reconciliation of our operating income to gross profit is provided below as of December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007
	(in million of constant pesos)
Gross profit	Ps.	2,807,124	Ps.	2,838,362
Administration, selling and other operating expenses		(1,536,129)		(1,513,334)
Depreciation and amortization		(1,084,016)		(870,137)

Operating income	Ps.	186,979	Ps.	454,891

Administration, selling and other operating expenses

Administration, selling and other operating expenses decreased 1.5% or Ps. 22.8 million to 1,513.3 million in 2007 from Ps. 1,536.1 in 2006. This decrease, coupled with an 11.5% increase of total revenues in 2007, resulted in the reduction to 29.9% in 2007 from 33.9% in 2006 of the administration, selling and other operating expenses as a percentage of total revenues.

Depreciation and amortization

Depreciation and amortization decreased 19.7%, or Ps. 213.9 million, to Ps. 870.1 million in 2007, from Ps. 1,084.0 million in 2006. This decrease is primarily explained by the ending of our preoperative expenses amortizations in the second half of 2007.

Operating income

Operating income increased 143.3%, or Ps. 267.9 million, to Ps. 454.9 million in 2007, from Ps. 187.0 million in 2006. This increase is primarily explained by the Ps. 213.9 million decrease in depreciation and amortization coupled with an increase in our gross profit.

Comprehensive financial result

Our comprehensive financial result in 2007 was a loss of Ps. 179.5 million, compared to a loss of Ps. 292.5 million in 2006. The following table sets forth our comprehensive financial results for the periods under review:

	Year Ended December 31,
	2006	2007
	(in millions of constant pesos)
Interest expense	(429.0)	(314.2)
Interest income	52.1	30.2
Exchange loss, net	(48.9)	(2.2)
Effect of derivative financial instruments	—	2.9
Gain from monetary position	133.3	103.8

Comprehensive financial result, net	(292.5)	(179.5)

Our interest expense decreased 26.7%, or Ps. 114.7 million, to Ps. 314.2 million in 2007, from Ps. 429.0 million in 2006. The decrease in interest expense was primarily due to lower levels of indebtedness as a result of the corresponding amortization of our Senior Notes due 2010 and on July 2, 2007, and the corresponding principal amortization of our bank facility, in the amount of US$3.8 million on each of February 1, 2007, May 2, 2007, August 2, 2007 and November 5, 2007.

Interest income decreased Ps. 21.9 million to Ps. 30.2 million in 2007, from Ps. 52.1 million in 2006, primarily due to a lower average cash balance coupled with lower interest rates towards the second half of 2007.

Even though there was a 0.1% appreciation of the Peso against the U.S. dollar in 2007, we recorded a foreign exchange loss of Ps. 2.2 million in 2007. This was driven primarily by the variations of the exchange rate in 2007 that adversely affected the valuation of our net monetary liabilities.

Gain from monetary position decreased from Ps. 133.3 million in 2006 to Ps. 103.8 million in 2007. The decrease was primarily due to a reduction of monetary liabilities in 2007, as compared to 2006, coupled with a lower Mexican inflation of 3.8% for 2007, compared to 4.1% inflation in 2006.

Income and asset taxes

Until the adoption of IETU on January 1, 2008, we and our sole subsidiary, Servicios Alestra, were each responsible separately to pay the higher of the income tax or asset tax, which were computed separately for each entity. Based on the projections prepared by our management relative to our projected tax results in future years, we have determined that we will be subject to income tax rather than IETU. Our projections assume the following:

a)	we will not exercise the option to apply the immediate deduction on investments in 2009; and

b)	we will not amortize the tax loss carryforwards in an amount of Ps. 680.1 million comprised from 2008 to 2010.

Hence, a reserve has been created for this amount. As a result, a deferred income tax provision has been included in our income statement for 2007. In order to defer asset tax payments in 2007, we determined our asset tax using the tax basis of the fourth preceding year instead of the current year as established in the option of Article 5-A of the Asset Tax Law (Ley del Impuesto al Activo). We also used a reduction to the asset tax, as allowed in Article 23 from the Asset Tax Law, that in this case was enough to cover the asset tax determined for the year in December 31, 2007.

In 2007, Servicios Alestra recorded an asset tax of Ps. 2.8 million.

Net Income (loss)

In 2007, we recorded a net income of Ps. 188.0 million compared to a net loss of Ps. 123.7 million in 2006. This is a result of higher operating income in 2007 compared to 2006 coupled with a reduction of comprehensive financial loss, primarily the result of an exchange gain and lower interest expenses compared to 2006.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and to understanding the result of our operations. Preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. We believe the following accounting policies used in the preparation of our consolidated financial statements involve significant judgments and estimates.

Revenue Recognition

Our principal sources of revenue are derived from domestic and international long distance services and from data, internet and local services. Long distance revenues are recognized based on minutes of traffic processed by us. Revenues for international long distance services into Mexico are recognized based mainly on the minutes that AT&T sends to us.

Revenues from international long distance services reflect income obtained under bilateral contracts between us and foreign operators, as well as those amounts obtained from our clients in Mexico. The aforementioned bilateral contracts set the payment rates from us to foreign operators for the use of their networks in long distance interconnections invoiced in Mexico and from the foreign operators to us for the use of our network for the interconnection of calls invoiced outside of Mexico. Payment rates subject to these contracts are negotiated with each foreign operator.

Revenues derived from data, internet and local are billed monthly and are recognized when services are provided.

Allowance for doubtful accounts

We take what we believe is a conservative approach toward uncollectible accounts, commonly called the Spindown Method. For all services, this method calculates a certain reserve based on an estimate of the amount of customer accounts receivable that will become uncollectible. Both the residential and business accounts will be fully reserved when those accounts are 241 days and 271 days past due, respectively. To obtain this forecast, an uncollectible rate (the “Spindown Rate”) is estimated and applied to each bucket of the accounts receivable. The Spindown Rate applied on each month’s reserve calculation equals the average Spindown Rate registered on the previous six-month period. Payment is due 25 days after the issuance of an invoice. We take several different actions to collect past due amounts, including the use of messages, telegrams, collection letters sent to the customer and person-to-person calls. Service is completely suspended when a residential customer has an account that is more than 30 days past due, or when a business customer has an account that is more than 60 days past due. If the balance for a residential customer is still unpaid 90 days after the due date, we assign the account to a collection agency. For business customers with an unpaid balance greater than Ps. 50, the account is also assigned to a collection agency 120 days after the due date. If the efforts of collection agencies are unsuccessful and the balance is large enough to make legal proceedings worthwhile, we commence legal proceedings. As of December 31, 2006, 2007 and 2008, our allowance for doubtful accounts was Ps. 75.6 million, Ps. 55.6 million and Ps. 83.4 million, respectively. As of September 30, 2008 and 2009 our allowance for doubtful accounts was Ps. 77.6 million and Ps. 62.6 million, respectively. We consider this reserve sufficient to cover the probable loss of accounts receivables; however, we cannot assure you that we will not be required to increase the amount of this reserve. A 10% change in the amounts estimated to be uncollectible would result in a change in uncollectible expense of approximately Ps. 6.3 million.

Long-lived assets

We estimate the useful lives of long-lived assets in order to determine depreciation and amortization expense to be recorded during any reporting period. The useful life of an asset is estimated at the time the asset is acquired and is based on historical experience with similar assets, taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated, or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened. This would result in the recognition of increased depreciation and amortization expense in future periods. Alternatively, these types of technological changes could result in the recognition of an impairment charge to reflect the write-down in asset’s value. We review assets for impairment annually, or when events or circumstances indicate that the carrying amount may not be recoverable over the remaining lives of the assets. In assessing impairments, we use cash flows, which take into account management’s estimates of future operations, including estimates of revenues, costs, operating expenses, capital expenditures and debt service. For U.S. GAAP purposes, pursuant to Statement of Financial Accounting Standards (“SFAS”) 144, we review the carrying value of our long-lived assets for impairment whenever changes in events and circumstances indicate that the carrying amount of the assets may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with an asset would be compared to the asset’s carrying value to determine if an asset is impaired, in which case the asset is written down to its fair value. Based on our cash flow analysis, no impairment existed at December 31, 2006, 2007, 2008, June 30, 2009 and September 30, 2009.

Deferred taxes

As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process requires us to estimate our certain current tax exposure together with an assessment of temporary differences resulting from the differing treatment of certain items for tax and accounting purposes, such as depreciation and amortization, cost and accruals, and allowance for doubtful accounts. These differences result in deferred tax assets and liabilities, which are included on our consolidated balance sheet. This method of determining deferred taxes is known as the comprehensive asset — liability method. To the extent we establish a valuation allowance or we increase this allowance in a period, we must include an expense within the tax provision in the statement of operations. Significant management judgment is required to determine our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. In 2008 we recorded a valuation allowance of Ps. 89.9 million, due to uncertainty whether we may use certain deferred tax assets, primarily certain net operating losses carried forward, before they expire. We began accumulating net operating loss carry-forwards beginning in 1996.

These net operating loss carry-forwards expire ten years after they accumulate. The valuation allowance is based on financial projections prepared by us. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to establish an additional valuation allowance that could materially impact our financial position and results of operations.

In accordance with the interpretation with respect to the accounting effects of the IETU published by CINIF on December 21, 2007 and based on financial and tax projections, we have determined that we will continue to pay regular income tax in the foreseeable future. As a result, we have not recorded any deferred IETU taxes as of September 30, 2009.

New Accounting Pronouncements Under Mexican FRS

During the last quarter of 2008, CINIF issued certain NIFs and certain Interpretations to the Financial Reporting Standards (“INIFs”), which became effective on January 1, 2009. We expect that these NIFs and INIFs will not have a significant effect on our financial information.

NIF B-7 “Business acquisitions”. This NIF establishes the general standards for valuation and disclosure in the initial recognition of the net assets acquired in a business acquisition at the acquisition date as well as for the minority interest and other items that may arise in them, such as goodwill.

NIF B-8 “Consolidated and combined financial statements”. This NIF establishes the general standards for the preparation and presentation of the consolidated and combined financial statements, as well as for the disclosures accompanying such financial statements.

NIF C-7 “Investments in associated companies and other permanent investments”. This NIF sets forth the standards for the accounting recognition of the investments in associated companies, and other permanent investments in which there is no control, joint control or significant influence.

NIF C-8 “Intangible assets”. This NIF sets forth the valuation, presentation and disclosure standards for the initial and subsequent recognition of the intangible assets acquired individually or through a business acquisition, or internally generated in the normal course of business.

NIF D-8 “Share-based payments”. This NIF stipulates the standards for recognition of share-based payments in the financial information. This NIF supersedes IFRS-2 “Share-based payments”, issued by the International Financial Reporting Standards Board applicable on a supplementary basis in Mexico.

INIF 16 “Transference of category for financial instruments with trading purposes”. The object of this INIF is to establish the conditions that should be achieved to transfer a financial instrument from trading into available for sale or held to maturity categories, and its related disclosures.

New Accounting Pronouncements under U.S. GAAP

In December 2008, the Financial Accounting Standards Board (“FASB”) approved FASB Staff Position (“FSP”) No. FAS 132(R)-1, “Employers’ Disclosures about Pensions and Other Postretirement Benefits”, which provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This FSP also includes a technical amendment to Statement 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The disclosures about plan assets required by this FSP shall be provided for fiscal years ending after December 15, 2009.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with U.S. GAAP. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We do not expect any material impact on our financial position and results of operations with the adoption of this statement.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently analyzing the effect that this statement will have on our financial position and results of operations.

In December 2007, the FASB published SFAS No. 160 “Non Controlling Interests in Consolidated Financial Statements” — an amendment of Accounting Research Bulletin No. 51. This statement addresses the reporting of minority interests in the results of the parent company, and provides direction for the recording of such interests in the financial statements. It also provides guidance for the recording of various transactions related to minority interests, as well as certain disclosure requirements.

SFAS No. 160 will be effective for fiscal years and interim periods after December 15, 2008; earlier adoption is prohibited. The presentation and disclosure requirements must be applied retrospectively for all periods presented. We adopted this pronouncement on January 1, 2009. The adoption of this statement will result in some changes to the presentation of our financial results and our changes in financial statement of position. However, these changes are not expected to be of a material nature.

In December 2007, the FASB published SFAS No. 141-R, which replaces SFAS No. 141, “Business Combinations.” This statement improves the reporting of information about a business combination and its effects. It establishes principles and requirements for how the acquirer will recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition. Also, the statement determines the recognition and measurement of goodwill acquired in the business combination or a gain from a bargain purchase, and finally, it determines the disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No 141-R will be effective for all business combinations with an acquisition date on or after the beginning of the first annual reporting period after December 15, 2008, earlier adoption is prohibited. We adopted this pronouncement on January 1, 2009.

In February 2008, the FASB issued FASB Staff Position FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to provide guidance on accounting for a transfer of a financial asset and a repurchase financing. This FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under Statement No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under Statement No. 140. This FSP shall be effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier application is not permitted. This FSP shall be applied prospectively to initial transfers and repurchase financings for which the initial transfer is executed on or after the beginning of the fiscal year in which this FSP is initially applied. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to provide guidance on the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142 “Goodwill and Other Intangible Assets.” The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement No. 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (revised 2007), “Business Combinations”, and other U.S. GAAP standards.

This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset of this FSP shall be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

The FASB issued FAS 165, Subsequent Events on May 28, 2009. FAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

The FASB issued FASB Statement No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140 (FAS 166), amending the guidance on transfers of financial assets in order to address practice issues highlighted most recently by events related to the economic downturn. The amendments include: (1) eliminating the qualifying special-purpose entity concept; (2) a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting; (3) clarifications and changes to the derecognition criteria for a transfer to be accounted for as a sale; (4) a change to the amount of recognized gain or loss on a transfer of financial assets accounted for as a sale when beneficial interests are received by the transferor; and (5) extensive new disclosures. Calendar year-end companies will have to apply FAS 166 to new transfers of financial assets occurring from January 1, 2010. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

The FASB recently issued FAS 167 as an amendment to FIN 46(R). This guidance represents a significant change to the previous accounting rules and it will change the consolidation conclusions for many entities. The standard does not provide for any grandfathering and therefore the FIN 46(R) consolidation conclusions will need to be reassessed for all entities. In summary, the new standard:

•	Eliminates the scope exception for qualifying special-purpose entities

•	Eliminates the quantitative model for determining which party should consolidate and replaces it with a qualitative model focusing on decision-making for an entity’s significant economic activities

•	Requires a company to continually reassess whether it should consolidate an entity subject to FIN 46(R)

•	Requires an assessment of whether an entity is subject to the standard due to a troubled debt estructuring

•	Requires extensive new disclosures

FAS 167 is effective for a company’s first reporting period beginning after November 15, 2009. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

The FASB issued FASB Staff Position FAS 115-2 and FAS 124-2, Recognition and Presentation of Other- Than-Temporary Impairments. FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements. It is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if certain conditions are met. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

FSP 107-1 relates to fair value disclosures in public entity financial statements for financial instruments that are within the scope of FAS 107, Disclosures about Fair Value of Financial Instruments (FAS 107). This guidance increases the frequency of those disclosures, requiring public entities to provide the disclosures on a quarterly basis (rather than just annually). The quarterly disclosures are intended to provide financial statement users with more timely information about the effects of current market conditions on an entity’s financial instruments that are not otherwise reported at fair value. FSP 107-1 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. FSP 107-1 must be applied prospectively, and retrospective application is not permitted. The adoption of this interpretation is not expected to have a material impact on our consolidated financial statements.

U.S. GAAP Reconciliation

Our Financial Statements are prepared in accordance with Mexican FRS, which differs in certain significant respects from U.S. GAAP. See Note 18 to our Audited Financial Statements included herein and Note 12 to our Second Quarter 2009 Interim Financial Statements included herein for information relating to the nature and effect of such differences. Financial statements prepared under Mexican FRS recognize the effects of inflation until December 31, 2007, whereas financial statements prepared under U.S. GAAP are presented on a nominal cost basis. We are not required to reverse the Mexican inflation accounting adjustments when reconciling Mexican FRS to U.S. GAAP, as these adjustments provide a means of measuring the effects of price-level changes in the inflationary Mexican economy. Accordingly, these nominal-adjusted figures are considered a more meaningful presentation than nominal cost-based financial reporting for both Mexican and U.S. accounting purposes.

Net income (loss) under U.S. GAAP amounted to Ps. 300.6 million in 2006, Ps. 299.0 million in 2007, Ps. (227.1) million in 2008 and Ps. 244.6 million as of June 30, 2009, compared with net income (loss) under Mexican FRS of Ps. (123.6) million in 2006, Ps. 188.0 million in 2007, Ps. (384.3) million in 2008 and Ps. 185.8 million as of June 30, 2009.

Stockholders’ equity under U.S. GAAP amounted to Ps. 1,779.3 million in 2006, Ps. 2,075.3 million in 2007, Ps. 1,852.1 million in 2008 and Ps. 2,097.2 million as of June 30, 2009, compared with stockholders’ equity under Mexican FRS of Ps. 2,392.5 million in 2006, Ps. 2,597.9 million in 2007, Ps. 2,216.8 in 2008 and Ps. 2,403.1 million as of June 30, 2009. See Note 18 to our Audited Financial Statements included herein and Note 12 to our Second Quarter 2009 Interim Financial Statements included herein for further discussion of the adjustments under U.S. GAAP.

Liquidity and Capital Resources

We continue to focus our capital expenditures on businesses that we believe may offer more attractive margins and a short- to medium-term return. All capital expenditures are included in a budget which is pre-authorized by our Board of Directors. We do not expect that any single capital expenditure in 2009 will have a material impact on our operations or financial results. We may incur additional indebtedness in 2009 to finance a portion of our capital expenditures. We believe that we will generate positive capital resources from our operations to fund working capital, capital expenditures and most of our debt service needs in 2009.

Our ability to continue generating sufficient cash flow could be affected by the following factors among others:

•	the general economic conditions in Mexico;

•	access to the capital markets;

•	the continuing decrease in international settlements from foreign carriers;

•	lower domestic rates resulting from competition; and

•	higher capital expenditure needs to build and maintain our network.

Current Liquidity

As of December 31, 2008 and September 30, 2009 we had Ps. 202.8 million and Ps. 167.3 million of unrestricted cash available, respectively. Our unrestricted cash balance consists of cash and temporary investments with original maturities of three months or less. Our cash balance decreased Ps. 35.5 million from December 31, 2008 to September 30, 2009 primarily as a result of our payment of our debt, including the prepayment of our 8% senior notes due 2010 and the then outstanding of the bank facility with Comerica Bank in an amount of US$ 15.0 million.

Our treasury policy is to invest in highly liquid temporary cash investments issued by major Mexican and U.S. banks and corporations with high credit ratings. As of September 30, 2009, we had cash of Ps. 28.0 million and temporary investments of Ps. 139.3 million, of which Ps. 79.2 million were in Peso-denominated instruments and Ps. 60.0 million in U.S. dollar-denominated instruments. In our opinion, our cash and cash equivalents balance is sufficient for our present requirements.

As of September 30, 2009 and December 31, 2008 our ratio of current assets to current liabilities was 0.90x, 0.58x, respectively. Our ratio of current assets to current liabilities as of September 30, 2009 includes the corresponding amortization of our vendor loan facilities.

	As of December 31, 2008			As of September 30, 2009 (unaudited)
	(in millions of nominal pesos, excluding ratios)
Unrestricted cash balance	Ps.	202.8		Ps.	167.3
Current ratios (times)		0.58	x		0.90	x

Net debt as of September 30, 2009 decreased US$ 13.9 million to US$ 206.6 million from US$ 220.4 million as of December 31, 2008. The reduction of net debt is primarily the result of the corresponding principal amortization of our indebtedness with internally-generated funds and other financing facilities. Our indebtedness reduction included:

•	the principal amortization of our 8% senior notes due 2010 in the amount of US$ 19.8 million on June 30, 2009;

•	the prepayment of our senior notes due 2010 in the amount of US$ 67.4 million on August 12, 2009, US$ 2.0 million on August 25, 2009 and US$ 123.7 million on September 11, 2009; and

•	the payment of our debt outstanding with Comerica Bank, in the amount of US$15.0 million on September 10, 2009.

Capital expenditures during the nine months ended September 30, 2009 amounted to Ps. 579.6 million, Ps. 94.5 million higher than the Ps. 485.1 million invested in the same period of 2008. Our capital expenditure program includes investments to expand our network, provide new services and to extend our network to customers’ premises, commonly referred to as the last-mile access. As of the date of this report, our capital expenditure program is proceeding according to schedule.

Indebtedness

On August 11, 2009 we issued US$ 200.0 million new senior unsecured notes due 2014. The principal amortization is payable on August 11, 2014, and interest is paid semi-annually in cash in arrears on February 11 and August 11 of each year, beginning on February 11, 2010 at a rate of 11.750%. The proceeds of the offering were used to prepay our then outstanding senior notes due 2010.

As of December 31, 2008 and September 30, 2009 total debt were as follows:

	As of December 31, 2008		As of September 30, 2009 (unaudited)
	(in millions of nominal pesos)
Short-term debt:	Ps.	650.3	Ps.	169.7
Long-term debt:		2,524.1		3,014.1

Total debt	Ps.	3,174.4	Ps.	3,183.9

On September 10, 2009 we paid our debt outstanding with Comerica Bank, in the amount of US$15.0 million. The bank facility was paid with internally-generated funds and other financing facilities.

As of September 30, 2009 we had a loan facility with an outstanding balance of US$ 22.5 million with Cisco Systems Capital Corporation (“Cisco”), which pays principal and interest on a monthly basis. Tranches with maturities on 2011 and 2012 have an outstanding balance of US$ 9.1 million and US$ 13.4 million, respectively, as of September 30, 2009.

As of September 30, 2009 we had a loan facility with an outstanding balance of US$ 13.2 million with Hewlett-Packard Operations México S. de R.L. de C.V. (“HP”), which pays principal and interest on a monthly basis. Tranches with maturities on 2012 and 2013 have an outstanding balance of US$ 6.1 million and US$ 7.1 million, respectively, as of September 30, 2009.

Material Commitments and Funding

The table below describes by year of payment due current material commitments as of September 30, 2009.

	As of and For the Year Ended December 31,
	2009	2010	2011	2012
	(in millions of pesos)(1)
Vendor financing(2)	146.8	194.4	178.7	97.6
Principal	122.8	172.1	167.0	94.5
Interest	24.0	22.3	11.7	3.2
Lease financing(3)	1.8	—	—	—
Principal	1.8	—	—	—
Interest	—	—	—	—
Principal payments on long-term debt(4)(5)	2,881.9	—	—	—
Notes interest payments(6)	170.5	316.8	316.8	316.8
Operating leases	96.8	102.4	105.8	110.1
Capital expenditures(7)	876.2	—	—	—

Total	4,174.0	613.6	601.3	524.6

(1)	Nominal pesos converted from U.S. dollars at a rate of 13.4805 pesos per U.S. dollar, which is the noon buying rate provided by The Federal Reserve Bank of New York on September 30, 2009.
(2)	HP and Cisco vendor financing facilities.
(3)	CSI lease financing facility.
(4)	Principal payments on the bank facility, our Senior Notes due 2010 and our Senior Notes due 2014.
(5)	We have refinanced our Senior Notes due 2010 by redeeming the notes with the proceeds of the offering of the old notes, which were issued on August 11, 2009.
(6)	Interest payments on the bank facility, our Senior Notes due 2010 and our Senior Notes due 2014.
(7)	Derived from the annual budget from 2009.

Our vendor financing commitments include a loan facility with HP with final maturities of the loan tranches on October 31, 2012, February 28, 2013 and April 30, 2013, respectively and a loan facility with Cisco with final maturities of the loan tranches on August 7, 2011, October 28, 2011, June 15, 2012, August 6, 2012, September 10, 2012 and September 11, 2012 respectively.

Our lease financing commitments include a capital lease contract with CSI Leasing México, S. de R.L. de C.V. (“CSI”), which expired in April 2009.

Our principal long term debt commitments for 2009 and 2010 include the principal amortization of our outstanding bank facility, our Senior Notes due 2010 and our Senior Notes due 2014. Our interest commitments for 2009 to 2012 include the interest payments on our bank facility, our Senior Notes due 2010 and our Senior Notes due 2014. We have since refinanced our Senior Notes due 2010 by redeeming the notes with the proceeds of the offering of the old notes.

Our operating lease commitments include the rent of our operative and administrative buildings, and our capital expenditures commitments include an estimate of our capital expenditures for this year.

Capital expenditures for 2006, 2007, 2008 and during the nine months ended September 30, 2009 amounted to Ps. 482.0 million, Ps. 600.4 million, Ps. 793.4 million and Ps. 579.6 million, respectively. Our estimated payment according to our 2009 annual budget is Ps. 876.2 million.

We believe that the funds to meet our material commitments in 2009 will be provided by internally-generated funds from our operations and through new available vendor and lease financing facilities.

Other developments

In 2008 we experienced a 25% decrease in long distance and internet revenues of our consumer segment when compared to 2007. This decrease in revenues was primarily due to:

•	rates reductions along the long distance and internet consumer segments;

•	lower acquisition rates;

•	customer churn in the consumer segment;

•	migration to VoIP services; and

•	high competition.

We expect that long distance and internet revenues from the consumer segment will continue to decline. As a result, we decided to redefine the organizational structure of our consumer business unit and other support areas in 2008. This restructuring resulted in a reduction of approximately 270 employees with remuneration upon termination of labor of approximately Ps. 35.3 million.

Research and Development, Patents and Licenses, Etc.

Not applicable.

Trend Information

An understanding of our financial condition and the results of operations for the periods discussed in this annual report requires an appreciation of the telecommunications regulatory structure in Mexico. Accordingly, the following discussion should be read in conjunction with the discussion of these and related matters which appear in “Business — Business Overview — Regulatory framework and bodies.”

Our financial results for the periods discussed in this prospectus have been influenced by a variety of other factors not directly related to regulatory structures, including economic conditions in Mexico, government rate-setting policies, and levels of competition. A number of these factors have been particularly significant to our results in the past, and some of these factors, such as the Mexican rate of inflation, the exchange rate fluctuation, and the decline of long distance rates, are expected to continue to influence our financial results.

The Mexican telecom industry is highly influenced by various U.S. industry trends, such as:

•	the growth in broadband access;

•	the convergence of services and industries, as evidenced by the introduction of voice and data bundles in the market;

•	multi-service IP services, such as Virtual Private Networks; and

•	mobile services.

Off-balance Sheet Arrangements

Under Mexican FRS, we do not have any off-balance sheet arrangements.

Tabular Disclosure of Contractual Obligations

	Payments due in period
Obligation	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in millions of pesos)(1)
Long-term debt(2)(3)	7,332	3,052	950	3,330	—
Principal	5,578	2,882	—	2,696	—
Interest	1,754	170	950	634	—
Vendor and capital lease financing(4)	626	149	471	7	—
Operating lease obligation	773	97	318	234	124
Purchase obligations(5)	122	122	—	—	—

Total	8,854	3,420	1,740	3,571	124

(1)	Calculated based on an exchange rate of Ps. 13.4805 per U.S. dollar, the noon buying rate as provided by The Federal Reserve Bank of New York on September 30, 2009.
(2)	Interest and principal amount of our bank facility, our Senior Notes due 2010 and our Senior Notes due 2014.
(3)	We have refinanced our Senior Notes due 2010 by redeeming the notes with the proceeds of the offering of the old notes, which were issued on August 11, 2009.
(4)	CSI, HP and Cisco financing facilities.
(5)	Maintenance contracts.

BUSINESS

History and Development of the Company

Our legal and commercial name is Alestra, S. de R.L. de C.V. We were incorporated on October 13, 1995. We are a sociedad de responsabilidad limitada de capital variable (limited liability variable capital company) organized under the laws of Mexico for a term of 99 years. Our principal executive office is located at Avenida Lázaro Cárdenas No.2321, Piso 9, Col. Residencial San Agustín, San Pedro Garza García, N.L. 66260, México and our telephone number is 011-5281-8625-2200. Our authorized representative in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, U.S.A. Puglisi & Associates’ phone number is (302) 738-6680.

We are a leading provider of telecommunications services in Mexico. We are focused primarily on multinational corporations, domestic large- and mid-size businesses and institutional customers in Mexico (which we refer to as the “enterprise sector”), and we believe that we are the only enterprise-focused telecommunication services provider in the country. Through our extensive fiber optic and wireless network, we offer data, internet-related and local telephony services (which we refer to as “value added services”), as well as domestic and international long distance telephony services. Since the commencement of our operations in 1995, we have invested approximately Ps. 7,389.6 million in the construction of our network, which currently interconnects with 199 cities throughout Mexico. We believe our network enables us to provide coverage to over 90% of the Mexican market.

Our value added services include managed IP telephony, IP Virtual Private Networks, managed Local Area Network (“LAN”)/Wide Area Network (“WAN”), hosting and application services, managed security services, as well as more basic data transport, internet access and transit and local telephony services (which we report as our data, internet-related and local services segment). Our enterprise customers demand services with cutting-edge technology and real-time technical support, and we seek to satisfy these needs through our extensive data network and technical capabilities developed through more than 13 years of joint collaboration with AT&T Inc.

We began providing basic data services to our customers in May 1997 and internet services in July 1998, and the majority of our revenue growth for the last three years has come from the evolution of those services into a broad portfolio of value added services. Between September 30, 2008 and September 30, 2009, revenues from value added services grew by 12.9%. Our value added services accounted for 62.4% of our revenues in 2008 and 68.6% of our revenues in the first nine months ended September 30, 2009. We believe that the contributions to our revenues and operating income from our value added services will continue to increase in the foreseeable future, as our customers’ needs evolve into more sophisticated data communications systems and applications that require the convergence of telecommunications and information technology.

We believe that our strategic focus on the enterprise sector, superior product offerings and customer service have enabled us to establish long-term relationships with these customers, which has resulted in a stable source of revenues with low customer churn. We provide these services mainly through long-term contracts with our enterprise customers. We also provide services to high usage residential customers and to other telecommunications carriers.

Our network consists of more than 6,101 route-kilometers of high-capacity fiber optic lines that connect metropolitan areas, more than 1,740 route-kilometers of fiber optic lines within metropolitan areas, and five high-capacity fiber optic lines that cross the U.S. and Mexico border. We also have wireless concessions in the 7, 10.5, 15, and 23 GHz bands to provide point-to-point connectivity nationwide and point-to-multipoint connectivity in Mexico City, Guadalajara and Monterrey and their surrounding regions. We use these wireless concessions principally to provide dedicated “last mile” broadband connections to our enterprise clients. Our network is equipped to provide IP Virtual Private Network services in 50 cities, AT&T Global Network services in 28 cities and local telephony in 28 cities, with coverage in the major urban centers in Mexico. Our network connects approximately 4260 customer locations through dedicated Alestra-owned fiber-optic and wireless access circuits, and approximately an additional 8101 customer locations via dedicated access circuits leased from third-party carriers.

For the year ended December 31, 2008, our revenues totaled Ps. 4,672.5 million and we had a net loss of Ps. 384.3 million. For the nine months ended September 30, 2009, our revenues totaled Ps. 3,541.8 million and our net income was Ps. 87.4 million.

We are owned 51% by Alfa and 49% by AT&T Telecom Mexico, Inc., an indirect wholly owned subsidiary of AT&T. Alfa is one of Mexico’s largest conglomerates, comprised of four groups that participate in key industries around the world, including petrochemicals, aluminum and auto components, refrigerated food and telecommunications. AT&T is among the premier voice, video and data communications companies in the world, serving businesses, consumers, and governments. A leading supplier of data, internet and managed services for the public and private sectors, AT&T offers outsourcing and consulting services to large businesses and governments.

Prior to October 18, 2007, we were owned 51% by Onexa S.A. de C.V. (“Onexa”). On that date, Onexa’s shareholders entered into an agreement to merge with Alfa. This merger was conditioned on Mexican governmental approval and was effective on March 31, 2008. After the effective date of the merger, Alfa replaced Onexa as our direct shareholder.

In response to the amendment to the Service Mark License Agreement, which phased out our ability to use the AT&T service mark beginning on November 17, 2007, we began developing our own service mark in April 2006. Before we developed our own service mark, we marketed all of our services under the AT&T service mark.

We operate our business under the Federal Telecommunications Law, which was enacted in 1995.

Business Overview

Summary of Material Licenses

Service mark

During 2007 we launched the use of the commercial brand name “Alestra” together with the AT&T brand, to allow a transition from the AT&T brand to the Alestra brand commencing in November 2007. At the same time, we stopped using the AT&T mark and logo in all of our materials, except as a tag line below our Alestra mark.

Pursuant to our agreement with AT&T, we ceased using the AT&T name as a tag line on November 18, 2008. After that date, we are permitted to use the AT&T Global Services phrase for the limited purpose of providing AT&T Global Services within Mexico on a nonexclusive basis until June 2010. See “Risk Factors — Risks Relating to Us — Historically, we have relied on the use of the AT&T service mark together with our new Alestra registered service mark to market all of our services to our customers; however, under our Service Mark License Agreement, our ability to use the AT&T brand name and service mark is limited and we have to rely on the Alestra brand name and service mark.”

Our operations

The majority of our revenue growth has come from traditional data services and Internet Protocol (“IP”)-based solutions.

Data and Internet Services

Our Data Services include:

•

Direct access.    For operating legacy networks and Next Generation IP Networks, we offer reliable, secure and high quality dedicated access lines from the customer’s premises to our network. We provide this connection depending on the customer’s needs and revenue potential through a wireless solution, a fiber optics connection or using the services of alternate access providers.

•

AT&T Global Services.    To meet all of the global or international needs, we are part of the AT&T Global Network (“AGN”). This gives us an active role in serving all multinational accounts requirements in Mexico by providing:

•	Enhanced Virtual Private Network

•	International Packet Service

•	Global Managed Internet Services

•	AT&T Virtual Private Network

•

Domestic and North American High Capacity Digital Private Lines (E3/T3 to STM1).    This service allows customers to set up high speed dedicated circuits between two or more of the customer’s offices in Mexico or between two or more of the customer’s offices in Mexico and the U.S. to satisfy their communication and transmission needs for large volumes of data. Customers may also choose Domestic and North American Low Capacity Digital Private Lines (64 kbps to 2,048 kbps) for smaller data volumes. North American services may be contracted under a bilateral or a Full Channel scheme, which allows the customer to manage a single point of contact for ordering, provisioning, billing and fault management.

•

Switched digital services.    For some business applications where private line services might not be cost effective or appropriate, we offer switched digital circuits on demand to customers who require digital links, variable bandwidth and multiple endpoint connectivity at increments of 56/64 Kbps channels (Ix64). This service is suitable for videoconferencing, document, video and audio distribution, voice/data/video integration, distance learning and telemedicine, remote access to corporate resources, bulk data transfer, peak period overflow and dial back-up.

•

Alestra frame relay.    Frame relay is an information transportation service based on packet switching technology, which has been designed to increase the efficiency of data transportation between remote localities needing to exchange large amounts of information at high transmission speeds and to optimize the bandwidth used. Frame relay also provides transparency to any application, low latency and mesh connectivity. The service is available to establish domestic and international circuits under a bilateral or end-to-end scheme jointly with AT&T. Through our Alestra frame relay, users can access their corporate data network from remote sites through a telephone connection.

•

Alestra End to End ATM.    Asynchronous Transfer Mode (“ATM”) is a high performance technology that allows the transmission of various types of applications, such as voice, data and video, using the same means of transmission. We offer different classes of service for those applications, allowing the customers to utilize a common network platform to satisfy all their telecommunication needs, and to assign a different priority to each type of traffic or application.

•

Global switched digital service.    This service enables customers to originate and receive switched data calls. It also offers a wide array of business applications, such as linking a business network with other networks for video, voice and data transmissions, remote LAN/WAN computer networks, back-up lines during peak hours, digital fax and high fidelity audio for radio broadcasting.

•

Voice Over Internet Protocol (“VoIP”) service.    Our MasterNet service, based on VoIP technology, enables customers to make unlimited local and international phone calls at the same time they are using a broadband internet service. The VoIP service uses the Internet as a transmission device for telephone calls. By using the IP through data packets, the service enables a connection to the public telephone network.

Our Convergence Services are part of our Internet Services and are grouped into four main managed services portfolios:

1. Managed Connectivity

These services provide organizations with the widest portfolio of connectivity services, from a simple Internet access connection to a managed VPN infrastructure.

•

Internet Solutions.    For our business customers we offer dedicated high capacity Internet access. In addition, we offer transport services and internet dial-up ports wholesale to internet service providers requiring connectivity to the Internet in Mexico and worldwide. We also serve as an internet service provider and offer dial-up access, asymmetrical digital subscriber line (“ADSL”) access, and email services.

•

VPN Solutions.    We offer VPN services to permit a selected group of computers to communicate directly with each other, irrespective of their physical location within a network. VPN uses a public data network to transport private data reliably and securely. It is virtual because it appears to the user as a genuine private network. We offer several features including remote access to allow connectivity to a dedicated VPN, a VPN port in our own data center and the maintenance of servers, applications and resources as part of the customer’s VPN network.

•

Ethernet Solutions.    This service provides connectivity between two or more sites with high bandwidth capabilities and the Ethernet technology advantages of high speed, reliability and time reduction for provisioning and changing bandwidth capacity. We offer this service in Mexico City, Monterrey and Guadalajara.

2. Managed Unified Communication

Through this service, we empower businesses to access the cost and productivity savings of having voice, data and video available over the Internet.

•

IP Communications.    Our IP Communications service is delivered on a high-speed network that integrates data, voice, and video. Businesses can realize significant cost savings with the reduction of toll, long-distance, and maintenance charges. The complexities of network performance are managed and monitored by our technicians 24 hours a day to allow businesses to focus on their core competencies and strategic requirements.

•	Collaboration. This service is a collected set of tools that allows two or more users to interact, meet, share information and collaborate over the Internet in real time.

•	Instant Messaging. This service allows the sending of short text messages from a computer to a user.

•	Conferencing. This service creates a simultaneous working session of three or more participants using audio and video.

3. Managed Security

We believe that these services provide the most comprehensive portfolio of managed security services in the Mexican market.

•

CALMA.    This portfolio of services includes several security solutions in order to protect our customers’ data from both external threats from the Internet and internal risks. These services include, among others, the definition of firewall platforms for denied access to resources, content filtering and antivirus software.

•	VAS. Our Vulnerability Assessment service is a network discovery and scanning service in which we provide feedback based on the outcome of the assessment that will allow the customer to prioritize its network protection requirements by defining rules and policies based on the importance of the different assets analyzed.

•

Internet Protect.    This is an information service provided by AT&T regarding network internet, application and protocol security. The customer receives access to a special portal where he or she can download information, papers and studies regarding network security.

4. Managed Data Center

These services provide the security, resilience and environmental integrity expected for the applications and data required to run a business.

•	Dedicated Servers. This service provides the rental and exclusive use of a high-performance server, related software and connection to the Internet or VPN access.

•	Co-location Service. This service offers secure, cost-effective and reliable accommodation space in our own data center for other businesses’ servers and equipment.

•	Data Storage. Through this service we handle large quantities of valuable data and offer our clients fast recoverability.

Information Security

We have an Information Security division with the goal of protecting our network and clients from growing information technology threats and complying with new local regulations related to information security.

This division has developed several processes that for each of our services, implement security controls to protect the integrity, confidentiality and availability of those services.

In 2007, we obtained the standard ISO27001 certification on Information Security, becoming the first Mexican telecommunication company to receive this recognition. We continue operating under the ISO27001 standard.

In 2007 and 2008, we launched several services offering information security best practices and technologies to protect the information assets of our customers, such as our security operations center. We expect to continue to develop more information security services in 2010.

Local service

Our local service offers the enterprise market a direct connection to the public switched telephone network (“PSTN”), enabling local, cellular, long distance or operator assisted calls. Service is available in 27 cities: Mexico City, Monterrey, Guadalajara, Aguascalientes, Cd. Juárez, León, Puebla, Querétaro, San Luis Potosí, Saltillo, Toluca, Torreón, Tijuana, Nuevo Laredo, Matamoros, Reynosa, Morelia, Chihuahua, Pachuca, Celaya, Cuernavaca, Tampico, Culiacán, Hermosillo, Mexicali, Mérida and Cancún. Our management expects that our local service will continue to grow based on increased business customer demand.

Local service revenues consist of a fixed monthly rate that includes the rent of the access facilities and a number logged to the PSTN, and additional charges per call on calls to fixed local numbers and per minute on calls to mobile phones.

There are several alternatives of local service depending on the customer’s needs:

Smart iPhone:    This service is a fully integrated VoIP solution based on a hosted Private Branch Exchange (“PBX”) platform that enables customers to interconnect different branches. This solution provides customers with telephone equipment and virtual PBX features like voice mail, web call control, remote office, four digit dialing between customer premises and unified messaging among other traditional PBX functionalities. We offer this service in the three main cities: Mexico City, Monterrey and Guadalajara.

Enlace Digital:    This commercial program offers digital trunks to connect our customer switchboard directly to our network, thereby enabling local, cellular, long distance or operator assisted calls. There are two types of signals that Enlace Digital supports: CAS-R2 and ISDN PRI. This service can be offered through digital radio waves or fiber optic lines and is currently available in all 27 cities of coverage.

Línea Empresarial:    This commercial program provides local, long distance, cellular, 800 numbers and operator calls, using Plain Old Telephone Services lines. The telephone service is provided by a wireless technology that offers the customer the opportunity to integrate data, voice and internet solutions on one platform. We offer this commercial plan in Mexico City, Monterrey, Guadalajara, Toluca, Saltillo and Reynosa.

Enlace Total Multiservicio:    This commercial program provides local, long distance, cellular, 800 number, operator assistance calls and dedicated Internet in a complete bundle offer using IP technology through a common dedicated IP access. We offer this commercial plan in all 27 cities of coverage.

Long Distance Services

Our basic service, Servicio Alestra de Larga Distancia, provides a telephone connection that enables business and residential customers to place domestic and international long distance calls to every country and region in the world. This service covers both sent-paid and collect calls to certain countries and destinations. We also provide international switched transit services, which is traffic that does not terminate in our network, to other international carriers.

As part of our service to our domestic and international long distance customers, we offer advanced voice services. Our advanced voice services are comprised of the following:

•

Operator services, home country direct services, calling card services and 800 services.    We offer a full range of bilingual operator assistance, direct connections between customers abroad and Mexico, calling cards services and toll free services.

•

Virtual network services.    To our business customers, we offer the Aria VNS Red Privada Virtual (“Aria VNS”), a virtual network system that permits the configuration of tailored, private corporate voice networks. This service provides most of the advantages of a private network (i.e., call screening, overflows, flexible routing, authorization codes and private dialing plans) without the corresponding maintenance and operation costs.

•

Global virtual network services.    This service is an extension of Aria VNS domestic service which offers the possibility of interconnecting virtual private networks for multinational or large national clients in Mexico or the United States with affiliates in Mexico or the United States.

•

Global Conference Service.    This service is a reservationless call service that enables callers to create private group conference calls without making reservations or using operators. Users of this service can access the conferencing platform worldwide using the toll free numbers available in more than 80 countries or through the Internet. There are available several advanced features, including, on line conferencing management and reservation, audio conferencing recording, and online document sharing tool.

Pricing and promotions

Our pricing for services offered to business and residential segments varies depending on customer needs. Our business pricing strategy is based on voice, data and internet bundled offers. The commercial programs are tailored to offer value added business solutions through telecommunications integrated services according to the customers’ needs. For the residential segment, there are several plans for our long distance service (including 800 numbers and dialing cards); for our masternet service, which offers local service through internet (including VoIP); and for our internet services (including broadband or dial-up). All of our plans are tailored to the customers’ calling patterns, and are designed to capture and retain long distance customers. We believe that our prices are competitive with, and our promotions similar to those of our major competitors, Telmex and Axtel. We generally price our long distance services slightly below Telmex’s prices and we are highly competitive with Axtel.

Our marketing

By building brand name awareness and increasing our customer base and customer retention, we have developed a comprehensive marketing plan that is designed to increase revenue and to obtain profitability. We have designed our sales and marketing strategy to attract existing Telmex customers and to encourage customers of Axtel and other carriers to switch to us, as well as to entice new customers created by the growing demand for telecommunications services in Mexico. We have adopted a sector marketing approach that distinguishes between business customers and residential customers and further distinguishes within those sectors in terms of usage and type of customer.

Business Customers.    We have national market coverage through our presence in different cities: 199 for long distance service, 50 for VPN, 26 for data/Internet and 27 for local service. We have nearly 400 sales, marketing and e-business professionals dedicated to identifying, attracting and retaining business customers. We also have a Value Added Reseller program that incorporates more than 200 agents with more than 950 account executives, extending our presence to 80 cities. In addition to basic services, we offer to business customers a variety of advanced voice and data services to increase revenues per customer and reduce customer churn. We also deliver customized bundled offers, including the key services and value-added features such as fraud control and reports-on-demand. We mainly target four groups of business customers:

•

Multinational Corporations and Maquiladoras.    We benefit from AT&T’s extensive relationships with multinational corporations, many of whom operate maquiladora facilities near the U.S.-Mexico border. Our account executives manage these important relationships with multinational corporations in conjunction with AT&T global and national account managers, both pre-and post-sale, by offering a seamless international product portfolio.

•

Large and Affiliate Mexican Corporations.    We characterize large corporations as our top 500 national accounts. Affiliates include corporations such as Alfa and their subsidiaries and related entities, with whom we or our shareholders are or have been affiliated. We actively market to these entities and have been successful in attracting these companies as customers.

•

Small and Medium-Sized Businesses.    Small and medium-sized businesses include those that generate monthly billings of between Ps. 2,500 and Ps. 100,000. Small and medium-sized businesses represent the largest part of our business segment in terms of number of accounts and volume. We believe that in most cases these companies are underserved by Telmex and that we can help them become up to date on the latest telecommunication technology.

•

Wholesale Services.    We believe that our state-of-the-art broadband network infrastructure positions us to be a leading provider of wholesale services to other telecommunications, cable TV and data communications carriers. While such services are typically provided at a low rate per minute, the incremental cost is minimal. This allows us to earn revenues from the excess capacity on our fixed-cost network infrastructure. Examples of wholesale customers include other competitive long distance carriers, wireless carriers and internet service providers.

We also target some other important sectors, such as government, call centers and hotel chains, providing to each of these sectors distinctive bundle offers which we develop to meet the customer’s specific telecommunications service needs.

Residential Customers.    Our residential marketing strategy is to target high-usage individuals and distinguish ourselves from other carriers by offering customized services. High-usage individuals tend to be professional or affluent individuals. Depending on their monthly usage, customers are classified as bronze, silver, gold or platinum. Benefits such as immediate customer service and personalized analysis and advice with respect to calling plans are given to customers based on their classification.

Advertising and Public Relations.    We believe that effective advertising stimulates demand for our services. We advertise using television, billboards, radio, Internet, newspapers and specialized business periodicals as well as direct marketing campaigns. In addition, in the past we have also sponsored sports events and teams, educational programs and cultural activities. We believe that building credibility — as an ignition element for any communication, before demand stimulation — is essential to ensure a solid brand reputation and the trust necessary to place our services in the Mexican market. In this respect, our public relations efforts create an informed opinion among third parties (journalists, leaders of public opinion, government officials, business partners, the financial community, consumers, etc.) in order to multiply messages regarding the promotion of advanced telecommunications solutions and consultancy aimed at sales activities. During 2008, we focused on the use of the commercial brand name “Alestra” to position it in all markets, through a campaign consisting of mass media advertising activities (including TV, billboards, magazines and radio). We will continue with our advertising activities to increase the Alestra brand recognition.

Sales and distribution

Direct sales for business customers.    We maintain 19 independent sales offices throughout Mexico, including the key cities of Mexico City, Monterrey and Guadalajara. Our sales force is highly qualified and knowledgeable about our services. We believe that the training of our sales force will be an important factor in our success. When marketing our services, our sales force places special emphasis on the quality of our network and our customer service capabilities. Our direct sales force is compensated with salaries, as well as commissions and bonuses. Our independent telemarketing representatives are compensated with negotiated fees.

We believe that the focused approach of our direct sales force favorably distinguishes us from Telmex, Axtel and other telecom providers in Mexico. Sales managers each manage sales representatives and account executives, who specifically focus on existing and potential accounts within a particular region. Our direct sales force has access to technical personnel for sales support services. We are able to provide our sales force with weekly sales information, and we track the sales of each of our departments against the objectives for each customer segment and account.

Another key aspect on which we focus is our customer’s experience after signing the contract, but before the service is rendered; we believe that it is critical to our marketing success that we maintain a constant communication with our customers after our contracts are signed. For the post-sale experience, we have created a service center organized in tiers with dedicated resources for platinum and gold accounts plus a well-managed customer care organization for mid-size businesses.

Telemarketing.    For the residential segment, we use a focused telemarketing effort. Our telemarketing representatives call high usage residential accounts based on information in our database and other sources. Our customer representatives emphasize the quality of our customer service and our network, as well as any promotions that we are offering at that time. Currently, we rely on in-house telemarketing efforts and employ in-house telemarketing representatives and contract with third parties for the services of additional telemarketing representatives for special campaigns. These representatives make outgoing telemarketing calls, while our customer care representatives handle inbound customer inquiries.

Customer service

We have been able to distinguish ourselves from our main competitors, Telmex and Axtel, by offering superior customer service. We conduct a survey of our Mexican customers in different market segments on a periodic basis. The survey has consistently indicated that our services are perceived as having higher value than those of our competitors. Our last survey was conducted in December 2008. By achieving a level of customer service superior to that of our competitors, we believe that we are able to attract new customers. We have two main customer service centers, one for business customers and the other for residential customers, which are designed to provide service and support for each one of our business units. We also have an operator service center to provide call processing assistance and directory assistance and two help desk service centers to provide technical support, one for Internet and the other for e-services (web hosting). All of our service centers operate 24 hours a day, 7 days a week.

Our customer service centers and help desk receive approximately 110,000 calls per month. They handle product and general service inquiries, billing inquiries, fault reports and technical support. Around 33,000 additional calls per month are handled by an interactive voice response system for residential customers.

In addition, our business customer service center is periodically evaluated through a system of quality metrics that indicates the satisfaction level of our customers. This shows how satisfied or unsatisfied our customers are with our service, which allows us to apply corrective measures immediately to make improvements. The indicator for the last six months of 2009 was 90% of satisfied clients among our top customers.

Our operator services center receives a monthly average of 37,000 calls. These calls consist of customers requiring person to person or “station to station” calls, including collect calls, as well as assistance with calling cards, directory assistance and other services.

Our service centers seek high customer satisfaction by providing ongoing training to our customer service representatives and management staff and by keeping services on a level comparable with world-class centers.

Customer activation, billing and collection policies

Activation.    At the time a salesperson receives an order for service, the information provided by the prospective customer is checked against our internal customer database and a third-party database to which all carriers provide information operated by the verification company. We ascertain whether a prospective customer has amounts due over 30 days and over Ps. 150. If the customer’s credit history is in good standing, a representative from the verification company, a third-party verification entity, is connected into the call to verify the customer’s order. We believe that this system of third-party verification, which was implemented in February 1998, has significantly reduced slamming practices in Mexico and reduced churn caused by payment failure.

Billing.    Currently, we use an integrated/convergent billing system that includes network and customer support capabilities. Our customers are billed monthly, and we split our customer billing into 14 billing cycles. Also, we have installed a state-of-the-art customer care and billing system, which includes, among other features, enhanced call center support for activities such as e-commerce, rapid development and deployment of any new service that we may add in the future, automated customer request tracking, bundling and integration of multiple data and voice services. We use a fraud management system that allows our fraud center to detect and prevent unauthorized use of our network through the use of programs that monitor and identify unusual activity. In addition, the fraud center uses an application developed to detect and analyze fraudulent cases using different profile solutions and statistical, financial, payment history, billing, traffic, and customer information.

Collection.    Bills for residential customers may be paid in cash at one of 7,047 bank branches, or one of more than 7,140 supermarkets, convenience stores, public telegraph offices or electronically through our website. We give customers the option to charge the invoice balance to credit card or checking accounts. Bills for business customers are paid mainly with electronic funds transfers or in cash at banks. There is no seasonality in our collection.

Our collection efforts include personal calls to the customer, voice messages, past due electronic or physical mailed notices and door-to-door collection, depending on the past due amount showed and the length of time that the account is overdue.

Additional efforts according to certain criteria include partial or complete restriction of the service, external collection agency assignment and legal proceedings.

Competition

Our main area of competition is in value-added services for the business sector. Voice services are now a complement to this area.

Even though the SCT has granted a large amount of permits or concessions relating to value-added services, a small group of competitors remains dominant in this area. Along with us, this group includes Telmex, Axtel and Telefónica Data México S.A. de C.V. (“Telefónica”). However, according to the firm Pyramid Research, Telmex is the leader of this group due to its broad commercial coverage and network infrastructure.

Telmex also dominates the broadband access market, with 5.0 million subscribers, while cable operators reach approximately 1.5 million subscribers.

In data and IP networks, we have increased our market share since 2007 as a result of our robust service portfolio in managed services and through an alliance with AT&T for AGN services. We compete primarily with Telmex in the corporate and medium business segment.

In terms of hosting services our main competitors are Telmex (which uses the commercial name Prodigy Hosting for its hosting services), Six Sigma Networks S.A. de C.V. (“Kio Networks”) and Diveo Internet de México S. de R.L. de C.V. (“Diveo”).

We expect that the SCT and Cofetel will promote new initiatives in the following years which will result in a more open competitive environment and broader coverage for data and internet services. These initiatives include leasing or auctioning from the Mexican government-owned company Federal Electricity Commission (Comision Federal de Electricidad, or “CFE”) its fiber optic and network infrastructure, and defining rates according to international standards.

Regarding long distance services, the market has declined since it opened to competition. More than 33 concessions had been granted and reselling is allowed, but the most relevant driver for the market deterioration is the substitution of mobile and VoIP services. The market leaders in long distance services are Telmex and Radiomóvil Dipsa, S.A. de C.V. (“Telcel”) due to the dominant market share of both in their respective markets, as measured in lines. Long distance is usually a complement to a bundle service package. Most competitors offer long distance as part of a bundle offer or with an unlimited service plan for a monthly fee.

Regarding local services, there are three main subsegments of competition: corporate enterprise, which is the most competitive subsegment; small and medium business subsegments, in which low capacity local access is critical to competition; and the consumer subsegment, in which wireless alternatives compete with copper or cable lines.

In 2008, cable operators entered the local service market. Their services are based on VoIP and they aim to protect their current video customer base in the consumer subsegment. Cable operators continue to consolidate, with Grupo Televisa S.A. (“Televisa”) and Megacable Holdings S.A.B. de C.V. (“Megacable Comunicaciones”) the largest competitors among cable operators. Another fixed-line competitor with copper lines access is Maxcom Telecomunicaciones, S.A. de C.V. (“Maxcom”), but it only has limited coverage.

Regarding wireless access, Telmex, Nextel Mexico S. de R.L. (“Nextel”) and Axtel all own WiMax spectrum, but only Axtel has deployed services. Additional availability of WiMax spectrum is required to increase competition in this area, and we expect that the SCT will hold an auction of WiMax in the months ahead.

The following paragraphs contain information of our main competitors obtained from Pyramid Research’s report, “Communications Market 2008”, the technology research firm Select S.A. de C.V. (“Select”) and our own estimates.

Telmex

Telmex, the former government-controlled telecommunications monopoly, has historically dominated the Mexican telecommunications industry. In December 1990, the Mexican government officially began to liberalize the telecommunications industry by selling a controlling portion of Telmex’s equity. The Mexican government subsequently sold the balance of its holdings in Telmex.

At the same time it began the privatization of Telmex in 1990, the Mexican government amended Telmex’s concession for the provision of public, local and domestic and international long distance service throughout Mexico. Telmex was also granted an exclusivity period of six years in order to make the transition to competition in the long distance market. In August of 1996, the exclusivity period expired and the Mexican long distance telecommunications industry was officially opened to competition, although Telmex was not required to interconnect new carriers’ networks to its own networks until January 1, 1997.

Telmex is the biggest competitor in the Mexican industry. It has participated in all fixed telecom services, with a substantial market share in each of them. Telmex has leveraged its broad last-mile access network, where it has retained total control, into its nationwide coverage. According to Pyramid Research, Telmex’s share was approximately 89% in the local lines market and approximately 75% in the long distance market, as measured in minutes.

Telmex’s broadband ADSL service reached approximately 5.0 million subscribers at the end of 2008 while its internet dial-up customer base fell to 0.2 million subscribers. In value-added internet services, Telmex formed an alliance with Microsoft Corporation in 2000, launching the T1MSN portal and changing its brand name to Prodigy. Additionally, its hosting service called Prodigy Triara merged with the Prodigy services portfolio. By the end of the third quarter of 2008, according to Pyramid Research, Telmex had a 70% market share of both broadband and internet dial-up subscribers.

In the core data services market, Telmex has leveraged its local coverage to become the market leader in private lines and frame relay services. Telmex’s market share in data services is currently estimated at 65% in terms of revenues, according to Select.

Axtel

Axtel is a fixed wireless company founded in 1994. Axtel has several nationwide wireless spectrums: 60 MHz at 10.5 GHz for point-to-multipoint access, 112 MHz at 15 GHz for point-to-point backhaul access, 100 MHz at 23 GHz for point-to-point last-mile access and 50 MHz at 3.4 GHz for fixed wireless access, the last one being the most used for its current local service. Its network included 33 cities with local service at the end of 2008. In the fourth quarter of 2006 Axtel acquired Avantel, S. de R.L. de C.V. (“Avantel”). This acquisition increased Axtel’s market position in the small and medium businesses segment and also enhanced its service portfolio in the large corporate segment with Avantel’s services portfolio. In 2007, Axtel launched its pre-WiMax service.

According to Select, as a result of its acquisition of Avantel at the end of third quarter of 2008, Axtel has increased its market share in local lines to approximately 4.7%, in domestic long distance to approximately 7% and in data and internet private circuit markets to approximately 15%.

Telefónica

Telefónica, following its expansion strategy in Latin America, has acquired several telecommunications service providers in Mexico. In 1999 Telefónica acquired Infosel, a part of Terra Networks México, S.A. de C.V (“Terra”), and adopted the Terra brand name for its internet and information services. Terra had 128,000 internet dial-up accounts in 2002, but its business declined to approximately 75,000 accounts as of June 30, 2004, according to Telefónica’s reports, and it exited the dial-up business at the end of 2004 by entering into an alliance with us in which its dial-up customers were absorbed. Terra repositioned its strategy, focusing instead on providing content services, e-commerce, broadband content, and internet advertising business through the Terra portal.

At the beginning of 2000, Telefónica acquired Optel Mexicana, S.A. de C.V. (“Optel”). Optel specializes in X.25, frame relay and dedicated internet services. This acquisition has allowed Telefónica to enter into the business data market and introduce its brand name “Telefónica Data.” Telefónica also developed new features for its data service and enhanced its network with dark fiber contracts with Marcatel, S.A. de C.V. (“Marcatel”) to increase its service coverage. Telefónica also competes with us through its fixed local and long distance concessions in the Mexican market.

Since 2005, Telefónica Móviles México S.A. de C.V. (“Telefónica Móviles México”), a subsidiary of Telefónica, focused strongly on mobile telephone services and deployed an aggressive commercial strategy against Telcel. By the end of the third quarter of 2008, Telefónica Móviles México reached approximately 14.7 million active customers, according to its public reports.

Other Competitors

Our other competitors in voice and data markets are Telcel, Marcatel, Operadora Protel, S.A. de C.V., Iusacell-Unefon, S.A. de C.V. (“Iusacell”), Nextel and Maxcom.

Regulatory framework and bodies

Telecommunications services in Mexico are governed by the Federal Telecommunications Law (Ley Federal de Telecomunicaciones), the General Communications Means Law (Ley de Vías Generales de Comunicación) enacted in 1940, the Telecommunications Rules (Reglamento de Telecomunicaciones) enacted in 1990, certain rules promulgated under the Federal Telecommunications Law and international trade agreements entered into by Mexico and the World Trade Organization (together, the “Telecommunications Regulations”). The Telecommunications Regulations define the regulatory structure applicable nationwide to the telecommunications infrastructure and the supply of telecommunications services. They govern, among other things, applications to install, maintain and operate telecommunications networks, the establishment of technical standards for the provision of telecommunications services, and the granting, revocation and modification of concessions and permits.

The SCT and the Mexican Congress unsuccessfully attempted during 2003, 2004 and 2005 to reach consensus with the industry in order to pass a new communications bill. However, in 2006, a new federal telecommunications law was adopted. As a consequence of the new law, all of Cofetel’s commissioners were replaced, TV broadcasters were allowed to offer telecommunications services and Cofetel’s powers were increased in order to regulate broadcasting and telecom services.

The SCT is the Mexican governmental agency responsible for regulating telecommunications services and was the exclusive authority in this area until August 1996, when the Mexican government established Cofetel. Cofetel is a specialized regulatory agency within the SCT, which pursuant to the new federal telecommunications law consists of five commissioners appointed by the President and approved by the Congress, created to enforce the Federal Telecommunications Law and to implement the necessary regulatory framework to guarantee fair, nondiscriminatory and lawful competition among telecommunication services providers in Mexico.

Cofetel and the SCT have the power to monitor our compliance with the telecommunications public network concession and our wireless concessions. The SCT delegated to Cofetel many of its powers and obligations under the Telecommunications Regulations. However, some of the authorities and obligations delegated to Cofetel were returned to the SCT in late 2008, through a change to the internal operating rules of the SCT. We cannot predict how these new operating rules may affect our business, if at all.

The SCT has retained the authority to grant all concessions and permits as well as to impose fines. Cofetel makes recommendations to the SCT on major issues, such as spectrum allocation and the granting of new concessions and permits, the imposition of fines and the revocation of concession title; however, the SCT has the final decision-making power on these issues.

Under the existing Federal Telecommunications Law, registration before Cofetel is the sole requirement to provide value-added services. Cofetel is currently primarily responsible for, among other things:

•	issuing secondary regulations applicable to the telecommunications industry, including determining the specific obligations of the “dominant” carrier;

•	recommending the granting, amendment, extension, assignment and revocation of concessions and permits;

•	supervising telecommunications service providers;

•	resolving any differences among concessionaires in interconnection negotiations;

•	conducting public biddings and auctioning of spectrum;

•	administering the numbering resources, signaling protocols, technical plans and national numbering migrations;

•	defining the different local service areas and mobile regions; and

•	administering the telecommunication registry, where the rates for telecommunication services offered by the concessionaires are filed.

The SCT and Cofetel have taken a number of steps to complete the regulatory framework for Mexican telecommunications, although significant issues remain unresolved or are under judicial scrutiny.

The Telecommunications Regulations contain various provisions designed to increase competition among providers of Mexican telecommunications services. In general, the SCT is authorized to grant concessions to other parties to provide any of the services provided by Telmex under its concession. In August 1996, the SCT opened the Mexican market to competition for domestic and international long distance services.

The SCT issued the initial rules for the interconnection of other carriers with Telmex’s network in July 1994, specifying that, beginning on January 1, 1997 and before 2001, Telmex was obligated to provide interconnection points for 200 cities in accordance with a rollout schedule (those local service areas were consolidated into 198 areas). After that, the rules also obligated Telmex to provide interconnection in all the cities of the country which have at least one switch with routing capability. Currently, Telmex has provided interconnection points in 198 local service areas. However, no additional areas have been added, and Telmex has argued that there is no switch with routing capability left for the remaining 199 local service areas. However, as a result of a consultation process within the industry, conducted during 2006, over the next years there could be further consolidation of local service areas that could result in a decrease of the 397 local service areas that currently exist.

In June 1996, the SCT released rules with respect to the provision of domestic long distance service, together with basic technical plans for numbering and for signaling, which address a number of technical issues, including several relating to the commencement of competition in long distance services. The long distance rules establish the general framework for competitive long distance services, including rules regarding customer pre-selection of carriers, billing and collection. They also provide for certain consultation and information-sharing mechanisms among service providers and with the SCT.

In October 1997, Cofetel released rules regarding the provisioning of local service. Such rules, among other issues, focus principally on establishing the mechanisms for interconnection, the interoperability of networks and the continuance of service, with non-discriminatory and registered tariffs. Additionally, the rules include access to the special codes, emergency numbers and database directory services. The rules for local service also define the program for the “local calling party pays” service, some obligations for the dominant carrier in terms of information, tariffs and quality of service, and guidelines for the consolidation of local service areas.

On August 11, 2004, international telecommunications rules (the “International Telecommunications Rules”) were issued by Cofetel. Under these rules, the international settlement rates for terminating long distance calls became subject to free market rules. See “— International settlement” below.

On August 12, 2005, Cofetel published regulations authorizing the issuance of permits for the resale of national and international long distance public switched telecommunications services subject to the use of capacity obtained from authorized concessionaires.

In 2006 the SCT revised and passed a resolution on service convergence, to allow telecommunications and cable networks to offer “triple play” service (voice, data and video services). The same resolution also established obligations related to number portability and interconnection between networks. During 2007, Cofetel issued the rules for the implementation of number portability in 2008.

The SCT is considering the auctioning of the 1850-1910/1930-1990 MHz, 3400-3700 MHz, and 1710- 1770/2110-2170 MHz spectrum segments to take place in 2010 that could open the market to new concessionaires and technologies, such as WiMax, that could also compete with some of the services we provide. We cannot predict the outcome of any such auction.

Our concessions

Telecommunications public network concession.    We obtained our telecommunications public network concession on December 6, 1995. Through this concession we are able to provide long distance telephone service. Through a later amendment, we have been able to provide local services in Mexico City, Monterrey and Guadalajara since May 30, 2000, which was later expanded to other local service areas throughout the country. In accordance with the Federal Telecommunications Law, the term of our telecommunications public network concession is 30 years. The term of our concession may be extended for a period equivalent to the initial term for which it was originally granted. The telecommunications public network concession specifies, among other things:

•	the type of services we may provide under the concession (local and long distance);

•	the geographic region in which we may provide the services;

•	the term of the concession; and

•	other rights and obligations affecting us.

Under the Federal Telecommunications Law and the Law of Foreign Investment (Ley de Inversión Extranjera), concessions may only be granted to Mexican individuals and to Mexican corporations whose foreign investment participation does not exceed 49% of the full voting equity thereof or who are not otherwise controlled by non-Mexicans, except that, in the case of concessions for cellular communications services, foreign investment participation may exceed 49% of the equity thereof with the prior approval of the National Commission on Foreign Investments (Comisión Nacional de Inversiones Extranjeras). Furthermore, any attempted transfer or subscription of 10% or more of our equity (other than neutral equity) requires notification and approval of the SCT and, if applicable, the CFC. Any equity transfers in violation of these ownership requirements will be invalid under Mexican law.

The transfer of the telecommunications public network concession rights is subject to a three-year freeze, and such period is calculated from the date of issuance of the concession. After such period elapses, the SCT, with the prior favorable opinion of the CFC, may authorize the proposed transfer under certain conditions.

Wireless concessions.    In June 1998, the SCT granted us two 20 year point-to-point national wireless telecommunications concessions in the 15 and 23 GHz frequency bands, and in September of 1998, three 20 year point-to-multipoint wireless concessions in the 10.5 GHz frequency band covering the regions 4, 6 and 9. These regions comprise Mexico City and the states of Nuevo Leon, Coahuila, Tamaulipas, Nayarit, Jalisco, Colima, Michoacan, Mexico, Hidalgo and Morelos. Under the 10.5 GHz concessions, we were asked to provide by the end of September 2000 point-to-multipoint signal coverage to those municipalities or delegations where 30% of the total population in such regions resides. On July 14, 2000, we petitioned the SCT to allow us to comply with such requirement a year after the original compliance period. On February 28, 2001, the SCT granted us an extension until August 27, 2001 to comply with such requirement. By August 27, 2001, we had installed 10.5 GHz sites in regions 4, 6 and 9, which include the urban areas of Mexico City, Monterrey and Guadalajara. The authorities have been properly notified of our progress and compliance.

On July 19, 2002, we filed a report with Cofetel regarding the implementation of a 10.5 GHz point-to-multipoint radio base station in the city of Morelia. With this infrastructure and the one discussed above, we fulfilled our commitments to provide signal coverage for 30% of the population residing in regions 4, 6 and 9.

Concession maintenance requirements.    Our telecommunications public network concession and our wireless concessions may be terminated pursuant to the Federal Telecommunications Law upon:

•	expiration of their terms;

•	our resignation;

•	their revocation;

•	governmental taking; or

•	our liquidation or Mexican bankruptcy/liquidation (quiebra).

Our wireless concessions may also be revoked for the following reasons:

•	on public interest grounds;

•	for national security reasons;

•	for the introduction of new technologies;

•	to solve interference problems; and

•	to fulfill international agreements and treaties subscribed to by the Mexican federal government.

In the event of our Mexican bankruptcy/liquidation our concession would be immediately terminated.

In addition, the Federal Telecommunications Law provides that our telecommunications public network concession and our wireless concessions may be revoked by the SCT prior to the end of their terms under certain circumstances, including:

(1)	unauthorized or unjustified interruption of services;

(2)	taking of any action that impairs the rights of other concessionaires or permit holders;

(3)	failure to comply with the obligations or conditions specified in the telecommunications public network concession or wireless concessions;

(4)	failure to provide interconnection services with other holders of telecommunications concessions and permits without just cause;

(5)	loss of our Mexican nationality;

(6)	unauthorized assignment, transfer or encumbrance of the telecommunications public network concession or wireless concessions;

(7)	failure to pay the Mexican government the fee for the telecommunications public network concession or wireless concessions; and

(8)	failure to comply with the terms established by our concessions for a period of 180 days after the concessions were issued.

The SCT may only revoke a concession under the circumstances referred to in clauses (1), (2), (3) and (7) above after it has imposed sanctions on at least three occasions on the concession holder, and the violation has recurred. In the events described under clauses (4), (5), (6) and (8) above, the revocation is immediate.

Moreover, our telecommunications public network concession requires us to meet specific geographic coverage targets and our wireless concessions require us to meet certain buildup targets.

The Mexican government, through the SCT, may also temporarily seize all assets related to our telecommunications public network concession or wireless concessions in the event of a natural disaster, war, significant public disturbance or threats to internal peace and for other reasons related to preserving public order and the national economy. Under Mexican law, the government would be obligated to compensate us in the case of a statutory expropriation or temporary seizure, except in the event of war. If the Mexican government were to temporarily seize or expropriate our assets, it would have to indemnify us for all direct losses and damages. In the case of an expropriation, appraisers would determine the amount of the compensation. If we disagreed with the appraisal amount, we could initiate judicial action against the government to dispute such amount. Should no agreement be reached on the amount of the indemnity in the case of a seizure or expropriation, that determination would be made by an independent appraiser, who would be appointed by a competent court. We believe that we are in compliance with all of the applicable requirements of the SCT.

Local service

On October 15, 1999, we filed a petition with the SCT requesting an amendment to our telecommunications public network concession in order to obtain authorization to provide local service in the local service areas that constitute the urban zones of the cities of Mexico City, Monterrey and Guadalajara. The authorization was granted on May 30, 2000. Immediately after the amendment was granted, we began negotiations with Telmex for a local-to-local interconnection agreement. The negotiations were finished and the agreement was signed on December 22, 2000. We began providing local service on December 29, 2000. As part of the concession we were exempted to offer carrier pre-selection for the long distance service for a period of five years beginning on the day in which Alestra began to provide local service in a determined local service area.

During the first half of 2001, we entered into local-to-local interconnection agreements with other local concessionaires, such as Axtel, Iusacell, Telcel and Telefónica. Also during this period, we completed the development of our 10.5 GHz point-to-multipoint microwave radio system network in the cities of Mexico City,

Monterrey and Guadalajara, which is our main system for reaching the residential market. We will continue to expand our commercial market by the introduction of local service using fiber-optic and point-to-point access to current and new clients.

In addition to the May 30, 2000 resolution that allowed us to begin the deployment and offering of local telecommunications services, on February 13, 2002 we filed a petition before Cofetel and the SCT in order to obtain authorization to provide local service in any city in Mexico. As a result of this petition, on December 17, 2002, we received the authorization to offer a full range of local services throughout Mexico, through a nationwide concession on a regional basis. The modification was an extension of the coverage included in our original authorization to provide local service in Mexico.

Tariffs, anti-competitive practices and interconnection

Tariffs.    Under the Federal Telecommunications Law, tariffs for telecommunications services are generally determined freely by the providers of such services and are subject to the requirements set forth in the concessions. Tariffs must be registered before Cofetel prior to being implemented. However, Telmex is an exception to this rule because it is required to obtain approval before it sets rates. Under its concession, beginning in 1999, and every 4 years thereafter, Telmex’s price cap regulation is subject to review.

Such review allows Telmex to increase prices based on a basket of services including local, domestic and international long distance services, subject to a cap based on the inflation rate and adjusted by a productivity factor (3% from 2003 through 2006 and 3.3% for the 2007 – 2010 period). Within the basket, Telmex is allowed to raise tariffs as long as the price of the basket remains under the cap, and lower tariffs, provided they remain above the long run incremental cost of each service.

Telmex’s tariffs for domestic long distance declined in real terms more than 70% from December 1996 to March 2008, because either Telmex did not increase its prices to account for inflation or the price decreased due to competitive forces. We believe that the Mexican telecommunications market will continue to experience tariff pressure.

Anti-competitive practices.    Telecommunications service providers are prohibited by law from adopting monopolistic or discriminatory practices generally, including in the application of tariffs. All tariffs must be based on the following factors:

•	quality;

•	competitiveness;

•	security; and

•	the length of time the carrier will commit to providing the service.

Those companies determined by the Federal Competition Commission to have substantial market power pursuant to the provisions of the Federal Law of Economic Competition (Ley Federal de Competencia Económica), Mexico’s antitrust statute, can be regulated so as to prevent anti-competitive practices.

Long distance-to-local and local-to-local interconnections.    Under Mexican regulations, local telephone concessionaires must enter into interconnection agreements with local and long distance concessionaires, pursuant to which the local operator is obligated to route calls from customers to the local or long distance carrier to which the number has been assigned and in the case of Telmex to the long distance carrier of choice.

Our “long distance-to-local” interconnection agreement with Telmex sets forth the terms and conditions under which we are allowed to interconnect our long distance network with Telmex’s local network.

Our “local-to-local” interconnection agreement with Telmex sets forth the terms and conditions under which we are allowed to interconnect our local network with Telmex’s local network.

Every year we and Telmex engage in negotiations on the terms and conditions, including rates, applicable for the next year interconnection. If we are not able to reach an agreement, the Federal Telecommunications Law provides that in 60 days Cofetel will resolve any interconnection disagreement between concessionaires. The interconnection agreements provide, however, that the terms and conditions of the agreements will remain in place until we and Telmex are able to reach a new agreement, which will apply retroactively to the first day of the year in which it is intended to be used.

During 2007, we reached a new agreement with Telmex for 2008, except for off-net charges, in which Cofetel, as requested by Alestra, issued a resolution stating the rates for 2008. Regarding interconnection terms and conditions for 2009, again we did not reach an agreement with Telmex, and therefore Cofetel issued a resolution stating the terms and conditions to be applied by Alestra and Telmex for 2009. For 2010, we have not yet reached an agreement with Telmex, so once again we requested the intervention of Cofetel to resolve the terms and conditions that were not agreed upon, including the rates to be applied during 2010. Telmex has disputed those resolutions. As of this date, we are unable to estimate the outcome of those disputes and its consequences. As of September 30, 2009 the amount under dispute was Ps. 273.7 million. This amount is in an escrow account with a Mexican trustee and is expressed in our Financial Statements as restricted cash.

The interconnection agreements may be terminated if we have a substantial default under our interconnection agreement with Telmex.

International settlement

On August 11, 2004, the International Telecommunications Rules were issued by Cofetel. Under this system, the international settlement rates are subject to free market rules which allow for each carrier to negotiate freely its own rates. We expect that the international settlement rates that leading U.S. carriers use to settle accounts with foreign telecommunications carriers will continue to be subject to intense downward pressure due to competition factors.

Interconnection agreements between a Mexican long distance concessionaire and foreign carriers require the approval of Cofetel before becoming effective.

We are entitled to receive net settlement payments from AT&T, the carrier in the U.S. with whom we interconnect, pursuant to a duly registered interconnection agreement. This agreement, and agreements we have entered into with other carriers, including Teleglobe Canada Inc., Telefónica de España, S.A.U. and British Telecommunication plc, are similar to those agreements other Mexican long distance carriers have with corresponding foreign carriers. These agreements govern the payment rates between Mexican carriers and foreign carriers for the exchange of international call traffic billed in Mexico, and between foreign carriers and Mexican carriers for the exchange of international call traffic in calls billed abroad.

On April 13, 2006, Cofetel issued a resolution in order to implement the domestic and international “long distance calling party pays” system in Mexico. As a result of the publication of the resolution, we initiated different legal procedures to prevent the implementation of the “long distance calling party pays” system on our network. Finally, we agreed to its implementation and voluntarily dismissed our legal actions. As a consequence of the agreement, we increased our long distance rates, including international settlement rates, in order to pay the mobile terminating network rate of Ps. 1.34 per minute agreed in 2007 and Ps. 1.21 per minute agreed in 2008.

During 2007, the price increase resulted in a loss of international traffic, since some users ceased or migrated their long distance traffic from fixed to mobile networks; however, the revenues increased. Nevertheless, beginning in the later months of 2007 and continuing today, we are facing incremental by-pass traffic since some entities are terminating cheaper mobile services.

Off-net charges (Long Distance-to-Long Distance Interconnection)

Telmex bills us a higher per-minute charge to terminate calls on its network in cities outside of those 199 cities with which we are interconnected. This traffic in minutes represented about 13% of our total minutes of traffic for 2007 and 10% for 2008.

On December 20, 2007, as a result of our negotiations to establish the terms and conditions for the interconnection rate and other issues for the year 2008, we agreed with Telmex to maintain off-net charges and conditions set for 2006 and 2007, equal to the lowest of Ps. 0.75 per minute and any rate available by Telmex for domestic long distance service to any telecommunications public network concessionaire or any rate available by Telmex to U.S. carriers for traffic originated outside Mexico and terminated in Mexican national territory, until new agreements could be reached.

However, we did not reach an agreement with Telmex for 2008 and requested the intervention of Cofetel. Cofetel’s ruling was issued on August 27, 2008, and stated that the exchange of traffic to local service areas that are not opened to competition, and therefore have no interconnection point available, are in fact interconnection services. In its ruling, Cofetel maintained its position that the tariffs that we must pay to Telmex for the provision of this service must be cost-oriented. Among other requirements, Cofetel established a US$0.008 per minute tariff for the interconnection services (off-net charges), applicable until December 31, 2008. We are complying with Cofetel’s resolution; however, Telmex is challenging it. We have recently entered into a transaction with Telmex whereby we have deposited in escrow the full amounts claimed by Telmex for 2008 and 2009 services, which may be drawn against by Telmex as preliminary, not final, settlement of the disputed amounts (or recovered by us) depending on certain court rulings. At this point in time we are unable to predict the outcome or consequences of such actions or if the tariffs contained in such resolution will prevail.

Regarding terms and conditions for off-net charges and other issues for 2009, we have not yet reached an agreement with Telmex and therefore we requested the intervention of Cofetel to resolve the terms and conditions not agreed upon, including the rates to be applied during 2009. As of this date, we are unable to estimate the outcome of the dispute and its consequences.

In spite of this new dispute with Telmex, we continue our negotiations with Telmex and expect that we can reach an agreement in the near future.

Mobile interconnection rates

On March 10, 2005, we filed before Cofetel an interconnection disagreement with Telcel, in order to reduce the mobile interconnection rate that is charged for calls originating in fixed networks and terminating in mobile networks, under the “calling party pays” system. It is due to a tariff distortion derived by the existence of lower service mobile tariffs than interconnection rates, and the fact that we believe that current interconnection tariff is not cost oriented, as it should be. In addition, we require Cofetel to oblige Telcel, as part of the disagreement, to charge the interconnection rate by seconds, in place of by minutes, and to provide information about the location of the interconnection points used by Telmex and Telcel to exchange traffic.

On August 31, 2006 Cofetel issued the resolution applicable to this interconnection dispute and the corresponding interconnection charges. Nevertheless, Telcel and us both challenged this resolution trying to obtain, respectively, lower and higher rates than those determined by Cofetel. Finally, on December 15, 2006 we agreed with Telcel on the applicable interconnection rates for traffic termination in Telcel’s mobile network under the “calling party pays” system. Those agreements remained in place for 2007 and 2008.

During 2008, we faced an increase in by-pass traffic since some entities began to terminate cheaper mobile traffic using mobile end users services. As a consequence, we reduced the traffic to be terminated with the mobile networks, and decided to begin negotiations with Telcel in order to reduce the interconnection rate applicable to 2009. However, we did not reach an agreement with Telcel, and during the last quarter of 2008, we requested the intervention of Cofetel to resolve the terms and conditions under dispute. As of this date, we are unable to estimate the outcome of the dispute and its consequences.

Value-added taxation of telephone services

Billings for telephone services are subject to value-added tax of 15.0% throughout Mexico, except billings for telecommunication services in cities that border the United States or cities located within certain states or municipalities, which are subject to value-added tax of 10.0%. We include this charge on all Mexican bills and we are obligated to remit this amount monthly to the relevant taxing authority.

Organizational Structure

We are owned 51% by Alfa and 49% by AT&T. AT&T holds its equity in us through its subsidiary AT&T Mexico.

Prior to October 18, 2007, we were owned 51% by Onexa. On that date, Onexa’s shareholders entered into an agreement to merge with Alfa. This merger was conditioned on Mexican governmental approval and was effective on March 31, 2008. After the effective date of the merger, Alfa replaced Onexa as our direct shareholder. The following diagram depicts our overall organizational structure:

Alfa is one of Mexico’s largest conglomerates, comprised of four groups that participate in key industries around the world, including petrochemicals, aluminum and auto components, refrigerated food and telecommunications. As of September 30, 2009, Alfa’s total assets amounted to Ps. 110.7 billion, with revenues and operating income for the nine months ended September 30, 2009 of Ps. 84.6 billion and Ps. 6.4 billion, respectively.

AT&T is among the premier voice, video and data communications companies in the world, serving businesses, consumers, and government. A leading supplier of data, internet and managed services for the public and private sectors, AT&T offers outsourcing and consulting to large businesses and governments.

On November 14, 2000, we restructured our capital without changing the above-referenced ownership proportions as follows: 35% of our capital is represented by Series A shares and Series B shares, and the remaining 65% is represented by Neutral (“N”) stock. The Series A shares and the Series B shares have full voting and economic rights while the N stock has full economic rights but limited voting rights. AT&T Mexico holds 49% of the N stock and Alfa holds the other 51%. Alfa continues to hold 100% of the Series A shares and AT&T Mexico continues to hold 100% of the B shares.

Our notes are not guaranteed, secured or otherwise supported by our equity holders. Under the Federal Telecommunications Law and the Foreign Investment Law, no more than 49% of the voting equity of a Mexican corporation holding a concession to provide long distance telecommunications services may be held by non-Mexican nationals.

We have entered into a joint venture agreement with our equity holders, and have adopted bylaws, each of which governs the relationship between the equity holders and us. Our 1,766 employees are employed through our subsidiary, Servicios Alestra, which is organized under the laws of Mexico. We hold 98% of the capital stock of Servicios Alestra. Our employees are paid by that entity with funds provided by us on a monthly basis under a management and services agreement.

Property, Plants and Equipment

Our network

Network components.    As of December 31, 2008, we have invested more than Ps. 7,861.0 million in our technologically advanced fiber-optic network. Construction of the original design for our long haul network was completed in 1997. Our average network reliability in 2008 was 100% for our backbone, 100% for last-mile solutions based on fiber optic equipment and 99.995% for last mile solutions based on digital microwave transmission equipment. Our network is regularly upgraded and extended using state-of the-art technology. Our network was constructed and is operated in accordance with the reliability, redundancy and restoration standards of AT&T’s U.S. network. The key components of the network, all of which are directly owned by us, include:

•	Over 6,101 route kilometers of long-haul and intra-city network, mostly with Lucent True Wave fiber-optic underground inter-city facilities;

•	Approximately 1,740 route kilometers of metropolitan area fiber-optic facilities;

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Two dense wave division multiplexing (“DWDM”) ultra-high-capacity optical transmission systems, capable of transmitting 40 gigabytes per second (“Gbps”) and 400 Gbps respectively, the latter may be easily updated to support 800 Gbps;

•	Eight Lucent digital voice switches, plus one which is used for testing purposes;

•	Next Generation VoIP Network based on Sonus Softswitch and gateways to provide local and long distance services, the largest network of its type in Latin America;

•	Broadsoft Platform for Consumer VoIP Services and Enterprise Hosted IPPBX Services;

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Cisco IP/multiprotocol label switching (“MPLS”)/ATM/frame relay switches; “carrier-class” Cisco Gigabit Switch routers, “carrier-class” Cisco routers used for data services and internet connection; an MPLS core for VPN services; and over 11,000 modems for dial-up services; and

•	Cisco Ethernet Metropolitan Rings for LAN services, transparent, national, point-to-point, and point-to-multipoint.

We have over 3,000 agreements in place with highways, railroads and utilities companies that provide us with rights-of-way throughout Mexico. We believe these rights-of-way provide barriers to entry for potential facilities-based new competitors in the facilities-based services market.

Our network is expandable and flexible. The conduit comprising the long haul network contains a fiber-optic cable with 24 fiber-optic strands. In the metropolitan rings, there are three conduits (four in the case of Mexico City), at least one of which contains fiber-optic cable with 36 fiber-optic strands. The metropolitan infrastructure installed in Mexico City, Monterrey, Guadalajara and Ciudad Juarez has a fiber-optic cable with 144 fiber-optic strands. These conduits are generally buried at a depth of 4 feet.

Most of the metropolitan rings built by us also have at least one empty conduit, allowing for additional capacity to be deployed in the future at a substantially lower cost.

We have large points of presence (“POPs”), in 30 cities within our long haul network, in addition to 78 metropolitan miniPOPs, junction and regenerator sites. A POP or miniPOP is a location where we have installed transmission and data switching equipment that serves as a switching center or relay for the larger network. Our POPs contain telecommunications equipment (switching and/or transport) and serve as interconnection points between different elements of our network and other networks (including Telmex). Each switch and POP is housed in a concrete structure that is equipped with an advanced power supply, air conditioning, security and fire protection system.

Fiber-optics.    Our inter-and intra-city fiber-optic network is 6,101 kilometers in length and consists of three fiber-optic inter-city rings with the transmission capabilities of DWDM and Synchronous Digital Hierarchy (“SDH”) architecture. The network is located in the following areas:

•	a northern ring that extends from the United States border crossings at Reynosa and Nuevo Laredo through Monterrey and other cities;

•	a west-central ring through Guadalajara and other cities;

•	a southern ring through Mexico City and other cities;

•	two interstate segments on the eastern coast of Mexico that run from the central region to the northern part of the country; and

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four border crossings located over the U.S.-Mexico border (Tijuana, Ciudad Juarez, Nuevo Laredo, Reynosa), and another through the use of capacity in submarine cable systems from Cancun to Florida, U.S.

We own metropolitan rings in 16 main cities. SDH and Ethernet technologies are used to provide all services as allowed by our long distance and value-added services concessions.

Pursuant to our long distance concession, we are permitted to send domestic traffic through AT&T’s U.S. network facilities to achieve connectivity among our inter-city fiber-optic rings and two border crossings at Tijuana and Ciudad Juarez. We are the only carrier with multiple SDH rings infrastructure in the border with the United States, through San Antonio, Texas to Nuevo Laredo and Reynosa, Tamaulipas in Mexico; this is a feature that provides diversity and reliability to our customers.

Our network incorporates Lucent True Wave “non-zero dispersion shifted” fiber-optic cable, which supports SDH and DWDM. SDH is the industry standard in transmission technology, similar to Synchronous Optical Network (“SONET”), which supports 2.5, 10 Gbps and higher transmissions over a single fiber-optic strand. SDH enables the deployment of bidirectional ring architecture, a system that allows for nearly instantaneous rerouting of traffic in the event of an equipment failure or a fiber-optic cut. We were the first Latin American carrier to use dense wave division multiplexing technology, which enables greatly expanded transmission capacity over the same physical infrastructure or fiber link through the installation of additional electronics, thus enabling us to increase significantly our transmission capacity. All of our initial long distance fiber-optic facilities use dense wave division multiplexing technology with an effective transmission rate of 40 Gbps per pair of fiber-optic strands, and our new DWDM system has 400 Gbps of capacity, with the possibility to upgrade it to 800 Gbps in an additional pair of fiber-optic strands. We are currently utilizing one pair of fiber-optic strands with a 2.5 Gbps capacity, a second pair of fiber-optic strands using DWDM technology with a capacity of 40 Gbps, of which we currently utilize sixteen wavelengths with a capacity of 22.5 Gbps, and a third pair of fiber-optic strands for Next Generation DWDM system with 400 Gbps.

Voice Electronics and Switching.    We originally deployed five Lucent 5ESS digital switches to provide long distance services. The switches are located in Monterrey, Guadalajara, Mexico City, Ciudad Juarez and Tijuana. These switches perform as international and domestic gateways. We have also deployed two 5ESS and one VCDX switches, a compact version of the 5ESS, to provide local services in Mexico City, Monterrey and Guadalajara. In addition, we have deployed one switch for testing purposes in Monterrey. The Lucent 5ESS switch is an industry-leading universal digital exchange system, with an extraordinary record of availability and performance, and capable of supporting both voice and data switched services. The 5ESS supports a full range of U.S. and international transport and signaling standards, including interfaces to both the U.S. standard DS-1 (24 channel) and the European standard E-1 (30 channel) trunking. The 5ESS digital switch can deploy several types and combinations of telecommunications services on a single exchange platform including analog, mixed analog/digital or digital lines and can function as a local, toll and gateway exchange.

Our signaling network is connected to AT&T through international SS7 signaling interfaces. These signaling interfaces allow us to interface with other network and telecommunication services providers, and provide us with advanced services.

Voice and VoIP Next Generation Network (“NGN”).    We have deployed NGN infrastructure for VoIP services, such as pre/postpaid, local and long distance VoIP services, for business and consumer customers, based on softswitches, application servers and dedicated data infrastructure. Our main vendors include Sonus Networks, Inc. (“Sonus”), Broadsoft Inc. (“Broadsoft”), Pactolus Communications Software Corporation (“Pactolus”), Agnity Inc. (“Agnity”) and Genband Inc. (“Genband”) among others. An increasing number of VoIP and signaling gateways have been deployed in several cities, while the main control functions are centralized in Mexico City and Monterrey.

Local Number Portability for fixed and mobile voice services was a regulatory mandate implemented in Mexico in 2008, covering all telecommunications operators and numbers within the same local service area, allowing for transfer of customers from mobile-to-mobile operators and from fixed-to-fixed operators, including basic local, freephone, and virtual network numbers.

All of our VoIP services are based on core technologies from vendors, and in the short term all of our local services voice traffic will be handled through this NGN. This infrastructure is especially suited for deploying Services over IP (“SoIP”) and advanced media switching services, such as conferencing and collaborative-work, which are provided through the same infrastructure based on customer requirements and demand.

Sonus and Broadsoft are leading vendors of NGNs and IP Multimedia Subsystem (“IMS”) based VoIP infrastructure for fixed and mobile networks, capable of supporting advanced and converged services for consumer and business customers through application servers and reconfigurable electronics. The performance and availability of networks based on these technologies has been proven through its intensive use in the largest and more complex telecommunications networks.

Data Infrastructure.    To support the growing demand for data services, we have deployed an MPLS-based core network for MPLS-VPNs, and Internet, and several metropolitan Ethernet networks. We have deployed ATM and frame relay switches in several cities, such as in Mexico City, Monterrey, Guadalajara, Puebla, Tijuana and Ciudad Juarez, which interconnect with AT&T’s Global Frame Relay network. Our IP network is supported by carrier class gigabit routers and other high capacity routers deployed in key points of presence and switch sites. Our IP network interconnects with the global Internet via AT&T internet services and other high quality service providers. We have deployed Cisco routers from our VPN infrastructure in places such as Mexico City, Monterrey, Guadalajara, Tijuana, Ciudad Juarez, Chihuahua, Culiacan, Cancun, Tampico, Mexicali, Hermosillo, Nogales, Ciudad Obregon, Los Mochis, La Paz, Acapulco, Ciudad del Carmen, Coatzacoalcos, Irapuato, Merida, Oaxaca, Tuxtla and Villahermosa. All of our service networks expand their coverage to the entire country through our own transmission network and through the use of alternate access providers.

Direct access.    Our direct access facilities allow our customers to access our network directly and avoid interconnection with local exchange carriers and incumbent networks like Telmex’s. We have deployed metropolitan fiber-optic rings consisting of approximately 1,740 route kilometers in Monterrey, Mexico City, Guadalajara, Ciudad Juarez, Tijuana, San Luis Potosi, Queretaro, Leon and other cities in Mexico, each of which has been deployed using an SDH ring, IP/Ethernet or ATM architecture. To date, we have 78 metropolitan miniPOPs in our metropolitan rings acting as hubs to connect enterprise customers and some corporate buildings to our network, and more are scheduled for construction every year as customer demand increases. In addition, we possess national and regional licenses for microwave wireless frequencies that allow us to connect many of our business customers directly to our network, reducing our dependence on Telmex’s local network.

Wireless facilities.    We hold two national point-to-point concessions to provide wireless connectivity to business customers (one in the 15 GHz band and one in the 23 GHz band). We also hold three point-to-multipoint concessions in the 10 GHz band covering Mexico City and the states of Nuevo Leon, Coahuila, Tamaulipas, Nayarit, Jalisco, Colima, Michoacan, Mexico, Hidalgo and Morelos which provide direct access to our small business customers. We lease wireless frequency capacity from Conectividad Inalambrica 7GHz, S. de R.L., a joint venture between our equity holders and a subsidiary of Axtel, which acquired rights to use a concession in the 7 GHz band with national coverage to provide wireless connectivity to business customers and to expand the network infrastructure. To provide less capital-intensive direct access facilities and network interconnection in selected smaller cities (and for redundancy purposes), we have deployed 63 radio towers in our network. On these towers we have selectively deployed point-to-point and point-to-multipoint digital microwave transmission equipment. Our main suppliers of digital microwave equipment include Alcatel-Lucent Mexico, S.A. de C.V. (“Alcatel-Lucent”), Alvarion, Ltd (“Alvarion”), Marconi Systems, Microwave Networks International (“MNI”) and Harris Corporation (“Harris”). A continuous process of evaluation is performed among current and potential technology suppliers.

Leased facilities.    To cost-effectively originate and terminate traffic in cities where we do not have a point of presence, we lease facilities (under operating lease agreements) from Telmex and other carriers for an installation fee plus a monthly fixed-cost charge. In this way, we are able to address a large number of additional end-users efficiently.

We continually review, optimize and improve our network, and we believe that there are no environmental issues that may have an impact on our network.

Other properties

Our other principal properties consist of management and customer service offices in Monterrey, Guadalajara and Mexico City, and sales offices and network infrastructure sites such as points of presence and regenerators that are located throughout Mexico. We own, or possess pursuant to leases, land totaling approximately 69,000 square meters on which our management offices, sales offices, customer service centers and points of presence are located. Our principal administrative offices are located in Monterrey and Mexico City and our principal operations center is located in Monterrey.

Legal Proceedings

Sanction regarding infractions to the public administration acquisition act

On July 16, 2006, Corporación Mexicana de Investigación en Materiales, S.A. de C.V. (“COMIMSA”), (a Mexican public administration entity) held a bid process to select a provider of domestic and international long distance services. We participated in the bid process and on July 20, 2006, we were chosen by COMIMSA to provide these services. On August 21, 2006 we notified COMIMSA that we were not capable of providing long distance services in two of the cities in which COMIMSA required such service, due to the fact that the service areas had not been opened to pre-subscription by Cofetel in accordance with the long distance service rules. As a result, we could not enter into the respective services agreement which we were obliged to execute. As a result, on October 3, 2006, COMIMSA filed with the Secretaria de la Función Publica, the administrative comptroller agency of the Mexican government (“SFP”), an administrative proceeding against us to determine if we were subject to sanctions under the applicable law. After a long legal process of three years, on November 10, 2009, SFP decided that we infringed on the applicable law and imposed sanctions consisting of a fine of Ps. 73,000. We were not sanctioned or restricted from participating in public bids or from offering telecommunication services to the Mexican federal administration.

Claim regarding a fire originated in a building leased by Servicios Alestra

In August 2006, ABA Seguros S.A. de C.V. (“ABA Seguros”) and 7-Eleven, Inc. (“7-Eleven”) filed a claim against our subsidiary Servicios Alestra in the amount of Ps. 50.0 million, for damages from a fire that began in the building leased by us to Casa Chapa, S.A. de C.V., under the theory of subrogation of rights. We filed our response with the support of ACE Seguros (the insurance division of Servicios Alestra), since ACE Seguros is the party that would pay should Servicios Alestra be found liable. In order to examine Servicios Alestra’s responsibility, ABA Seguros, 7-Eleven and Servicios Alestra sought the opinions of five experts in the following areas: (i) damages valuation, (ii) insurance settlement, (ii) fires, (iv) accounting, and (v) electrical installation. Although the outcome of the claim has not yet been decided, we do not believe it would have a material adverse effect on our financial position, results of operations or cash flows.

Dispute with Telmex regarding interconnection services rates

We are involved in a dispute with Telmex regarding interconnection services rates applicable for 2008 and 2009 and had requested the intervention of Cofetel regarding the interconnection rates applicable for 2010. On September 8, 2009, a trust in was created by us, Telmex and BBVA Bancomer as a trustee to guarantee the payment of such interconnection services. At September 30, 2009, the trust balance is Ps. 273.7 million, which is presented as restricted cash in our balance sheet. As of the date of issuance of our Third Quarter 2009 Interim Financial Statements, we continue negotiations with Telmex. We cannot assure you that we will reach an agreement in the near future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our business activities require the holding or issuing of financial instruments which expose us to market risks related to changes in interest rates and foreign currency exchange rates. We do not hold or issue financial instruments for trading purposes.

Interest Rate Risk

We currently believe that increases in interest rates in the international markets are not likely to have a material direct adverse impact on our financial results or cash flows because 100% of our total debt bears fixed rates of interest. Our results and cash flows could be impacted if additional financing is required in the future when interest rates are high in relation to our current conditions. If we obtain new financing, current market conditions would imply higher interest rates than our current fixed rates.

Foreign Exchange Risk

Our principal foreign currency fluctuation risk involves changes in the value of the peso relative to the U.S. dollar. Although U.S. dollar-denominated revenues and expenses are exposed to foreign currency fluctuations, our financial instruments are more highly impacted. As of September 30, 2009, the amount of notes and notes payable denominated in U.S. dollars was Ps. 3,183.9 million.

Depreciation of the peso against the U.S. dollar resulted in increases to our U.S. dollar denominated revenues and expenses as reported in pesos. Conversely, appreciation in the value of the peso against the U.S. dollar resulted in decreases to U.S. dollar denominated revenues and expenses as reported in pesos.

Interest expense on our U.S. dollar denominated debt, as expressed in pesos in our Financial Statements, varies with exchange rate movements. Depreciation of the peso results in increases in interest expense on a pesos basis.

We record foreign exchange gains or losses when the peso appreciates or depreciates against the U.S. dollar. Because our U.S. dollar-denominated monetary liabilities have exceeded, and are expected to continue to exceed, our U.S. dollar-denominated monetary assets, depreciation of the peso against the U.S. dollar will result in foreign exchange losses.

The potential loss in value of financial instruments held at September 30, 2009, the value of which totaled Ps. 3,183.9 million, that would have resulted from a hypothetical, instantaneous and unfavorable 10% change in the peso — U.S. dollar exchange rate would have been approximately Ps. 318.4 million. Such a change in currency exchange rates would also have resulted in additional interest expense of approximately Ps. 18.2 million per year, assuming no change in the principal amount of such indebtedness, reflecting the increased costs in pesos of servicing U.S. dollar denominated indebtedness.

We periodically enter into financial instrument contracts to hedge our exposure to changes in the exchange rate between the peso and the U.S. dollar. These contracts are used to hedge the exposure related to interconnection fees, denominated in U.S. dollars, paid to other carriers. We do not enter into derivatives contracts for speculative purposes.

As of the date of this prospectus, we do not have any derivative instruments. We had a settlement of forward contracts in an amount of US$1.6 million in both January 2009 and February 2009. The effect of those derivative instruments was negative and amounted to Ps. 2.2 million. In addition, we have a U.S. dollar denominated lease contract which for accounting purposes the dollar currency embedded in the host lease contract is considered as embedded derivative. For the nine month period ended September 30, 2009, the effect of this embedded derivative was negative and amounted to Ps. 3.0 million, this contract is evaluated on a monthly basis.

The effectiveness of financial derivative instruments classified as hedge instruments is assessed on a periodic basis. At December 31, 2008, our management had assessed the effectiveness of our hedges and estimated that they are highly effective.

We formally document our hedge relationships, including identifying the hedging instruments and the hedged items, as well as our risk management objectives and strategies for undertaking the hedge transaction.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

We sold the old notes to Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated as initial purchasers in a private offering on August 11, 2009 pursuant to a purchase agreement. These initial purchasers subsequently sold the old notes to qualified institutional buyers under Rule 144A under the Securities Act and to certain investors in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the sale of the old notes to the initial purchasers, we entered into a registration rights agreement with those initial purchasers dated August 11, 2009.

The registration rights agreement requires us to file a registration statement under the Securities Act offering to exchange your old notes for new notes. Accordingly, we are offering you the opportunity to exchange your old notes for the same principal amount of new notes. The new notes will be registered and issued without a restrictive legend. The registration rights agreement also requires us to use reasonable best efforts to cause the registration statement to be declared effective by the SEC and to complete the exchange offer by February 7, 2010. In the event that we are unable to satisfy these requirements, holders of the old notes would be entitled to additional interest on the old notes at a rate equal to 1.00% per annum until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act. In addition, if the exchange offer registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 1.00% per annum until the registration defects are cured.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders. If such shelf registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 1.00% per annum until the registration defects are cured.

A copy of the registration rights agreement is incorporated by reference into this prospectus. You are strongly encouraged to read the entire text of the agreement, as it, and not this description defines your rights. Except as discussed below, we will have no further obligation to register your old notes upon the completion of the exchange offer.

We believe that the new notes issued to you in this exchange offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make these four representations:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•	you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

•	you are not an affiliate of us; and

•	you are not engaged in, and do not intend to engage in, the distribution of the new notes.

Our belief is based upon existing interpretations by the SEC’s staff contained in several “no-action” letters to third parties unrelated to us. If you tender your old notes in the exchange offer for the purpose of participating in a distribution of new notes, you cannot rely on these interpretations by the SEC’s staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers cannot use this prospectus for the exchange offer in connection with a resale of the new notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. These broker-dealers cannot rely on the position of the SEC’s staff set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters.

A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes by delivering the prospectus contained in the registration statement for the exchange offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to one year after the consummation of the exchange offer. Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes.

We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

You may suffer adverse consequences if you fail to exchange your old notes. Following the completion of the exchange offer, except as set forth below and in the registration rights agreement, you will not have any further registration rights and your old notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your old notes could be adversely affected.

Under the registration rights agreement, we are required to file a shelf registration statement with the SEC to cover resales of the old notes or the new notes by holders if we are not permitted to consummate the exchange offer because we determine that the exchange offer is not permitted by applicable law or SEC policy, if the exchange offer is not consummated by February 7, 2010, or any holder notifies us that (i) it is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement for the exchange offer is not appropriate or available for such resales, or (iii) it is a broker-dealer and owns notes acquired directly from us or from an affiliate of ours.

If we are obligated to file a shelf registration statement, we will be required to keep such shelf registration statement effective for up to 180 days after it is declared effective.

Representations We Need From You Before You May Participate in the Exchange Offer

We need representations from you before you can participate in the exchange offer.

These representations are that:

•	any new notes received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

•	you are not an affiliate, within the meaning in Rule 501(b) of Regulation D of the Securities Act, of us;

•	you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

•

if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes.

Terms of the Exchange Offer

We will accept any validly tendered old notes that are not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of your old notes tendered. Holders may tender some or all of their old notes in the exchange offer.

The form and terms of the new notes will be substantially the same as the form and terms of your old notes except that:

•

interest on the new notes will accrete or accrue, as the case may be, from the last interest payment date on which interest accreted or was paid on your old notes, or, if no interest has accreted or been paid on the old notes, from the date of the original issuance of your old notes;

•	the new notes have been registered under the Securities Act and will not bear a legend restricting their transfer; and

•

the new notes will not benefit from the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer.

This prospectus and the documents you received with this prospectus are being sent to you and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” and the rules and regulations of the SEC.

We will have accepted your validly tendered old notes when we have given oral or written notice to The Bank of New York Mellon. The Bank of New York Mellon will act as agent for you for the purpose of receiving the old notes. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events or otherwise, certificates sent to The Bank of New York Mellon will be returned, without expense, as promptly as practicable after the expiration date to you, unless you request in the letter of transmittal that the old notes be sent to someone else.

You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your old notes. We will pay all charges and expenses in connection with the exchange offer except for any taxes you may incur in effecting the transfer of your old notes or new notes to some other person, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless we extend the exchange offer, in which case the exchange offer shall terminate at 5:00 p.m., New York City time, on the last day of the extension (such date of expiration, the “Expiration Date”). We do not currently intend to extend the Expiration Date. In any event, the exchange offer will be held open for at least 20 business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement.

We reserve the right, in our sole discretion:

•	to delay accepting your old notes;

•	to extend the exchange offer;

•	to terminate the exchange offer, if any of the conditions shall not have been satisfied; or

•	to amend the terms of the exchange offer in any manner.

If we delay, extend, terminate or amend the exchange offer, we will give notice to the exchange agent and issue a press release or other public announcement.

Procedures for Tendering Your Old Notes

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. Except as stated below under “— Book-Entry Transfer,” to tender in the exchange offer:

•

if you do not hold your position through DTC, Euroclear or Clearstream, Luxembourg, you must, on or before the expiration date, deliver a duly completed letter of transmittal to the exchange agent at its address specified in the letter of transmittal, and certificates for your old notes must be received by The Bank of New York Mellon along with the letter of transmittal;

•

if you hold your position through DTC, you must instruct DTC and a DTC participant by completing the form “Instruction to Registered Holder from Beneficial Holder” accompanying this prospectus of your intention whether or not you wish to tender your old notes for new notes, and you must in turn follow the procedures for book-entry transfer as set forth below under “— Book-Entry Transfer” and in the letter of transmittal; or

•

if you hold your position through Euroclear or Clearstream, Luxembourg, the form “Instruction to Registered Holder from Beneficial Holder” with respect to old notes held through Euroclear or Clearstream, Luxembourg must be completed by a direct accountholder in Euroclear or Clearstream, Luxembourg, and interests in the old notes must be tendered in compliance with procedures established by Euroclear or Clearstream, Luxembourg.

If you intend to use the guaranteed delivery procedures, you must comply with the guaranteed delivery procedures described below.

Neither we nor the exchange agent will be responsible for the communication of tenders by holders to the accountholders in DTC, Euroclear or Clearstream, Luxembourg through which they hold old notes or by such accountholders to the exchange agent, DTC, Euroclear or Clearstream, Luxembourg.

Holders will not be responsible for the payment of any fees or commissions to the exchange agent for the old notes.

In no event should a holder submitting a tender for exchange send a letter of transmittal or old notes to any agent of ours other than the exchange agent, or to DTC, Euroclear or Clearstream, Luxembourg.

Holders may contact the exchange agent for assistance in filling out and delivering letters of transmittal and for additional copies of the exchange offer materials.

To be tendered effectively, a letter of transmittal or, as described below under “— Book-Entry Transfer,” an “agent’s message” and other required documents must be received by The Bank of New York Mellon at its address set forth under “— Exchange Agent” below prior to the expiration date.

If you do not withdraw your tender before the expiration date, your tender will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

The method of delivery of your old notes, the letter of transmittal and all other required documents to be delivered to The Bank of New York Mellon is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to The Bank of New York Mellon before the expiration date. No letter of transmittal or old notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect these transactions on your behalf.

Procedure if the Old Notes Are Not Registered in Your Name

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, then you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on behalf of a registered owner, you must, prior to completing and executing a letter of transmittal and delivering the registered owner’s old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed power of attorney or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act referred to as an “eligible institution,” that is a member of specified signature guarantee programs. Signatures on a letter of transmittal or a notice of withdrawal will not be required to be guaranteed if the old notes are tendered:

•	by a registered holder that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal or any notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

Conditions to the Exchange Offer

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would be unlawful in the opinion of us or our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine, unless waived by us. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, neither we, The Bank of New York Mellon nor any other person shall be under any duty to give such notification or shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any old notes received by The Bank of New York Mellon that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by The Bank of New York Mellon as soon as practicable following the expiration date to you, unless you request in the letter of transmittal that the old notes be sent to someone else.

In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date and, to the extent permitted by applicable law, to purchase old notes in the open market in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer, if:

•

the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination or on the advice of counsel, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•

any action or proceeding is instituted or threatened in any court or by the SEC or any other governmental agency with respect to the exchange offer that, in our judgment, would impair our ability to proceed with the exchange offer; or

•	we have not obtained any governmental approval which we, in our sole discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

The conditions listed above are for our sole benefit and may be asserted by us at any time, regardless of the circumstances giving rise to any of these conditions, or may be waived by us in whole or in part at any time in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights. We are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

In all cases, the issuance of new notes for tendered old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by The Bank of New York Mellon of:

•	certificates for old notes or a timely confirmation from DTC of such old notes into The Bank of New York Mellon’s account at DTC,

•

a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, an “agent’s message” described further below in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such exchange offer, and

•	all other required documents.

If we do not accept your tendered old notes or if you submit old notes for a greater aggregate principal amount than you desire to exchange, then the unaccepted or unexchanged old notes will be returned without expense to you or, in the case of old notes tendered by book-entry transfer into The Bank of New York Mellon’s account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC, Euroclear or Clearstream, Luxembourg, as the case may be, to transfer such old notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

•	confirmation of book-entry transfer of the old notes into the exchange agent’s account; and

•	receipt by the exchange agent of an executed and properly completed letter of transmittal or an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, letter of transmittal or agent’s message and any other required documents must be received at the exchange agent’s address listed below under “— Exchange Agent” on or before 5:00 p.m., New York time, on the expiration date of the exchange offer or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures.

As indicated above, delivery of documents to any of DTC, Euroclear or Clearstream, Luxembourg in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes stating:

•	the aggregate principal amount of old notes that have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal are true and correct.

Guaranteed Delivery Procedures

If you wish to tender your old notes and the old notes are not immediately available, or time will not permit your old notes or other required documents to reach The Bank of New York Mellon before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•

before the expiration date, The Bank of New York Mellon has received from such eligible institution a properly completed and duly executed letter of transmittal, or a facsimile thereof, and notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery shall state your name and address and the amount of the old notes tendered, shall state that the tender is being made thereby and shall guarantee that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the letter of transmittal, or a manually executed facsimile thereof, properly completed and duly executed, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with The Bank of New York Mellon; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the properly completed and duly executed letter of transmittal, or a manually executed facsimile thereof, and all other documents required by the applicable letter of transmittal are received by The Bank of New York Mellon within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of tendered old notes to be effective, a written, or for a DTC participant electronic, notice of withdrawal must be received by The Bank of New York Mellon, at its address set forth in the next section of this prospectus entitled “— Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date.

Any such notice of withdrawal must:

•	specify your name;

•	identify the old notes to be withdrawn, including, if applicable, the certificate number or numbers and aggregate principal amount of such old notes;

•

be signed by you in the same manner as the original signature on the letter of transmittal by which your old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the trustee of your old notes to register the transfer of those old notes into the name of the person withdrawing the tender; and

•	specify the name in which you want the withdrawn old notes to be registered, if different from your name.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes withdrawn will be considered not to have been validly tendered for exchange for the purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer relating to such old notes. Properly withdrawn old notes may be retendered by following one of the procedures described above in “— Procedures for Tendering Your Old Notes” at any time on or prior to the expiration date.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or letter of transmittal should be directed to the exchange agent at its offices at 101 Barclay Street, Floor 4 East, New York, New York 10286. The exchange agent’s facsimile number is 212-815-5603.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer, other than to the exchange agent. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $            , which includes the SEC’s registration fee, fees and expenses of The Bank of New York Mellon, as exchange agent, and accounting, legal, printing and related fees and expenses.

Transfer Taxes

If you tender old notes for exchange, you will not be obligated to pay any transfer taxes unless you instruct us to register your new notes in a different name or if a transfer tax is imposed for a reason other than the exchange of notes pursuant to this exchange offer. If you request that your old notes not tendered or not accepted in the exchange offer be returned to a different person, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Old Notes in the Exchange

We will issue new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal or agent’s message and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Upon completion of the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes, except in the limited circumstances described under “— Purpose and Effect of Exchange Offer; Registration Rights.” Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the following restrictions on transfer:

•

holders may resell old notes only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption from registration.

To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will be issued under the indenture (the “Indenture”) dated August 11, 2009 between us and The Bank of New York Mellon, as trustee (the “Trustee”), under which we issued US$200 million of the old notes.

The terms of the new notes include those stated in the Indenture and those made a part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We summarize below certain provisions of the Indenture, but do not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights. You may obtain a copy of the Indenture in the manner described under “Where You Can Find More Information” in this prospectus, and, for so long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, at the office of the paying agent in Luxembourg.

You can find the definition of capitalized terms used in this section of this prospectus under “— Certain Definitions” below. In this section, when we refer to the “Company,” we mean Alestra, S. de R.L. de C.V. (parent company only) and not its Subsidiaries.

General

The new notes will:

•	be senior unsecured obligations of the Company;

•

rank equal in right of payment with all other existing and future senior unsecured indebtedness of the Company (subject to certain labor and tax obligations for which preferential treatment is given under the Mexican laws);

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any; and

•	be effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

As of September 30, 2009, after giving effect to the issuance and sale of the old notes and the application of the net proceeds from that offering, we had a consolidated total indebtedness of Ps. 3,183.9 million (equivalent to approximately US$235.8 million). Of this amount, as of September 30, 2009, we had Ps. 178.6 million (equivalent to approximately US$13.2 million) of secured indebtedness.

The Company initially issued US$200 million aggregate principal amount of old notes, but may, subject to the limitations set forth under “— Covenants — Limitation on Incurrence of Additional Indebtedness,” issue an unlimited principal amount of securities under the Indenture. The Company may, without your consent, issue additional notes (“Additional Notes”) issued in one or more transactions, which have substantially identical terms (other than issue price, issue date and date from which the interest will accrue) as old notes issued on the Issue Date. Any Additional Notes will be consolidated and form a single class with the old notes issued on the Issue Date, so that, among other things, Holders of any Additional Notes will have the right to vote together with Holders of old notes issued on the Issue Date as one class.

The new notes will be issued in the form of Global Notes without coupons, registered in the name of a nominee of DTC, as depositary. The new notes will be issued in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. See “— Book-Entry; Delivery and Form” below.

Principal, Maturity and Interest

The new notes will mature on August 11, 2014, unless earlier redeemed in accordance with the terms of the new notes. See “— Optional Redemption” below.

The new notes will not be entitled to the benefit of any mandatory sinking fund.

Interest on the new notes will begin to accrue upon the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from August 11, 2009. Interest on the new notes will accrue at the rate of 11.750% per year and will be payable semi-annually in arrears on February 11 and August 11 of each year, commencing on February 11, 2010. Payments will be made to the persons who are registered Holders at the close of business on February 1 and August 1, as the case may be, immediately preceding the applicable interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Initially, the Trustee will act as Registrar, Transfer Agent and Paying Agent for the new notes. The Company may change the Registrar, Transfer Agent and Paying Agent, without notice to Holders. If a Holder of new notes in an aggregate principal amount of at least US$1,000,000 has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments in respect of those new notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the Paying Agent in New York City unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses.

The Company will, to the extent permitted by law, ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Union Council of Economic and Finance (“ECOFIN”) council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. In addition, as long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, the Company will also maintain a Transfer Agent and a Paying Agent in Luxembourg.

Additional Amounts

We are required by Mexican law to deduct Mexican withholding taxes at a rate of 4.9% (subject to certain exceptions) from payments of interest to investors who are not residents of Mexico for tax purposes, and we will pay additional amounts on those payments and certain other payments to the extent described below (“Additional Amounts”).

The Company, and any Restricted Subsidiary which after the Issue Date provides a Subsidiary Guarantee, will pay to Holders of the new notes such Additional Amounts as may be necessary so that every net payment of interest (including any premium paid upon redemption of the new notes and any discount deemed interest under Mexican law) or principal to the Holders will not be less than the amount provided for in the new notes. By net payment, we mean the amount that we or our Paying Agent pay any Holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by Mexico or any political subdivision or taxing authority thereof or therein.

Our obligation to pay Additional Amounts is subject to several important exceptions. The Company, and any Restricted Subsidiary which after the Issue Date provides a Subsidiary Guarantee, will not be required to pay Additional Amounts to any Holder for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the Holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a new note);

•	any estate, inheritance, gift or similar tax, assessment or other governmental charge imposed with respect to the new notes;

•

any taxes, duties, assessments or other governmental charges imposed solely because the Holder or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico, for tax purposes, of the Holder or any beneficial owner of the new note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice that Holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the new notes;

•

any taxes, duties, assessments or other governmental charges with respect to a new note presented for payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such new note would have been entitled to such Additional Amounts on presenting such new note for payment on any date during such 30-day period;

•

any withholding or deduction imposed on a payment to or for the benefit of an individual that is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusion of the ECOFIN council meeting on November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

any withholding or deduction that is imposed on a new note presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the new note to another paying agent in a Member State of the European Union; and

•

any payment on the new note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the new note.

The limitations on our obligations to pay Additional Amounts stated in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a new note than comparable information or other reporting requirements imposed under U.S. tax law (including the United States-Mexico Income Tax Treaty), regulations and administrative practice.

The limitations on our obligations to pay Additional Amounts stated in the third bullet point above also will not apply if, with respect to taxes imposed by Mexico or any political subdivision or taxing authority thereof or therein, Article 195, Section II, of the Mexican income tax law (or a substitute or equivalent provision) is in effect, unless (a) the provision of the information, documentation or other evidence described in the third bullet point is expressly required by the applicable Mexican laws and regulations in order to apply such Article 195, Section II (or substitute or equivalent provision), (b) we cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican laws and regulations on our own through reasonable diligence and (c) we otherwise would meet the requirements for application of the applicable Mexican laws and regulations.

In addition, the third bullet point above does not and shall not be construed to require that any Person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Mexican Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

Upon request, the Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which we have paid any Additional Amount. We will make copies of such documentation available to the Holders of the new notes or the relevant Paying Agent upon request.

Any reference in this prospectus, the Indenture or the new notes to principal, premium, interest or any other amount payable in respect of the new notes by us will be deemed also to refer to any Additional Amount that may be payable with respect to that amount under the obligations referred to in this section.

In the event of any merger or other transaction described and permitted under “— Limitation on Merger, Consolidation and Sale of Assets” below, then all references to Mexico, Mexican law or regulations, and Mexican political subdivisions or taxing authorities under this “Additional Amounts” section and under “— Optional Redemption — Optional Redemption Upon Tax Event” will be deemed to also include the United States and any political subdivision therein or thereof, U.S. law or regulations, and any taxing authority of the United States or any political subdivision therein or thereof, respectively.

Optional Redemption

Make-Whole Optional Redemption

The Company will have the right, at its option, to redeem the new notes, in whole but not in part, at any time prior to their maturity at a redemption price equal to the greater of (1) 100% of the principal amount of such new notes and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case any accrued interest on the principal amount of the new notes to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such new notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

Optional Redemption Upon Eligible Equity Offerings

At any time, or from time to time, prior to or on August 11, 2012, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the outstanding new notes (including any Additional Notes) at a redemption price equal to 111.75% of the principal amount on the redemption date, plus any accrued and unpaid interest to the redemption date; provided that:

•	after giving effect to any such redemption at least 65% of the aggregate principal amount of the new notes (including any Additional Notes) issued under the Indenture remains outstanding; and

•	the Company will make such redemption not more than 60 days after the consummation of such Eligible Equity Offering.

“Eligible Equity Offering” means the issuance and sale for cash of Qualified Capital Stock of the Company to any Person other than an Affiliate of the Company pursuant to (i) a public offering in accordance with U.S. or Mexican laws, rules and regulations, or (ii) a private offering in accordance with Rule 144A and Regulation S under the Securities Act.

Optional Redemption Upon Tax Event

If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date of this prospectus, we would be obligated, after taking all reasonable measures to avoid this requirement, to pay any Additional Amounts in excess of those attributable to a Mexican withholding tax rate of 4.9% with respect to the new notes (see “— Additional Amounts” and “Taxation — Mexican Federal Taxation”), then, at our option, all, but not less than all, of the new notes may be redeemed at any time at a redemption price equal to 100% of the outstanding principal amount, plus any accrued and unpaid interest and any Additional Amounts to the redemption date due thereon up to but not including the date of redemption; provided that (1) no notice of redemption for tax reasons may be given earlier than 60 days prior to the earliest date on which we would be obligated to pay these Additional Amounts if a payment on the new notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

Prior to the publication of any notice of redemption pursuant to this provision, we will deliver to the Trustee:

•	an Officers’ Certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred; and

•

an Opinion of Counsel from Mexican legal counsel (which may be our counsel) of recognized standing to the effect that we have or will become obligated to pay such Additional Amounts as a result of such change or amendment.

This notice, once delivered by us to the Trustee, will be irrevocable.

We will give notice of any redemption at least 30 days (but not more than 60 days) before the redemption date to the Trustee, which will, in turn, provide notice to Holders of new notes as described below in “— Notices” below.

Optional Redemption Procedures

In the event that less than all of the new notes are to be redeemed at any time, selection of new notes for redemption will be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the new notes are listed or if such securities exchange has no requirement governing redemption or the new notes are not then listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate. No new notes of a principal amount of US$100,000 or less may be redeemed in part and new notes of a principal amount in excess of US$100,000 may be redeemed in part in multiples of US$1,000 only.

Notice of any redemption will be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to Holders of new notes to be redeemed at their respective registered addresses. If new notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. For so long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange require, the Company will cause notices of redemption to also be published as described in “— Notices” below. A new note in a principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

New notes called for redemption will become due on the date fixed for redemption. The Company will pay the redemption price for any new note together with accrued and unpaid interest thereon through the date of redemption. On and after the redemption date, interest will cease to accrue on new notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any new notes by the Company, such redeemed new notes will be cancelled.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of US$1,000, provided that the principal amount of such Holder’s new note will not be less than US$100,000) of the Holder’s new notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon through the purchase date (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the new notes as described above (a “Change of Control Offer”) and, for so long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, publish such notice as described in “— Notices” below. The Change of Control Offer will state, among other things, the purchase date, which must be at least 30 days but not more than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all new notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the new notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

If only a portion of a new note is purchased pursuant to a Change of Control Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). New notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of new notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

Other existing and future indebtedness of the Company may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness be purchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the new notes upon a Change of Control may cause a default under such indebtedness even if the Change of Control itself does not.

If a Change of Control Offer occurs, the Company may not have available funds sufficient to make the Change of Control Payment for all the new notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding new notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, we cannot assure you that the Company would be able to obtain necessary financing, and the terms of the Indenture may restrict the ability of the Company to obtain such financing.

Holders will not be entitled to require the Company to purchase their new notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

Covenants in the Indenture restricting the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or its Board of Directors. Consummation of any Asset Sale may, in certain circumstances, require redemption or repurchase of the new notes, and the Company or the acquiring party may not have sufficient financial resources to effect such redemption or repurchase. In addition, restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries. While these restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Company’s assets under certain circumstances. This term varies based upon the facts and circumstances of the subject transaction and has not been interpreted under New York State law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in certain circumstances there may be uncertainty in ascertaining whether a particular transaction involved a disposition of “all or substantially all” of the assets of a Person. In the event that Holders elect to require the Company to purchase the new notes and the Company contests such election, there can be no assurance as to how a court interpreting New York State law would interpret the phrase under certain circumstances.

Covenants

Limitation on Incurrence of Additional Indebtedness

(1)	The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) except that the Company and its Restricted Subsidiaries may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the net proceeds therefrom, (a) the Company’s Consolidated Fixed Charge Coverage Ratio is greater than or equal to 2.0 to 1.0 and (b) the Company’s Consolidated Leverage Ratio is less than 3.50 to 1.0.

(2)	Notwithstanding clause (1) above, the Company and its Restricted Subsidiaries, as applicable, may, at any time, Incur the following Indebtedness (“Permitted Indebtedness”):

(a)	Indebtedness in respect of the notes (excluding Additional Notes);

(b)	subject to compliance with the provision described below in “— Limitation on Guarantees and Indebtedness by Restricted Subsidiaries,” Guarantees by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary, in each case permitted under the Indenture;

(c)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(d)	Hedging Obligations entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and for bona fide hedging purposes and not for speculative purposes;

(e)	intercompany Indebtedness between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries (in each case, other than a Receivables Subsidiary); provided that:

(1)	such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the notes and the Indenture; and

(2)	in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness will be deemed to be Incurred by the Company or the relevant Restricted Subsidiary, as the case may be, and not permitted by this clause (e) at the time such event occurs;

(f)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of Incurrence;

(g)	Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(h)	Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company or any Restricted Subsidiary in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or any Restricted Subsidiary (in each case, other than for an obligation for borrowed money);

(i)	Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the notes in part or in full or deposited to defease or discharge the notes, in each case in accordance with the Indenture;

(j)	Refinancing Indebtedness in respect of:

(1)	Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1)); or

(2)	Indebtedness Incurred pursuant to clause (a), (c), (j) or (m) (in each case, excluding Indebtedness owed to the Company or a Subsidiary of the Company);

(k)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition;

(l)	Strategic Subordinated Indebtedness;

(m)	Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; and provided, further, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

(1)	the Company will be able to Incur at least US$1.00 of additional Indebtedness pursuant to clause (1) above; or

(2)	the Company’s Consolidated Fixed Charge Coverage Ratio will be higher than immediately prior to such acquisition and the Company’s Consolidated Leverage Ratio will be lower than immediately prior to such acquisition;

(n)	Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed US$20.0 million (or the equivalent in other currencies) at any one time outstanding; and

(o)	in addition to Indebtedness referred to in clauses (a) through (n) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed US$50.0 million (or the equivalent in other currencies) at any one time outstanding.

(3)	For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant:

(a)	the outstanding principal amount of any item of Indebtedness will be counted only once;

(b)	in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) or (2) (a) through (n) above or is entitled to be incurred pursuant to clause (o) above, the Company may, in its sole discretion, divide and classify (or at any time reclassify) such item of Indebtedness in any manner that complies with this covenant;

(c)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(d)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with Mexican FRS;

(e)	Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Indebtedness which is otherwise included in the determination of particular amount of Indebtedness will not be included; and

(f)	the accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) above will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

(4)	For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred or, in the case of revolving credit Indebtedness, first committed; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

•	dividends or distributions payable in Qualified Capital Stock of the Company;

•	dividends or distributions payable to the Company and/or a Restricted Subsidiary; or

•

dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(b) purchase, redeem or otherwise acquire or retire for value:

•	any Capital Stock of the Company; or

•

any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company or any Preferred Stock of a Restricted Subsidiary, except for Capital Stock held by the Company or a Restricted Subsidiary or purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand;

(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness; or

(d) make any Investment (other than Permitted Investments),

if at the time of the Restricted Payment and immediately after giving pro forma effect thereto:

(1)	a Default or an Event of Default has occurred and is continuing;

(2)	the Company is not able to Incur at least US$1.00 of additional Indebtedness pursuant to paragraph (1) of “— Limitation on Incurrence of Additional Indebtedness”; or

(3)	the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof will exceed the sum of:

(A)	50% of cumulative Consolidated Net Income of the Company or, if such cumulative Consolidated Net Income of the Company is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

(B)	100% of the aggregate net cash proceeds received by the Company from any Person from any contribution to the Capital Stock of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case subsequent to the Issue Date; or

(C)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary for Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange);

(D)	100% of the aggregate net cash proceeds received by the Company upon the sale, liquidation or repayment of any Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee; and

(E)	in the case of a Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(i)	the portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary, in each case at the time of such Revocation; and

(ii)	the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment,

excluding,	in each case, any net cash proceeds:

(x)	received from a Subsidiary of the Company;

(y)	used to acquire Capital Stock or other assets from an Affiliate of the Company; or

(z)	applied in accordance with clause (2) or (3) of the second paragraph of this covenant below.

Notwithstanding the preceding paragraph, this covenant does not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to the preceding paragraph;

(2)	the acquisition of any shares of Capital Stock of the Company,

(x)	in exchange for Qualified Capital Stock of the Company; or

(y)	through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company, provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds will be excluded from clause (3)(c) of the first paragraph of this covenant (and were not included therein at any time);

(3)	the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

(x)	Qualified Capital Stock of the Company or

(y)	Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(c) of the first paragraph of this covenant (and were not included therein at any time);

(4)	if no Default or Event of Default (other than solely pursuant to clause (3) thereof) has occurred and is continuing, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company issued or Incurred in accordance with the covenant described under “— Limitation on Incurrence of Additional Indebtedness” to the extent such payments are included in “Consolidated Fixed Charges”;

(5)	if no Default or Event of Default has occurred and is continuing, repurchases by the Company of Capital Stock of the Company or options, warrants or other securities exercisable or convertible into Capital Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed US$1.0 million (or the equivalent in other currencies) in any calendar year and US$2.5 million (or the equivalent in other currencies) in the aggregate; and

(6)	if no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (6), does not exceed US$15.0 million (or the equivalent in other currencies).

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend) (4), (5) and (6) above will be included in such calculation and amounts expended pursuant to clauses (2) and (3) above will not be included in such calculation.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale is in the form of (1) cash or Cash Equivalents; (2) assets (other than current assets as determined in accordance with Mexican FRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business; (3) Capital Stock in a Person engaged solely in a Permitted Business that will become a Restricted Subsidiary as a result of such Asset Sale or (4) a combination of cash, Cash Equivalents and such assets.

Solely for the purposes of this covenant, the following are deemed to be cash or Cash Equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary by any Person and the release of the Company or such Restricted Subsidiary from any liability in connection with the Asset Sale; and (y) any securities received by the Company or any Restricted Subsidiary that are promptly converted by the Company or any Restricted Subsidiary into cash or Cash Equivalents.

The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

(1)	repay, prepay or purchase any Senior Indebtedness of the Company or any Restricted Subsidiaries, in each case for borrowed money or constituting a Capitalized Lease Obligation and permanently reduce the commitments with respect thereto without Refinancing; or

(2)	purchase (or enter into a binding agreement to purchase; provided that such purchase is consummated within 90 days after the date that is 365 days after such Asset Sale):

(A)	assets (other than current assets as determined in accordance with Mexican FRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business; or

(B)	Capital Stock of a Person engaged solely in a Permitted Business that will become, upon purchase, a Restricted Subsidiary,

from a Person other than the Company and its Restricted Subsidiaries.

To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 365 days of the Asset Sale as described in clause (1) or (2) of the immediately preceding paragraph (or, if a binding agreement has been entered into as set forth in clause (2) of such paragraph, the date of the expiration of the 90-day period set forth in such clause (2)), the Company will make an offer to purchase new notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the new notes to be purchased, plus any accrued and unpaid interest thereon, to the purchase date (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of new notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day period.

The purchase of new notes pursuant to an Asset Sale Offer will occur not less than 20 Business Days following the date thereof, or any longer period as may be required by applicable law or regulation, nor more than 60 days following the 365th day following the Asset Sale (or, if a binding agreement has been entered into as set forth in clause (2) of third paragraph of this covenant, not more than 60 days following the date of the expiration of the 90-day period set forth in such clause (2)). The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of US$25.0 million (or the equivalent in other currencies). At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$25.0 million (or the equivalent in other currencies), will be applied as required pursuant to this covenant.

Pending application in accordance with this covenant, Net Cash Proceeds will be applied to temporarily reduce revolving credit borrowings, if any, that can be reborrowed or Invested in Cash Equivalents.

Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following such 365th day (or, if a binding agreement has been entered into as set forth in clause (2) of third paragraph of this covenant, within 20 days following the date of the expiration of the 90-day period set forth in such clause (2)), with a copy to the Trustee offering to purchase the new notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be at least 30 days and not more than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their new notes in whole or in part in integral multiples of US$1,000 in exchange for cash; provided that the principal amount of such tendering Holder’s new note will not be less than US$100,000.

On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all new notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2)	deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all new notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the new notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

To the extent that Holders of new notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw new notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the new notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a new note is purchased pursuant to an Asset Sale Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). New notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of new notes and other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Limitation on Merger, Consolidation and Sale of Assets,” the Surviving Entity will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the

Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant within 365 days of conversion or disposition.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of new notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by doing so.

Limitation on Designation of Unrestricted Subsidiaries

The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with “— Limitation on Transactions with Affiliates”;

(2)	at the time of and after giving effect to such Designation, the Company could Incur US$1.00 of additional Indebtedness pursuant to clause (1) of “— Limitation on Incurrence of Additional Indebtedness”; and

(3)	the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to the first paragraph of “— Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)	no Default or Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(2)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by Board Resolutions of the Company’s Board of Directors and an Officers’ Certificate delivered to the Trustee certifying compliance with the preceding provisions.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) Except as provided in paragraph (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2)	make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Paragraph (a) above of this covenant will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law, rule, regulation or order;

(2)	the Indenture or the notes;

(3)	any agreement governing Acquired Indebtedness, not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4)	restrictions on the transfer of assets subject to any Permitted Lien;

(5)	customary provisions restricting the ability of any Restricted Subsidiary to undertake any action described in clauses (a)(1) through (a)(3) above in joint venture agreements and other similar agreements entered into in the ordinary course of business and with the approval of the Company’s Board of Directors;

(6)	restrictions in other Indebtedness incurred by a Restricted Subsidiary of the Company in compliance with the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; provided that such restrictions are not materially more restrictive with respect to such encumbrances and restrictions than those applicable to Restricted Subsidiaries in agreements related to Indebtedness referenced in clause (2) above;

(7)	customary restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(8)	customary non-assignment provisions of any license agreement or other contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset that is subject to a Lien that secures Indebtedness, in each case permitted to be Incurred under the Indenture;

(9)	restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(10)	customary restrictions imposed on the transfer of copyrighted or patented materials;

(11)	contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Subsidiary that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction; and

(12)	Purchase Money Indebtedness and Capitalized Lease Obligations for assets acquired in the ordinary course of business that impose encumbrances and restrictions only on the assets so acquired or subject to lease.

Limitation on Liens

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness or trade payables, unless contemporaneously therewith effective provision is made to secure the notes, any Subsidiary Guarantees and all other amounts due under the Indenture equally and ratably with such Indebtedness or other obligation (or, in the event that such Indebtedness is subordinated in right of payment to the notes or any Subsidiary Guarantee prior to such Indebtedness or other obligation) with a Lien on the same properties and assets securing such Indebtedness or other obligation for so long as such Indebtedness or other obligation is secured by such Lien.

Limitation on Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

(a) either:

(1)	the Company is the surviving or continuing corporation; or

(2)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)	is a corporation organized and validly existing under the laws of Mexico or the United States of America, any State thereof or the District of Columbia; and

(B)	expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance and observance of the covenants of the notes and the Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness (including any Acquired Indebtedness) Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, will either:

(1)	be able to Incur at least US$1.00 of additional Indebtedness pursuant to clause (1) of “— Limitation on Incurrence of Additional Indebtedness”; or

(2)	have (x) a Consolidated Fixed Charge Coverage Ratio of not less than the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction and (y) a Consolidated Leverage Ratio of not more than the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction;

(c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any

Indebtedness (including any Acquired Indebtedness) Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default has occurred or is continuing;

(d) any Restricted Subsidiary that after the Issue Date provides a Subsidiary Guarantee (including Persons that are required to provide Subsidiary Guarantees as a result of the transaction) has confirmed by supplemental indenture that its Subsidiary Guarantee will apply for the Obligations of the Surviving Entity in respect of the Indenture and the notes;

(e) if the Company is organized under Mexican law and merges with a corporation, or the Surviving Entity is, organized under the laws of the United States, any State thereof or the District of Columbia or the Company is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Surviving Entity is, organized under the laws of Mexico, the Company or the Surviving Entity will have delivered to the Trustee an Opinion of Counsel from each of Mexican and U.S. counsel to the effect that, as applicable:

(1)	the Holders of the new notes will not recognize income, gain or loss for U.S. or Mexican income tax purposes as a result of the transaction and will be taxed in the Holder’s home jurisdiction in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are required to be paid on the new notes) and at the same times as would have been the case if the transaction had not occurred;

(2)	any payment of interest or principal under or relating to the new notes or any Subsidiary Guarantee will be paid in compliance with any requirements under the section “— Additional Amounts”; and

(3)	no other taxes on income, including capital gains, will be payable by Holders of the new notes under the laws of Mexico or the United States relating to the acquisition, ownership or disposition of the new notes, including the receipt of interest or principal thereon; provided that the Holder is not a tax resident of Mexico or the United States, as applicable, and does not use or hold, and is not deemed to use or hold the new notes in carrying on a business in Mexico or the United States; and

(f) the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The provisions of clause (b) above will not apply to:

(1)	any transfer of the properties or assets of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(2)	any merger of a Restricted Subsidiary into the Company or another Restricted Subsidiary; or

(3)	any merger of the Company into an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another jurisdiction,

so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries taken as a whole is not increased thereby.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing Person, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant will not affect the obligations of the Company (including a Surviving Entity, if applicable) under “— Change of Control,” if applicable.

Any merger, consolidation, transfer or sale of assets conducted in accordance with the provisions described above will be deemed to have been authorized by the Holders of the new notes for purposes of Article 225 of the Mexican Law on Commercial Companies (Ley General de Sociedades Mercantiles).

Limitation on Transactions with Affiliates

(1)	The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(a)	the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(b)	in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$1.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction will be set forth in an Officers’ Certificate delivered to the Trustee stating that such transaction complies with clause (a) above;

(c)	in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$10.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction will be approved by a majority of the members of the Company’s Board of Directors (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with clause (a) above; and

(d)	in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$25.0 million (or the equivalent in other currencies), the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and any such Restricted Subsidiary, if any, from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(2)	Paragraph (1) above will not apply to:

(a)	Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries (in each case, other than any Receivables Subsidiary);

(b)	reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;

(c)

Affiliate Transactions undertaken pursuant to the terms of any agreement or arrangement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements or arrangements may be amended, modified, supplemented, extended or renewed from time to time; provided that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the Holders of the new notes as a whole than the terms of the agreements or arrangements in effect on the Issue Date;

(d)	any Restricted Payments made in compliance with “— Limitation on Restricted Payments”;

(e)	sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(f)	loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and not exceeding US$1,000,000 (or the equivalent in other currencies) outstanding at any one time;

(g)	contracts for the provision of telecommunications or related services in the ordinary course of business with Alfa or AT&T or their respective Affiliates; provided the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and provided, further, that in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$25.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction will be approved by a majority of the members of the Company’s Board of Directors (including a majority of any disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with this clause (g); and

(h)	any issuance or sale of Capital Stock of the Company (other than Disqualified Capital Stock) to Affiliates of the Company.

Conduct of Business

The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business.

Limitation on Guarantees and Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Restricted Subsidiaries (other than a Receivables Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary or otherwise to Incur any Indebtedness having an aggregate principal amount for all non-guarantor Restricted Subsidiaries in excess of US$10.0 million (or the equivalent in other currencies) at any one time outstanding, unless, in any such case:

(1)	such Restricted Subsidiary executes and delivers to the Trustee, together with an Opinion of Counsel, a supplemental indenture to the Indenture, pursuant to which provides a Subsidiary Guarantee; and

(2)	if such Guarantee is provided or other Indebtedness is Incur with respect to Senior Indebtedness, the Subsidiary Guarantee will be pari passu with such Guarantee or other Indebtedness, as the case may be; and if such Guarantee is provided or other Indebtedness is Incur with respect to Subordinated Indebtedness, the Subsidiary Guarantee will be senior to such Guarantee or other Indebtedness, as the case may be.

The Obligations of each Restricted Subsidiary in respect of its Subsidiary Guarantee will be limited to the maximum amount as will result in the Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Each Restricted Subsidiary will be released and relieved of its obligations under its Subsidiary Guarantee in the event that:

(1)	there is a sale or other disposition of such Restricted Subsidiary (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), following which such Restricted Subsidiary is no longer a direct or indirect Subsidiary (other than a Receivables Subsidiary) of the Company;

(2)	such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with “— Covenants — Limitation on Designation of Unrestricted Subsidiaries”;

(3)	there is a Legal Defeasance of the notes or upon satisfaction and discharge of the Indenture; or

(4)	the Indebtedness, the Incurrence of which gave rise to such Restricted Subsidiary’s obligation to provide such Guarantee, has been repaid in full or otherwise discharged.

provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of the Indenture.

Reports to Holders

The Company, whether or not it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, will:

(1)	file with the SEC, to the extent permitted:

(a)	annual reports on Form 20-F (or any successor form) containing the information that would be required to be contained therein within 120 days after the end of each fiscal year, including, to the extent so required by applicable SEC rules and regulations, a reconciliation to U.S. GAAP;

(b)	reports on Form 6-K (or any successor form) that include quarterly financial statements and a discussion of the Company’s financial condition and results of operations in accordance with past practice within 60 days after the end of each of the first three fiscal quarters of each fiscal year; and

(c)	such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported thereon; and

(2)	unless such information is publicly available on the SEC’s EDGAR System, provide the Trustee for the benefit of the Holders with copies of the reports referred to in clause (1) within 15 days after such reports are required to be filed with the SEC (including in the event that any such filing with the SEC is not permitted).

In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (1) of the preceding paragraph, the Company will make available, upon request, to any Holder and any prospective purchaser of new notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

So long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company will make available the information specified in the preceding paragraph at the specified office of the Luxembourg paying agent for the new notes.

Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of such thereof will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notices

Notices to Holders of the new notes will be mailed to them at their registered addresses.

In addition, from and after the date the new notes are listed on Luxembourg Stock Exchange for trading on the Euro MTF Market and so long as it is required by the rules of such exchange, all notices to Holders of the new notes will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or

(2)	if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it will be published in Saturday, Sunday or holiday editions.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication. In lieu of the foregoing, the Company may publish notices to holders via the website of the Luxembourg Stock Exchange at www.bourse.lu provided such method of publication satisfies the rules of such exchange.

Events of Default

The following are “Events of Default” with respect to the new notes:

(1)	default in the payment when due of the principal of or premium, if any, on (including, in each case, any related Additional Amounts) any new notes, including the failure to make a required payment to purchase new notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;

(2)	default for 30 days or more in the payment when due of interest (including any related Additional Amounts) on any new notes;

(3)	the failure to perform or comply with any of the provisions described under “— Covenants — Limitation on Merger, Consolidation and Sale of Assets”;

(4)	the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or the new notes for 45 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding new notes;

(5)	default by the Company or any Restricted Subsidiary under any Indebtedness which:

(a)	is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity;

and the principal or accreted amount of Indebtedness covered by clause (a) or (b) at the relevant time, aggregates US$20.0 million (or the equivalent in other currencies) or more;

(6)	failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them, aggregating US$20.0 million (or the equivalent in other currencies) or more, which are not paid, discharged or stayed for a period of 60 days or more (to the extent not covered by a reputable and creditworthy insurance company that has acknowledged liability therefor in writing);

(7)	the rights granted to the Company by its Public Telecommunications Concession are for any reason terminated, and such termination has not been waived, discharged or stayed for a period of 60 days or more;

(8)	certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries; or

(9)	except as permitted by the Indenture, any Subsidiary Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Restricted Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) has occurred and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding new notes may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the new notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (8) above occurs with respect to the Company, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all the new notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the new notes as described in the preceding paragraph, the Holders of a majority in principal amount of the new notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

The Holders of a majority in principal amount of the new notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any new notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding new notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No Holder of any new notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1)	such Holder gives to the Trustee written notice of a continuing Event of Default;

(2)	Holders of at least 25% in principal amount of the then outstanding new notes make a written request to pursue the remedy;

(3)	such Holders of the new notes provide to the Trustee satisfactory indemnity;

(4)	the Trustee does not comply within 60 days; and

(5)	during such 60 day period the Holders of a majority in principal amount of the outstanding new notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a new note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such new note on or after the respective due dates expressed in such new note.

The Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee written notice of such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers’ Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year. The Indenture provides that if a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any new note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding new notes (“Legal Defeasance”). Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding new notes on the 91st day after the deposit specified in clause (1) of the second following paragraph, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on, the new notes when such payments are due;

(2)	the Company’s obligations with respect to the new notes concerning issuing temporary new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to the covenants that are described under “— Covenants” (other than “Limitation on Merger, Consolidation and Sale of Assets”) (“Covenant Defeasance”) and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the new notes. In the event Covenant Defeasance occurs, certain events (other than non-payment and bankruptcy, receivership, reorganization and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the new notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Amounts) on the new notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)	in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that:

(a)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	in the case of Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee (a) an Opinion of Counsel from Mexican counsel reasonably acceptable to the Trustee and independent of the Company to the effect that, based upon Mexican law then in effect, Holders will not recognize income, gain or loss for Mexican tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Mexican taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred or (b) a ruling directed to the Trustee received from tax authorities of Mexico to the same effect as the Opinion of Counsel described in clause (a) above;

(5)	no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to clause (1) of this paragraph (except any Default or Event of Default resulting from any failure to comply with “— Covenants — Limitation on Incurrence of Additional Indebtedness” as a result of the borrowing of the funds required to effect such deposit);

(6)	the Company has delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(7)	the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(8)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(9)	the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(10)	the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the new notes, as expressly provided for in the Indenture) as to all outstanding new notes when:

(1)	either:

(a)	all the new notes theretofor authenticated and delivered (except lost, stolen or destroyed new notes which have been replaced or paid and new notes for whose payment money has there to for been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation;

(b)	all new notes not theretofor delivered to the Trustee for cancellation (i) have become due and payable or (ii) are to be called for redemption within 60 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the new notes not there to for delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the new notes to the date of deposit (in the case of new notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2)	the Company has paid all other sums payable under the Indenture and the new notes by it; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company and the Trustee, without the consent of the Holders, may amend, modify or supplement the Indenture and the new notes for the following purposes:

(1)	to cure any ambiguity, defect or inconsistency contained therein;

(2)	to provide for the assumption by a successor Person of the obligations of the Company under the Indenture;

(3)	to add Subsidiary Guarantees or additional Guarantees with respect to the new notes or release the Subsidiary Guarantee of a Restricted Subsidiary in accordance with the terms of the Indenture;

(4)	to secure the new notes;

(5)	to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(6)	to provide for the issuance of Additional Notes in accordance with the Indenture;

(7)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the terms of the Indenture or the new notes with the description thereof set forth in this “Description of the New Notes” to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture or the new notes;

(9)	to evidence the replacement of the Trustee as provided for under the Indenture;

(10)	if necessary, in connection with any release of any security permitted under the Indenture; or

(11)	to make any other change that does not adversely affect the rights of any Holder in any material respect.

In formulating its opinion on the foregoing, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate.

Other modifications to, amendments of, and supplements to, the Indenture or the new notes may be made with the consent of the Holders of a majority in principal amount of the then outstanding new notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the percentage of the principal amount of the new notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest on any new notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any new notes, or change the date on which any new notes may be subject to redemption, or reduce the redemption price therefor;

(4)	make any new notes payable in money other than that stated in the new notes;

(5)	make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such new notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of new notes to waive Defaults or Events of Default;

(6)	amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

(7)	eliminate or modify in any manner a Restricted Subsidiary’s obligations with respect to its Subsidiary Guarantee which adversely affects Holders in any material respect, except as contemplated in the Indenture;

(8)	make any change in the provisions of the Indenture described under “— Additional Amounts” that adversely affects the rights of any Holder or amend the terms of the new notes in a way that would result in a loss of exemption from any applicable taxes; and

(9)	make any change to the provisions of the Indenture or the new notes that adversely affect the ranking of the new notes.

Governing Law; Jurisdiction

The Indenture and the new notes will be governed by, and construed in accordance with, the law of the State of New York.

The Company will submit to the jurisdiction of the U.S. federal and New York state courts located in The City of New York, Borough of Manhattan and will appoint an agent for service of process with respect to any actions brought in these courts arising out of or based on the Indenture or the new notes.

The Trustee

The Bank of New York Mellon is the Trustee under the Indenture. Its address is 101 Barclay Street, Floor 4E, New York, New York, 10286.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

The Trustee may resign at any time by so notifying the Company. In addition, the Holders of a majority in aggregate principal amount of the new notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. If the Trustee is no longer eligible pursuant to the Trust Indenture Act to act as such or does not have a combined capital and surplus of at least US$50 million as set forth in its most recent published annual report or does not have its corporate trust office in New York City, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company will remove the Trustee if (1) the Trustee is no longer eligible as described in the preceding sentence; (2) the Trustee is adjudged bankrupt or insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the new notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. The successor Trustee will mail notice of its succession to the Holders of the new notes and, as long as the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, the successor Trustee will also publish notice as described under “— Notices.”

No Personal Liability

No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company will have any liability for any obligations of the Company under the new notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a new note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under Mexican corporate law, and it is the view of the SEC that such a waiver may be contrary to public policy.

Currency Indemnity

The Company, and any Restricted Subsidiary which after the Issue Date provides a Subsidiary Guarantee, will pay all sums payable under the Indenture, the new notes or such Subsidiary Guarantee solely in U.S. dollars. Any amount that you receive or recover in a currency other than U.S. dollars in respect of any sum expressed to be due to you from the Company, and any Restricted Subsidiary which after the Issue Date provides a Subsidiary Guarantee, will only constitute a discharge to us to the extent of the U.S. dollar amount which you are able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which you are able to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to you under any new note, the Company, and any Restricted Subsidiary which after the Issue Date provides a Subsidiary Guarantee, will indemnify you against any loss you sustain as a result. In any event, the Company will indemnify you against the cost of making any purchase of U.S. dollars. For the purposes of this paragraph, it will be sufficient for you to certify in a satisfactory manner that you would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which you were able to do so. In addition, you will also be required to certify in a satisfactory manner the need for a change of the purchase date.

The indemnities described above:

•	constitute a separate and independent obligation from the other obligations of the Company and the Restricted Subsidiaries;

•	will give rise to a separate and independent cause of action;

•	will apply irrespective of any indulgence granted by any Holder; and

•	will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any new note.

Listing

In the event that the new notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company will use its commercially reasonable efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company may delist the new notes from the Luxembourg Stock Exchange in accordance with the rules of the exchange and seek an alternative admission to listing, trading and/or quotation for the new notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Company’s Board of Directors may decide.

Certain Definitions

The following sets forth certain of the defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth under “— Additional Amounts” above.

“Additional Notes” has the meaning set forth under “— General” above.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. Solely for purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms

“controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding the proviso in the first sentence of this definition, neither Teléfonos de México S.A.B. de C.V. nor Radiomóvil Dipsa, S.A. de C.V., nor any of their respective Subsidiaries, will be deemed Affiliates of the Company solely as a result of AT&T’s beneficial ownership thereof, unless AT&T beneficially owns 40% or more of the Voting Stock thereof.

“Alfa” means Alfa, S.A.B. de C.V.

“Asset Acquisition” means:

(1)	an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary; or

(2)	the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3)	any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including, without limitation, a Sale and Leaseback Transaction (each, a “disposition”), by the Company or any Restricted Subsidiary of:

(a)	any Capital Stock other than Capital Stock of the Company; or

(b)	any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary;

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under “— Covenants — Limitation on Merger, Consolidation and Sale of Assets” or any disposition which constitutes a Change of Control;

(2)	the sale of property or equipment that, in the reasonable determination of the Company, has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary;

(3)	sales or other dispositions of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(4)	for purposes of “— Covenants — Limitation on Asset Sales” only, the making of a Restricted Payment permitted under “— Covenants — Limitation on Restricted Payments”;

(5)	a disposition to the Company or a Restricted Subsidiary (other than a Receivables Subsidiary), including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

(6)	sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary;

(7)	the creation of a Permitted Lien;

(8)	dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(9)	the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(10)	sales or other dispositions of capacity or indefeasible rights of use in the Company’s telecommunications network in the ordinary course of business;

(11)	a Sale and Leaseback Transaction within one year of the acquisition of the relevant asset in the ordinary course of business;

(12)	exchanges of telecommunications assets for other telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash; and

(13)	any transaction or series of related transactions involving property or assets with a Fair Market Value not in excess of US$2.0 million (or the equivalent in other currencies).

“Asset Sale Offer” has the meaning set forth under “— Covenants — Limitation on Asset Sales.”

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (4) of that definition.

“AT&T” means AT&T Inc.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or in Mexico City (Distrito Federal), Mexico.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) of equity of such Person, including each class of Common Stock, Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under Mexican FRS. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with Mexican FRS.

“Cash Equivalents” means:

(1)	any investment in direct obligations of the United States government or any agency thereof or obligations guaranteed by the United States government or any agency thereof;

(2)

investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits, aggregating in excess of US$500 million or the foreign currency equivalent thereof and has outstanding debt which is rated “A”, or such similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in demand deposits, commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation other than an Affiliate of the Company, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of at least “P-1” according to Moody’s or “A-1” according to S&P;

(5)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, with a rating at the time at which any investment therein is made of at least “A” by S&P or “A” by Moody’s;

(6)	Cetes or Bonos de Desarrollo del Gobierno Federal or Bonos Adjustables del Gobierno Federal or other similar securities issued by the Mexican government and maturing not more than 180 days after the acquisition thereof and debt instruments issued by the Mexican government which are denominated and payable in U.S. dollars;

(7)	Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (1) through (6) above; and

(8)	investments in demand deposits, certificates of deposit, bank promissory notes and bankers’ acceptances denominated in Pesos, maturing not more than 180 days after the acquisition thereof and issued or Guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Fondo Bancario de Protección al Ahorro or any successor thereto.

“Change of Control” means the occurrence of one or more of the following events:

(1)	Alfa ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (a) more than 40.0% (or, on the date of or after a first public offering of Common Stock of the Company in accordance with U.S. or Mexican laws, rules and regulations, 35.0%) of the voting power of the Voting Stock of the Company (including any Surviving Entity) or (b) a greater percentage of the total voting power of the Voting Stock of the Company (including any Surviving Entity) than any other “person” or “group” (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than AT&T;

(2)	individuals appointed by Alfa cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

(3)	the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company, determined on a consolidated basis, to any “person” (as defined in Sections 13d and 14d under the Exchange Act) other than Alfa, whether or not otherwise in compliance with the Indenture; or

(4)	the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the Indenture.

For the purposes of the definition of “Change of Control” only, shares of Capital Stock that are treated as “neutral investment” under Mexican law and provide for voting rights only with respect to a limited number of members of the Board of Directors (or equivalent governing body), including, without limitation, the Company’s Series N Limited Voting Rights Stock, will be deemed not to constitute Voting Stock.

“Change of Control Payment” has the meaning set forth under “— Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “— Change of Control.”

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such Person for such period, plus the following (without duplication) to the extent deducted or added in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense for such Person for such period;

(2)	Consolidated Income Tax Expense for such Person for such period; and

(3)	Consolidated Non-cash Charges for such Person for such period,

less (x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period and (y) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated Adjusted EBITDA in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Subsidiary (Restricted Subsidiary in the case of the Company) will be added to Consolidated Net Income in calculating Consolidated Adjusted EBITDA for any period:

(a)	in proportion to the percentage of the total Capital Stock of such Subsidiary (Restricted Subsidiary in the case of the Company) held directly or indirectly by such Person at the date of determination; and

(b)	to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary (Restricted Subsidiary in the case of the Company) pursuant to its charter and bylaws (estatutos sociales) and each law, regulation, agreement or judgment applicable to such distribution.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person as of any date of determination, the ratio of the aggregate amount of Consolidated Adjusted EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four-Quarter Period”) to Consolidated Fixed Charges for such Person for such Four-Quarter Period.

For purposes of this definition, Consolidated Adjusted EBITDA and Consolidated Fixed Charges will be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(1)	the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four-Quarter Period and at any time subsequent to the last day of such Four-Quarter Period and prior to or on such date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four-Quarter Period; and

(2)	any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and prior to or on such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of such Four-Quarter Period.

For purposes of making such pro forma computation:

(a)	interest on any Indebtedness bearing a floating rate of interest will be calculated as if the rate in effect on the applicable date of determination had been the applicable rate for the entire Four-Quarter Period (taking into account any Interest Rate Agreements applicable to such Indebtedness);

(b)	interest on any Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such Four-Quarter Period, or if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation; and

(c)	interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Fixed Charges” means, for any Person for any period, the sum (without duplication) of:

(1)	Consolidated Interest Expense for such Person for such period, plus

(2)	the product of:

(a)	the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Company), times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective income tax rate of such Person in its principal taxpaying jurisdiction (Mexico, in the case of the Company), expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for Mexican federal, state, local and any other income taxes payable by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period as determined on a consolidated basis in accordance with Mexican FRS (including, for purposes of this definition, any alternative taxes payable in lieu of income taxes, such as the Mexican Impuesto Empresarial a Tasa Unica (IETU)).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum (without duplication) determined on a consolidated basis in accordance with Mexican FRS of:

(1)	the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with Mexican FRS, including, without limitation, the following (whether or not interest expense in accordance with Mexican FRS):

(a)	any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness;

(b)	any amortization of deferred financing costs;

(c)	the net costs under Hedging Obligations (including amortization of fees) in respect of Indebtedness or that are otherwise treated as interest expense or equivalent under Mexican FRS; provided that if Hedging Obligations result in net benefits rather than costs, such benefits will be credited to reduce Consolidated Interest Expense unless, pursuant to Mexican FRS, such net benefits are otherwise reflected in Consolidated Net Income;

(d)	all capitalized interest;

(e)	the interest portion of any deferred payment obligation;

(f)	commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances; and

(g)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company), whether or not such Guarantee or Lien is called upon; and

(2)	the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period; and

(3)	Receivables Fees.

“Consolidated Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of the aggregate amount of Consolidated Total Indebtedness for such Person as of such date to Consolidated Adjusted EBITDA for such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four-Quarter Period”).

For purposes of this definition, Consolidated Total Indebtedness and Consolidated Adjusted EBITDA will be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(1)	the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four-Quarter Period or at any time subsequent to the last day of such Four-Quarter Period and prior to or on such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four-Quarter Period; and

(2)	any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and prior to or on such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four-Quarter Period.

For purposes of making such pro forma computation, the amount of Indebtedness under any revolving credit facility will be computed based on:

(a)	the average daily balance of such Indebtedness during such Four-Quarter Period; or

(b)	if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case giving pro forma effect to any borrowings related to any transaction referred to in clause (2) above.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Subsidiaries of such Person) for such period on a consolidated basis, determined in accordance with Mexican FRS; provided that there will be excluded therefrom to the extent reflected in such aggregate net income (loss):

(1)	net after-tax gains or losses from Asset Sale Transactions or abandonments or reserves relating thereto;

(2)	net after-tax items classified as extraordinary gains or losses;

(3)	the net income (or loss) of any Person, other than such Person and any Subsidiary of such Person (Restricted Subsidiary in the case of the Company); except that the Company’s equity in the net income of any Person will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (4) below); and except further that the Company’s equity in the net loss of any Person will be included to the extent such loss have been funded with case from the Company or a Restricted Subsidiary;

(4)	the net income (but not loss) of any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (Restricted Subsidiary in the case of the Company) or any law, regulation, agreement or judgment applicable to any such distribution;

(5)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	any gain (or loss) from foreign exchange translation or change in net monetary position;

(7)	any net gain or loss (after any offset) resulting in such period from Hedging Obligations entered into for bona fide hedging purposes and not for speculative purposes; provided that the net effect on income or loss (including in any prior periods) will be included upon any termination or early extinguishment of such Hedging Obligations, other than any Hedging Obligations with respect to Indebtedness (that is not itself a Hedging Obligation) and that are extinguished concurrently with the termination or other prepayment of such Indebtedness; and

(8)	the cumulative effect of changes in accounting principles.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, determined on a consolidated basis in accordance with Mexican FRS (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

“Consolidated Total Indebtedness” means, with respect to any Person as of any date of determination, an amount equal to the aggregate amount (without duplication) of all Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) outstanding at such time.

“Covenant Defeasance” has the meaning set forth under “— Legal Defeasance and Covenant Defeasance.”

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed solely to hedge foreign currency risk of such Person.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designation” and “Designation Amount” have the meanings set forth under “Covenants — Limitation on Designation of Unrestricted Subsidiaries” above.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, prior to or on the 91st day after the final maturity date of the new notes.

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. The Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting in good faith, and will be evidenced by a Board Resolution; provided that, with respect to a value of less than US$1.0 million (or the equivalent in other currencies), such determination may be made by two or more Officers of the Company and only an Officers’ Certificate will be required.

“Four-Quarter Period” has the meaning set forth in, as applicable, the definition of Consolidated Fixed Charge Coverage Ratio or Consolidated Leverage Ratio above.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1)	to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee,” when used as a verb, has a corresponding meaning.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a new note is registered in the new note register pursuant to the terms of the Indenture.

“IFRS” means the International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person. “Incurrence,” “Incurred” and “Incurring” have corresponding meanings.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)	the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(5)	letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof (except to the extent reimbursement obligations relate to trade payables in the ordinary course of business and such obligation is satisfied within 20 Business Days of Incurrence);

(6)	Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

(7)	all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;

(8)	all net obligations under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(9)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding (i) accrued dividends, if any, and (ii) any shares of a Mexican company that are part of the variable portion of its Capital Stock and that are redeemable, under the Mexican General Law of Business Corporations (Ley General de Sociedades Mercantiles); provided that:

(a)	if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture; and

(b)	if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof; and

(10)	to the extent not otherwise included in the foregoing, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed solely to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1)	direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person (other than advances or extensions of credit to customers in the ordinary course of business);

(2)	capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person; or

(3)	any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude accounts receivable, trade credits, advances to customers, commissions, travel or similar advances to employees or consultants or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” have corresponding meanings.

For purposes of the “— Limitation on Restricted Payments” covenant, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Issue Date” means the first date of issuance of the old notes under the Indenture.

“Legal Defeasance” has the meaning set forth under “— Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder.

“Mexican FRS” means Financial Reporting Standards in Mexico that are in effect as of the Issue Date (i.e., without giving effect to any amendment, modification or change to such Financial Reporting Standards after the Issue Date); provided that, if at any time after the Issue Date the Company prepares its financial statements in accordance with IFRS in lieu of Financial Reporting Standards in Mexico, the Company may, by giving notice thereof to the Trustee, elect to apply IFRS in lieu of Financial Reporting Standards in Mexico under the Indenture and, upon any such election, references herein to Mexican FRS will thereafter be construed to mean IFRS as in effect on the date of such election; and provided, further, that any such election, once made, will be irrevocable.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)	out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)	taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale;

(4)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(5)	appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with Mexican FRS, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the notes and any Subsidiary Guarantees, the Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in the Indenture) and who is reasonably acceptable to the Trustee.

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business related, ancillary or complementary thereto, including, without limitation, any business relating to telecommunications, information technology or media content services or products.

“Permitted Indebtedness” has the meaning set forth under clause (2) of “— Covenants — Limitation on Incurrence of Additional Indebtedness.”

“Permitted Investments” means:

(1)	Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary (other than a Receivables Subsidiary) or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary (other than a Receivables Subsidiary); provided that such Person is engaged solely in a Permitted Business;

(2)	Investments by any Restricted Subsidiary in the Company (subject to compliance with the provision described above in “— Limitation on Guarantees and Indebtedness by Restricted Subsidiaries”);

(3)	Investments in cash and Cash Equivalents;

(4)	Investments by the Company or any Restricted Subsidiary in any notes or other debt securities of the Company or any Restricted Subsidiary that rank equal in right of payment with the notes; provided that no notes or other debt securities shall be purchased from any Affiliate of the Company;

(5)	Investments in existence on the Issue Date;

(6)	any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(7)	Investments permitted pursuant to clause (2)(b) or (e) of “— Covenants — Limitation on Transactions with Affiliates”;

(8)	Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(9)	Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under “— Covenants — Limitation on Asset Sales”;

(10)	Investments in the form of Hedging Obligations permitted under clause 2(d) of “— Covenants — Limitation on Incurrence of Additional Indebtedness”;

(11)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)	Investments consisting of payroll, travel or similar advances to cover matter that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)	Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(14)	Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided that the Investment in any Person is in the form of a Purchase Money Note or an equity interest or interest in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any Person owning those accounts receivable; and

(16)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (16), in an aggregate amount at the time of such Investment not to exceed US$10.0 million (or the equivalent in other currencies) outstanding at any one time (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value); provided that any Person in which such Investments are made is engaged solely in a Permitted Business.

“Permitted Liens” means any of the following Liens:

(1)	Liens existing on the Issue Date;

(2)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by Mexican FRS shall have been made in respect thereof;

(3)	Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(6)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

(7)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that appropriate reserves required pursuant to Mexican FRS have been made in respect thereof;

(8)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceeding may be initiated has not expired;

(10)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(11)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by Liens on the same assets securing such Hedging Obligations;

(12)	Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness below which has been secured by a Lien permitted under the covenant described under “— Covenants — Limitation on Liens” not incurred pursuant to clause (15) or (16) and which Indebtedness has been Incurred in accordance with “— Covenants — Limitation on Incurrence of Additional Indebtedness”; provided that such new Liens:

(a)	are no less favorable to the Holders of new notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

(b)	do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

(13)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Subsidiary) and permitted to be Incurred under the Indenture;

(14)	Liens securing Acquired Indebtedness Incurred in accordance with “— Covenants — Limitation on Incurrence of Additional Indebtedness” not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that

(a)	such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

(b)	such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(15)	Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition or leasing of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided that:

(a)	the related Purchase Money Indebtedness does not exceed the cost of such property and will not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired; and

(b)	the Lien securing such Indebtedness will be created within 90 days of such acquisition; and

(16)	Liens securing an amount of Indebtedness outstanding at any one time not to exceed US$30.0 million (or the equivalent in other currencies) provided, however, that all Liens permitted pursuant to this clause (16) of this definition shall be limited in the aggregate to US$50.0 million;

(17)	Liens in favor of the Company or any Restricted Subsidiary;

(18)	Liens incurred in the ordinary course of business with respect to obligations that do not exceed US$2.0 million at any one time outstanding;

(19)	Liens on the Capital Stock of any Unrestricted Subsidiary; and

(20)	Liens on assets transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary, in either case Incurred in connection with a Qualified Receivables Transaction.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Public Telecommunications Concession” means the concession to install, maintain and operate a telecommunications public network granted to the Company by the Mexican Ministry of Communication and Transportation (Secretaría de Comunicaciones y Transporte) on December 6, 1995, as amended as of the Issue Date.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the Refinancing.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivable.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, including, without limitation, an account receivable.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off- balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Company as a Receivables Subsidiary:

(1)	no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)	to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1)	the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

(2)	such new Indebtedness has:

(a)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

(b)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(3)	if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the notes or any relevant Subsidiary Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Restricted Payment” has the meaning set forth under “— Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary (including, without limitation, a Receivables Subsidiary) of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth under “— Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“S&P” means Standard & Poor’s Rating Service or any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Indebtedness” means the notes and the Subsidiary Guarantees and any other Indebtedness of the Company or any Restricted Subsidiary that ranks equal in right of payment with the notes or the relevant Subsidiary Guarantee, as the case may be.

“Significant Subsidiary” means a Subsidiary of the Company that would constitute a “Significant Subsidiary” of the Company in accordance with Rule 1-02 under Regulation S-X under the Securities Act in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Strategic Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary owed or payable to solely an Affiliate of the Company (other than a Subsidiary) which by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

(1)	is expressly made subordinate in right of payment to the notes; and

(2)	provides that no payment of principal or premium, if any, or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company’s obligations under the notes.

“Subordinated Indebtedness” means, with respect to the Company or any Restricted Subsidiary, any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, which is expressly subordinated in right of payment to the notes or the relevant Subsidiary Guarantee, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Subsidiary Guarantee” means the unconditional guarantee, on a joint and several basis, of the full and prompt payment of all Obligations of the Company under the Indenture and the notes, in accordance with the terms of the Indenture.

“Surviving Entity” has the meaning set forth under “— Covenants — Limitation on Merger, Consolidation and Sale of Assets.”

“Unrestricted Subsidiary” means any Subsidiary of the Company Designated as an Unrestricted Subsidiary pursuant to “— Covenants — Limitation on Designation of Unrestricted Subsidiaries.” Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant. For the avoidance of doubt, as of the Issue Date, Conectividad Inalámbrica 7GHz, S. de R.L is an Unrestricted Subsidiary.

“U.S. GAAP” means accounting principles generally accepted in the United States, as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person. The term “normally entitled” means without regard to any contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2)	the sum of the products obtained by multiplying:

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary in the case of the Company) of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

Book-Entry; Delivery and Form

The old notes are, and the new notes will be, issued in fully registered global form in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. The new notes initially will be represented by a single permanent global certificate (which may be subdivided) without interest coupons (together with the global certificates that were issued for the old notes on the Issue Date, the “Global Notes”).

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), as described below under “— Depositary Procedures.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of Participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Pursuant to procedures established by DTC:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•

ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants or Indirect Participants in such system. Euroclear and Clearstream will hold interests in the new notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the new notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of beneficial owners of interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the new notes, see “— Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee (or the Paying Agents if other than the Trustee) to DTC in its capacity as the registered holder under the Indenture. The Company and the Trustee will treat the persons in whose names the new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the ease may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

The Global Notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons (the “Certificated Notes”) only in the following limited circumstances:

•

DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, and in each ease the Company fails to appoint a successor depositary within 90 days of such notice;

•	the Company notifies the Trustee in writing that the Global Note shall be so exchangeable; or

•	if there shall have occurred and be continuing an Event of Default with respect to the new notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

TAXATION

The following is a general summary of the principal Mexican federal and U.S. federal income tax consequences of the purchase, ownership and disposition of the new notes, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own and dispose of the new notes. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary is for general information only and is based on the tax laws of Mexico and the United States as in effect on the date of this prospectus, as well as rules and regulations of Mexico and regulations, rulings and decisions of the United States available on or before that date and now in effect. All of the foregoing are subject to change, possibly with retroactive effect, which could affect the continued validity of this summary.

Prospective purchasers of the new notes should consult their own tax advisors as to the Mexican, U.S. or other tax consequences of the purchase, ownership and disposition of the new notes, including the particular tax consequences to them in light of their particular investment circumstances.

United States/Mexico Tax Treaty

A convention for the Avoidance of Double Taxation and protocols to that convention (collectively referred to herein as the “U.S.-Mexico treaty”) are in effect. However, as discussed below under “— Mexican Federal Taxation”, as of the date of this prospectus, the U.S.-Mexico treaty is not generally expected to have any material effect on the Mexican income tax consequences described in this prospectus. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into, and is negotiating, several other tax treaties with various countries that also, as of the date of this prospectus, are not generally expected to have any material effect on the Mexican income tax consequences described in this prospectus.

Mexican Federal Taxation

The below discussion does not address all Mexican tax considerations that may be relevant to particular investors, nor does it address the special tax rules applicable to certain categories of investors or any tax consequences under the tax laws of any state or municipality of Mexico.

The following is a general summary of the principal consequences, under the Mexican Income Tax Law, the Federal Tax Code and rules as currently in effect, all of which are subject to change or interpretation of the purchase, ownership and disposition of the new notes by a foreign holder. As used in this prospectus, a “foreign holder” means a beneficial owner of the new notes that:

•	is not a resident of Mexico for tax purposes;

•	does not hold the new notes or a beneficial interest in the new notes in connection with the conduct of a trade or business through a permanent establishment in Mexico; and

•

is not (a) a holder of more than 10% of our voting stock, directly or indirectly, jointly with persons related to us or individually, or (b) a corporation or other entity, more than 20% of whose stock is owned, directly or indirectly, jointly by persons related to us or individually (each a “Related Party”), that in the case of either (a) or (b), is the effective beneficiary, directly or indirectly, jointly with persons related to us or individually, of more than 5% of the aggregate amount of any interest payment on the new notes.

For these purposes, persons will be related if:

•	one person holds an interest in the business of the other person;

•	both persons have common interests; or

•	a third party has an interest in the business or assets of both persons.

According to the Federal Tax Code:

•

an individual is a Mexican tax resident if the individual has established his or her domicile in Mexico. When an individual has a home in another country, the individual will be a Mexican resident for tax purposes if his or her center of vital interests is located in Mexico. This will be deemed to occur if (i) more than 50% of the total income obtained by the individual in any calendar year is from a Mexican source or (ii) such individual’s center of professional activities is located in Mexico. Unless otherwise proven, a Mexican national is considered a Mexican resident for tax purposes;

•	a legal entity is considered a Mexican tax resident if it maintains the main administration of its business or the effective location of its management in Mexico;

•

a foreign person with a permanent establishment in Mexico will be required to pay taxes in Mexico in accordance with the Mexican Income Tax Law for all income attributable to such permanent establishment; and

•	a foreign person without a permanent establishment in Mexico will be required to pay taxes in Mexico in respect of certain income from a Mexican source.

Each foreign holder should consult a tax advisor as to the particular Mexican or other tax consequences to that foreign holder of purchasing, owning and disposing of the new notes, including the applicability and effect of any state, local or foreign tax laws.

Interest and Principal

Payments of interest on the new notes (including payments of principal in excess of the issue price of the new notes, which under the Mexican Income Tax Law are deemed to be interest) made by us to a foreign holder will be subject to a Mexican withholding tax assessed at a rate of 4.9% if, as expected, the following requirements are met:

•	the new notes are placed outside of Mexico through banks or brokerage houses, in a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect;

•

the notice referred to in the second paragraph of Article 7 of the Securities Market Law is filed with the Mexican National Banking and Securities Commission, and a copy of that notice is provided to the Mexican Ministry of Finance and Public Credit; and

•

we timely comply with the information requirements specified from time to time by the Mexican Ministry of Finance and Public Credit under its general rules including, after completion of the offering of the new notes, certain information relating to the issuance of the new notes and this prospectus.

In the event that any of the foregoing requirements are not met, under the Mexican Income Tax Law, payments of interest on the new notes made by us to a foreign holder will be subject to Mexican withholding tax assessed at a rate of 10% or higher, if certain other requirements are not complied with.

Holders or beneficial owners of the new notes may be requested, subject to specified exceptions and limitations, to provide certain information or documentation necessary to enable us to apply the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided prior to the payment of any interest to that holder or beneficial owner, we may withhold Mexican tax from that interest payment to that holder or beneficial owner at the maximum applicable rate, but our obligation to pay Additional Amounts relating to those withholding taxes will be limited as described under “Description of the New Notes — Additional Amounts”.

Under the Mexican Income Tax Law, payments of interest made by us with respect to the new notes to non-Mexican pension or retirement funds will be exempt from Mexican withholding taxes, provided that:

•	such fund is duly organized under the laws of its country of origin and is the effective beneficiary of each interest payment;

•	such income is exempt from income tax in that country; and

•	such fund is registered with the Mexican Ministry of Finance and Public Credit for that purpose.

We have agreed, subject to specified exceptions and limitations, to pay Additional Amounts relating to the above-mentioned Mexican withholding taxes to foreign holders of the new notes. See “Description of the New Notes — Additional Amounts.”

Under the Mexican Income Tax Law, a foreign holder will not be subject to any Mexican withholding or similar taxes on payments of principal on the new notes made by us.

Dispositions

Under the Mexican Income Tax Law, gains resulting from the sale or disposition of the new notes by a foreign holder to another foreign holder are not taxable in Mexico. Gains resulting from the sale of the new notes by a foreign holder to a purchaser who is a Mexican resident for tax purposes or to a foreign holder deemed to have a permanent establishment in Mexico for tax purposes will be subject to Mexican federal income or other taxes pursuant to the rules described above in respect of interest payments. The acquisition of the new notes at a discount by a foreign holder will be deemed interest income, and subject to Mexican withholding taxes, if the seller is a Mexican resident or a foreign resident deemed to have a permanent establishment in Mexico.

Other Taxes

A foreign holder will not be liable for Mexican estate, gift, inheritance or similar taxes with respect to its holding of the new notes, nor will it be liable for Mexican stamp, registration or similar taxes.

Pending Legislation

On September 8, 2009 the President of Mexico sent to the Mexican Federal Congress a proposal for the amendment of several tax laws, including but not limited to (i) an increase by 2% to the income tax, which would result in a new rate of 30%; (ii) the creation of a special transactional tax to fight poverty at a rate of 2%; and (iii) the inclusion of certain telecommunication services in the Special Tax on Production and Services (Impuesto Especial Sobre Producción y Servicios) at the rate of 4%. While the scope and reach of the proposed legislation is still being debated and has not been approved by either the Mexican House of Deputies or the Mexican Senate, the enactment of such legislation may affect the Company’s tax position.

United States Federal Income Taxation

This summary of the principal U.S. federal income tax consequences of the purchase, ownership, exchange and disposition of the new notes is limited to beneficial owners of the new notes that:

•	purchase the new notes in this offering at the original issue price of the new notes; and

•	will hold the new notes as capital assets.

As used in this prospectus, a “U.S. Holder” means a beneficial owner of new notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, or any State thereof or the District of Columbia;

•	an estate the income of which is includible in its gross income for U.S. federal income tax purposes without regard to its source; or

•

a trust, if either (x) it is subject to the primary supervision of a court within the United States and one or more “United States persons” has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person”.

This summary does not discuss considerations or consequences relevant to persons subject to special provisions of U.S. federal income tax law, such as:

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities;

•	certain U.S. expatriates;

•	persons that are subject to the alternative minimum tax;

•	financial institutions, insurance companies, and dealers or traders in securities or currencies;

•	persons having a “functional currency” other than the U.S. dollar; and

•	persons that will hold the new notes as part of a constructive sale, wash sale, conversion transaction or other integrated transaction or a straddle, hedge or synthetic security.

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the new notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and partnerships holding the new notes should consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the new notes. Finally, this summary does not address the effect of any U.S. federal tax laws other than the U.S. federal income tax laws (e.g., U.S. federal estate or gift tax laws) or any U.S. state or local tax laws on a beneficial owner of the new notes. Each beneficial owner of the new notes should consult a tax advisor as to the particular tax consequences to it of purchasing, owning, exchanging and disposing of the new notes, including the applicability and effect of any state, local or foreign tax laws.

Exchange Offer

The exchange of old notes for new notes in this exchange offer will not constitute a taxable event for holders. Consequently, a holder will not recognize gain or loss on the exchange, the holding period of the new note will include the holding period of the old note and the basis of the new note will be the same as the basis of the old note immediately before the exchange.

You should consult your own tax advisor about the consequences of the exchange arising under state, local, and non-U.S. law.

Interest and Additional Amounts

Interest on the new notes and Additional Amounts paid in respect of Mexican withholding taxes imposed on interest payments on the new notes (as described in “Description of the New Notes — Additional Amounts”) will be taxable to a U.S. Holder as ordinary interest income at the time they are paid or accrued in accordance with the U.S. Holder’s usual method of accounting for U.S. federal income tax purposes. The amount of income taxable to a U.S. Holder will include the amount of all Mexican taxes that we withhold (as described above under “— Mexican Federal Taxation”) from these payments made on the new notes. Thus, a U.S. Holder will have to report income in an amount that is greater than the amount of cash it receives from these payments on its new note. For purposes of the following discussion, references to interest include Additional Amounts.

A U.S. Holder may, subject to certain limitations, be eligible to claim any Mexican income taxes withheld from interest payments as a credit or deduction for purposes of computing its U.S. federal income tax liability, even though we will remit these Mexican withholding tax payments. Interest and Additional Amounts paid on the new notes will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute “passive category income” for foreign tax credit purposes. The rules relating to the calculation and timing of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the rules relating to the availability of deductions, are complex and their application depends upon a U.S. Holder’s particular circumstances. In addition, foreign tax credits generally will not be allowed for Mexican taxes withheld from interest on certain short-term or hedged positions in the new notes. U.S. Holders should consult with their own tax advisors with regard to the availability of a credit or deduction in respect of foreign taxes and, in particular, the application of the foreign tax credit rules to their particular situations.

Dispositions of New Notes

Upon the sale, redemption, retirement or other taxable disposition of a new note, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, redemption, retirement or other taxable disposition (other than amounts attributable to accrued interest, which will be treated as described above) and the U.S. Holder’s tax basis in the new note. A U.S. Holder’s tax basis in a new note generally will be its cost for the new note.

Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a new note generally will be capital gain or loss. The gain or loss recognized by a U.S. Holder will be long-term capital gain or loss if the new note has been held for more than one year at the time of the disposition. Long-term capital gains recognized by individual and certain other non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss recognized by a U.S. Holder generally will be U.S. source gain or loss for foreign tax credit purposes. Therefore, if any such gain is subject to Mexican income tax, a U.S. Holder may not be able to credit the Mexican income tax against its U.S. federal income tax liability. U.S. Holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the new notes.

Backup Withholding and Certain Reporting Requirements

In general, information reporting requirements will apply to payments of principal and interest made on a new note, and to the proceeds of a disposition of a new note before maturity within the United States, that are made to a non-corporate beneficial owner of the new notes, and “backup withholding” may apply to such payments if that beneficial owner fails to provide an accurate taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a beneficial owner’s U.S. federal income tax liability, provided that the required information is furnished to the U.S. Internal Revenue Service.

Non-U.S. Holders

For purposes of the following discussion a “Non-U.S. Holder” means a beneficial owner of the new notes that is not a “U.S. Holder.” A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on:

•

interest and Additional Amounts received in respect of the new notes, unless those payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States; or

•

gain realized on the sale, exchange, redemption or retirement of the new notes, unless that gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, WE ARE INFORMING YOU THAT (A) THIS SUMMARY IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (B) THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US AND THE INITIAL PURCHASERS OF THE NOTES, AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

European Union Directive on the Taxation of Savings Income

On July 1, 2005, a new European Union directive regarding the taxation of savings income payments came into effect. The directive obliges a Member State of the European Union, or Member State, to provide to the tax authorities of another Member State details of payments of interest and other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non corporate entities resident in that other Member State (or for certain payments secured for their benefit). However, Austria, Belgium and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates rising over time to 35 percent. This transitional period commenced on July 1, 2005, and will terminate at the end of the first fiscal year following agreements by certain non European Union countries to the exchange of information in relation to such payments.

Also with effect from July 1, 2005, a number of non European Union countries and certain dependent or associated territories of Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non corporate entities in any Member State. The Member States have entered into reciprocal provision of information or transitional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any Member State to individuals or certain non-corporate residents of those territories.

If a payment were to be made or collected through a Member State (or such a non-European Union country or territory) which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the issuer nor any paying agent nor any other person would be obliged to pay additional amounts to the holders of the new notes or to otherwise compensate the holders of the new notes for the reduction in the amounts that they will receive as a result of the imposition of such withholding tax. However, we have undertaken that, to the extent permitted by law, we will maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the directive (if such a state exists).

CERTAIN ERISA CONSIDERATIONS

The discussion of tax matters in this prospectus is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal, state or local tax penalties, and was written to support the promotion or marketing of the new notes. Each taxpayer should seek advice based on such person’s particular circumstances from an independent tax advisor.

The following is a summary of certain considerations associated with an investment in the new notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities whose underlying assets are considered to include plan assets of such plans, accounts and arrangements (each, a “Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, such as exercising prudence in selecting investments, diversifying investments to minimize the risk of losses to the Plan, and acting in accordance with the documents and instruments governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code (each, a “Party in Interest”), unless an exemption is available. A Party in Interest who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and the transaction may have to be rescinded at significant cost to us. The U.S. Department of Labor has granted certain class exemptions including, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), and PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) which, if their terms are met, may permit transactions that would otherwise be prohibited under Section 406 of ERISA or Section 4975 of the Code. In addition, the exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) relating to certain transactions between service providers (other than fiduciaries) and Plans may provide exemptive relief. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

An investment in the new notes by a Plan may result in a prohibited transaction under ERISA or the Code if we or the Initial Purchasers or any of our or their affiliates were considered a Party in Interest with respect to such Plan. Although we do not expect to be a Party in Interest with respect to any Plan at the time the new notes are issued (other than Plans sponsored by us or our affiliates for the benefit of our or our affiliate’s employees, which are not permitted to invest in the new notes) or provide services in the foreseeable future to Plans that would make us a Party in Interest, there can be no assurance that we will not become a Party in Interest with respect to one or more Plans while the new notes remain outstanding. This could happen, for example, if we were acquired by an entity that is a Party in Interest to one or more Plans. Accordingly, each investor and subsequent transferee by its acquisition and holding of the new notes (or any interest in a new note) will be deemed to have represented and agreed that either: (i) it is not, and will not be for so long as it holds any new note (or interest in a new note), a Plan, or a governmental, non-U.S., church or other plan which is subject to any federal, state, local or non-U.S. law substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) and no portion of the assets used by such purchaser or transferee to acquire and hold the new notes constitutes assets of any Plan or of any plan subject to Similar Law; or (ii) its acquisition, holding and disposition of such new notes will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S., church or other plan, a violation of any Similar Law).

Any Plan that is considering an investment in the new notes (or interests therein) should consult with its counsel to confirm that such investment will satisfy applicable requirements of ERISA, the Code and Similar Law, and that it can make the deemed representation set forth above. The issuance of the new notes to a Plan is in no respect a representation by us or the Initial Purchasers that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Any broker-dealer that holds old notes acquired for its own account as a result of market-making activities or other trading activities, and who receives the new notes in exchange for such old notes pursuant to the exchange offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of one year after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Thompson & Knight Abogados, S.C. with respect to Mexican law.

EXPERTS

The financial statements as of December 31, 2007 and 2008 and for the years ended December 31, 2006, 2007 and 2008 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ALESTRA, S. de R.L. de C.V.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2008 and for the Years Ended December 31, 2006, 2007 and 2008

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2009 and for the Nine Months Ended September 30, 2008 and 2009

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2009 and for the Six Months Ended June 30, 2008 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Alestra, S. de R. L. de C. V.:

We have audited the accompanying consolidated balance sheets of Alestra, S. de R. L. de C. V. and subsidiary (the “Company”), as of December 31, 2007 and 2008 and the consolidated statements of operations and changes in stockholders’ equity for the years ended December 31, 2006, 2007 and 2008; we also audited the consolidated statements of changes in the financial position for the years ended December 31, 2006 and 2007 and cash flows for the year ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and auditing standards generally accepted in Mexico. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Alestra, S. de R. L. de C. V. and its subsidiary, as of December 31, 2007 and 2008 and its results of operations and changes in stockholders’ equity for each of the three years ended December 31, 2006, 2007 and 2008, and changes in the financial position for the years ended December 31, 2006 and 2007 and cash flows for the year ended December 31, 2008 in conformity with Mexican Financial Reporting Standards.

Mexican Financial Reporting Standards vary in certain significant respects from the accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such difference is presented in Note 18 to the consolidated financial statements.

As of January 1, 2008, the Company adopted the new Mexican Financial Reporting Standards (“Mexican FRS”) B-10 “Inflation Effects”, B-2 “Statement of Cash Flows” and D-3 “Employees Benefits”. The adoption of these standards and their prospective application are described in Note 2 to the consolidated financial statements.

As discussed in Note 19, the Company’s 8% Senior Notes with an original aggregate principal amount of US $304 million are due and payable in June 2010. The Company plans to refinance the 8% Senior Notes due 2010 by redeeming these with the proceeds of a new debt offering prior to the 8% Senior Notes becoming due and payable.

PricewaterhouseCoopers, S.C.

Alberto Cano Charles

Monterrey, Nuevo León, México

March 31, 2009, except for Note 19, which is as of July 24, 2009

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2008

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

	December 31, 2007		December 31, 2008
Assets
CURRENT ASSETS:
Cash and cash equivalents	Ps	283,059	Ps	202,805
Restricted cash (Note 8)		166,016		—
Trade receivables, net (Note 3)		471,858		516,173
Due from affiliates and other related parties (Note 4)		104,723		54,297
Other receivables		32,359		70,493
Prepaid expenses (Note 5)		26,153		22,694
Other current assets		4,404		1,923

Total current assets		1,088,572		868,385
Property and equipment, net (Note 6)		5,132,836		5,169,181
Deferred charges and other assets, net (Note 7)		307,586		303,845
Intangible asset derived from the actuarial computation of labor obligation (Note 2.n and 10)		15,113		—

Total assets	Ps	6,544,107	Ps	6,341,411

Liabilities and stockholders’ equity
CURRENT LIABILITIES:
Accounts payable to Teléfonos de México, S.A.B de C.V. and other carriers	Ps	108,856	Ps	154,501
Other suppliers		246,295		354,809
Senior notes (Note 9)		267,427		363,142
Bank loans, notes payable and capital leases (Note 8)		182,440		287,120
Due to affiliates and other related parties (Note 4)		43,870		11,918
Other accounts payable and accrued expenses		363,353		317,225

Total current liabilities		1,212,241		1,488,715

LONG-TERM LIABILITIES:
Senior notes (Note 9)		2,314,039		2,337,925
Bank loans, notes payable and capital leases (Note 8)		210,433		186,202
Deferred income tax (Note 14)		85,630		6,020
Estimated liabilities for seniority premiums and pension plans (Note 10)		123,881		105,704

Total liabilities		3,946,224		4,124,566

STOCKHOLDERS’ EQUITY (Note 11):
Contributed stock		1,394,971		1,394,971
Retained earnings		1,202,913		821,873

Total majority interest		2,597,884		2,216,844
Total minority interest		(1)		1

Total stockholders’ equity		2,597,883		2,216,845

CONTINGENCIES AND COMMITMENTS (Note 12)		—		—

Total liabilities and stockholders’ equity	Ps	6,544,107	Ps	6,341,411

The accompanying notes are an integral part of these consolidated financial statements, which were authorized for their issuance on March 31, 2009 by the officers that sign these financial statements and related notes.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

	2006		2007		2008
REVENUES (Note 13)
Long distance services	Ps	2,189,357	Ps	2,414,649	Ps	1,722,487
Data, internet and local services		2,346,276		2,641,391		2,950,062

		4,535,633		5,056,040		4,672,549
OPERATING EXPENSES:
Cost of services (excluding depreciation — Note 13)
Long distance services		(1,120,439)		(1,459,930)		(1,041,532)
Data, internet and local services		(608,070)		(757,748)		(747,497)

		(1,728,509)		(2,217,678)		(1,789,029)
Administration, selling and other operating expenses		(1,536,129)		(1,513,334)		(1,551,709)
Depreciation and amortization		(1,084,016)		(870,137)		(756,687)

Operating income		186,979		454,891		575,124

COMPREHENSIVE FINANCIAL RESULT:
Interest expense		(428,973)		(314,231)		(294,575)
Interest income		52,094		30,243		29,099
Exchange loss		(48,904)		(2,165)		(615,195)
Gain/(loss) on derivative financial instruments		—		2,853		(63,179)
Gain from monetary position, net		133,287		103,780		—

		(292,496)		(179,520)		(943,850)

OTHER (EXPENSE) INCOME, NET		(15,245)		1,175		(50,072)

(Loss) gain before the following provisions for deferred income tax and asset tax		(120,762)		276,546		(418,798)
Asset tax (Note 14)		(2,888)		(2,880)		—
Income tax (Note 14)		—		—		(45,134)
Deferred income tax (Note 14)		—		(85,630)		79,610

Net (loss) income (Note 11)	Ps	(123,650)	Ps	188,036	Ps	(384,322)

The accompanying notes are an integral part of these consolidated financial statements, which were authorized for their issuance on March 31, 2009 by the officers that sign these financial statements and related notes.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity

for the Years Ended December 31, 2006, 2007 and 2008

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

					Accumulated (deficit) income				Deficit from restatement from holding non monetary assets		Other effects		Retained Earnings		Majority Interest		Minority interest		Total Stockholders’ Equity
	Capital stock				Restatement Of Capital Stock		Effect on equity from labor obligation
	Fixed		Variable
Balance at December 31, 2005	Ps	300	Ps	1,181,046	Ps	213,625	Ps	(2,960)	Ps	125,286			Ps	1,029,036	Ps	2,546,333	Ps	(593)	Ps	2,545,740
Changes in 2006:
Net loss														(123,551)		(123,551)		(99)		(123,650)
Additional minimum pension liabilities								(2,708)								(2,708)				(2,708)
Deficit from restatement										(27,581)						(27,581)		690		(26,891)

Comprehensive loss								(2,708)		(27,581)				(123,551)		(153,840)		591		(153,249)

Balance at December 31, 2006		300		1,181,046		213,625		(5,668)		97,705				905,485		2,392,493		(2)		2,392,491
Changes in 2007:
Net income														188,035		188,035		1		188,036
Additional minimum pension liabilities								593								593				593
Deficit from restatement										16,763						16,763				16,763

Comprehensive income								593		16,763				188,035		205,391		1		205,392

Balance at December 31, 2007		300		1,181,046		213,625		(5,075)		114,468				1,093,520		2,597,884		(1)		2,597,883
Changes in 2008:
Net loss														(384,322)		(384,322)		2		(384,322)
Transfer of result from holding non monetary assets to retained earnings										(114,468)				114,468		—				—
Elimination of additional minimum pension liabilities								5,075								5,075				5,075
Effect in capital of derivative financial instruments												(1,792)				(1,792)				(1,792)

Comprehensive loss								5,075		(114,468)		(1,792)		(269,854)		(381,039)		2		(381,038)

Balance at December 31, 2008	Ps	300	Ps	1,181,046	Ps	213,625	Ps	—	Ps	—	Ps	(1,792)	Ps	823,666	Ps	2,216,845	Ps	1	Ps	2,216,845

The accompanying notes are an integral part of these consolidated financial statements, which were authorized for their issuance on March 31, 2009 by the officers that sign these financial statements and related notes.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2007

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

	For the year ended December 31,
	2006		2007
OPERATING ACTIVITIES:
Consolidated net (loss) income	Ps	(123,650)	Ps	188,036
Adjustments to reconcile net loss to resources provided by operating activities:
Cost of labor obligations		17,212		38
Amortization of capitalized expenses from issuance of senior notes		34,288		26,038
Deferred income tax		—		85,630
Depreciation and amortization		1,084,015		870,137

		1,011,865		1,169,879
Changes in working capital:
Trade receivables, net		(23,753)		(66,019)
Due from affiliates and other related parties		122,496		14,316
Recoverable taxes and other receivables		(4,923)		3,977
Derivative financial instruments		—		(2,853)
Prepaid expenses		(1,645)		14,322
Accounts payable to Teléfonos de México, S.A.B. de C.V. and other carriers		(112,722)		26,281
Due to affiliates and other related parties		(61,156)		(214,046)
Other accounts payable and expenses accrued		134,653		51,609

Resources provided by operating activities		1,064,815		997,466

INVESTING ACTIVITIES:
Purchase of property and equipment		(401,110)		(546,954)
Deferred charges and other assets		(101,719)		(62,931)
Restricted cash		(137,397)		(5,491)

Resources used in investing activities		(640,226)		(615,376)

FINANCING ACTIVITIES:
Payments of senior notes		(1,196,588)		(629,277)
Bank loans, notes payable and capital leases, net		523,657		(215,104)

Resources used in financing activities		(672,931)		(844,381)

Decrease in cash and cash equivalents		(248,342)		(462,291)
Cash and cash equivalents, beginning of period		993,692		745,350

Cash and cash equivalents, end of period	Ps	745,350	Ps	283,059

The accompanying notes are an integral part of these consolidated financial statements, which were authorized for their issuance on March 31, 2009 by the officers that sign these financial statements and related notes.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOW

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

	For the year ended December 31, 2008
Operating activities
Loss before income tax	Ps	(418,798)
Items relating to investing activities:
Depreciation and amortization		756,687
Interest income		(29,099)
Loss on derivative financial instruments		63,179
Other		3,888
Items relating to financing activities:
Interest expense		294,575
Exchange loss		588,095
Other, net		7,596

Subtotal of investing and financing activities related items		1,266,123
Increase in accounts receivable and other current assets		33,310
Increase in suppliers, accounts payable and other current liabilities		113,205
Payments relating to settlement of derivative financial instruments		(58,775)
Income taxes paid		(50,573)
Other		(20,406)

Cash flow provided by operating activities		1,282,884

Investing activities
Interest income		28,810
Acquisition of property and equipment		(788,159)
Acquisition of deferred charges and other assets		(74,554)

Cash flow used in investing activities		(833,903)

Excess in cash to be applied in financing activities		448,981

Financing activities
Increase in bank loans and notes payable		414,762
Payment of senior notes		(482,400)
Interest expense		(261,742)
Payment of debt and bank loans		(392,972)

Cash flow provided by financing activities		(722,352)

Decrease in net cash and temporary investments		(273,371)
Adjustments to cash flow as a result of changes in exchange rates		27,101
Cash and temporary investments and restricted cash at beginning of year		449,075

Total cash and cash equivalents at end of year	Ps	202,805

Cash and temporary investments and restricted cash at beginning of year is integrated by:
Cash and temporary investments	Ps	283,059
Restricted cash	Ps	166,016

The accompanying notes are an integral part of these consolidated financial statements, which were authorized for their issuance on March 31, 2009 by the officers that sign these financial statements and related notes.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of ALFA, S.A.B. de C.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AT DECEMBER 31, 2007 AND 2008

(Amounts expressed in thousands of Mexican pesos, as explained in Note 2)

1. INCORPORATION AND ACTIVITY OF THE COMPANY

Alestra, S. de R. L. de C. V. (“Alestra”), is a Mexican company with limited liability and variable capital, incorporated on October 13, 1995, as a joint venture between Onexa, S. A. de C. V. (“Onexa”) (51%) and AT&T Telecom México, Inc. (“AT&T”) (49%). Prior to July 31, 2006, Onexa was owned by Alfa, S. A. B. de C. V. (“Alfa”) (50.2%) and BBVA Bancomer, S.A., Institución de Banca Multiple, Grupo Financiero (“BBVA Bancomer”) (49.8%). On July 31, 2006, Alfa acquired 49.8% of the remaining equity interest in Onexa held by BBVA Bancomer. This acquisition increased Alfa’s participation in Onexa to 100%.

In a general extraordinary meeting held on October 2, 2007, the stockholders approved the merger of Onexa into Alfa, which became effective as of March 31, 2008. As a result of this merger, Alfa owns directly 51% of the shares of Alestra.

Alestra and its subsidiary Servicios Alestra, S. A. de C. V. (“Servicios Alestra”) are collectively referred to as the “Company.”

The Company’s business consists of the installation and operation of a public telecommunications network in Mexico, offering local, domestic and international long distance call services, internet and transmission of data services. The Company’s business requires a concession (license granted by the Mexican federal government) to operate. On December 6, 1995, the Secretaría de Comunicaciones y Transportes (Ministry of Communications and Transportation, or “Ministry of Communications”) granted the Company a renewable thirty-year concession to operate its business. The Company did not make any payments to the Ministry of Communications in relation to this concession. The concession places certain performance conditions on the Company with respect to the roll-out and expansion of its network, quality of its services, rates and billing systems, compliance with the terms established for the operation of the network as well as delivery of audited financial statements on an annual basis. In accordance with the terms of its concession and the guidelines and schedule established by the Ministry of Communications, on January 1, 1997, the Company began the gradual rollout and expansion of its domestic and international long distance services to 60 cities. The Company began earning revenues in 1997. Under the Ministry of Communications guidelines, the Company has gradually expanded its services to additional cities, totaling 198 cities as of December 31, 2008.

The Ministry of Communications has made various amendments to the Company’s telecommunication public network concession in order to permit the Company to provide local telephone services to residential and commercial users throughout Mexico.

On November 30, 2005, the Company and its shareholders amended their Second Amended and Restated Joint Venture Agreement (the “Joint Venture Agreement”) and certain other agreements including: the Amended and Restated Service Mark License Agreement (the “Service Mark License Agreement”) and the AT&T Global Network Cooperation Agreement (the “AGN Agreement”) and its bylaws.

The Service Mark License Agreement provided for the following:

•

Beginning November 30, 2005, the Company had an initial 18-month period (the “Initial Transition Period”) in which the Company covenanted to develop, acquire, license or position new service brands for its services.

•

At the end of the Initial Transition Period, in specific circumstances, the Company had an additional 18-month period (the “Extended Transition Period”) where the Company had limited use of the AT&T service brand.

•

24 months after the amendment date, the Company only used the AT&T service brand together with its new service brand, and could only use it for reference purposes and always with the prior approval from AT&T.

•

The Company was permitted to use the AT&T brand name until November 17, 2008. The Company is allowed to use the phrase AT&T Global Services, as a tag line below the Alestra brand, for the limited purpose of providing AT&T Global Services within on a nonexclusive basis until June 2010, provided that Alestra meets certain conditions.

•

The license agreement contains provisions allowing AT&T to terminate the license agreement at its sole discretion upon certain changes in the Company’s ownership, if the Company fails to abide by certain quality control standards, if the Company misuses the AT&T brand and in certain other circumstances.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements were authorized for issuance on March 31, 2009, by the officers that sign these financial statements and related notes.

The accompanying consolidated financial statements have been prepared in accordance with Mexican Financial Reporting Standards (“Mexican FRS”) which fairly state the financial position of the Company.

Beginning on January 1, 2008, the following Mexican FRS issued by the Mexican board of research and development of financial reporting standards (CINIF by its Spanish acronym), have been adopted by the Company for the preparation of these financial statements:

The new provisions of the Mexican FRS B-10 specify that as of 2008, the Mexican economy is not an inflationary environment, since there has been a cumulative inflation below 26% in the last three years (the established limit to define an economy as inflationary). Therefore, as of January 1, 2008, the Company is required to discontinue the recognition of the inflation effects in the financial information. Consequently, the figures of the financial statements at December 31, 2008 are stated in adjusted nominal Mexican pesos as they include cumulative inflation effects on the financial information recognized up to December 31, 2007.

The yearly inflation percentages are indicated as follows:

	For the year ended December 31,
	2007	2008
Year inflation	3.76%	6.53%
Cumulative inflation in the last three years	11.56%	15.01%

On January 1, 2008, Mexican FRS B-2 “Statement of Cash Flows” became effective; therefore, management included the statement of cash flows for the year ended December 31, 2008 as part of the basic financial statements. This statement reports the cash inflows and cash outflows of the business, representing the resources provided or used during the year, determined by the indirect method; Mexican FRS B-2 must be applied prospectively. Therefore, the statements of changes in financial position for the years ended December 31, 2006 and 2007, which presented the changes in financial position for operating activities, financing and investing, are presented separately, as required by the Mexican FRS standard in effect in such years.

On January 1, 2008 the standards contained in Mexican FRS D-3 “Employee Benefits” became effective. These standards require, among other things, a reduction in the amortization period of items relating to the prior service cost, incorporation of the effects of salary growth in the calculation of the defined benefit obligation, as well as the elimination of the additional minimum liability and corresponding intangible asset and the amount recorded in stockholders’ equity. From January 1, 2008 onwards, the transitional liability is amortized over the lesser of the period pending to be amortized or five years. Until December 31, 2007, the actuarial gains and losses and transition liability captions subject to amortization were amortized on the basis of the average estimated service lives of the employees (see Note 10).

As of January 1, 2007, Alestra and its subsidiary adopted NIF B-3, which mainly establishes a new structure for the statement of income. The standard eliminates the presentation of extraordinary and special items on the statement of income, and modifies the general presentation and disclosure requirements of the statement of income. The adoption of this standard did not change management’s practice of grouping income and expenses by function, as this practice allows the reader to understand the different levels of profit. As such, operating income is shown as a separate line item, as this item represents one factor for the analysis of the financial information that Alestra and its subsidiary have historically presented on a regular basis. The adoption in 2007 of this standard did not represent a significant change in the presentation and structure of the statement of income in comparison with that presented for the year ended December 31, 2006. The adoption of the standard only required reclassifying the employees’ profit sharing and a special item to other income, in the amount of Ps 18,315 in December 2006.

The following is a summary of the most significant accounting policies followed by Alestra and its subsidiary, which have been applied on a consistent basis in the preparation of their financial information for the years presented, unless otherwise indicated:

a. Basis of presentation and disclosure

The consolidated financial statements are expressed in Mexican Pesos (functional and reporting currency), denoted by the symbol “Ps”.

The consolidated financial statements include those of Alestra and its subsidiary, Servicios Alestra, of which Alestra holds 98.00% of the capital stock. All significant intercompany balances and transactions have been eliminated.

The preparation of financial statements in conformity with Mexican FRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Significant estimates and assumptions include certain international long distance services revenues and expenses (see Note 2-g), allowance for doubtful accounts (see Note 3), deferred income tax provision (see Note 14) and employees’ benefits (see Note 10).

b. Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with original maturities of three months or less, consisting primarily of short-term deposits and money market accounts, as cash equivalents.

c. Property and equipment, net

From January 1, 2008 onwards new acquisitions of property and equipment including those acquired under capital leases are stated at nominal cost; until December 31, 2007, property and equipment and related accumulated depreciation were stated at cost restated by applying factors derived from the National Consumer

Price Index (“NCPI”) to the acquisition cost, except for equipment of foreign origin, for which value was restated by applying factors that reflect the inflation of the country of origin at the date of valuation and translating those amounts to pesos at the exchange rate prevailing at the end of 2007. Consequently, as of December 31, 2008, property and equipment are stated at adjusted nominal cost (see Note 6).

Replacements, maintenance and repairs which do not improve or extend the life of the respective asset are expensed as incurred. Installation cost is capitalized and amortized during the estimated useful life of the line contracted by the client, which is estimated to be three years.

When assets are retired or otherwise disposed of, the historic adjusted cost and accumulated depreciation are removed from the accounts and any gain or loss is recorded in results of operations.

The Company leases telecommunications equipment with certain characteristics, for which the Company substantially assumes all the inherent benefits and risks of the ownership. Consequently, these are classified as capital leases; which are capitalized at the beginning of the leasing contract at the lower of the value of the leased property or the present value of the minimal payments. The financial costs derived from the financing granted by the leasing for the acquisition of such assets is recognized in the statement of income as they accrue (see Note 8).

Depreciation is calculated using the straight-line method over the useful lives of the assets as estimated by the Company, including those acquired under capital leases. These lives are consistent with the guidelines established by the Federal Telecommunications Commission (“Cofetel”). The estimated useful lives are as follows:

Years
Buildings	25
Telephone network	8 to 28
Billing and customer care software	7
Equipment:
Office	10
Computer	3
Transportation	4

Property and equipment are subject to the recognition of impairment, as well as to its reversal, when required. As of December 31, 2007 and 2008, these assets show no signs of impairment.

Leasehold improvements are amortized over the estimated useful lives of the improvements or the termination of the lease contract, whichever is shorter.

As of December 31, 2007 and 2008, no capitalization of the comprehensive financial result has been recognized because the Company did not identify any qualifying assets, as defined by Mexican FRS D-6 “Capitalization of Comprehensive Financing Result” (see Note 6).

d. Deferred charges and other assets, net

Intangible assets are recognized when the following characteristics exist: a) they can be identified, b) they provide future economic benefits, and c) when the company has control over such benefits.

At December 31, 2008, the intangible assets acquired or developed are expressed as follows:

i) acquisitions or developments subsequent to January 1, 2008, at their adjusted nominal cost, and ii) acquisitions or developments up to December 31, 2007 at their restated value determined through the application of their acquisition or development costs, factors derived from the NCPI up to December 31, 2007.

Pre-operating expenses consist of the incorporation and operating costs incurred from October 13, 1995 (the Company’s inception date) through roll-out completion, including wages, salaries and benefits, advertising and promotional expenses and professional fees. The Company ceased capitalizing such costs as long distance service was introduced in each of the initial 60 cities. Amortization was calculated using the straight-line method over a term of ten years, which concluded in June 2007.

Internal use software costs are amortized over three to five years.

Deferred charges are subject to recognition of impairment, as well as to its reversal, when so required. At December 31, 2007 and 2008, these assets show no signs of impairment.

e. Comprehensive financial result (“CFR”)

The CFR is determined by grouping the following in the statement of income: the financial income and expense, exchange differences, the effect of derivative financial instruments and gain from monetary position.

Until December 31, 2007, it was necessary to calculate the gain or loss on monetary position, which represented the effect of inflation, as measured by the NCPI, on the Company’s monthly net monetary assets and liabilities during the year expressed in Mexican Pesos of the most recent balance sheet date. In accordance with the standards of Mexican FRS B-10, its recognition is not required from January 1, 2008 onwards.

f. Concessions

As previously mentioned in Note 1, on December 6, 1995, the Ministry of Communications awarded the Company, at no cost, a concession to install and operate a public telecommunications network for a 30-year period. That concession was subsequently amended in 2000, and currently permits the Company to render basic telephone services with national coverage, long-distance services, data transfer services, and other value-added services.

In accordance with Mexican FRS C-8 “Intangible Assets”, this concession was not accounted as an intangible asset for financial reporting purposes as it had no cost to the Company.

g. Revenue recognition

Income from outgoing and incoming local and international long distance services are recorded based on the traffic minutes processed by the Company and those processed by a third party, respectively.

Revenues from international long distance services are based on the revenues obtained under bilateral agreements between the Company and the foreign long-distance service providers. The bilateral agreements determine both the fees to be paid by the Company to foreign long-distance service providers for the use of their telephone networks in long-distance interconnections billed in Mexico and for the fees to be received from foreign providers of services to the Company for the use of the telephone network of the foreign provider for the interconnection of calls billed outside of Mexico. Tariffs subject to these agreements are negotiated on an annual basis with each foreign provider and are reported to Cofetel, which regulations authorize each long-distance service provider to freely negotiate market prices.

The fees between Mexico and the United States are negotiated directly with AT&T.

Revenues from installation and related costs are deferred and recognized over the estimated duration of the customer relationship.

Revenues derived from data, internet and local services are recognized when services are provided.

h. Transactions in foreign currency and exchange differences

Monetary assets and liabilities denominated in foreign currencies, mainly U.S. dollars (US$), are stated in Mexican Pesos at the exchange rates in effect as of the balance sheet dates. Exchange differences arising from changes in exchange rates between the transaction and settlement dates or the balance-sheet date, are charged or credited to CFR in the income statement (see Note 15).

i. Advertising

Prepaid airtime is amortized based on the transmission of the television spots. The related production costs are recognized in the results of operations the first time the advertising takes place. All other advertising costs are expensed as received.

j. Income tax and flat rate business tax (see Note 14)

The income tax included in the consolidated statement of income represents the current and deferred tax for the year. The deferred income tax is recorded under the comprehensive asset — liability method requiring recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of all assets and liabilities expected to be realized in the future and their respective tax bases.

On October 1, 2007, the Mexican government enacted the new Flat Rate Business Tax (“Impuesto Empresarial Tasa Unica” or “IETU” for its name in Spanish). This law is effective as of January 1, 2008. The law introduces a flat tax, which replaces Mexico’s asset tax and will apply along with Mexico’s regular income tax. In general, Mexican companies are subject to paying the greater of the flat tax or the income tax. The flat tax is calculated by applying a 16.5% tax rate in 2008, a 17% tax rate in 2009, and 17.5% in 2010 and the following years. Although the flat tax is defined as a minimum tax, it has a wider taxable base as many of the tax deductions allowed for income tax purposes are not allowed for the flat tax. In accordance with the interpretation published by the CINIF last December 21, 2007, with respect to the accounting effects of the IETU, and based on financial and tax projections, the Company has determined that it will continue paying regular income tax in the future. As a result, the Company’s management has not recorded any deferred IETU taxes as of December 31, 2007 (see Note 14).

k. Capital Stock

Capital stock, retained earnings, deficit from restatement from holding non-monetary assets and the effect in equity from labor obligations shown at December 31, 2007 are expressed at their restated historical cost, determined through the application to their originally determined values of factors derived from the NCPI. The changes in these accounts made during 2008 are expressed at nominal cost. The transfer to the retained earnings described in item l below, was stated at Mexican pesos with purchasing power at December 31, 2007.

l. Deficit from restatement from holding non monetary assets

As of December 31, 2007, the deficit from restatement from holding non-monetary assets is comprised primarily of the initial cumulative effects of initial monetary position and the gain or loss from withholding non-monetary assets stated in Mexican pesos as of the end of the period. Since it was not practical to identify the effects of the non-monetary assets leading to the deficit from restatement from holding non-monetary assets, in realized and non-realized concepts, the net amount of Ps114,468 was transferred to retained earnings, according to the provisions of Mexican FRS B-10.

m. Risk concentrations

Financial instruments (see Note 16) which potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, trade accounts receivable and receivables from domestic operators.

Concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers throughout Mexico. The Company maintains allowances for doubtful accounts based on the expected collectibles of all receivables determined using the spindown method (see Note 3).

Approximately, 69.9%, 71.6% and 65.2% of the Company’s revenues related to international long distance services for the years ended December 31, 2006, 2007 and 2008, respectively, were generated from telephone traffic exchanged between AT&T (a related party) and the Company (see Note 4).

In order to service its customers, the Company must interconnect with and use the telephone network of Teléfonos de México, S. A. B. de C. V. (“Telmex”), the major provider of local telephone services covering all of Mexico. The interconnection and other surcharge rates that the Company must pay Telmex are filed with Cofetel. For the years ended December 31, 2006, 2007 and 2008, interconnection costs amounted to Ps747,958, Ps1,098,144 and Ps781,411, respectively.

n. Estimated liability for labor benefits (see Note 10)

The seniority premium and health-care plans that the Company has established for its employees, as well as termination benefits other than from restructuring, are recognized as a cost of the years in which the services are rendered in accordance with actuarial studies carried out by independent actuaries through the projected unitary credit method.

Actuarial gains and losses arising from retirement benefits in excess of the greater of 10% of the value of the defined benefit obligation and the plan assets are amortized over the expected average remaining service lives of the employees expected to receive the benefits.

The net cost of the period of each employee benefit plan is recognized as an operating expense in the year it is accrued, which includes, among others, the amortization of the labor cost of the past services and the actuarial gains (losses) of the previous years (see Note 10).

Furthermore, the elimination of the additional minimum liability and the balancing entries of intangible assets and stockholders’ equity component recognized until December 31, 2007 amounted to Ps15,113, Ps20,188 and Ps5,075, respectively.

In addition to the employee benefit plans, since 2007, the Company has established a defined contribution plan through an investment fund. Contributions in 2007 and 2008 are recognized as an expense in those years, and amounted to Ps18,020 and Ps37,995, respectively.

In 2008, the Company completed a restructuring of its residential sector business. This restructuring was due to a decrease in sector income as well as a re-focus of its business strategy. As part of this restructuring, the Company reduced its total employees by 214 and recorded a severance expense of Ps 42,754. This effect is shown in the income statement as part of other (expenses) products, in accordance with Mexican FRS B-3. This severance expense is related to the long distance segment.

o. Comprehensive income (loss)

Comprehensive income (loss) is represented by the net income (loss) plus the change in fair value on cash flow hedges and other items required by specific accounting standards to be reflected in stockholders’ equity but which do not constitute capital contributions, reductions or distributions. The amounts of the comprehensive income (loss) from 2006 and 2007 are expressed in Mexican pesos with purchasing power of December 31, 2007. Amounts in 2008 are expressed in adjusted nominal Mexican pesos.

p. Derivative financial instruments

The Company recognizes derivative financial instruments as either assets or liabilities in the consolidated balance sheets and measures those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. For a derivative financial instrument designated as a cash flow hedge, the effective portion of the derivative’s gain or loss is initially reported as a component of comprehensive income and subsequently reclassified in the statement of income when the hedged exposure is realized. The ineffective portion of the gain or loss is reported in the statement of income immediately. For a derivative instrument designated as a fair value hedge, the gain or loss is recognized in the statement of income in the period of change together with the offsetting loss or gain on the hedged item attributed to the risk being hedged. For derivative instruments that are not designated as accounting hedges, changes in fair value are recognized in the statement of income in the period of change.

The Company periodically enters into financial instrument contracts to hedge its exposure to changes in the exchange rate between the Mexican peso and the U.S. dollar. The Company does not enter into derivatives contracts for speculative purposes.

q. Impairment of long-lived assets in use

The Company reviews the carrying amounts of long-lived assets in use annually or earlier when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows using an appropriate discount rate, or the net sale price upon disposal. Impairment is recorded when the carrying amounts exceed the greater of the amounts mentioned above. The impairment assessment of investment in assets was performed for the values recognized under the equity method. As of December 31, 2007 and 2008, there were no impairment adjustments.

r. Deferred profit sharing

Starting January 1, 2008, the deferred Employees’ Profit Sharing (ESPS) recognition is based in the comprehensive asset-liabilities method (See Note 2.j.), as long as the payment or application by recovering these benefits to employees rendering future services is probable.

At December 31, 2007, the ESPS was only recognized by the non-recurring temporary differences arising from the reconciliation between the net income and the taxable income to calculate the ESPS and on which it was reasonably determined that would produce a benefit for the employee. See Note 14.

As of December 31, 2007 and 2008, the Company created a valuation reserve due to the uncertainty of the deferred assets to be realized in the future.

s. Segments (Note 13)

Mexican FRS B-5 “Financial Information by Segments”, requires the Company to analyze its organizational structure and its reporting system for the purpose of identifying segments. The Company has identified the following two business segments: Long Distance and Data, and Internet and Local services.

t. Reclassifications

Certain reclassifications of amounts previously reported have been made to the accompanying consolidated financial statements to maintain consistency and comparability between periods presented.

u. Investment in associated Company

The investment in associated Companies is valued through the equity method. Under this method, the acquisition cost is modified by the percentage interest of any changes in the subsidiaries or associated Companies stockholders equity as well as the correspondent net income subsequent to the acquiring date.

v. New Financial Reporting Standards

During the last months of 2008, the Mexican Financial Reporting Standards Board (CINIF) issued the following Mexican FRS effective in January 1, 2009. It is considered that such Mexican FRS will not have a significant impact in the financial information to be presented by the Company.

NIF B-7 “Business acquisitions”. This NIF Establishes the general standards for valuation and disclosure in the initial recognition of the net assets acquired in a business acquisition at acquisition date as well as for the minority interest and other items that may arise in them, such as goodwill.

NIF B-8 “Consolidated and combined financial statements”. This NIF establishes the general standards for the preparation and presentation of the consolidated and combined financial statements; as well as for the disclosures accompanying such financial statements.

NIF C-7 “Investments in associated companies and other permanent investments”. This NIF sets forth the standards for the accounting recognition of the investments in associates, and other permanent investments in which there is no control, joint control or significant influence.

NIF C-8 “Intangible assets”. This NIF sets forth the valuation, presentation and disclosure standards for the initial and subsequent recognition of the intangible assets acquired individually or through a business acquisition, or internally generated in the normal course of business.

NIF D-8 “Share-based payments”. This NIF stipulates the standards for the recognition of share-based payments in the financial information. This Mexican FRS leaves the supplemental application in Mexico of the IFRS 2 Shared based payments issued by the CINIF without effect.

INIF 16 “Transference of category for financial instruments with trading purposes”. The object of this INIF is to establish the conditions that should be achieved to transfer a financial instrument from trading into available for sale or held to maturity categories, and its relative disclosures.

3. TRADE RECEIVABLES, NET

As of December 31, 2007 and 2008, trade receivables, net consist of the following:

	2007		2008
Trade receivables	Ps	527,557	Ps	599,631
Less: allowance for doubtful accounts		(55,699)		(83,458)

	Ps	471,858	Ps	516,173

For the years ended December 31, 2006, 2007 and 2008, the allowance for doubtful accounts is as follows:

	2006		2007		2008
Balance at beginning of year	Ps	(111,315)	Ps	(75,690)	Ps	(55,699)
Charge to income to increase the allowance for doubtful accounts		(33,562)		(31,304)		(27,526)
Write off of accounts applied to the allowance		65,243		48,703		—
Recovery of written off accounts		(392)		(151)		(233)
Restatement effect in constant Mexican Pesos of the balance at beginning of year		4,336		2,743		—

Balance at end of year	Ps	(75,690)	Ps	(55,699)	Ps	(83,458)

The Company determines the level of reserve for doubtful accounts based on an analysis of trade accounts receivable that could become uncollectible. This method groups the balances by days due by gradually applying a percentage of the reserve to each group, until reserving the total consumer trade accounts receivable due for more than 241 days and the total commercial trade accounts receivable due for more than 271 days.

4. BALANCES AND TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2007 and 2008, balances due from and due to affiliates and other related parties were as follows:

	2007		2008
Due from:
AT&T and affiliates	Ps	78,300	Ps	45,174
Alfa and related companies		26,423		9,123

	Ps	104,723	Ps	54,297

Due to:
AT&T and affiliates	Ps	38,318	Ps	10,757
Alfa and related companies		4,344		1,161
Gentium		1,208		—

	Ps	43,870	Ps	11,918

During 2006, 2007 and 2008, the main transactions carried out with affiliates and other related parties were as follows:

	2006		2007		2008
International long distance settlement revenue(a)	Ps	761,518	Ps	826,496	Ps	429,777
International long distance settlement cost(a)		263,987		227,502		170,977
Administrative services received(b)		49,979		69,266		63,427
Internet services costs(c)		32,617		42,350		53,540
Interest income(d)		1,744		—		386
Technical services expenses(e)		61		—		—

(a)	These amounts represent mainly the income and expenses derived from the liquidation of international traffic between AT&T and the Company, as well as the income from data services and local service with other affiliates. The international settlement rates used are in accordance with Note 2-g.
(b)	The Company has entered into several administrative service agreements with Alfa and AT&T.
(c)	This amount corresponds to the cost of services received from affiliate of AT&T regarding the payment of Internet dial up services.
(d)	This amount corresponds to investment interest and loans with affiliated companies.
(e)	AT&T has agreed to provide certain technical services and software maintenance on an as needed basis. Such technical services have included assistance in telephone network design and engineering, billing software redesign and improvements and customer care, billing, planning and implementation of new services.

Remunerations and benefits received by the main officials of the Company amounted to Ps31,797, which was comprised of the basic salary and benefits established by law and complemented by a variable compensation program governed basically based on the Company’s income and the market value of its shares. There is no agreement or program to involve employees in the capital of the Company.

The Company does not have any other significant operations with related parties or any conflicts of interest to disclose.

5. PREPAID EXPENSES

Prepaid expenses as of December 31, 2007 and 2008 consist primarily of prepaid expenses for systems maintenance, insurance, bonds and advertising time.

6. PROPERTY AND EQUIPMENT, NET

As of December 31, 2007 and 2008, property and equipment net, consists of the following:

	2007		2008
Buildings	Ps	119,006	Ps	143,539
Furniture, fixtures and other		242,390		264,323
Hardware equipment		358,760		368,261
Transportation equipment		24,663		24,893
Telephone network		8,666,012		9,271,870
Billing and customer care software		524,141		524,141

		9,934,972		10,597,027
Accumulated depreciation and amortization		(5,177,021)		(5,829,521)

		4,757,951		4,767,506
Land		165,194		165,194
Constructions in progress		209,691		236,481

Total	Ps	5,132,836	Ps	5,169,181

Amortization of billing and customer care software charged to income amounted to Ps76,110, Ps69,435 and Ps68,113 for the years ended December 31, 2006, 2007 and 2008, respectively.

Depreciation charged to income, not including amortization of the billing and customer care software mentioned above was Ps730,023, Ps632,318 and Ps633,122 for the years ended December 31, 2006, 2007 and 2008, respectively.

During the year ended December 2006, the Company did a physical inventory count of its property and equipment, the result of which revealed that equipment amounting to Ps36,967 (US$3.8 million) net, should be adjusted due to its physical condition. Consequently, the Company wrote-off this equipment and charged the aforementioned amount to income (included in depreciation and amortization line) for the year.

As of December 31, 2007 and 2008, constructions in progress consist primarily of infrastructure investments to connect clients to the Company’s network, for which there are no loans to finance these projects.

As of December 31, 2007 and 2008, property and equipment include assets acquired under capital leases amounted Ps10,603 and Ps1,982, respectively (see Note 8).

7. DEFERRED CHARGES AND OTHER ASSETS, NET

As of December 31, 2007 and 2008, deferred charges and other assets consist of the following:

	2007		2008
Capitalized expenses derived from issuance of senior notes(a)	Ps	184,911	Ps	184,911
Frequency bands(b)		174,370		174,370
Software(c)		654,004		727,232
Investments in associated companies(d)		245		15,818
Other assets		70,303		67,066

		1,083,833		1,169,397
Accumulated amortization		(776,247)		(865,552)

Total deferred charges and other	Ps	307,586	Ps	303,845

Amortization charged to income was Ps312,171, Ps170,627 and Ps55,452 for the years ended, December 31, 2006, 2007 and 2008, respectively.

a. Debt issuance costs consists of the following:

	2007		2008
Fees and expenses to agents:
New senior notes(1) (see Note 9.A.)	Ps	184,911	Ps	184,911
Less: accumulated amortization		(120,640)		(148,822)

Total capitalized expenses	Ps	64,271	Ps	36,089

(1)	Fees and expenses incurred for the issuance of the new senior notes will be amortized over the term of the new senior notes.

Amortization charged to income for the years ended December 31, 2006, 2007 and 2008 amounted to Ps34,288, Ps26,038 and Ps28,182 respectively.

b. Frequency bands

In 1997, the Company obtained two national point-to-point wireless telecommunications concessions and three point-to multipoint wireless concessions covering Mexico City, Monterrey and Guadalajara. The concessions are for 20 years beginning in 1998 and are amortized on a straight-line basis over the concession period. Frequency band amortization expense for the years ended December 31, 2005, 2006 and 2007 amounted to Ps8,718 and a net value of Ps92,974 and Ps84,261 for the years ended December 31, 2007 and 2008, respectively.

c. Software

Software costs consist of purchased software license for internal use. The amortization of software for the years ended December 31, 2006, 2007 and 2008 amounted to Ps25,384, Ps30,335 and Ps44,829, respectively.

	2007		2008
Software	Ps	654,004	Ps	727,232
Accumulated amortization		(527,860)		(577,434)

Total software	Ps	126,144	Ps	149,798

d. Investment in associate

In 2008, the Company acquired 50% of common shares of Conectividad Inalámbrica 7 GHz, S. de R.L.. This acquisition is valued using the equity method.

8. BANK LOANS, NOTES PAYABLE, FINANCIAL LEASING AND RESTRICTED CASH

As of December 31, 2007 and 2008, bank loans, notes payable and capital leases consist of the following:

	2007		2008
Bank loan obtained from Comerica Bank for an amount of US$15 million at an annual rate plus Libor of 1.75 points due in September 2009.(1)	Ps	—	Ps	203,075
Promissory notes to Cisco Systems Capital Corporation for an amount of US$13.3 million. As of December 31, 2008 amount due were US$3.2 million.(2)		—		166,335
Promissory notes to Hewlett Packard Operations de México, S. de R. L. de C. V., for an amount of US$7.8 million. As of December 31, 2008 amount due was US$3.2 million.(3)		—		102,084
Bank loan obtained from Deutsche Bank for an amount of US$50 million at an annual rate plus Libor of 1.65 points due in 2010.(4)		376,138		—
Capital lease contract with CSI Leasing México, S. de R. L for telecommunications equipment. As of December 31, 2007 and 2008 the amounts due were US$1.1 million and US$135 thousand, respectively.(5)		12,200		1,828
Capital lease contracts with The Capita Corporation de México, S. A. de C. V., for US$7.0 and US$2.8 million respectively for telecommunications equipment. As of December 31, 2007 and 2008 the amounts due were US$395 thousand and $0, respectively.		4,535		—

		392,873		473,322
Current portion of notes payable and capital leases		(182,440)		(287,120)

Long term debt	Ps	210,433	Ps	186,202

(1)	On August 6, the Company contracted a loan with Comerica Bank (“Comerica”) for US$15 million bearing interest at 1 month LIBOR rate plus 1.75%. Interest payments are payable each month, with the principal due at maturity on September 10, 2009.
(2)	On September 7, 2008 a promissory note was signed to acquire new equipment with Cisco Systems Capital Corporation (“Cisco”), in the amount of US$6.3 million. This agreement is effective for 36 months with monthly payments of US$.19 million concluding on August 7, 2011, and the annual interest rate is 5.67%. Furthermore, on October 29, 2008, a second promissory note was signed in order to acquire goods with Cisco for an amount of US$7.0 million, the same as the other promissory note, with an annual interest rate of 5.67% effective for 36 months with monthly payments of US$.21 million with maturity in October 28, 2011.
(3)	On October 1, 2008 the company signed a promissory note with Hewlett Packard Operations de México, S. de R.L. de C.V. (“HP”), for the acquisition of goods for US$3.2 million, the payment will be made on a monthly basis in 48 installments of US$.075 million at an annual interest rate of 6.90%. On October 27, 2008, a second agreement was signed in the amount of US$4.6 million, for the acquisition of goods; it will be paid in 48 monthly and consecutive installments of US$.11 million at an annual interest rate of 7.082%.
(4)	On September 11, 2008 the loan with Deutsche Bank for US$23.4 million (that comprised capital, interest and penalties) was paid in advance by means of contracting a new loan with Comerica Bank and Company owned funds. This loan agreement included restrictions and commitments for the Company, such as restricted cash amounting to US$13.7 million (Ps166,016) for the year ended December 31, 2007.
(5)	The Company entered into a capital lease contract with CSI Leasing México, S. de R.L. de C.V. (“CSI”) to acquire telecommunications and computer equipment which is denominated in U. S. dollars. At December 31, 2007 and 2008 it amounts to Ps12,200 (US$1,123) and Ps1,828 (US$135 thousand), respectively, and bears interest at a 7.9%. This capital lease is payable in 36 equal monthly payments of Ps1,001 (US$92) each, and matures in April 2009.

9. SENIOR NOTES

At December 31, 2007 and 2008, the senior notes consist of the following:

	2007		2008
A) New Senior Notes	Ps	2,581,466	Ps	2,701,067
Current portion of Senior Notes		(267,427)		(363,142)

Long-term Senior Notes	Ps	2,314,039	Ps	2,337,925

A) New Senior Notes

During November 2003, the Company restructured its outstanding senior notes (the “Old Senior Notes”). As a result of the restructuring of this debt, the Company extinguished, through debt and cash exchange offers, US$232.9 million and US$254.2 million of the debt bearing interest at rates of 12.125% and 12.625%, respectively, representing 85.5% of total Old Senior Notes. As part of the restructuring of its debt, the Company issued Ps4,008,509 (US$304 million) new senior notes (the “New Senior Notes”) with maturity in 2010 in exchange for Ps3,765,488 (US$287 million) of Old Senior Notes and paid Ps1,443,219 (US$110 million) as part of a cash offer to extinguish Ps2,624,033 (US$200 million) of Old Senior Notes. Additionally, the Company paid Ps197,439,422 (US$16,401,848) to holders of the Old Senior Notes, which did not accept the terms of debt restructuring of the Company, representing 14.5% value of the Old Senior Notes.

In a meeting held on October 26, 2006 the stockholders agreed to authorize the Company’s management to make investments of cash surplus in the New Senior Notes at current debt market prices.

As of December 31, 2007 and 2008, the nominal value of the bonds acquired by the Company amounts to Ps162,323 (US$14.9 million) and Ps191,905 (US$14.2 million), respectively.

Bonds acquired as of December 31, 2007 and 2008 are shown in the balance sheet net of the senior notes issued. Interest income from these notes amounting to Ps12,344 and Ps9,501 as of December 31, 2007 and 2008 is shown net of the financial expense caption in the statement of income.

The main terms of the New Senior Notes are:

a.	The maturity date is June 30, 2010 with partial amortizations as described below. The New Senior Notes bear interest at an annual rate of 8.0%, payable semi-annually in cash in arrears, on June 30 and December 30, starting on December 30, 2003.

The following table shows the amortization of the principal of the New Senior Notes:

Principal payment date	Percentage of original principal amount payable	Percentage of remaining original principal amount
June 30, 2009	6.50%	63.50%
December 30, 2009	6.50%	57.00%
June 30, 2010	57.00%	—

b.	The notes may be paid in advance at the Company’s option, totally or partially, at any time for an amount equal to 101% of the outstanding principal amount owed.

c.	In the event of a change in the Company’s control structure, for example in the case of the change of partners owning the social parts of the Company and with certain exceptions, the holders of the New Senior Notes are entitled to demand that Alestra repurchase the notes in cash, at a price equal to 101% of the principal amount plus unpaid accrued interest.

The notes contain various debt covenants including limitations on the sale of assets and affiliate transactions, among others. In addition, these covenants require the Company to have a certain leverage ratio prior to being able to enter into additional debt transactions. As of December 31, 2007 and 2008 and the date of issuance of these financial statements, the Company was in compliance with all required covenants.

B) Old Senior Notes

The Company paid the total Old Senior Notes payable at 2006 on May 15, 2006, in an amount of Ps424,483 (US$37.1 million). Further, on August 30, 2006, the Company paid in advance the Old Senior Notes with maturity in 2009 for an amount of Ps529,295 (US$45.9 million). The funds to pay these notes in advance are a result of the bank loan obtained from Deutsche Bank. Considering the advance redemption of Old Senior Notes due in 2009, the Company paid a premium in the amount of Ps11,681 (US$0.97 million). Additionally, the Company wrote off debt issuance expenses that had been capitalized due to the issuance of the Old Senior Notes for the amount of Ps6,634.

10. EMPLOYEES’ BENEFITS

The valuation of the liabilities for formal employee retirement plans covers all employees of the subsidiary Servicios Alestra, and is based primarily on their years of service, their present age and their remuneration at date of retirement. Since January 2005, compensation payable related to employment termination benefits for causes other than for restructuring is recognized as part of the Company’s labor liabilities.

The following is a summary of the principal consolidated financial data relative to these obligations:

Prior service cost (transition liability), plan amendment costs and actuarial gains and losses are recorded through charges to income by the straight-line method over the average remaining service life of the employees expected to receive the benefits, From December 2007 onwards prior service cost (transition liability) is amortized over a maximum five-year period.

a.	Reconciliation between the initial and final balances of the defined benefit obligations (“OBD” by its Spanish acronym) present value for the period 2008:

	Pension Plan		Seniority Premium		Termination Benefits		Other retirement benefits		Total
Defined benefit obligation at January 1, 2008	Ps	84,170	Ps	1,149	Ps	29,415	Ps	1,401	Ps	116,135
More (less):
Labor cost of the current service		2,001		127		2,784		41		4,954
Financial cost		6,644		97		2,138		119		8,998
Actuarial losses (earnings) generated in the period		(18,143)		(133)		(2,373)		—		(20,649)
Reductions		(3,401)		—		—		(827)		(4,228)

Defined benefit obligation at December 31, 2008	Ps	71,271	Ps	1,240	Ps	31,963	Ps	734	Ps	105,208

b.	The value of accumulated benefit obligations as of December 31, 2008 amounted to Ps49,801.

c.	The reconciliation between the amount recognized in the balance sheet and the defined benefit obligation and the unrecognized amounts pending amortized is as follows:

	Pensions December 31,				Seniority Premium December 31,				Termination Benefits December 31,				Other retirement benefits December 31,				Total		Total
	2007		2008		2007		2008		2007		2008		2007		2008		2007		2008
Labor assets (liabilities):
Defined benefit obligation	Ps	84,170	Ps	71,271	Ps	1,149	Ps	1,240	Ps	29,415	Ps	31,963	Ps	1,401	Ps	734	Ps	116,135	Ps	105,208
Plan assets		—		—		—		—		—		—		—		—		—		—
Funded status		84,170		71,271		1,149		1,240		29,415		31,963		1,401		734		116,135		105,208
Less unrecognized amounts pending amortization:
Actuarial (gains) losses		(2,812)		3,968		(1,741)		(1,502)		(3,408)		—		(66)		—		(8,026)		2,465
Transition obligation		(10,488)		—		(217)		(173)		(15,113)		(12,090)		113		—		(25,705)		(12,263)
Net prior service (cost) benefit		22,573		10,791		—		—		—		—		(1,284)		(498)		21,289		10,294

Net projected liability	Ps	93,444	Ps	86,030	Ps	(809)	Ps	(436)	Ps	10,895	Ps	19,873	Ps	164	Ps	237	Ps	103,693	Ps	105,704

d.	Net periodic pension cost

An analysis of the net periodic pension cost by plan type is presented as follows:

	Pensions Plan December 31,				Seniority Premium December 31,				Indemnities December 31,				Other retirement benefits December 31,				Total		Total
	2007		2008		2007		2008		2007		2008		2007		2008		2007		2008
Net cost of the period:
Labor cost of the current service	Ps	5,725	Ps	2,001	Ps	590	Ps	127	Ps	3,473	Ps	2,784	Ps	18	Ps	41	Ps	9,807	Ps	4,954
Financial cost		4,304		6,644		198		97		1,014		2,138		31		119		5,548		8,998
Plan assets expected yield
Expected yield of any reimbursement right recognized as an asset
Net actuarial earning or loss		—		—		114		144		127		5,710		—		—		241		5,854
Labor cost of past service		(113)		(779)		14		43		1,695		3,023		109		113		1,705		2,400
Reductions and settlements		373		(706)		34		—		10,150		—		6		(200)		10,563		(906)

Total	Ps	10,289	Ps	7,160	Ps	950	Ps	411	Ps	16,459	Ps	13,655	Ps	164	Ps	73	Ps	27,863	Ps	21,299

e.	Principal actuarial assumptions:

The principal actuarial assumptions used, expressed in absolute terms, as well as the discount rates, plan assets yield, salaries increases and changes in the indexes or other changes, referred at December 31, 2008, are as follows:

Concept	2007	2008
Discount Rates	8.50% annual nominal	9.15% annual nominal
Expected Return on Plan Assets	11.00% annual nominal	10.75% annual nominal
Rate of Salary Increase	4.50% annual nominal	5.25% annual nominal
Minimum Wage Increase Rate	3.50% annual nominal	4.25% annual nominal
Health Care Inflation Rate	6.50% annual nominal	7.35% annual nominal

f.	Variation effect in the trend rate assumed from health care costs:

The effect of a variation in one percent in the variation trend rate assumed concerning health care costs would have been as follows:

Concept	Effect +1		Effect -1
The cost of the current services and interest of the net medical services at retirement	Ps	20	Ps	29
The cumulative obligations by retirement benefits derived from health care costs;	Ps	612	Ps	888

11. STOCKHOLDERS’ EQUITY

As of December 31, 2008 the capital stock of Alestra is variable with a fixed minimum of Ps300 and an unlimited maximum. As of December 31, 2007 and 2008, the subscribed and paid-in capital stock at nominal value amounted to Ps1,181,346. It is represented by common, nominative social parts of no par value, and is divided as follows: (a) Series “A”, which represents 51% of the social parts, grants full ownership and voting rights, and is restricted to Mexican investors; (b) Series “B” which represents no more than 49% of the social parts, grants full ownership and voting rights, and has no ownership restrictions; and (c) Series “N”, which may represent up to 65% of the total capital stock, grants limited ownership and voting rights in accordance with Article 113 of the General Law of Mercantile Organizations, and may be acquired by Mexican and foreign investors in accordance with the applicable legal regulations.

Alestra’s capital stock at December 31, 2006, 2007 and 2008, consists of the following:

Alfa, S. A. B. de C. V.				AT&T Telecom. México, Inc.
Series	Ownership (%)	Contribution		Series	Ownership (%)	Contribution		Total
“A”	17.85	Ps	210,870	“A”	—	Ps	—	Ps	210,870
“B”	—			“B”	17.15		202,601		202,601
“N”	33.15		391,616	“N”	31.85		376,259		767,875

Total	51.00	Ps	602,486	Total	49.00	Ps	578,860	Ps	1,181,346

Net income (loss) for the year is subject to the decisions taken at the general stockholders’ meeting, to the Company’s by-laws and to the General Law of Mercantile Organizations. In accordance with the General Law of Mercantile Organizations, the legal reserve must be increased annually by 5% of annual net profits until it reaches 20% of the fully paid capital stock amount.

The shareholder’s joint venture agreement provides that the shareholders, subject to their vote and to applicable provisions of the New Senior Notes (or any other indebtedness restricting ability to pay dividends), have agreed to declare annual distributions of fifty percent after tax net income, determined in accordance with Mexican FRS. Notwithstanding the foregoing, Alestra will declare distributions only (x) in an amount which does not exceed the lesser of (i) earnings on which Mexican taxes have been paid so that no additional Mexican tax is payable as a result of the distribution, and (ii) net cash flow, (y) after such time as all scheduled capital contributions have been made and (z) after all requirements of Mexican law for the declaration and payment thereof have been satisfied. As of December 31, 2008, Alestra has not declared any dividends.

Dividends paid from retained earnings which have not previously been taxed are subject to an income tax payable by the Company, which may be credited against the income tax payable by the Company in the year in which the dividends are paid and in the two following years.

12. CONTINGENCIES AND COMMITMENTS

a.	At December 31, 2008 the Company had commitments from agreements to lease office space under operating leases. The leases are subject to escalation factors based on the NCPI. At December 31, 2008, future minimum lease payments under non cancelable operating leases with terms in excess of one year are as follows:

Year
2009	Ps	97,252
2010		102,861
2011		106,296
2012		110,619
2013 onwards		489,496

	Ps	906,524

Rental expense was Ps81,804, Ps82,866 and Ps85,362 for the years ended December 31, 2006, 2007 and 2008, respectively.

b.	As of December 31, 2007 and 2008, the Company obtained performance bonds for Ps5,691 and Ps238,700 respectively, in favor of certain authorities and suppliers to guarantee the Company’s compliance with certain obligations incurred.

c.	As of December 31, 2007 and 2008 the Company had outstanding commitments to acquire equipment and other capital expenditures related to the construction of its telecommunications network of US$12.6 million (Ps137,340) and US$10.5 million (Ps142,119) respectively.

d.	In August 2006, ABA Seguros S.A. de C.V. (“ABA Seguros”) and 7-Eleven, Inc. (“7-Eleven”) filed a claim against Servicios Alestra in the amount of Ps. 50,000, for damages from a fire that began in the building leased by Servicios Alestra to Casa Chapa, S.A. de C.V., under the theory of subrogation of rights. The Company filed a response with the support of ACE Seguros (insurance carrier of Servicios Alestra), since ACE Seguros is the party that would pay if Servicios Alestra be found liable. In order to examine Servicios Alestra’s responsibility, ABA Seguros, 7-Eleven and Servicios Alestra sought the opinions of five experts in the following areas: (i) damages valuation, (ii) insurance settlement, (iii) fires, (iv) accounting, and (v) electrical installation. Although the outcome of the claim has not yet been decided, The Company does not believe it would have a substantial effect on The Company’s finances. In The Company’s opinion; although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on The Company’s financial position; results of operations or cash flows.

e.

On July 16, 2006, Corporación Mexicana de Investigación en Materials S.A. de C.V. (“COMIMSA”) held a public bid to select a provider of domestic and international long distance services. The Company participated in the bid, and on July 20, 2006, it was awarded these services by COMIMSA. On July 21, 2006 the Company notified COMIMSA that the Company was not capable of providing long distance services in two of the areas in which COMIMSA required such service, due to the fact that the service areas had not been opened to pre-subscription by Cofetel in accordance with the long distance service rules. As a result, the Company could not enter into the respective services agreement, which the Company was obliged to execute within the following 10 working days after the awarding of the bid. As a result, COMIMSA filed with the Secretaria de la Funcion Publica (“SFP”) an administrative proceeding against the Company to determine if the Company was subject to sanctions under the applicable law. SFP decided that the Company violated the applicable law and imposed sanctions consisting of (i) a prohibition against participating in bids to offer telecommunication services to the Mexican federal administration for a period of three months and (ii) a fine of Ps75 thousand to be paid by the Company. At the beginning of 2007, Alestra filed an indirect writ of relief against this resolution by SFP, and in June 26, 2008 the court granted Alestra relief in the form of declaring SFP’s sanctions without effect, on the grounds that the sanctions procedure by SFP was without basis and motivation. This resulted in SFP reinitiating the procedure in August 2008 through a resolution, revised to address the court’s findings. In response to the new resolution of SFP, the Company filed a new writ of relief, and obtained provisional and definitive suspension of the resolution. The Company believes that SFP may appeal the suspension. In the event that the Company obtains the definitive suspension of the resolution, and while the court’s decision is pending, SFP may not invoke sanctions against the Company. In the Company’s opinion; although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on the Company’s financial position; results of operations or cash flows.

13. SEGMENTS

The reported segments of the Company represent the specific types of telecommunications services and products that the Company offers and internally analyzes.

The Company operates in two main segments: long distance (domestic and international) and data, internet and local services.

The Company’s management uses the information as to income and costs of services (excluding depreciation) by segment to evaluate performance, make general operations decisions and assign resources. Telecommunications services are generally offered using networks owned by the Company and leased (interconnection) networks that make no distinction between the different kinds of services. As a result, the Company does not assign total assets, administration selling and other operating expenses, depreciation and amortization per segment.

Years ended	Long distance		Data, Internet and Local services		Total
2006
Revenues	Ps	2,189,357	Ps	2,346,276	Ps	4,535,633
Costs of services (excluding depreciation)		(1,120,439)		(608,070)		(1,728,509)

Gross profit	Ps	1,068,918	Ps	1,738,206		2,807,124

Operating expenses						(2,620,145)

Operating income						186,979
Comprehensive financial result						(292,496)
Other expense, net						(15,245)

Loss before provision for asset tax						(120,762)
Asset tax						(2,888)

Net loss					Ps	(123,650)

Years ended	Long distance		Data, Internet and Local services		Total
2007
Revenues	Ps	2,414,649	Ps	2,641,391	Ps	5,056,040
Costs of services (excluding depreciation)		(1,459,930)		(757,748)		(2,217,678)

Gross profit	Ps	954,719	Ps	1,883,643		2,838,362

Operating expenses						(2,383,471)

Operating income						454,891
Comprehensive financial result						(179,520)
Other income, net						1,175

Loss before provision for taxes						276,546
Asset tax						(2,880)
Deferred income tax						(85,630)

Net income					Ps	188,036

Years ended	Long distance		Data, Internet and Local services		Total
2008
Revenues	Ps	1,722,487	Ps	2,950,062	Ps	4,672,549
Costs of services (excluding depreciation)		(1,041,532)		(747,497)		(1,789,029)

Gross profit	Ps	680,955	Ps	2,202,565		2,883,520

Operating expenses						(2,308,396)

Operating income						575,124
Comprehensive financial result						(943,850)
Other expense, net						(50,072)

Loss before provision for taxes						(418,798)
Income tax						(45,134)
Deferred income tax						79,610

Net loss					Ps	(384,322)

The Company does not have assets outside of Mexico. For the years ended December 2006, 2007 and 2008, the revenues from international long distance services of the Company generated by AT&T, represented 69.9%, 71.6% and 65.2%, respectively (see Notes 2-m and 4).

14. INCOME TAX

The net (charge) credit to consolidated income for income tax was as follows:

	2007		2008
Current income tax	Ps	—	Ps	(45,134)
Deferred income tax		(85,630)		79,610

Total income tax provision	Ps	(85,630)	Ps	34,476

The reconciliation between the statutory and effective income tax rates is shown below:

	2006		2007		2008
(Loss) income before income tax	Ps	(120,762)	Ps	276,546	Ps	(418,799)
Income tax at statutory rate (29%, 28% and 28%, respectively)	Ps	35,021	Ps	(77,432)	Ps	117,263
Add (deduct) effect of income tax on:
CFR differences		(16,018)		(17,288)		(26,131)
Effect of valuation of tax losses and other permanent items		(19,003)		9,090		(56,656)

Total provision of income tax charged to income	Ps	—	Ps	(85,630)	Ps	34,476

The tax effects of temporary differences that give rise to significant deferred tax assets and liabilities at December 31, 2007 and 2008, are as follows:

	2007		2008
Deferred tax asset:
Tax loss carryforwards	Ps	783,886	Ps	348,716
Allowance for doubtful accounts		307,743		268,947
Other assets, costs and provisions		266,246		285,986

		1,357,875		903,649
Reserve of tax loss carryforwards		(680,136)		(323,536)

Total deferred tax assets		677,739		580,113
Deferred tax liabilities:
Property and equipment, net		756,047		580,813
Prepaid expenses		7,322		5,320

Total deferred tax liabilities		763,369		586,133

Deferred income tax	Ps	(85,630)	Ps	(6,020)

As mentioned above, the Company determined that it will be subject to income tax rather than IETU. The projections assume the following: a) the Company will not exercise the option to apply the immediate deduction on investments as of 2009 and b) the Company will not amortize the tax loss carryforwards as of December 31, 2007 and 2008 in an amount of Ps 680,136 and Ps 323,536, respectively. Hence, a reserve has been created for this amount.

Listed in the following table are the tax loss carryforwards, restated in conformity with the official inflation indexes that could be amortized after eliminating those that will not be amortized due to the fiscal policy of the holding Company.

Year
2009	Ps	10,444
2010		11,384
2011		12,408
2012		13,525
2013		14,742
2014		16,069
2015		11,355

	Ps	89,927

15. FOREIGN CURRENCY POSITION

As of December 31, 2007 and 2008 monetary assets and liabilities, denominated in foreign currencies (U.S. dollars) were as follows:

	Thousands of U.S. dollars
	2007		2008
Assets	US$	31,135	US$	22,110
Short and long-term liabilities		(305,882)		(267,170)

Net short position	US$	(274,747)	US$	(245,060)

Non-monetary assets of foreign origin	US$	514,014	US$	517,160

The following is a consolidated summary of the main transactions in foreign currency:

	2006		2007		2008
Revenues	US$	135,160	US$	164,684	US$	137,366
Cost of services		(30,079)		(31,169)		(28,275)
Operating expenses		(21,863)		(28,181)		(26,054)
Interest expense		(33,805)		(27,057)		(22,616)
Interest income		3,403		2,884		1,247
Other income, net		2,220		383		—

Net gain	US$	55,036	US$	81,544	US$	61,668

The exchange rates at December 31, 2006, 2007 and 2008, were Ps10.8755, Ps10.8662 and Ps13.5383 per U.S. dollar, respectively, as published by Banco de México (the Mexican central bank).

At March 31, 2009, the date of issuance of the financial statements, the exchange rate was Ps14.3317 per U.S. dollar.

16.	FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, current receivables, accounts payable, due from and to related companies and accrued expenses and other payables reported on the balance sheet, approximate fair value, due to the short term maturity of these instruments.

The estimated fair values of the senior notes at December 31, 2007 and 2008 are as follows:

Years ended	Carrying amount		Fair value		Differences
2007
Bank loans and notes payable	Ps	376,138	Ps	390,959	Ps	(14,821)
Senior notes		2,581,466		2,738,289		(156,823)
Derivative instruments — asset		4,156		4,156		—

	Ps	2,961,760	Ps	3,133,404	Ps	(171,644)

2008
Bank loans and notes payable	Ps	471,494	Ps	439,127	Ps	32,367
Senior notes		2,701,067		2,339,618		361,449
Derivative instruments — liability		(489)		(489)		—

	Ps	3,172,072	Ps	2,778,256	Ps	393,816

17. DERIVATIVE FINANCIAL INSTRUMENTS

The Company periodically enters into financial instrument contracts to hedge its exposure to changes in the exchange rate between the Mexican Peso and the U.S. dollar. These contracts are used to hedge the exposure related to interconnection fees, denominated in U.S. dollars, paid to other carriers. The Company does not enter into derivatives contracts for speculative purposes.

On October 9, 2008, the Company contracted two derivative instruments to hedge January and February 2009 payments from AT&T (based on traffic minutes) for an original amount of US$4,225,000 for each month. This was the estimated amount to be settled with AT&T. Subsequently, AT&T confirmed a lesser amount than the payments originally planned; therefore the Company in order to compensate its balance relative to the sale of U.S. dollars, contracted two purchase agreements for US$3,600,000 for the month of December 2008 and US$2,650,000 for the months of January and February 2009 at the same dates and with similar exchange rates to those agreed. These contracts are being accounted for as cash flow hedges under Mexican FRS. As of December 31, 2008, the Company has recorded an unrealized loss of Ps1,792 in comprehensive income.

Derivative financial instrument positions in foreign currency held as of December 31, 2008 are summarized as follows:

Bank	Type	Currency	Notional	Type of financial instrument	Trade Date	Settlement Date	Exchange Rate
Merrill Lynch	Sell	USD	4,425,000	Forward	October 9, 2008	January 26, 2009	12.388
Merrill Lynch	Sell	USD	4,425,000	Forward	October 9, 2008	February 26, 2009	12.430
Merrill Lynch	Buy	MXN	32,836,150	Forward	October 13, 2008	January 26, 2009	12.391
Merrill Lynch	Buy	MXN	32,972,625	Forward	October 13, 2008	February 26, 2009	12.443

The effectiveness of financial derivative instruments classified as hedge instruments is assessed on a periodic basis. At December 31, 2008, the Company’s management had assessed the effectiveness of hedges and estimated that they are highly effective.

The Company formally documents its hedge relationships, including identifying the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction.

The Company has recorded a loss of Ps63,179 in the consolidated statement of operations related to hedge instruments that were settled during September 2008. The instruments held during the year related to the purchase of dollars to hedge its U.S. dollar denominated settlement payments to Telmex. As of December 31, 2008, all of these contracts have been settled and the results included in the consolidated statements of income.

18. DIFFERENCES BETWEEN MEXICAN FRS AND U.S. GAAP

The Company’s consolidated financial statements are prepared in accordance with Mexican FRS, which differ in certain significant respects from U.S. GAAP. The Mexican FRS consolidated financial statements as of December 31, 2006 and 2007 include the effects of inflation whereas financial statements prepared under U.S. GAAP are presented on a nominal cost basis. As of December 31, 2008, the recognition of inflation is discontinued and the financial information is presented in adjusted nominal Mexican Pesos as mentioned in Note 2. The reconciliation to U.S. GAAP includes a reconciling item for the effect of applying the option provided by the Fifth Amendment for the restatement of equipment of non-Mexican origin because, as described below, this provision of inflation accounting under Mexican FRS effective up to December 31, 2007 does not meet the consistent reporting currency requirements of Regulation S-X.

The reconciliation for the years ended December 31, 2006 and 2007 does not include the reversal of other adjustments to the financial statements for the effects of inflation required under Mexican FRS because the application of inflation accounting effective up to December 31, 2007 represented a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than nominal cost-based financial reporting for both Mexican and U.S. accounting purposes.

Adoption of new accounting principles

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits companies, at their election, to measure specified financial instruments and warranty and insurance contracts at fair value on a contract-by-contract basis, with changes in fair value recognized in earnings each reporting period. The election, called the “fair value option,” will enable some companies to reduce the volatility in reported earnings caused by measuring related assets and liabilities differently, and it is easier than using the complex hedge-accounting requirements in SFAS No. 133, to achieve similar results. Subsequent changes in fair value for designated items will be required to be reported in earnings in the current period. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and therefore became effective for the Company as of January 1, 2008. The Company has not elected to measure any eligible items at fair value. Accordingly, the adoption of SFAS No. 159 has not impacted the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS No. 157 are to be applied prospectively as of the beginning of the fiscal year in which it is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings.

SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

•	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 — Inputs that are observable, either directly or indirectly, but do not qualify as Level 1 inputs. (i.e., quoted prices for similar assets or liabilities)

•	Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The provisions of SFAS No. 157 were adopted by the Company on January 1, 2008 and do not have any effect on its overall financial position or results of operations. All fair value adjustments at December 31, 2008 represent assets or liabilities measured at fair value on a recurring basis. Fair values as of December 31, 2008 were calculated as follows:

	Balance at December 31, 2008		Quoted prices in active markets for identical assets		Significant other observable inputs		Significant unobservable inputs
			(Level 1)		(Level 2)		(Level 3)
Derivative instruments	Ps	(489)	Ps	—	Ps	(489)	Ps —
Senior notes (*)		2,701,067		—		2,701,067	—
Long term debt (*)		471,494		—		471,494

Total	Ps	3,172,072	Ps	—	Ps	3,172,072	Ps —

(*)	Long term debt and senior notes are carried at amortized cost. See Note 16 “Financial Instruments” for fair value disclosures.

Derivatives are valued using internal models that use as their basis readily observable market inputs, such as time value, forward interest rates, volatility factors, and current and forward market prices for foreign exchange rates. The Company generally classifies these instruments within Level 2 of the valuation hierarchy. Such derivatives are for foreign currency.

Fair value for senior notes and long term debt are based on the present value of the cash flow discounted at interest rates based in readily observable market inputs. Fair values are classified as Level 2 in the fair value hierarchy.

In February 2008 the Financial Accounting Standards Board (FASB) approved FASB Staff Position (FSP) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (FSP No. FAS 157-2), that permits companies to partially defer the effective date of SFAS No. 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. FSP No. FAS 157-2 does not permit companies to defer recognition and disclosure requirements for financial assets and financial liabilities or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually. In accordance with the provisions of FSP No. FAS 157-2, the Company has decided to defer the adoption of SFAS No. 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.

The principal differences between Mexican FRS and U.S. GAAP and the effect on consolidated net loss and consolidated stockholders’ equity are presented below with an explanation of the adjustments.

	2006		2007		2008
Reconciliation of net (loss) income:
Net (loss) income as reported under Mexican FRS	Ps	(123,650)	Ps	188,036	Ps	(384,322)

U.S. GAAP adjustments:
a) Difference in interest expense		290,914		243,480		226,156
a) Reversal of debt issuance costs, net of amortization		22,688		22,688		22,688
b) Fifth amendment effect on depreciation expense		(141,428)		(139,899)		(137,821)
c) Reversal of pre-operating expense amortization		247,950		64,839		—
e) Deferred income tax		—		(82,121)		34,725
d) Severance payments		4,081		1,982		4,450
f) Pension and labor liabilities		—		—		7,026

Total U.S. GAAP adjustments		424,205		110,969		157,224

Net income under U.S. GAAP	Ps	300,555	Ps	299,005	Ps	(227,098)

	2007		2008
Reconciliation of stockholders’ equity:
Total stockholders’ equity reported under Mexican FRS	Ps	2,597,883	Ps	2,216,845

U.S. GAAP adjustments:
a) Effect on total debt of extinguishment		(550,765)		(324,608)
a) Effect on debt issuance costs		(56,721)		(34,032)
b) Fifth amendment effect on property and equipment		186,543		50,783
d) Severance payments		(16,500)		(12,050)
e) Deferred income tax		(82,121)		(44,259)
f) Pension and labor liabilities		(2,992)		(618)

Total U.S. GAAP adjustments		(522,556)		(364,784)

Total stockholders’ equity under U.S. GAAP	Ps	2,075,327	Ps	1,852,062

A summary of the Company’s statement of changes in stockholders’ equity with balances determined under U.S. GAAP is as follows:

	2007		2008
Balance at beginning of period	Ps	1,779,314	Ps	2,075,327
Net income for the year		299,005		(227,098)
Impact of FAS 158(1)		(2,992)		3,833

Balance at end of period	Ps	2,075,327	Ps	1,852,062

(1)	Amount not included in 2007 U.S. GAAP comprehensive financial income.

On December 1, 2003, the Company’s stockholders resolved to (i) reclassify the balance as of December 31, 2002 of the restatement of capital stock account into the variable portion of the capital stock in the amount of Ps 5,026,512 and (ii) reduce the variable portion of the capital stock for Ps9, 193,330 and Ps1, 340,308 by reclassifying these amounts from the accumulated deficit account and the accumulated deficit from restatement account, respectively. As a consequence, the nominal value of the shares was proportionally reduced according to the ownership interest of each of the shareholders. These transactions did not represent a contribution or payment to the equity holders. For U.S. GAAP purposes, reclassifications of this nature are considered to be quasi-reorganization and as such the Company may not reclassify a deficit in retained earnings unless certain criteria are met. The Company does not comply with all the criteria and consequently, the stockholders’ equity under U.S. GAAP as of December 31, 2007 and 2008 is as follows:

	2007		2008
Capital stock	Ps	12,355,567	Ps	12,355,567
Accumulated losses		(10,280,240)		(10,503,505)

Total stockholders’ equity under U.S. GAAP	Ps	2,075,327	Ps	1,852,062

The following table presents condensed balance sheets and statements of income in constant Pesos, including all U.S. GAAP adjustments, as of December 31, 2007 and 2008 and for the three years then ended:

	2007		2008
Cash and cash equivalents	Ps	283,059	Ps	202,805
Restricted cash		166,016		—
Trade receivables		471,858		516,173
Other current assets		167,639		149,407

Total current assets		1,088,572		868,385

Property and equipment, net		5,319,378		5,219,964
Deferred charges and other assets, net		392,248		257,763

Total assets	Ps	6,800,198	Ps	6,346,112

Total current liabilities including the current portion of senior notes	Ps	1,502,786	Ps	1,693,217
Senior notes		2,732,141		2,458,030
Bank loans and notes payable		210,433		186,202
Deferred income tax		164,614		50,279
Estimated liabilities for seniority premiums and pension plans		114,897		106,322

Total liabilities		4,724,871		4,494,050

STOCKHOLDERS’ EQUITY:
Contributed capital		12,355,567		12,355,567
(Accumulated losses) retained earnings		(10,280,240)		(10,503,505)

Total stockholders’ equity		2,075,327		1,852,062

	Ps	6,800,198	Ps	6,346,112

	2006		2007		2008
Net revenues	Ps	4,535,633	Ps	5,056,040	Ps	4,672,549
Cost of services (excluding depreciation presented separately below)		(1,728,509)		(2,217,678)		(1,789,029)
Administrative, selling and other operating expenses		(1,535,367)		(1,514,019)		(1,543,261)
Depreciation and amortization		(977,493)		(945,196)		(894,509)

Operating income		294,264		379,147		445,750

Comprehensive financial result:
Interest income		52,094		30,243		29,099
Interest expense		(138,059)		(70,751)		(68,419)
Exchange (loss) gain		(48,904)		688		(615,195)
Effect of derivative financial instruments		—		—		(63,179)
Gain from monetary position		133,287		103,780		—

		(1,582)		63,960		(717,694)
Loss on early extinguishment of all Senior Notes		(18,317)		—		—
Debt issuance costs, net		22,688		22,688		22,688
Other income (expense), net		6,390		3,841		(47,043)

Net income (loss) before deferred income tax and asset tax		303,443		469,636		(296,299)
Asset tax		(2,888)		(2,880)		—
Deferred income tax		—		(167,751)		114,335
Income Tax		—		—		(45,134)

Net income (loss)	Ps	300,555	Ps	299,005	Ps	(227,098)

a) Effects of the restructuring of the Old Senior Notes

As mentioned in Note 9, under Mexican FRS, the effects of the restructuring are recorded as follows:

•	A gain of Ps 958,753 is recognized for the effect of the extinguishment of the Old Senior Notes.

•	A gain of Ps 939,888 for the reversal of accrued and unpaid interest of the Old Senior Notes that were due on November 15, 2002 and May 15, 2003.

•

Write-off of unamortized debt issuance cost related to the Old Senior Notes of Ps 129,299 and the capitalization of Ps158,160 for the debt issuance cost of the New Senior Notes amortized over the term of the New Senior Notes.

•	Interest expense is determined using the actual interest rate on the New Senior Notes.

For U.S. GAAP purposes, the debt restructuring of the old senior notes is considered as a troubled debt restructuring in accordance with Statement of Financial Accounting Standard No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” and its effects are recorded as follows:

•

Since the carrying amount of the old senior notes does not exceed the total future cash payments specified by the new senior notes, no gain on the restructuring was recognized for the notes that were exchanged.

•

Debt issuance cost of Ps158,160 incurred in the debt restructuring was recorded as an expense of the period; debt issuance cost of Ps 129,299 of the Old Senior Notes, will be amortized in the new term of the restructured notes.

•

Interest expense is determined using an effective interest rate that equates the present value of the future cash payments specified by the new notes, with the carrying amount of the old senior notes. As a result, the net effect of the restructuring, including the reversal of accrued and unpaid interest, will be recognized prospectively as a reduction of the interest expense throughout the term of the new notes.

b) Fifth Amendment effect on property and equipment, net

From January 1, 1997 to December 31, 2007, the Company adopted the Fifth Amendment which established the option of restating equipment of a non-Mexican origin using an index which reflects the inflation in the respective country of origin and the exchange rate of the Mexican Peso against the currency of such country at the balance sheet date. For U.S. GAAP purposes, the use of the index that contemplates currency exchange movements is not in accordance with the nominal cost concept nor does it present financial information in a constant reporting currency. As mentioned previously, since January 1, 2008 the Company presents financial information in adjusted nominal Pesos. Therefore, the US GAAP adjustment represents the remaining depreciation of equipment relating to restatements for years up to December 31, 2007.

c) Preoperating Expenses

Under Mexican FRS, pre-operating expenses are permitted to be capitalized and amortized over a period of time estimated to generate the income necessary to recover such expenses. The Company defined that period as 10 years. Under U.S. GAAP, such costs are expensed as incurred. The amortization of pre-operating expenses has been concluded in 2007.

d) Severance payments

Effective January 1, 2005, the Company adopted the provisions of MFRS D-3, which has subsequently been revised as of January 1, 2008. Under Mexican FRS, beginning in 2005, severance payments should be accounted in a manner similar to other post-retirement benefits. In 2005 the Company opted for the transitional method of recognizing the actuarially determined severance liability of Ps24,666 over the remaining expected employee service period and consequently, as of December 31, 2006, 2007 and 2008 has recognized a total liability and charge to earnings of Ps 4,081, Ps 1,982 and Ps 4,450. Prior to the adoption of revised Bulletin D-3, such severance costs were recognized as incurred. With the revision of Bulletin D-3, effective January 1, 2008, the Company is now amortizing the actuarial determined severance liability over a period of 5 years.

e) Deferred Income Taxes

Under Mexican FRS, deferred tax assets and liabilities are recognized for all significant temporary differences between the carrying amounts of existing assets and liabilities as of the balance sheet date and their respective tax bases. In the United States, Statement of Financial Accounting Standard No. 109 (“SFAS 109”), “Accounting for Income Taxes,” requires recognition of deferred tax assets and liabilities associated with differences between the carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The tax effects of temporary differences that give rise to significant deferred tax assets and liabilities, prepared after considering the impact of US GAAP adjustments, as of December 31, 2007 and 2008, are as follows:

	Mex GAAP		US GAAP Adjustments		2007
Deferred tax asset:
Tax loss carryforwards	Ps	783,886	Ps	—	Ps	783,886
Allowance for doubtful accounts		307,743		—		307,743
Costs and provisions		266,246		(33,543)		232,703

Total deferred tax assets	Ps	1,357,875	Ps	(33,543)	Ps	1,324,332

Deferred tax liabilities:
Property and equipment, and other assets, net	Ps	756,047	Ps	52,763	Ps	808,810
Prepaid expenses		7,322		(7,322)		—

Total deferred tax liabilities		763,369		45,441		808,810

Net deferred tax assets		594,506		(78,984)		515,522
Valuation allowance	Ps	(680,136)	Ps	—	Ps	(680,136)

Deferred income tax	Ps	(85,630)	Ps	(78,984)	Ps	(164,614)

	Mex GAAP		US GAAP Adjustments		2008
Deferred tax asset:
Tax loss carryforwards	Ps	348,716	Ps	—	Ps	348,716
Allowance for doubtful accounts		268,947		—		268,947
Costs and provisions		285,986		(33,869)		252,117

Total deferred tax assets	Ps	903,649	Ps	(33,869)	Ps	869,780

Deferred tax liabilities:
Property and equipment, and other assets, net	Ps	580,813	Ps	14,220	Ps	595,033
Prepaid expenses		5,320		(5,320)		—

Total deferred tax liabilities		586,133		8,900		595,033

Net deferred tax assets		317,516		(42,769)		274,747
Valuation allowance	Ps	(323,536)	Ps	—	Ps	(323,536)

Deferred income, net	Ps	(6,020)	Ps	(42,769)	Ps	(48,789)

For financial statement purposes, based on the weight of available evidence as of the balance sheet dates, valuation allowances were recognized as of December 31, 2007 and 2008, for the deferred assets that the Company considered were more likely than not to be realized in the future.

Financial Accounting Standards Board (FASB) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”, (FIN 48) was issued in July 2006 and interprets FASB Statement of Financial Accounting Standards (SFAS) No. 109. FIN 48 became effective for the Company on January 1, 2007 and prescribes a comprehensive model for the recognition, measurement, financial statement presentation and disclosure of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company classifies income tax-related interest and penalties as income taxes in the financial statements.

As of December 31, 2008 and 2007, this pronouncement had no effect on the Company’s overall financial position or results of operations.

f) Pensions and labor liabilities

Due to the revision of Mexican FRS B-3, effective January 1, 2008, companies must now amortize transition obligations/benefits, unrecognized prior service costs/benefits and net gains and losses over a maximum period of 5 years. This change has resulted in an increase in net periodic pension expense under Mexican FRS and has created a difference of Ps 7,026 as of December 31, 2008.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This standard requires employers to recognize the underfunded or over funded status of defined benefit pension and postretirement plans as an asset or liability in its statement of financial position, and recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity. The adoption of this standard has created a difference in the pension and labor liabilities established under Mexican FRS.

The effect of the adoption of this standard on the Company as of December 31, 2007 is shown as follows:

	Before Application of SFAS 158		Adjustments		After Application of SFAS 158
Consolidated Balance Sheet Data
Total assets	Ps	6,800,198	Ps	—	Ps	6,800,198
Deferred Income Taxes		165,545		(931)		164,614
Pension Plan and Seniority Premiums		111,571		3,326		114,897
Other liabilities		4,445,360		—		4,445,360

Total liabilities		4,722,476		2,395		4,724,871
Total stockholders’ equity		2,077,722		(2,395)		2,075,327

Total liabilities and shareholders’ equity	Ps	6,800,198	Ps	—	Ps	6,800,198

Amount Recognized in Accumulated OCI (net of tax)

	2007		2008
Net transition obligation	Ps	7,626	Ps	7,257
Prior service cost		(16,255)		(15,245)
Net loss		(1,242)		(5,769)

Total	Ps	(9,871)	Ps	(13,757)

Accumulated Other Comprehensive Income Rollforward

(net of tax)	2007		2008
AOCI at beginning of year	Ps	—	Ps	(9,871)
Occurring during the year:
Net transition obligation		7,626		—
Prior Service Cost		(16,255)		—
Net Loss (gain)		(1,242)		(4,490)
Amounts amortized during the year:
Net transition obligation		—		(369)
Prior Service Cost		—		1,010
Net loss (gain)		—		(37)

AOCI at the end of the year	Ps	(9,871)	Ps	(13,757)

Pursuant to the requirements of SFAS No. 132, the following tables present a reconciliation of the beginning and ending balances the accumulated benefit obligation.

Seniority Premiums and Pension Benefits

	2007		2008
Benefit obligation at beginning of year	Ps	111,696	Ps	85,319
Service cost		6,553		2,129
Interest cost		4,672		6,776
Actuarial loss (gain)		(12,559)		(7,099)
Benefits paid		(25,043)		(14,613)

Benefit obligations at end of year	Ps	85,319	Ps	72,512

Post-retirement benefit

	2007		2008
Benefit obligation at beginning of year	Ps	26,047	Ps	29,415
Service cost		3,603		2,784
Interest cost		1,052		2,161
Actuarial loss		—		2,278
Benefits paid		(1,287)		(4,675)

Benefit obligation at end of year	Ps	29,415	Ps	31,963

Minority interest

Under Mexican FRS minority interest in consolidated subsidiaries is presented as a separate component within the stockholders’ equity in the consolidated balance sheet. For U.S. GAAP purposes, the minority interest is not included in stockholders’ equity.

Impairment of assets

For US GAAP purposes, if an evaluation is required, the estimated future undiscounted cash flows associated with an asset would be compared to the asset’s carrying value to determine if a write-down to market value or fair value is required. The Company has not recognized any impairment loss.

Capitalization of comprehensive financing result

Mexican FRS permits the capitalization of comprehensive financing result, including net interest costs, gains or losses from monetary position and foreign exchange gains or losses, on qualifying assets under construction. As mentioned in Note 2, the Mexican economy is not an inflationary environment as of 2008; therefore capitalization of the comprehensive financing result, in such year, does not consider any gains or losses from monetary position.

U.S. GAAP requires the capitalization of interest during the construction and installation of qualifying assets. In an inflationary economy, such as Mexico, it is acceptable practice under U.S. GAAP to capitalize interest net of the monetary gains or losses on the related Mexican Peso debt, but not on U.S. dollar or other stable currency debt. Also, it is not acceptable to capitalize interest income. In addition, U.S. GAAP does not allow the capitalization of foreign exchange gains or losses or the capitalization of financing result on deferred expenses.

CASH FLOWS

The statements of changes in financial position were presented for the years ended December 31, 2007 and 2006, as mentioned in Note 2. Under U.S. GAAP, a statement of cash flows is required, which presents only cash movements and excludes non-cash items.

On January 1, 2008, Mexican FRS B-2 became effective; therefore, management included the statement of cash flows for the year ended December 31, 2008 as part of the basic financial statements with prospective application. However since Mexican FRS B-2 has been adopted prospectively, The Company has chosen to present the statement of cash flow under US GAAP in order to provide consistency in disclosure.

The statement of cash flows prepared in accordance with Mexican FRS for the year ending December 31, 2008 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95, except for certain differences in presentation.

Presented below are statements of cash flows for the years ended December 31, 2006, 2007 and 2008 prepared, after considering the impact of U.S. GAAP adjustments.

	2006		2007		2008
OPERATING ACTIVITIES:
Net income (loss)	Ps	300,557	Ps	299,005	Ps	(227,098)
Adjustments to reconcile net loss to cash flows used in operating activities:
Gain from monetary position		(196,264)		(155,360)		—
Exchange loss		48,904		30,243		615,195
Depreciation and amortization		1,011,781		919,158		894,508
Allowance for doubtful accounts		33,954		(17,399)		27,758
Difference in interest expense		(290,914)		(243,480)		(226,156)
Deferred income tax		—		167,751		(69,201)
Changes in operating assets and liabilities:
Current assets		28,212		(16,440)		33,310
Current liabilities and other provisions		70,185		(144,593)		28,737

Cash flows provided by operating activities		1,006,418		838,885		1,077,053

INVESTING ACTIVITIES:
Purchases of property and equipment		(451,469)		(520,628)		(788,159)
Restricted cash(1)		(138,297)		(11,307)		166,016
Purchase of other assets		(179,145)		(41,145)		(74,554)

Cash flows used in investing		(768,911)		(573,080)		(696,697)

FINANCING ACTIVITIES:
Bank loans and notes payable		697,031		(111,019)		414,762
Payments of bank loans, notes payable, capital leases and senior notes		(1,144,172)		(590,071)		(875,372)

Cash flows used in financing activities		(447,141)		(701,090)		(460,610)
Net effect of inflation on cash and cash equivalents		(38,708)		(27,006)		—

Decrease in cash and cash equivalents		(248,342)		(462,291)		(80,254)
Cash and cash equivalents, beginning of period		993,692		745,350		283,059

Cash and cash equivalents, end of period	Ps	745,350	Ps	283,059	Ps	202,805
Non-cash investing and financing activities:
Acquisition of equipment under capital leases and debt assumed	Ps	13,717	Ps	—	Ps	—

Interest and taxes paid:
Interest paid	Ps	383,969	Ps	281,017	Ps	261,742

Income taxes paid	Ps	1,777	Ps	2,819	Ps	50,573

(1)	During 2007 restricted cash amounts were reclassified from financing activities to investment activities.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2008 the FASB approved FASB Staff Position (FSP) No. FAS 132(R)-1, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (FSP No. FAS 132(R)-1), which provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This FSP also includes a technical amendment to Statement 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The disclosures about plan assets required by this FSP shall be provided for fiscal years ending after December 15, 2009.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with U.S. GAAP. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect any material impact on its financial position and results of operations with the adoption of this statement.

On March 19, 2008 the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently analyzing the effect that this statement will have on its financial position and results of operations.

In December 2007, the FASB published SFAS No. 160 “Non Controlling Interests in Consolidated Financial Statements” — an amendment of ARB No. 51. This statement addresses the reporting of minority interests in the results of the parent and provides direction for the recording of such interests in the financial statements. It also provides guidance for the recording of various transactions related to the minority interests, as well as certain disclosure requirements.

SFAS No. 160 will be effective for fiscal years, and interim periods beginning after December 15, 2008, earlier adoption is prohibited and shall be applied prospectively. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company has adopted this pronouncement on January 1, 2009.

The adoption of this statement will cause some changes to our Company’s presentation of financial results and our statement of position. However, these changes are not expected to be of a material nature.

In December 2007, the FASB published SFAS No. 141-R, which replaces SFAS No. 141, “Business Combinations.” This statement improves the reporting of information about a business combination and its effects. This statement establishes principles and requirements for how the acquirer will recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition. Also, the statement determines the recognition and measurement of goodwill acquired in the business combination or a gain from a bargain purchase, and finally, determines the disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

SFAS No 141-R will be effective for all business combinations with an acquisition date on or after the beginning of the first annual reporting period after December 15, 2008, earlier adoption is prohibited. The Company has adopted this pronouncement on January 1, 2009 to be applied in any future business combination.

19. Subsequent Events

The Company’s 8% Senior Notes with the original aggregate principal amount of US$ 304 million are due and payable in June 2010 (see Note 9). The Company plans to refinance the 8% Senior Notes due June 2010 by redeeming these with the proceeds of a new debt offering prior to the 8% Senior Notes becoming due and payable.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2009 and for the Nine Months Ended September 30, 2008 and 2009

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	December 31, 2008		Unaudited September 30, 2009
Assets
CURRENT ASSETS:
Cash and cash equivalents	Ps	202,805	Ps	167,294
Restricted cash (Note 9)		—		273,657
Trade receivables, net of allowance for doubtful accounts of Ps $83,457 in December 31, 2008 and Ps $62,585 in September 30, 2009		516,173		516,202
Due from affiliates and other related parties		54,297		39,994
Other receivables		70,493		78,850
Prepaid expenses		22,694		132,051
Other current assets		1,923		569

Total current assets		868,385		1,208,617
Property and equipment, net (Note 3)		5,169,181		5,127,593
Deferred income tax (Note 8)		—		128,312
Deferred charges and other assets, net		303,845		288,458

Total assets	Ps	6,341,411	Ps	6,752,980

Liabilities and stockholders’ equity
CURRENT LIABILITIES:
Accounts payable to Teléfonos de México, S.A.B. de C.V. and other carriers	Ps	154,501	Ps	449,274
Other suppliers		354,809		229,028
8% Senior Notes		363,142		—
Bank loans, notes payable and capital leases		287,120		169,744
Due to affiliates and other related parties		11,918		10,973
Income tax payable		7,884		142,907
Other accounts payable and accrued expenses		309,341		337,009

Total current liabilities		1,488,715		1,338,934

LONG-TERM LIABILITIES:
Senior notes		2,337,925		2,700,840
Bank loans, notes payable and capital leases		186,202		313,283
Deferred income tax		6,020		—
Estimated liabilities for seniority premiums and pension plans		105,704		95,141

Total liabilities		4,124,566		4,448,198

STOCKHOLDERS’ EQUITY:
Contributed stock		1,394,971		1,394,971
Retained earnings		821,873		909,809

Total majority interest		2,216,844		2,304,780

Total minority interest		1		2

Total stockholders’ equity		2,216,845		2,304,782

CONTINGENCIES AND COMMITMENTS		—		—

Total liabilities and stockholders’ equity	Ps	6,341,411	Ps	6,752,980

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Nine months ended September 30,
	2008		2009
REVENUES
Long distance services	Ps	1,294,022	Ps	1,113,013
Data, internet and local services		2,150,557		2,428,725

		3,444,579		3,541,738

OPERATING EXPENSES:
Cost of services (excluding depreciation):
Long distance services		(767,106)		(757,565)
Data, internet and local services		(559,901)		(580,854)

		(1,327,007)		(1,338,419)

Administration, selling and other operating expenses		(1,161,178)		(1,138,060)
Depreciation and amortization		(558,709)		(629,466)

Operating income		397,685		435,793

COMPREHENSIVE FINANCIAL RESULT:
Interest expense		(196,504)		(284,472)
Interest income		15,498		16,256
Exchange gain (loss)		24,367		(4,670)
Effect of derivative financial instruments		(63,025)		(5,216)

		(219,664)		(278,102)

OTHER EXPENSE, NET		(32,036)		(3,940)

Income before income tax		145,985		153,751
Income tax		(74,452)		(66,302)

Net income	Ps	71,533	Ps	87,449

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Nine months ended September 30,
	2008		2009
Operation activities:
Income before income tax	Ps	145,985	Ps	153,751
Items relating to investing activities:
Depreciation and amortization		558,709		629,466
Estimated liabilities for seniority premiums and pension plans		15,119		12,502
Interest income		(15,498)		(16,248)
Loss on derivative financial instruments		63,025		5,216
Other, net		5,855		3,435
Items relating to financing activities:
Interest expense		217,948		301,733
Exchange (gain) loss		(24,367)		4,670
Other, net		3,334		1,567

Subtotal		970,110		1,096,092
Decrease in accounts receivable and other current assets		(37,189)		(90,877)
(Decrease) increase in suppliers, accounts payable and other current liabilities		(177,994)		286,733
Payments relating to settlement of derivative financial instruments		(60,173)		(2,241)
Income tax paid		(19,743)		(56,335)

Cash flows provided by operating activities		675,010		1,233,372

Investing activities:
Interest received		13,084		15,887
Acquisition of property and equipment		(420,072)		(513,997)
Acquisition of deferred charges and other assets		(48,656)		(98,355)

Cash flows used in investing activities		(455,644)		(596,465)

Excess in cash to be applied in financing activities		219,367		636,907

Financing activities:
Increase in bank loans and notes payable		62,597		304,911
Issuance of 11.75% Senior Notes		—		2,586,980
Payment of 8% Senior Notes		(156,421)		(2,640,321)
Interest paid		(146,396)		(219,435)
Payment of debt and bank loans		(222,202)		(479,643)

Cash flows used in financing activities		(462,422)		(447,508)

(Decrease) increase in net cash and cash equivalents		(243,055)		189,399
Adjustments to cash flow as a result of changes in exchange rates		(9,762)		48,747
Cash, cash equivalents and restricted cash at beginning of year		449,075		202,805

Total cash and cash equivalents at end of the period	Ps	196,258	Ps	440,951

Cash, cash equivalents and restricted cash at end of year is integrated by:
Cash and cash equivalents	Ps	196,258	Ps	167,294

Restricted Cash	Ps	—	Ps	273,657

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

1. INCORPORATION AND ACTIVITY OF THE COMPANY

Alestra, S. de R. L. de C. V. (“Alestra”), a Mexican company with limited liability and variable capital, was incorporated on October 13, 1995, as a joint venture between Onexa, S. A. de C. V. (“Onexa”) (51%) and AT&T, Inc. (49%).

The Company’s business consists of the installation and operation of a public telecommunications network in Mexico and offering long distance telephone services and data, internet and local services.

In a general extraordinary meeting held on October 2, 2007, the stockholders approved the merger of Onexa into Alfa, S. A. B. de C. V., which became effective as of March 31, 2008. As a result of this merger, Alfa owns directly 51% of the shares of Alestra.

Alestra and its subsidiary Servicios Alestra, S. A. de C. V. (“Servicios Alestra”) are, collectively, referred to as the “Company”.

Alestra does not have any direct employees and all services it requires are provided by Servicios Alestra, S.A. de C.V.

2. PREPARATION OF INTERIM FINANCIAL STATEMENTS

a.	Basis of presentation and disclosures

The condensed consolidated financial statements of Alestra have been prepared in accordance with Financial Reporting Standards applicable in Mexico (“Mexican FRS”) as promulgated by the Mexican Financial Reporting Standards Board (“CINIF”).

The condensed consolidated financial statements are expressed in Mexican Pesos (functional and reporting currency) denoted by the symbol “Ps.”. The year-end consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by Mexican FRS.

The information included in the condensed consolidated financial statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of these interim periods are not necessarily indicative of results for the entire year. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as of December 31, 2008.

The condensed consolidated financial statements include those of Alestra and its subsidiary, Servicios Alestra, S. A. de C. V. (“Servicios Alestra”) in which it holds 98% of the capital stock. All intercompany balances and transactions have been eliminated.

b.	Restatement

The revised consolidated financial statements for the nine month period ended September 30, 2008 in this 6-K supersede the unaudited consolidated financial statements in our interim report on Form 6-K as of and for the nine-month period ended September 30, 2008.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

For the nine-month period ended September 30, 2008, the Company revised its income tax provision and reconsidered the relevant information used to arrive at its income tax effective rate projected at that date and concluded that such provision had errors in its determination. Consequently, the Company restated the consolidated statements of operations and consolidated statements of cash flows as of and for the years nine-month period ended September 30, 2008 in order to present its income tax provision accurately. This adjustment did not have any impact in the financial statements as of December 31, 2008. The total adjustment derived from this restatement is shown as follows:

	Originally reported amount		Corrected amount
Income tax provision	Ps	93,163	Ps	50,695

c.	Estimates

The preparation of financial statements in conformity with Mexican FRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions include certain international long distance services revenues and expenses, the allowance for doubtful accounts, deferred income tax, provisions and employees benefits.

d.	Recognition of the effects of inflation

The provisions of the Mexican FRS B-10 specify that as of 2008, the Mexican economy is not considered an inflationary environment, since there has been a cumulative inflation below 26% in the last six years (established limit to define an economy as inflationary). Therefore, as of January 1, 2008, the Company was required to discontinue the recognition of the inflation effects in the financial information. Consequently, the financial statements as of September 30, 2008 and 2009 are stated in adjusted nominal Mexican pesos as they include cumulative inflation effects on the financial information recognized up to December 31, 2007.

e.	New adopted standards

As of January 1, 2009, the Company adopted the following standards, which did not have a material impact on the Company’s financial statements:

NIF B-7, “Business acquisitions”, which establishes the general standards for valuation and disclosure in the initial recognition of the net assets acquired in a business acquisition at acquisition date as well as for the minority interest and other items that may arise in them, such as goodwill.

NIF B-8, “Consolidated and combined financial statements”, which establishes the general standards for the preparation and presentation of the consolidated and combined financial statements; as well as for the disclosures accompanying such financial statements.

NIF C-7, “Investments in associated companies and other permanent investments”, which sets forth the standards for the accounting recognition of the investments in associates, and other permanent investments in which there is no control, joint control or significant influence.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

NIF C-8, “Intangible assets”, which sets forth the valuation, presentation and disclosure standards for the initial and subsequent recognition of the intangible assets acquired individually or through a business acquisition, or internally generated in the normal course of business.

NIF D-8, “Share-based payments”, which stipulates the standards for the recognition of share-based payments in the financial information. This Mexican FRS supersedes IFRS 2 “Shared based payments” issued by the International Financial Reporting Standards Board applicable on a supplementary basis in Mexico.

f.	Reclassifications

Certain reclassifications of amounts previously reported have been made to the consolidated statement of cash flow for the nine months ended September 30, 2008 to maintain consistency and comparability between periods presented, as shown below:

	Originally reported		Reclassifications		September 30, 2008
Cash flow provided by operating activities	Ps	714,109	Ps	(39,099)	Ps	675,010
Cash flow used in investing activities		(487,429)		31,785		(455,644)
Cash flow used in financing activities		(313,482)		(148,940)		(462,422)
Adjustments resulting of changes in exchange rates		—		(9,762)		(9,762)
Cash and cash equivalents at beginning of year		283,059		166,016		449,075

Cash and cash equivalents at end of the year	Ps	196,258	Ps	—	Ps	196,258

These reclassifications did not have any impact in the financial statements as of December 31, 2008.

3. PROPERTY AND EQUIPMENT, NET

As of December 31, 2008 and September 30, 2009, property and equipment net, consists of the following:

	2008		2009
Buildings	Ps	143,539	Ps	147,087
Furniture, fixtures and other		264,323		265,143
Hardware equipment		368,261		386,525
Transportation equipment		24,893		26,840
Telephone network		9,271,870		9,680,940
Billing and customer care software		524,141		558,709

		10,597,027		11,065,244
Accumulated depreciation and amortization		(5,829,521)		(6,383,832)

		4,767,506		4,681,412
Land		165,194		165,194
Constructions in progress		236,481		280,987

Total	Ps	5,169,181	Ps	5,127,593

Amortization of billing and customer care software charged to income amounted to Ps50,565 and Ps37,871 for the periods ended September 30, 2008 and 2009, respectively.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

Depreciation charged to income, not including amortization of the billing and customer care software mentioned above, was Ps460,845 and Ps516,440 for the periods ended September 30, 2008 and 2009, respectively.

4. BANK LOANS, NOTES PAYABLE AND CAPITAL LEASES

As of December 31, 2008 and September 30, 2009, bank loans, notes payable and capital leases consist of the following:

	2008		2009
Bank loan obtained from Comerica Bank for an amount of US$15 million at an annual rate plus Libor of 1.75 points due in September 2009(1)	Ps	203,075	Ps	—
Promissory notes to Cisco Systems Capital Corporation for an amount of US$27.3 million(2)		166,335		304,391
Promissory notes to Hewlett Packard Operations de México, S. de R. L. de C. V., for an amount of US$15.7 million(3)		102,084		178,636
Capital lease contract with CSI Leasing México, S. de R. L for telecommunications equipment(4)		1,828		—

		473,322		483,027
Current portion of bank loans, notes payable and capital leases		(287,120)		(169,744)

Long term debt	Ps	186,202	Ps	313,283

(1)	On August 6, 2008, the Company contracted a loan with Comerica Bank (“Comerica”) for US$15 million bearing interest at 1 month LIBOR rate plus 1.75%. Interest payments were payable each month, with the principal due at maturity on September 10, 2009. As of September 30, 2009, this loan has been repaid in full.
(2)	In order to acquire goods with Cisco Systems from September 7, 2008 to September 11,2009, six promissory notes were issued for a total amount of US$27.3 million. Each promissory note is effective for 36 months with an annual interest rate is 5.67%. As of September 30, 2009 amount due was US$22.5 million.
(3)	From October 1, 2008 to April 21, 2009, the company signed four promissory notes with Hewlett Packard Operations de México, S. de R.L. de C.V. (“HP”), for the acquisition of goods for a total amount of US$15.7 million. The payments will be made on a monthly basis in 48 installments and annual interest rates between 6.68% and 7.082%. As of September 30, 2009 amount due was US$13.2 million.
(4)	The Company entered into a capital lease contract with CSI Leasing México, S. de R.L. de C.V. (“CSI”) to acquire telecommunications and computer equipment, which is denominated in U. S. dollars. At December 31, 2008 and September 30, 2009 it amounts to Ps1,823 (US$135,000) and Ps0, respectively, bearing interest at an interest rate of 7.9%. This capital lease was payable in 36 equal monthly payments of Ps473 (US$35,000) each, and matured on April 2009. As of September 30, 2009, this contract has been repaid in full.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

5. SENIOR NOTES

On August 11, 2009 the Company performed a new debt offering by issuing unsecured senior notes for a total amount of US$200 million. The senior notes bear interest at annual rate of 11.75% payable semi-annually in cash in arrears on February and August of each year with a maturity on August 11, 2014 (“11.75% Senior Notes”). The 11.75% Senior Notes principal will be paid at its maturity and is presented as long-term in the balance sheet.

The 11.75% Senior Notes may be paid in advance at the Company’s option, totally or partially, at any time for an amount equal to 101% of the outstanding principal amount owed.

In the event of a change in the Company’s control structure, for example in the case of the change of partners owning the social parts of the Company and with certain exceptions, the holders of the 11.75% Senior Notes are entitled to demand that the Company repurchase the notes in cash, at a price equal to 101% of the principal amount plus unpaid accrued interest.

The proceeds obtained in the issuance of the 11.75% Senior Notes were used to refinance the Company’s 8% Senior Notes due and payable in June 2010 (“8% Senior Notes”) and the current portion of bank loans.

The Company is capitalizing fees and expenses incurred in the issuance of the 11.75% Senior Notes that will be amortized over the term of the notes. As of September 30, 2009, the Company recognized Ps44,376 in the deferred charges caption. Additionally, the Company wrote off debt issuance costs related to the 8% Senior Notes for an amount of Ps45,536.

As of December 31, 2008 the 8% Senior Notes consisted of the following:

	2008
Senior notes	Ps	2,701,067
Current portion of senior notes		(363,142)

Long-term senior notes	Ps	2,337,925

As of December 31, 2008, the nominal value of the senior notes acquired by the Company amounted to Ps191,760 (US$14.2 million).

Senior notes acquired are shown in the balance sheet net of the senior notes issued. Interest income from these notes amounting to Ps5,938 and Ps9,448 as of September 30, 2008 and 2009 has been presented net of the financial expense caption in the statements of operation.

The 11.75% Senior Notes and other credit agreements contain various debt covenants including limitations on the sale of assets and affiliate transactions, among others. In addition, these covenants require the Company to have a certain leverage ratio prior to being able to enter into additional debt transactions. As of September 30, 2009 and the date of issuance of these financial statements, the Company is in compliance with all required covenants.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

6. EMPLOYEES’ BENEFITS

An analysis of the net periodic pension cost by plan type is presented as follows:

	Pension Plan				Seniority Premium				Indemnities				Other retirement benefits
	September 30,				September 30,				September 30,				September 30,				Total
	2008		2009		2008		2009		2008		2009		2008		2009		2008		2009
Net cost of the period:
Labor cost of the current service	Ps	1,501	Ps	1,480	Ps	96	Ps	101	Ps	2,088	Ps	2,229	Ps	31	Ps	18	Ps	3,716	Ps	3,828
Financial cost		5,010		4,556		72		85		1,621		1,921		89		50		6,792		6,612
Net actuarial earning or loss		—		—		108		97		2,556		—		—		—		2,664		97
Labor cost of past service		(430)		(888)		34		30		2,258		2,449		85		373		1,947		1,964

Total	Ps	6,081	Ps	5,148	Ps	310	Ps	313	Ps	8,523	Ps	6,599	Ps	205	Ps	441	Ps	15,119	Ps	12,501

7. FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, current receivables, accounts payable, due from and to related companies, accrued expenses and other payables reported on the balance sheet, approximate fair value, due to the short term maturity of these instruments.

The estimated fair values of the bank loans, notes payable, derivative instruments and senior notes at December 31, 2008 and September 30, 2009 are as follows:

Periods ended	Carrying amount		Fair value		Differences
December 31, 2008
Bank loans and notes payable	Ps	471,494	Ps	439,127	Ps	32,367
Senior notes		2,701,067		2,339,618		361,449
Derivative instruments — asset		(489)		(489)		—

	Ps	3,172,072	Ps	2,778,256	Ps	393,816

September 30, 2009
Bank loans and notes payable	Ps	483,027	Ps	506,458	Ps	(23,431)
Senior notes		2,700,840		2,977,676		(276,836)
Embedded derivatives — liability		2,996		2,996		—

	Ps	3,186,863	Ps	3,487,130	Ps	(300,267)

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

8. INCOME TAX

The reconciliation between the statutory and effective income tax rates is shown below:

	Nine months ended September 30,
	2008		2009
Income before income tax	Ps	145,985	Ps	153,751
Income tax at statutory rate (28%)		(40,876)		(43,050)
Add (deduct) effect of income tax on:
CFR differences		(12,413)		(11,731)
Effect of valuation of tax losses and other permanent items		(21,163)		(11,521)

Total provision of income tax	Ps	(74,452)	Ps	(66,302)

For the nine months ended September 30, 2009, the company recognized its income tax provision using an income tax effective rate of 43% compared to an income tax effective rate of 51% for the nine months ended September 30, 2008.

9. CONTINGENCIES AND COMMITMENTS

In August 2006, ABA Seguros, S. A. de C. V. (“ABA Seguros”) and 7 ELEVEN, Inc. (“7-Eleven”) filed claim against Servicios Alestra in the amount of Ps 50,000, for damages from a fire that began in the building leased by Servicios Alestra to Casa Chapa S. A. de C. V. under the theory of subrogation of rights. Servicios Alestra filed a response with the support of ACE Seguros ( insurance carrier of Servicios Alestra), since ACE Seguros is the party that would pay should Servicios Alestra be found liable. In order to examine Servicios Alestra´s responsibility, ABA Seguros, 7-Eleven and Servicios Alestra sought the opinions of five experts in the following areas: (i) damages valuation, (ii) insurance settlement, (iii) fires, (iv) accounting, and (v) electrical installation. Although the outcome of the claim has not yet been decided, Servicios Alestra does not believe it would have a substantial effect on its finances. In the Company’s opinion; although the outcomes of these proceedings are uncertain, these should not have a material adverse affect on our financial position; results of operations or cash flows.

On July 16, 2006, Corporación Mexicana de Investigación en Materiales S.A. de C.V. (“COMIMSA”) held a public bid to select a provider of domestic and international long distance services. The Company participated in the bid, and on July 20, 2006, it was awarded these services by COMIMSA. On July 21, 2006 the Company notified COMIMSA that the Company was not capable of providing long distance services in two of the areas in which COMIMSA required such service, because the service areas had not been opened to pre-subscription by Comisión Federal de Telecomunicaciones (“Cofetel”) in accordance with the long distance service rules. As a result, the Company could not enter into the respective services agreement, which the Company was obliged to execute within the following 10 working days after the awarding of the bid. As a result, COMIMSA filed with the Secretaria de la Funcion Publica (“SFP”) an administrative proceeding against the Company to determine if the Company was subject to sanctions under the applicable law. SFP decided that the Company violated the applicable law and imposed sanctions consisting of (i) a prohibition against participating in bids to offer telecommunication services to the Mexican federal administration for a period of three months and (ii) a fine of Ps 75 to be paid by the Company. At the beginning of 2007, Alestra filed an indirect writ of relief against this resolution by SFP, and in June 26, 2008 the court granted Alestra relief (“amparo”) in the form of declaring SFP´s sanctions without effect, on the grounds that the sanctions procedure by SFP was without basis and

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

motivation. Although in August 2008, Alestra began a new amparo against SFP authority to reinitiate the procedure, on June 9, 2009, the judge confirmed SFP faculties. In the future, SFP could impose similar sanctions on Alestra, including the possibility of prohibiting Alestra from participating for three months in public bids to offer telecommunication services to the Mexican federal administration. Alestra will try to dispute any potential sanctions; however, the Company cannot assure that they would be dismissed.

The Company is involved in a dispute with Teléfonos de México, S.A.B. de C.V. (“Telmex”) regarding interconnection services rates applicable for 2008 and 2009 and had requested the intervention of Cofetel. On September 8, 2009, a trust was created by the Company, Telmex and BBVA Bancomer as a trustee to guarantee the payment of such interconnection services. At September 30, 2009, the trust balance is Ps273,657 which is presented as restricted cash in the Company’s balance sheet. As of the date of issuance of these financial statements, management continues its negotiations with Telmex and is expected that the Company may reach an agreement in the near future.

In the Company’s opinion, although the outcomes of the mentioned proceedings are uncertain, they should not have a material adverse affect on our financial results; however, as of the date of issuance of the financial statements the Company considers it has recognized sufficient provisions to address such contingencies.

10. SEGMENTS

The reported segments of the Company represent the specific types of telecommunications services and products that the Company offers and internally analyzes.

The Company operates in two segments: long distance services (domestic and international); and data, internet and local services.

The Company’s management uses the information as to income and costs of services (excluding depreciation) by segment to evaluate performance, make general operations decisions and assign resources. Telecommunications services are generally offered using networks owned by the Company and leased (interconnection) networks that make no distinction between the different kinds of services. As a result, the Company does not assign total assets, administration selling and other operating expenses, depreciation and amortization per segment.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

Accounting policies of the segments are the same as those described in the summary of significant accounting policies in our financial statements as of and for the year ended December 31, 2008. The information on the Company’s segments for the nine months ended September 30, 2008 and 2009 is as follows:

Nine months ended	Long distance		Data, Internet and Local services		Total
September 30, 2008
Revenues	Ps	1,294,022	Ps	2,150,557	Ps	3,444,579
Costs of services (excluding depreciation)		(767,106)		(559,901)		(1,327,007)

Gross profit	Ps	526,916	Ps	1,590,656		2,117,572

Operating expenses (including depreciation and amortization)						(1,719,887)

Operating income						397,685
Comprehensive financial result						(219,664)
Other expense, net						(32,036)

Income before income tax						145,985
Income tax						(74,452)

Net income					Ps	71,533

Nine months ended	Long distance		Data, Internet and Local services		Total
September 30, 2009
Revenues	Ps	1,113,013	Ps	2,428,725	Ps	3,541,738
Costs of services (excluding depreciation)		(757,565)		(580,854)		(1,338,419)

Gross profit	Ps	355,448	Ps	1,847,871		2,203,319

Operating expenses (including depreciation and amortization)						(1,767,526)

Operating income						435,793
Comprehensive financial result						(278,102)
Other expense, net						(3,940)

Income before income tax						153,751
Income tax						(66,302)

Net income					Ps	87,449

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

11. SUBSEQUENT EVENTS

A.	On October 12, 2009, the Company entered into a two year loan agreement with Comerica Bank (“Comerica”) for US$10 million bearing interest at LIBOR rate plus 3.75%. Interest is payable every three months and principal is payable in four payments during 2011.

B.	The Mexican Congress approved the tax reform bill for 2010. Among others, the most significant changes are:

a.	The increase of the income tax rate from 28% to 30% from 2010 to 2012, a decrease to 29% in 2013 and finally 28% in 2014 and future years.
b.	Modifications in the tax consolidation regime in which the Company is participating as a subsidiary of Alfa.
c.	The creation of an excise tax of 3% to cable and telephone communication services, excluding public telephone, rural fixed and internet services.
d.	A 1% increase in the value added tax rate.

As of this date, the Company’s management is analyzing the possible effects that this tax reform may have on the financial information.

C.	In connection with the COMIMSA contingency, on November 10, 2009, SFP issued its final decision to not sanction the Company with the prohibition against participating in bids to offer telecommunication services; however, the Company is required to pay a fine of Ps 73.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2009 and for the Six Months Ended June 30, 2008 and 2009

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	December 31, 2008		Unaudited June 30, 2009
Assets
CURRENT ASSETS:
Cash and cash equivalents	Ps	202,805	Ps	245,671
Trade receivables, net		516,173		531,444
Due from affiliates and other related parties		54,297		30,232
Other receivables		70,493		45,511
Prepaid expenses		22,694		84,360
Other current assets		1,923		830

Total current assets		868,385		938,048
Property and equipment, net		5,169,181		5,133,355
Deferred income tax		—		129,946
Deferred charges and other assets, net		303,845		272,758

Total assets	Ps	6,341,411	Ps	6,474,107

Liabilities and stockholders’ equity
CURRENT LIABILITIES:
Accounts payable to Teléfonos de México, S.A.B. de C.V. and other carriers	Ps	154,501	Ps	330,448
Other suppliers		354,809		171,558
Senior notes		363,142		2,389,451
Bank loans, notes payable and capital leases		287,120		329,595
Due to affiliates and other related parties		11,918		11,223
Income tax payable		—		139,307
Other accounts payable and accrued expenses		317,225		323,328

Total current liabilities		1,488,715		3,694,910

LONG-TERM LIABILITIES:
Senior notes		2,337,925		—
Bank loans, notes payable and capital leases		186,202		271,827
Deferred income tax		6,020		—
Estimated liabilities for seniority premiums and pension plans		105,704		104,257

Total liabilities		4,124,566		4,070,994

STOCKHOLDERS’ EQUITY:
Contributed stock		1,394,971		1,394,971
Retained earnings		821,873		1,008,141

Total majority interest		2,216,844		2,403,112

Total minority interest		1		1

Total stockholders’ equity		2,216,845		2,403,113

CONTINGENCIES		—		—

Total liabilities and stockholders’ equity	Ps	6,341,411	Ps	6,474,107

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Six months ended June 30,
	2008		2009
REVENUES
Long distance services	Ps	852,589	Ps	749,077
Data, internet and local services		1,416,273		1,623,868

		2,268,862		2,372,945

OPERATING EXPENSES :
Cost of services (excluding depreciation):
Long distance services		(494,110)		(506,530)
Data, internet and local services		(365,102)		(388,907)

		(859,212)		(895,437)

Administration, selling and other operating expenses		(777,711)		(744,139)
Depreciation and amortization		(366,288)		(425,914)

Operating income		265,651		307,455

COMPREHENSIVE FINANCIAL RESULT:
Interest expense		(129,547)		(144,561)
Interest income		12,226		5,442
Exchange gain		142,606		67,582
Effect of derivative financial instruments		(77,817)		(5,522)

		(52,532)		(77,059)

OTHER (EXPENSE) INCOME, NET		(641)		644

Income before income tax		212,478		231,040
Income tax		(54,612)		(45,259)

Net income	Ps	157,866	Ps	185,781

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Six months ended June 30,
	2008		2009
Operation activities:
Income before income tax	Ps	212,478	Ps	231,040
Items relating to investing activities:
Depreciation and amortization		366,288		425,914
Interest income		(12,226)		(5,442)
Loss on derivative financial instruments		77,817		5,522
Other, net		2,297		1,854
Items relating to financing activities:
Interest expense		142,493		148,065
Exchange gain		(142,606)		(67,582)
Other, net		6,428		(3,053)

Subtotal		652,969		736,318
Decrease in accounts receivable and other current assets		(52,493)		(42,321)
(Decrease) increase in suppliers, accounts payable and other current liabilities		3,930		132,856
Payments relating to settlement of derivative financial instruments		(28,637)		(2,241)
Income tax paid		(3,732)		(36,049)

Cash flows provided by operating activities		572,037		788,563

Investing activities:
Interest received		12,144		5,198
Acquisition of property and equipment		(228,165)		(332,444)
Acquisition of deferred charges and other assets		(32,589)		(40,996)

Cash flows used in investing activities		(248,610)		(368,242)

Excess in cash to be applied in financing activities		323,427		420,321

Financing activities:
Increase in bank loans and notes payable		—		201,630
Payment of senior notes		(203,556)		(257,200)
Interest paid		(119,502)		(132,954)
Payment of debt and bank loans		(93,715)		(176,361)

Cash flows used in financing activities		(416,773)		(364,885)

Decrease in net cash and cash equivalents		(93,346)		55,436
Adjustments to cash flow as a result of changes in exchange rates		9,733		(12,570)
Cash, cash equivalents and restricted cash at beginning of year		449,075		202,805

Total cash and cash equivalents at end of the period	Ps	365,462	Ps	245,671

Cash, cash equivalents and restricted cash at end of year is integrated by:
Cash and cash equivalents	Ps	207,306	Ps	245,671

Restricted Cash	Ps	158,156	Ps	—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

1. INCORPORATION AND ACTIVITY OF THE COMPANY

Alestra, S. de R. L. de C. V. (“Alestra”), a Mexican company with limited liability and variable capital, was incorporated on October 13, 1995, as a joint venture between Onexa, S. A. de C. V. (“Onexa”) (51%) and AT&T, Inc. (49%).

In a general extraordinary meeting held on October 2, 2007, the stockholders approved the merger of Onexa into Alfa, S. A. B. de C. V., which became effective as of March 31, 2008. As a result of this merger, Alfa owns directly 51% of the shares of Alestra.

Alestra and its subsidiary Servicios Alestra, S. A. de C. V. (“Servicios Alestra”) are, collectively, referred to as the “Company”.

The Company’s business consists of the installation and operation of a public telecommunications network in Mexico and offering long distance telephone services and data, internet and local services.

Alestra does not have any direct employees and all services it requires are provided by Servicios Alestra, S.A. de C.V.

2. PREPARATION OF INTERIM FINANCIAL STATEMENTS

a.	Basis of presentation and disclosures

The interim condensed consolidated financial statements of Alestra have been prepared in accordance with Financial Reporting Standards applicable in Mexico (“Mexican FRS”) as promulgated by the Mexican Financial Reporting Standards Board (“CINIF”). A reconciliation of differences between Mexican FRS and accounting principles generally accepted in the United States of America (“U.S. GAAP”) is included in Note 12.

The condensed consolidated financial statements are expressed in Mexican Pesos (functional and reporting currency) denoted by the symbol “Ps.”. The year-end consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by Mexican FRS and U.S. GAAP.

The information included in the interim condensed consolidated financial statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of these interim periods are not necessarily indicative of results for the entire year. The interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as of December 31, 2008.

The condensed consolidated interim financial statements include those of Alestra and its subsidiary, Servicios Alestra, S. A. de C. V. (“Servicios Alestra”) in which it holds 98% of the capital stock. All intercompany balances and transactions have been eliminated.

b.	Estimates

The preparation of financial statements in conformity with Mexican FRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

Significant estimates and assumptions include certain international long distance services revenues and expenses, the allowance for doubtful accounts, deferred income tax, provisions and employees benefits.

c.	Recognition of the effects of inflation

The provisions of the Mexican FRS B-10 specify that as of 2008, the Mexican economy is not considered an inflationary environment, since there has been a cumulative inflation below 26% in the last six years (established limit to define an economy as inflationary). Therefore, as of January 1, 2008, the Company was required to discontinue the recognition of the inflation effects in the financial information. Consequently, the financial statements as of June 30, 2008 and 2009 are stated in adjusted nominal Mexican pesos as they include cumulative inflation effects on the financial information recognized up to December 31, 2007.

d.	New adopted standards

As of January 1, 2009, the Company adopted the following standards, which did not have a material impact on the financial results of the Company:

NIF B-7, “Business acquisitions”, which establishes the general standards for valuation and disclosure in the initial recognition of the net assets acquired in a business acquisition at acquisition date as well as for the minority interest and other items that may arise in them, such as goodwill.

NIF B-8, “Consolidated and combined financial statements”, which establishes the general standards for the preparation and presentation of the consolidated and combined financial statements; as well as for the disclosures accompanying such financial statements.

NIF C-7, “Investments in associated companies and other permanent investments”, which sets forth the standards for the accounting recognition of the investments in associates, and other permanent investments in which there is no control, joint control or significant influence.

NIF C-8, “Intangible assets”, which sets forth the valuation, presentation and disclosure standards for the initial and subsequent recognition of the intangible assets acquired individually or through a business acquisition, or internally generated in the normal course of business.

NIF D-8, “Share-based payments”, which stipulates the standards for the recognition of share-based payments in the financial information. This Mexican FRS leaves the supplemental application in Mexico of the IFRS 2 Shared based payments issued by the CINIF without effect.

e.	Reclassifications

Certain reclassifications of amounts previously reported have been made to the condensed consolidated statement of cash flow for the six months ended June 30, 2008 to maintain consistency and comparability between periods presented, as shown below:

	Originally reported		Reclassifications		June 30, 2008
Cash flow provided by operating activities	Ps	592,463	Ps	(20,426)	Ps	572,037
Cash flow used in investing activities		(370,945)		122,335		(248,610)
Cash flow used in financing activities		(297,271)		(119,502)		(416,773)
Adjustments resulting of changes in exchange rates		—		9,733		9,733
Cash and cash equivalents at beginning of year		283,059		166,016		449,075

Cash and cash equivalents at end of the year	Ps	207,306	Ps	158,156	Ps	365,462

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

These reclassifications did not have any impact in the financial statements as of December 31, 2008. Reclassifications to cash and cash equivalents at beginning and end of the year were made to include restricted cash as part of cash and cash equivalents.

3. PROPERTY AND EQUIPMENT, NET

As of December 31, 2008 and June 30, 2009, property and equipment net, consists of the following:

	2008		2009
Buildings	Ps	143,539	Ps	147,087
Furniture, fixtures and other		264,323		264,352
Hardware equipment		368,261		386,313
Transportation equipment		24,893		25,668
Telephone network		9,271,870		9,562,855
Billing and customer care software		524,141		524,141

		10,597,027		10,910,416
Accumulated depreciation and amortization		(5,829,521)		(6,211,005)

		4,767,506		4,699,411
Land		165,194		165,194
Constructions in progress		236,481		268,750

Total	Ps	5,169,181	Ps	5,133,355

Amortization of billing and customer care software charged to income amounted to Ps33,817 and Ps34,502 for the periods ended June 30, 2008 and 2009, respectively.

Depreciation charged to income, not including amortization of the billing and customer care software mentioned above, was Ps301,891 and Ps346,982 for the periods ended June 30, 2008 and 2009, respectively.

4. BANK LOANS, NOTES PAYABLE AND CAPITAL LEASES

As of December 31, 2008 and June 30, 2009, bank loans, notes payable and capital leases consist of the following:

	2008		2009
Bank loan obtained from Comerica Bank for an amount of US$15 million at an annual rate plus Libor of 1.75 points due in September 2009(1)	Ps	203,075	Ps	198,034
Promissory notes to Cisco Systems Capital Corporation for an amount of US$19.5 million. As of June 30, 2009 amount due was US$16.4 million(2)		166,335		216,982
Promissory notes to Hewlett Packard Operations de México, S. de R. L. de C. V., for an amount of US$15.7 million. As of June 30, 2009 amount due was US$13.4 million(3)		102,084		186,406
Capital lease contract with CSI Leasing México, S. de R. L for telecommunications equipment. As of December 31, 2008 and June 30, 2009, the amounts due were US$135 thousand and $0, respectively(4)		1,828		—

		473,322		601,422
Current portion of bank loans, notes payable and capital leases		(287,120)		(329,595)

Long term debt	Ps	186,202	Ps	271,827

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

(1)	On August 6, 2008, the Company contracted a loan with Comerica Bank (“Comerica”) for US$15 million bearing interest at 1 month LIBOR rate plus 1.75%. Interest payments are payable each month, with the principal due at maturity on September 10, 2009.
(2)	In order to acquire goods with Cisco Systems on September 7, 2008, a promissory note was issued in the amount of US$6.3 million. This agreement is effective for 36 months with monthly payments of US$.19 million concluding on August 7, 2011, and the annual interest rate is 5.67%. On October 29, 2008, a second promissory note was signed for an amount of US$7.0 million with an annual interest rate of 5.67% effective for 36 monthly payments of US$.21 million and a maturity on October 28, 2011. Furthermore, a third promissory note was signed on June 15, 2009 for an amount of US$6.2 million, annual interest rate of 5.67% effective for 36 months with monthly payments of US$.19 million and maturity on June 15, 2012.
(3)	On October 1, 2008, the company signed a promissory note with Hewlett Packard Operations de México, S. de R.L. de C.V. (“HP”), for the acquisition of goods for US$3.2 million, the payment will be made on a monthly basis in 48 installments of US$.075 million at an annual interest rate of 6.90%. On October 27, 2008, a second agreement was signed in the amount of US$4.6 million, for the acquisition of goods; it will be paid in 48 monthly and consecutive installments of US$.11 million at an annual interest rate of 7.082%. Two more promissory notes for the acquisition of goods of US$4.9 million and US$3.0 million were signed with HP on March 12, 2009 and April 21, 2009, respectively, a maturity date of 48 months with monthly and consecutive payments of US$.12 million at an annual interest rate of 6.68% and US$.073 million at an annual interest rate of 6.70%.
(4)	The Company entered into a capital lease contract with CSI Leasing México, S. de R.L. de C.V. (“CSI”) to acquire telecommunications and computer equipment which is denominated in U. S. dollars. At December 31, 2008 and June 30, 2009 it amounts to Ps1,828 (US$135 thousand) and $0, respectively, and beared interest at a 7.9%. This capital lease was payable in 36 equal monthly payments of Ps445 (US$35 thousand) each, and matured on April 2009.

5. SENIOR NOTES

As of December 31, 2008 and June 30, 2009, the 8% senior notes due 2010 consist of the following:

	2008		2009
Senior notes	Ps	2,701,067	Ps	2,389,451
Current portion of senior notes		(363,142)		(2,389,451)

Long-term senior notes	Ps	2,337,925	Ps	—

As of December 31, 2008 and June 30, 2009, the nominal value of the senior notes acquired by the Company amounted to Ps191,905 (US$14.2 million) and Ps 163,059 (US$12.4 million), respectively.

Senior notes acquired as of June 30, 2008 and 2009 are shown in the balance sheet net of the senior notes issued. Interest income from these notes amounting to Ps5,938 and Ps7,566 as of June 30, 2008 and 2009 has been presented net of the financial expense caption in the statements of operation.

The senior notes contain various debt covenants including limitations on the sale of assets and affiliate transactions, among others. In addition, these covenants require the Company to have a certain leverage ratio prior to being able to enter into additional debt transactions. As of June 30, 2009 and the date of issuance of these financial statements, the Company was in compliance with all required covenants.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

6. EMPLOYEES’ BENEFITS

An analysis of the net periodic pension cost by plan type is presented as follows:

	Pension Plan				Seniority Premium				Indemnities				Other retirement benefits
	June 30,				June 30,				June 30,				June 30,				Total
	2008		2009		2008		2009		2008		2009		2008		2009		2008		2009
Net cost of the period:
Labor cost of the current service	Ps	1,000	Ps	986	Ps	64	Ps	68	Ps	1,392	Ps	1,486	Ps	21	Ps	12	Ps	2,477	Ps	2,552
Financial cost		3,340		3,037		48		56		1,080		1,281		60		34		4,528		4,408
Net actuarial earning or loss		—		—		72		65		1,704		—		—		—		1,776		65
Labor cost of past service		(152)		(457)		22		20		1,600		1,656		56		249		1,527		1,468

Total	Ps	4,188	Ps	3,566	Ps	206	Ps	209	Ps	5,776	Ps	4,423	Ps	137	Ps	295	Ps	10,308	Ps	8,493

7. FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, current receivables, accounts payable, due from and to related companies, accrued expenses and other payables reported on the balance sheet, approximate fair value, due to the short term maturity of these instruments.

The estimated fair values of the bank loans, notes payable, derivative instruments and senior notes at December 31, 2008 and June 30, 2009 are as follows:

Periods ended	Carrying amount		Fair value		Differences
December 31, 2008
Bank loans and notes payable	Ps	471,494	Ps	439,127	Ps	32,367
Senior notes		2,701,067		2,339,618		361,449
Derivative instruments — asset		(489)		(489)		—

	Ps	3,172,072	Ps	2,778,256	Ps	393,816

June 30, 2009
Bank loans and notes payable	Ps	601,422	Ps	553,239	Ps	48,183
Senior notes		2,389,451		2,286,656		102,795
Embedded derivatives — liability		3,246		3,246		—

	Ps	2,994,119	Ps	2,843,141	Ps	150,978

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

8. INCOME TAX

The reconciliation between the statutory and effective income tax rates is shown below:

	Six months ended June 30,
	2008		2009
Income before income tax	Ps	212,478	Ps	231,040
Income tax at statutory rate (28%)		(59,494)		(64,691)
Add (deduct) effect of income tax on:
CFR differences		(6,888)		(7,167)
Effect of valuation of tax losses and other permanent items		11,770		26,599

Total provision of income tax charged to income	Ps	(54,612)	Ps	(45,259)

For the six months ended June 30, 2009, the company recognized its income tax provision using an income tax effective rate of 21% compared to an income tax effective rate of 26% for the six months ended June 30, 2008. The differences between these rates are primarily due to a decrease of non-deductible expenses and inflation effects for tax purposes of fixed assets, since the Company discontinues the recognition of inflation effects in the financial information.

9. CONTINGENCIES

In August 2006, ABA Seguros, S. A. de C. V. (“ABA Seguros”) and 7 ELEVEN, Inc. (“7-Eleven”) filed claim against Servicios Alestra in the amount of Ps 50,000, for damages from a fire that began in the building leased by Servicios Alestra to Casa Chapa S. A. de C. V. under the theory of subrogation of rights. Servicios Alestra filed a response with the support of ACE Seguros ( insurance carrier of Servicios Alestra), since ACE Seguros is the party that would pay should Servicios Alestra be found liable. In order to examine Servicios Alestra´s responsibility, ABA Seguros, 7-Eleven and Servicios Alestra sought the opinions of five experts in the following areas: (i) damages valuation , (ii) insurance settlement, (iii) fires, (iv) accounting , and ( v ) electrical installation. Although the outcome of the claim has not yet been decided, Servicios Alestra does not believe it would have a substantial effect on its finances. In the Company’s opinion; although the outcomes of these proceedings are uncertain, these should not have a material adverse affect on our financial position; results of operations or cash flows.

On July 16, 2006, Corporación Mexicana de Investigación en Materiales S.A. de C.V. (“COMIMSA”) held a public bid to select a provider of domestic and international long distance services. The Company participated in the bid, and on July 20, 2006, it was awarded these services by COMIMSA. On July 21, 2006 the Company notified COMIMSA that the Company was not capable of providing long distance services in two of the areas in which COMIMSA required such service, because the service areas had not been opened to pre-subscription by Comisión Federal de Telecomunicaciones (Cofetel) in accordance with the long distance service rules. As a result, the Company could not enter into the respective services agreement, which the Company was obliged to execute within the following 10 working days after the awarding of the bid. As a result, COMIMSA filed with the Secretaria de la Funcion Publica (“SFP”) an administrative proceeding against the Company to determine if the Company was subject to sanctions under the applicable law. SFP decided that the Company violated the applicable law and imposed sanctions consisting of (i) a prohibition against participating in bids to offer telecommunication services to the Mexican federal administration for a period of three months and (ii) a fine of Ps 75 to be paid by the Company. At the beginning of 2007, Alestra filed an indirect writ of relief against this resolution by SFP, and in June 26, 2008 the court granted Alestra relief (“amparo”) in the form of declaring SFP´s sanctions without effect, on the grounds that the sanctions procedure by SFP was without basis and

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

motivation. Although in August 2008, Alestra began a new amparo against SFP authority to reinitiate the procedure, on June 9, 2009, the Judge confirmed SFP faculties. In the next days, SFP could impose similar sanctions to Alestra including the possibility to prohibit Alestra to participate for three months in public bids to offer telecommunication services to the Mexican federal administration. Against this new potential sanctions, Alestra will try to dispute them, however the Company cannot assure it will dismiss them.

The Company is involved in a dispute with Teléfonos de México, S.A.B. de C.V. (“Telmex”) regarding interconnection services rates applicable for 2008 and 2009 and had requested the intervention of Cofetel. As of the date of issuance of these financial statements, management continues its negotiations with Telmex and is expected that the Company may reach an agreement in the near future.

In the Company’s opinion, although the outcomes of the mentioned proceedings are uncertain, they should not have a material adverse affect on our financial results; however, as of the date of issuance of the financial statements the Company considers it has recognized sufficient provisions to address such contingencies.

10. SEGMENTS

The reported segments of the Company represent the specific types of telecommunications services and products that the Company offers and internally analyzes.

The Company operates in two segments: long distance services (domestic and international); and data, internet and local services.

The Company’s management uses the information as to income and costs of services (excluding depreciation) by segment to evaluate performance, make general operations decisions and assign resources. Telecommunications services are generally offered using networks owned by the Company and leased (interconnection) networks that make no distinction between the different kinds of services. As a result, the Company does not assign total assets, administration selling and other operating expenses, depreciation and amortization and obsolete assets per segment.

Accounting policies of the segments are the same as those described in the summary of significant accounting policies in our financial statements as of and for the year ended December 31, 2008. The information on the Company’s segments for the six months ended June 30, 2008 and 2009 is as follows:

Six months ended	Long distance		Data, Internet and Local services		Total
June 30, 2008
Revenues	Ps	852,589	Ps	1,416,273	Ps	2,268,862
Costs of services (excluding depreciation)		(494,110)		(365,102)		(859,212)

Gross profit	Ps	358,479	Ps	1,051,171		1,409,650

Operating expenses (including depreciation and amortization)						(1,143,999)

Operating income						265,651
Comprehensive financial result						(52,532)
Other expense, net						(641)

Income before income tax						212,478
Income tax						(54,612)

Net income					Ps	157,866

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

Six months ended	Long distance		Data, Internet and Local services		Total
June 30, 2009
Revenues	Ps	749,077	Ps	1,623,868	Ps	2,372,945
Costs of services (excluding depreciation)		(506,530)		(388,907)		(895,437)

Gross profit	Ps	242,547	Ps	1,234,961		1,477,508

Operating expenses (including depreciation and amortization)						(1,170,053)

Operating income						307,455
Comprehensive financial result						(77,059)
Other income, net						644

Income before income tax						231,040
Income tax						(45,259)

Net income					Ps	185,781

11. SUBSEQUENT EVENTS

The Company’s 8% Senior Notes with the original aggregate principal amount of US $304 million are due and payable in June 2010 (see Note 6). The Company plans to refinance the 8% Senior Notes due June 2010 by redeeming these with the proceeds of a new debt offering prior to the 8% Senior Notes becoming due and payable.

The Company has performed an evaluation of subsequent events through July 24, 2009, which is the date the financial statements were issued.

12. DIFFERENCES BETWEEN MEXICAN FRS AND U.S. GAAP

The Company’s condensed consolidated financial statements are prepared in accordance with Mexican FRS, which differ in certain significant aspects from U.S. GAAP. Beginning 2008, the recognition of inflation is discontinued and the financial information is presented in adjusted nominal Mexican Pesos as mentioned in Note 2. The reconciliation to U.S. GAAP includes a reconciling item for the effect of applying the option provided by the Fifth Amendment for the restatement of equipment of non-Mexican origin because, as described below, this provision of inflation accounting under Mexican FRS does not meet the consistent reporting currency requirements of Regulation S-X. The reconciliation does not include the reversal of the other adjustments to the financial statements for the effects of inflation required under Mexican FRS because the application of Statement B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

We adopted the Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”) on January 1, 2008, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). SFAS 157 does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS 157 are to be applied prospectively as of the beginning of the fiscal year in which it is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are described below:

•	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 — Inputs that are observable, either directly or indirectly, but do not qualify as Level 1 inputs (i.e., quoted prices for similar assets or liabilities); and

•	Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

In February 2008, the Financial Accounting Standards Board (the “FASB”) approved FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (FSP FAS 157-2), that permits companies to partially defer the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. FSP FAS 157-2 does not permit companies to defer recognition and disclosure requirements for financial assets and financial liabilities or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually. In accordance with the provisions of FSP FAS 157-2, we have decided to defer the adoption of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in our financial statements on a nonrecurring basis.

During the fourth quarter of 2008, both the FASB and the staff of the SEC re-emphasized the importance of sound fair value measurement in financial reporting. In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This statement clarifies that determining fair value in an inactive or dislocated market depends on facts and circumstances and requires significant management judgment. This statement specifies that it is acceptable to use inputs based on management estimates or assumptions, or for management to make adjustments to observable inputs to determine fair value when markets are not active and relevant observable inputs are not available. Our fair value measurement policies are consistent with the guidance in FSP No. FAS 157-3.

All fair value adjustments at December 31, 2008 represent assets or liabilities measured at fair value on a recurring basis. In determining fair value, we separate our financial instruments into three categories: derivative instruments, senior notes, and long-term debt. Fair values as of December 31, 2008 and June 30, 2009 were calculated as follows:

	Balances at December, 2008		Quoted prices in active markets for identical assets		Significant other observable inputs		Significant unobservable inputs
			(Level 1)		(Level 2)		(Level 3)
Derivative instruments	Ps	(489)	Ps	—	Ps	(489)	Ps	—
Senior notes(*)		2,701,067		—		2,701,067		—
Long-term debt(*)		471,494		—		471,494		—

Total	Ps	3,172,072	Ps	—	Ps	3,172,072	Ps	—

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Balances at June, 2009		Quoted prices in active markets for identical assets		Significant other observable inputs		Significant unobservable inputs
			(Level 1)		(Level 2)		(Level 3)
Embedded derivative	Ps	3,246	Ps	—	Ps	3,246	Ps	—
Senior notes(*)		2,389,451		—		2,389,451		—
Long-term debt(*)		601,422		—		601,422		—

Total	Ps	2,994,119	Ps	—	Ps	2,994,119	Ps	—

(*)	Long-term debt and senior notes are carried at amortized cost. See Note 8 “Financial Instruments” for fair value disclosures.

Derivatives and embedded derivatives are measured using internal models that use as their basis readily observable market inputs, such as time value, forward interest rates, volatility factors, and current and forward market prices for foreign exchange rates. The Company generally classifies these instruments within Level 2 of the valuation hierarchy. Such derivatives were for foreign currency.

Fair value for senior notes and long-term debt are based on the present value of the cash flow discounted at interest rates based in readily observable market inputs. Fair values are classified as Level 2 in the fair value hierarchy.

The principal differences between Mexican FRS and U.S. GAAP and the effect on consolidated net income and consolidated stockholders’ equity are presented below with an explanation of the adjustments:

	Six months ended June 30,
	2008		2009
Reconciliation of net income:
Net income as reported under Mexican FRS	Ps	157,866	Ps	185,781

U.S. GAAP adjustments:
Difference in interest expense		113,078		112,212
Reversal of debt issuance costs, net of amortization		11,376		11,968
Fifth amendment effect on depreciation expense		(69,642)		(50,788)
Deferred income tax		—		(16,030)
Severance payments		1,077		1,506

Total U.S. GAAP adjustments		55,889		58,868

Net income under U.S. GAAP	Ps	213,755	Ps	244,649

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

	Six months ended June 30,
	2008		2009
Reconciliation of stockholders’ equity:
Total stockholders’ equity reported under Mexican FRS	Ps	2,759,520	Ps	2,403,113

U.S. GAAP adjustments:
Effect on total debt extinguishment		(437,686)		(212,396)
Effect on debt issuance costs		(45,344)		(22,067)
Fifth amendment effect on property and equipment		118,203		—
Deferred income tax		(82,121)		(60,289)
Pension and labor liabilities		(8,067)		(618)
Severance payments		(15,422)		(10,543)

Total U.S. GAAP adjustments		(470,437)		(305,913)

Total stockholders’ equity under U.S. GAAP	Ps	2,289,083	Ps	2,097,200

A summary of the Company’s statement of changes in stockholders’ equity with balances determined under U.S. GAAP is as follows:

	2008		2009
Balance at beginning of period	Ps	2,075,328	Ps	1,852,062
Net income for the period		213,755		244,649
Decrease of the effect in capital of derivative financial instruments		—		489

Balance at end of period	Ps	2,289,083	Ps	2,097,200

On December 1, 2003, the Company’s stockholders resolved to (i) reclassify the balance as of December 31, 2002 of the restatement of capital stock account into the variable portion of the capital stock in the amount of Ps. 5,026,512 and (ii) reduce the variable portion of the capital stock for Ps. 9,193,330 and Ps. 1,340,308 by reclassifying these amounts from the accumulated deficit account and the accumulated deficit from restatement account, respectively. As a consequence, the nominal value of the shares was proportionally reduced according to the ownership interest of each of the shareholders. These transactions did not represent a contribution or payment to the equity holders. For U.S. GAAP purposes, reclassifications of this nature are considered to be a quasi-reorganization and as such the Company may not reclassify a deficit in retained earnings unless certain criteria is met. The Company does not comply with all the criteria and consequently, the stockholders’ equity as of June 30, 2008 and 2009 is as follows:

	Six months ended June 30,
	2008		2009
Capital stock	Ps	12,355,568	Ps	12,355,568
Accumulated losses		(10,066,485)		(10,258,368)

Total stockholders’ equity under U.S. GAAP	Ps	2,289,083	Ps	2,097,200

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

The following table presents summarized statements of operation in adjusted nominal pesos, including all U.S. GAAP adjustments, for the six months ended June 30, 2008 and 2009:

	2008		2009
Net revenues	Ps	2,268,862	Ps	2,372,945
Cost of services (excluding depreciation)		(859,212)		(895,437)
Administration and selling and operating expenses		(776,634)		(743,554)
Depreciation and amortization		(435,930)		(476,703)

Operating income		197,086		257,251

Comprehensive financial result:
Interest income		12,226		5,442
Interest expense		(5,092)		(32,349)
Exchange gain, net		142,606		67,582
Effect of derivative financial instruments		(77,817)		(5,522)

		71,923		35,153

Debt issuance costs, net		—		11,968
Other (expenses) income, net		(642)		1,566

Net income before income tax		268,367		305,938
Income tax		(54,612)		(61,289)

Net income for the period	Ps	213,755	Ps	244,649

a)	Effects of the restructuring of the Old Senior Notes in 2003

The effects of the restructuring of the Company’s previously outstanding senior notes ( the “Old Senior Notes”) that took place in 2003 were recorded as follows:

•	A gain of Ps. 958,753 was recognized for the effect of the extinguishment of the Old Senior Notes;

•	A gain of Ps. 939,888 was recognized for the reversal of accrued and unpaid interest of the Old Senior Notes that were due on November 15, 2002 and May 15, 2003;

•

Write-off of unamortized debt issuance cost related to the Old Senior Notes of Ps. 129,299 was made and the capitalization of Ps. 158,160 for the debt issuance cost of the 8% Senior Notes due 2010 (see Note 5) (the “New Senior Notes”) amortized over the term of such Senior Notes; and

•	Interest expense is determined using the actual interest rate on the New Senior Notes.

Under Mexican FRS, the effects of the restructuring were recorded in the year when it was completed. After the restructuring, debt issuance costs of the New Senior Notes are being amortized over the term of the New Senior Notes and interest expense is determined using the actual rate on the New Senior Notes.

For U.S. GAAP purposes, the debt restructuring of the Old Senior Notes is considered as a troubled debt restructuring in accordance with Statement of Financial Accounting Standard No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” and its effects are recorded as follows:

•

Since the carrying amount of the Old Senior Notes does not exceed the total future cash payments specified by the New Senior Notes, no gain on the restructuring was recognized for the notes that were exchanged;

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

•

Debt issuance cost of Ps. 158,160 incurred in the debt restructuring was recorded as an expense of the period; debt issuance cost of Ps. 129,299 of the Old Senior Notes, will be amortized in the new term of the restructured notes; and

•

Interest expense is determined using an effective interest rate that equates the present value of the future cash payments specified by the new notes, with the carrying amount of the old Senior Notes. As a result, the net effect of the restructuring, including the reversal of accrued and unpaid interest, will be recognized prospectively as a reduction of the interest expense throughout the term of the New Senior Notes.

b)	Fifth amendment effect on property and equipment, net

From January 1, 1997 to December 31, 2007, the Company adopted the Fifth Amendment which established the option of restating equipment of a non-Mexican origin using an index which reflects the inflation in the respective country of origin and the exchange rate of the Mexican Peso against the currency of such country at the balance sheet date. For U.S. GAAP purposes, the use of the index that contemplates currency exchange movements is not in accordance with the nominal cost concept nor does it present financial information in a constant reporting currency. Since January 1, 2008 the Company presents financial information in adjusted nominal Pesos. Therefore, the U.S. GAAP adjustment represents the remaining depreciation of equipment relating to restatements for years up to December 31, 2007.

c)	Severance payments

Effective January 1, 2005, the Company adopted the provisions of MFRS D-3, which has subsequently been revised as of January 1, 2008. Under Mexican FRS, beginning in 2005, severance payments should be accounted in a manner similar to other post-retirement benefits. In 2005 the Company opted for the transitional method of recognizing the actuarially determined severance liability of Ps. 24,666 over the remaining expected employee service period and consequently, as of June 30, 2008 and 2009 has recognized a total liability and charge to earnings of Ps. 1,077 and Ps. 1,506. Prior to the adoption of revised Bulletin D-3, such severance costs were recognized as incurred. With the revision of Bulletin D-3, effective January 1, 2008, the Company is now amortizing the actuarial determined severance liability over a period of 5 years.

d)	Impairment of assets

For U.S. GAAP purposes, if an evaluation is required, the estimated future undiscounted cash flows associated with an asset would be compared to the asset’s carrying value to determine if a write-down to market value or fair value is required. The Company has not recognized any impairment loss.

e)	Deferred Income Taxes

Under Mexican FRS, deferred tax assets and liabilities are recognized for all significant temporary differences between the carrying amounts of existing assets and liabilities as of the balance sheet date and their respective tax bases. In the United States, Statement of Financial Accounting Standard No. 109 (“SFAS 109”), “Accounting for Income Taxes,” requires recognition of deferred tax assets and liabilities associated with differences between the carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”, (FIN 48) was issued in July 2006 and interprets FASB Statement of Financial Accounting Standards (SFAS) No. 109. FIN 48 became effective for the Company on January 1, 2007 and prescribes a comprehensive model for the recognition, measurement, financial statement presentation and disclosure of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company classifies income tax-related interest and penalties as income taxes in the financial statements.

As of June 30, 2008 and 2009, this pronouncement had no effect on the Company’s overall financial position results.

f)	Pensions and labor liabilities

Due to the revision of Mexican FRS B-3, effective January 1, 2008, companies must now amortize transition obligations/benefits, unrecognized prior service costs/benefits and net gains and losses over a maximum period of 5 years. This change has resulted in an increase in a not material net periodic pension expense in both periods presented under Mexican FRS.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This standard requires employers to recognize the underfunded or over funded status of defined benefit pension and postretirement plans as an asset or liability in its statement of financial position, and recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity. The adoption of this standard has created a difference in the pension and labor liabilities established under Mexican FRS.

As of June 30, 2008 and 2009 the amounts corresponding to Accumulated Other Comprehensive Income are Ps(9,871) and Ps(13,757), respectively.

CASH FLOWS

On January 1, 2008, Mexican FRS B-2 became effective; therefore, management included the statement of cash flows for the year ended December 31, 2008 as part of the basic financial statements with prospective application. However, since Mexican FRS B-2 has been adopted prospectively, the Company has chosen to present the statement of cash flow under U.S. GAAP in order to provide consistency in disclosure.

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

The statement of cash flows prepared in accordance with Mexican FRS for the for the six months ended June 30, 2009 and 2008 presents substantially the same information as that required under U.S. GAAP as interpreted by SFAS No. 95, except for certain differences in presentation.

Presented below are the condensed consolidated statements of cash flow for the years ended June 30, 2008 and 2009 prepared, after considering the impact of U.S. GAAP adjustments.

	Six months ended June 30,
	2008		2009
OPERATING ACTIVITIES:
Cash flows provided by operating activities	Ps	474,412	Ps	660,807

INVESTING ACTIVITIES:
Purchases of property and equipment		(228,165)		(332,444)
Restricted cash		7,860		—
Purchase of other assets		(32,589)		(40,996)

Cash flows used in investing activities		(252,894)		(373,440)

FINANCING ACTIVITIES:
Bank loans and notes payables		—		201,630
Payments of bank loans, notes payable, capital leases and senior notes		(297,271)		(433,561)

Cash flows used in financing activities		(297,271)		(231,931)

Net effect of inflation on cash and cash equivalents		—		(12,570)

Decrease in cash and cash equivalents		(75,753)		42,866
Cash and cash equivalents, beginning of period		283,059		202,805

Cash and cash equivalents, end of period	Ps	207,306	Ps	245,671

NEW ACCOUNTING PRONOUNCEMENTS

Employers’ Disclosures about Postretirement Benefit Plan Assets FSP FAS 132(R)-1

In December 2008, the FASB issued FASB Staff Position (FSP) No. 132 (R)-1 “Employers disclosures about Postretirement Benefit Plan Assets” which amends FASB Statement No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This FSP also includes a technical amendment to Statement 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The disclosures about plan assets required by this FSP shall be provided for fiscal years ending after December 15, 2009. Upon initial application, the provisions of this FSP are not required for earlier periods that are presented for comparative purposes. Earlier application of the provisions of this FSP is permitted. The technical amendment to Statement 132(R) is effective upon issuance of this FSP. Management does not believe that the implementation of this Statement will materially impact the Company’s consolidated financial statements.

Accounting for Transfers of Financing Transactions FSP FAS 140-3

In February 2008, the FASB issued FASB Staff Position FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to provide

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

guidance on accounting for a transfer of a financial asset and a repurchase financing. This FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under Statement No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under Statement No. 140. This FSP shall be effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier application is not permitted. This FSP shall be applied prospectively to initial transfers and repurchase financings for which the initial transfer is executed on or after the beginning of the fiscal year in which this FSP is initially applied. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

Determination of the Useful Life of Intangible Assets FSP 142-3

In April 2008, the FASB issued FASB Staff Position FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to provide guidance on the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement No. 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (revised 2007), “Business Combinations”, and other U.S. GAAP standards.

This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset of this FSP shall be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

Subsequent Events FAS 165

The FASB issued FAS 165, Subsequent Events on May 28, 2009. FAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

Accounting for Transfers of Financial Assets FAS 166

The FASB issued FASB Statement No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140 (FAS 166), amending the guidance on transfers of financial assets in order to address practice issues highlighted most recently by events related to the economic downturn. The amendments include: (1) eliminating the qualifying special-purpose entity concept; (2) a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting; (3) clarifications and changes to the derecognition criteria for a transfer to be accounted for as a sale; (4) a change to the amount of recognized gain or loss on a transfer of financial assets accounted for as a sale when beneficial interests are

ALESTRA, S. DE R. L. DE C. V. AND SUBSIDIARY

Subsidiaries of Alfa S. A. B. de C. V.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts are expressed in thousands of adjusted nominal Mexican Pesos)

received by the transferor; and (5) extensive new disclosures. Calendar year-end companies will have to apply FAS 166 to new transfers of financial assets occurring from January 1, 2010. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

Amendments to FIN 46 (R) FAS 167

The FASB recently issued FAS 167 as an amendment to FIN 46(R). This guidance represents a significant change to the previous accounting rules and it will change the consolidation conclusions for many entities. The standard does not provide for any grandfathering and therefore the FIN 46(R) consolidation conclusions will need to be reassessed for all entities. In summary, the new standard:

•	Eliminates the scope exception for qualifying special-purpose entities

•	Eliminates the quantitative model for determining which party should consolidate and replaces it with a qualitative model focusing on decision-making for an entity’s significant economic activities

•	Requires a company to continually reassess whether it should consolidate an entity subject to FIN 46(R)

•	Requires an assessment of whether an entity is subject to the standard due to a troubled debt restructuring

•	Requires extensive new disclosures

FAS 167 is effective for company’s first reporting period beginning after November 15, 2009. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

Recognition and Presentation of Other-Than-Temporary Impairments FAS 115-2 and FAS 124-2

The FASB issued FASB Staff Position FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements. It is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if certain conditions are met. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

FSP No. FAS 107-1 and APB 28-1: Interim Disclosures about Fair Value of Financial Instruments

FSP 107-1 relates to fair value disclosures in public entity financial statements for financial instruments that are within the scope of FAS 107, Disclosures about Fair Value of Financial Instruments (FAS 107). This guidance increases the frequency of those disclosures, requiring public entities to provide the disclosures on a quarterly basis (rather than just annually). The quarterly disclosures are intended to provide financial statement users with more timely information about the effects of current market conditions on an entity’s financial instruments that are not otherwise reported at fair value. FSP 107-1 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. FSP 107-1 must be applied prospectively, and retrospective application is not permitted. The adoption of this interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

ALESTRA, S. de R.L. de C.V.

Exchange Offer for

11.750% Senior Notes due 2014

PROSPECTUS

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 7.07 of the Second Amended and Restated Joint Venture Agreement (the “Joint Venture Agreement”) among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. dated as of October 17, 1996 governing the operation of the Registrant provides that the Company shall indemnify and hold harmless each Director of the Company in the manner and to the fullest extent permitted by Mexican law from and against all claims, losses, liabilities, damages or injuries suffered or sustained by him or her by reason of any act, omission or alleged act or omission arising out of his or her activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any expenses, judgements, fines, awards, or amounts paid in settlement, actually and reasonably incurred in connection with the defense of any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative proceedings); provided however, that such indemnification shall only be available if the act, omission or alleged act or omission upon which such action or proceeding is based was intended to be in the best interest of the Company, and was not performed or omitted fraudulently or in bad faith or as a result of willful misconduct, gross negligence or illegal conduct of the person seeking indemnification. The provisions of Section 7.07 apply to actions or proceedings commencing after the date of the Joint venture Agreement and to Directors of the Company only in connection with acts or omissions occurring during their term of office.

In addition, the Company has purchased a Directors, Officers and Corporate Liability Insurance Policy from Zurich Compañía de Seguros, S.A.. Such policy covers the loss of the Company arising from a securities claim first made against the Company under the securities laws of any state or jurisdiction or a claim first made against the directors or officers pursuant to any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers committed during their term and capacities as directors or officers of the Company.

Item 21.	Exhibits and Financial Statement Schedules

The following is a list of exhibits to this registration statement:

Exhibit No.
3.1	Deed of Incorporation and By-Laws of Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

3.2	Amendment to the Deed of Incorporation and By-Laws dated November 14, 2000 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on February 12, 2003).

3.3	Amendment to the By-Laws dated November 4, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

4.1	Indenture, dated August 11, 2009, between Alestra, S. de R.L. de C.V. and The Bank of New York Mellon.*

4.2	Form of New Global Note.*

4.3	Registration Rights Agreement, dated August 11, 2009, among Alestra, S. de R.L. de C.V., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.*

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the new notes.*

5.2	Opinion of Thompson & Knight Abogados, S.C. with respect to certain matters under Mexican law.*

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to certain U.S. tax matters.*

8.2	Opinion of Thompson & Knight Abogados, S.C. with respect to certain Mexican tax matters (included in Exhibit 5.2)*

10.1	Second Amended and Restated Joint Venture Agreement dated as of October 17, 1996 by and among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.2	Amended and Restated Service Mark License Agreement dated as of October 17, 1996 between AT&T Corp. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.3	Master Agreement for the Supply of Interconnection Services dated as of October 10, 1996 between Teléfonos de México, S.A. de C.V. and Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.4	Concession to Build, Operate and Exploit a Public Telecommunications Network granted by the Federal Government of Mexico to Sistemas Telefónicos de la República, S. de R.L. de C.V. (now Alestra, S. de R.L. de C.V.) (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.5	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (66PAM10-4) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

Exhibit No.
10.6	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (68PAM10-6) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.7	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (71PAM10-9) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.8	Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (15-PAP-23) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.9	Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (31-PAP-15) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.10	Attachment “C”, of the concession to build, operate and exploit a public telecommunications network granted by the federal Government of Mexico to Alestra, S de R.L. de C.V, authorizing it to provide local telephone services in the cities of Mexico City, Guadalajara and Monterrey (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on January 15, 2003).

10.11	Service Mark License Amendment dated February 13, 2003 between AT&T Corp and Alestra S. De R. L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on February 25, 2003).

10.12	Addendum to the Second Amended and Restated Joint Venture Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

10.13	Addendum to the Amended and Restated Service Mark License Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

10.14	Addendum to the AT&T Global Network Cooperation Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

10.15	Note Purchase Agreement dated July 26, 2006 by and among Alestra S. de R.L. de C.V. and Deutsche Bank AG, London Branch (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on March 30, 2007).

10.16	Security Agreement dated July 26, 2006 by and among Alestra S. de R.L. de C.V. and Deutsche Bank Trust Company Americas as collateral agent (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on March 30, 2007).

12.1	Computation of Ratio of Earnings to Fixed Charges.**

21.1	Subsidiary of Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on January 15, 2003).

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).*

Exhibit No.
23.2	Consent of Thompson & Knight Abogados, S.C. (included in Exhibit 5.2).*

23.3	Consent of PricewaterhouseCoopers.**

24.1	Powers of Attorney (included on signature page of original filing of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.*

99.1	Form of Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Letter to Registered Holders.**

99.4	Form of Letter to the Depository Trust Company Participants.**

99.5	Form of Letter to Clients.**

99.6	Form of Instruction to Registered Holder from Beneficial Holder.**

99.7	Form of Exchange Agent Agreement between Alestra, S. de R.L. de C.V. and The Bank of New York Mellon.**

*	Previously filed as an exhibit to this registration statement.
**	Filed herewith.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterrey, Mexico, on December 21, 2009.

ALESTRA, S. de R.L. de C.V.

By:	/S/ ROLANDO ZUBIRÁN SHETLER
Name:	Rolando Zubirán Shetler
Title:	Chief Executive Officer

By:	/S/ BERNARDO GARCÍA REYNOSO
Name:	Bernardo García Reynoso
Title:	Chief Financial and Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Armando Garza Sada	Chairman of the Board and Director	December 21, 2009

* Alejandro Elizondo Barragán	Director	December 21, 2009

* Carlos Jimenez Barrera	Director	December 21, 2009

* Carlos Salinas García	Director	December 21, 2009

* Eric R. Weinbrom	Director	December 21, 2009

* Daniel T. Walsh	Director	December 21, 2009

* Craig Fiaschetti	Director	December 21, 2009

* Brian Troup	Director	December 21, 2009

Signature	Title	Date

/S/ ROLANDO ZUBIRÁN SHETLER Rolando Zubirán Shetler	Chief Executive Officer (Principal Executive Officer)	December 21, 2009

/S/ BERNARDO GARCÍA REYNOSO Bernardo García Reynoso	Chief Financial and Administrative Officer (Principal Financial Officer)	December 21, 2009

* Manuel Ramirez	Controller (Principal Accounting Officer)	December 21, 2009

PUGLISI & ASSOCIATES * Donald J. Puglisi Managing Director	Authorized Representative in the United States	December 21, 2009

* By:	/S/ BERNARDO GARCÍA REYNOSO
Bernardo García Reynoso Attorney-in fact

EXHIBIT LIST

Exhibit No.
3.1	Deed of Incorporation and By-Laws of Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

3.2	Amendment to the Deed of Incorporation and By-Laws dated November 14, 2000 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on February 12, 2003).

3.3	Amendment to the By-Laws dated November 4, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

4.1	Indenture, dated August 11, 2009, between Alestra, S. de R.L. de C.V. and The Bank of New York Mellon.*

4.2	Form of New Global Note.*

4.3	Registration Rights Agreement, dated August 11, 2009, among Alestra, S. de R.L. de C.V., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.*

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the new notes.*

5.2	Opinion of Thompson & Knight Abogados, S.C. with respect to certain matters under Mexican law.*

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to certain U.S. tax matters.*

8.2	Opinion of Thompson & Knight Abogados, S.C. with respect to certain Mexican tax matters (included in Exhibit 5.2)*

10.1	Second Amended and Restated Joint Venture Agreement dated as of October 17, 1996 by and among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.2	Amended and Restated Service Mark License Agreement dated as of October 17, 1996 between AT&T Corp. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.3	Master Agreement for the Supply of Interconnection Services dated as of October 10, 1996 between Teléfonos de México, S.A. de C.V. and Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.4	Concession to Build, Operate and Exploit a Public Telecommunications Network granted by the Federal Government of Mexico to Sistemas Telefónicos de la República, S. de R.L. de C.V. (now Alestra, S. de R.L. de C.V.) (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.5	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (66PAM10-4) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

Exhibit No.

10.6	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (68PAM10-6) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.7	Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (71PAM10-9) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.8	Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (15-PAP-23) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.9	Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (31-PAP-15) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-11084 on November 4, 1999).

10.10	Attachment “C”, of the concession to build, operate and exploit a public telecommunications network granted by the federal Government of Mexico to Alestra, S de R.L. de C.V, authorizing it to provide local telephone services in the cities of Mexico City, Guadalajara and Monterrey (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on January 15, 2003).

10.11	Service Mark License Amendment dated February 13, 2003 between AT&T Corp and Alestra S. De R. L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on February 25, 2003).

10.12	Addendum to the Second Amended and Restated Joint Venture Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

10.13	Addendum to the Amended and Restated Service Mark License Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2006).

10.14	Addendum to the AT&T Global Network Cooperation Agreement, dated November 30, 2005 (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on April 3, 2007).

10.15	Note Purchase Agreement dated July 26, 2006 by and among Alestra S. de R.L. de C.V. and Deutsche Bank AG, London Branch (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on March 30, 2007).

10.16	Security Agreement dated July 26, 2006 by and among Alestra S. de R.L. de C.V. and Deutsche Bank Trust Company Americas as collateral agent (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form 20-F, Registration Number 001-31894 on March 30, 2007).

12.1	Computation of Ratio of Earnings to Fixed Charges.**

21.1	Subsidiary of Alestra, S. de R.L. de C.V. (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 333-100075 on January 15, 2003).

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).*

Exhibit No.

23.2	Consent of Thompson & Knight Abogados, S.C. (included in Exhibit 5.2).*

23.3	Consent of PricewaterhouseCoopers.**

24.1	Powers of Attorney (included on signature page of original filing of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.*

99.1	Form of Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Letter to Registered Holders.**

99.4	Form of Letter to the Depository Trust Company Participants.**

99.5	Form of Letter to Clients.**

99.6	Form of Instruction to Registered Holder from Beneficial Holder.**

99.7	Form of Exchange Agent Agreement between Alestra, S. de R.L. de C.V. and The Bank of New York Mellon.**

*	Previously filed as an exhibit to this registration statement.
**	Filed herewith.